As filed with the Securities and Exchange Commission on April 15, 2024
Commission File No. 333-268466

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________
Pre-Effective Amendment No. 2
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
__________________________________
JACKSON NATIONAL LIFE INSURANCE COMPANY OF NEW YORK
(Exact Name of registrant as specified in its charter)
__________________________________

New York	6311	13-3873709
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

2900 Westchester Avenue, Purchase, New York 10577
(517) 381-5500
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
__________________________________
Scott Golde, Esq.
Senior Vice President and General Counsel
Jackson National Life Insurance Company
1 Corporate Way, Lansing, MI 48951
(517) 381-5500
(Name and Address of Agent for Service)

Copy to:
Alison Samborn, Esq.
Assistant Vice President, Insurance Legal & Product Development
Jackson National Life Insurance Company
1 Corporate Way, Lansing, MI 48951
__________________________________

Approximate date of commencement of proposed sale to the public:
As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register addition securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. □

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. □

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. □

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and "emerging growth company" in Rule 12b-2 of the Exchange Act. □

Large accelerated filer □	Accelerated filer □	Non-accelerated filer ☒	Smaller reporting company □	Emerging growth company □
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. □

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THE PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

JACKSON MARKET LINK PRO® ADVISORY II
SINGLE PREMIUM DEFERRED INDEX-LINKED ANNUITY

Issued by
Jackson National Life Insurance Company of New York®

The date of this prospectus is April 29, 2024. This prospectus contains information about the Contract and Jackson National Life Insurance Company of New York (“Jackson of NY®”) that you should know before investing. This prospectus is a disclosure document and describes all of the Contract’s material features, benefits, rights, and obligations of annuity purchasers under the Contract. The description of the Contract’s material provisions in this prospectus is current as of the date of this prospectus. If certain material provisions under the Contract are changed after the date of this prospectus, in accordance with the Contract, those changes will be described in a supplemented prospectus. It is important that you also read the Contract and endorsements. Jackson of NY's obligations under the Contract are subject to our financial strength and claims-paying ability. The information in this prospectus is intended to help you decide if the Contract will meet your investment and financial planning needs.

Index-linked annuity contracts are complex insurance and investment vehicles. Before you invest, be sure to discuss the Contract’s features, benefits, risks, and fees with your financial professional in order to determine whether the Contract is appropriate for you based upon your financial situation and objectives. Please carefully read this prospectus and any related documents and keep everything together for future reference.

This prospectus describes the Indexes, Terms, Crediting Methods, and Protection Option levels that we currently offer under the Contract. We reserve the right to limit the number of Contracts that you may purchase. We also reserve the right to refuse any Premium payment. Please confirm with us or your financial professional that you have the most current prospectus that describes the availability and any restrictions on the Crediting Methods and Protection Option levels.

The Contracts are sold by broker-dealers who are also registered as, affiliated with, or in a contractual relationship with a registered investment adviser, through their registered representatives/investment adviser representatives. The Contracts are intended to be used by investors who have engaged these investment advisers and investment adviser representatives to manage their Contract Value for a fee which is in addition to any fees and expenses charged under the Contract. We offer other registered index-linked annuity products with different product features, benefits and charges. Under certain circumstances, you may elect to have advisory fees directly deducted from your Contract Value and automatically transmitted to your third party financial professional, subject to certain administrative rules. If you do elect to pay your advisory fees via direct deductions under our rules, these deductions will reduce Contract Value and may reduce your basic death benefit. The deduction of advisory fees is subject to Interim Value adjustments, and as a result, your Contract Value may be reduced by more than the amount of the advisory fee if a deduction is taken at a point in time at which a negative Index Adjustment would occur. Please note: if you make a withdrawal to pay advisory fees without setting up direct deductions under our administrative rules, your withdrawal will be treated as a standard partial withdrawal under the Contract. This means, in addition to your Contract Value and basic death benefit being reduced, the withdrawal will be subject to any applicable taxes and tax penalties. For more information about our administrative rules, please see the subsection titled "Our Administrative Rules" beginning on page 29.

The Jackson Market Link Pro Advisory II Contract is an individual single Premium deferred registered index-linked annuity Contract issued by Jackson of NY. The Contract provides for the potential accumulation of retirement savings and partial downside protection in adverse market conditions. The Contract is a long-term, tax-deferred annuity designed for retirement or other long-term investment purposes. It is available for use in Non-Qualified plans, Qualified plans, Tax-Sheltered annuities, Traditional IRAs, and Roth IRAs.

The Contract may not be appropriate for you if you plan to take withdrawals from an Index Account Option prior to the end of the Index Account Option Term, especially if you plan to take ongoing withdrawals such as Required Minimum Distributions or the payment of advisory fees to your third-party advisor. We apply an Interim Value adjustment to amounts removed from an Index Account Option during the Index Account Option Term, and if this adjustment is negative, you could lose up to 98% of your investment. Withdrawals could also result in significant reductions to your Contract Value and the Contract Value element of the death benefit (perhaps by more than the amount withdrawn), as well as to the Index Adjustment credited at the end of the Index Account Option Term. Withdrawals may also be subject to income taxes and income tax penalties if taken before age 59 1/2. If you do intend to take ongoing withdrawals under the Contract, particularly from an Index Account Option during the Index Account Option Term, you should consult with a financial professional.

Crediting Methods such as the Cap and Performance Trigger could limit positive Index gain. The Contract currently offers a 10% and 20% Buffer Protection Option, which could expose you to 80-90% loss due to poor Index performance. Crediting Method and Protection Option rates could change in the future. The Buffer Protection Option will always be at least 10%.

Jackson of NY is located at 2900 Westchester Avenue, Purchase, New York, 10577. The telephone number is 1-800-599-5651. Jackson of NY is the principal underwriter for these Contracts. Jackson National Life Distributors LLC (“JNLD”), located at 300 Innovation Drive, Franklin, Tennessee 37067, serves as the distributor of the Contracts. You can contact our Jackson of NY Customer Care Center at P.O. Box 24068, Lansing Michigan 48909-4068; 1-800-599-5651; www.jackson.com.

An investment in this Contract is subject to risk including the possible loss of principal and that loss can become greater in the case of an early withdrawal due to adjustments imposed on those withdrawals. See “Risk Factors” beginning on page 9 for more information.

Neither the SEC nor any state securities commission has approved or disapproved these securities or passed upon the adequacy of this prospectus. It is a criminal offense to represent otherwise. We do not intend for this prospectus to be an offer to sell or a solicitation of an offer to buy these securities in any state where this is not permitted.

• Not FDIC/NCUA insured • Not Bank/CU guaranteed • May lose value • Not a deposit • Not insured by any federal agency

SUMMARY

Jackson Market Link Pro Advisory II is a Registered Index-Linked Annuity (“RILA”) contract. The Contract is an SEC registered, tax deferred annuity that permits you to link your investment to an Index (or multiple Indexes) over a defined period of time ("term"). If the Index Return is positive, the Contract credits any gains in that Index to your Index Account Option Value, subject to the Crediting Method you choose: Cap or Performance Trigger. If the Index Return is negative, the Contract credits losses, which may be either absorbed or offset, subject to a Buffer Protection Option.
The Contract currently offers five Indexes that can be tracked in any combination, which allow for the ability to diversify among different asset classes and investment strategies. There is also a one-year Fixed Account available for election.
At the end of an Index Account Option Term, we will credit an Index Adjustment (which may be positive, negative, or equal to zero) based on the Index Return, Crediting Method, and Protection Option of the Index Account Option selected. Prior to the end of an Index Account Option Term, the Index Account Option Value is equal to the Interim Value, which is the greater of the Index Account Option Value at the beginning of the term adjusted for any withdrawals plus the Index Adjustment subject to the greater of any (non-guaranteed) prorated or guaranteed minimum Index Adjustment Factors, or zero.
Indexes: Each Index is comprised of or defined by certain securities or by a combination of certain securities and other investments. Please refer to the section titled “Indexes” for a description of each of the Indexes offered on this Contract. The Indexes currently offered on the Contract are the S&P 500, Russell 2000, MSCI Emerging Markets, MSCI EAFE, and the MSCI KLD 400 Social Index.
Crediting Methods: Each Crediting Method provides the opportunity to receive an Index Adjustment based on any positive Index Return at the end of the Index Account Option Term. The Crediting Methods currently offered on the Contract are the Cap, subject to a stated Cap Rate and an Index Participation Rate, and the Performance Trigger, subject to a stated Performance Trigger Rate. Current Cap Rates, Index Participation Rates (applicable only with the Cap Crediting Method), and Performance Trigger Rates are provided at the time of application, and to existing owners and financial professionals at any time, upon request. Crediting Methods must be elected before the start of the Term and will apply for the duration of the Term.
•Cap
•This Crediting Method provides a positive Index Adjustment equal to any positive Index Return multiplied by the stated Index Participation Rate, subject to a stated Cap Rate.
•The Cap Rate is the maximum amount of positive Index Adjustment you may receive. This means if the Index Return is in excess of the Cap Rate, your positive Index Adjustment will be limited by (and equal to) the Cap Rate.
•The Index Participation Rate is guaranteed to never be less than 100%. This means it will never reduce your Index Adjustment. If the Index Participation Rate is greater than 100%, it may serve to increase your Index Adjustment.

•An Index Participation Rate or a Cap Rate are not a guarantee of any positive return.

• In no event will a Cap Rate be lower than 24% for a 6-year Index Account Option Term, 12% for a 3-year Index Account Option Term, or 4% for a 1-year Index Account Option Term.

• The Index Participation Rate is not available as a stand-alone Crediting Method.

•Performance Trigger
◦This Crediting Method provides a positive Index Adjustment equal to a stated Performance Trigger Rate if the Index Return is zero or positive.
◦The Performance Trigger Rate equals the positive Index Adjustment that you will receive if the Index Return is zero or positive, regardless of whether the actual Index Return is higher or lower than the stated Performance Trigger Rate.
◦A Performance Trigger Rate is not a guarantee of any positive return .

Protection Option: A Protection Option provides a level of downside protection if the Index Return is negative. We currently offer a Buffer Protection Option. Current Buffer rates are provided at the time of application.
•A Buffer protects from loss up to a specific amount (typically 10% or 20%). You only incur a loss if the Index declines more than the stated Buffer percentage. For example, if an Index declines 15% and you chose a 10% Buffer, you would incur a loss of 5% for that Index Account Option Term. Available Buffer rates are guaranteed to be no less than 10% or more than 30%.
Index Account Option Terms: The Contract currently offers three term lengths: a 1-Year term, a 3-Year term, and a 6-Year term depending on the Crediting Method and Protection Option you choose.
As of the date of this prospectus, you may currently select the following combinations of Crediting Methods, Protection Option, and Index Account Option Terms with any of the available Indexes:

Crediting Method	Protection Option*	Term Length
	Buffer	1-Year	3-Year	6-Year
Cap	10%, 20%	✓	✓	✓
Performance Trigger	10%	✓	N/A	N/A
* Protection Option rates listed above are the rates currently available as of the date of this prospectus. These rates may be changed from time to time, so you should contact your financial professional or the Jackson of NY Customer Care Center for current rate availability.

The available Crediting Method and Protection Option rates are the new business and renewal rates effective as of the first day of an Index Account Option Term and will not change until the end of your Index Account Option Term. The rate for a particular Index Account Option Term may be higher or lower than the rate for previous or future Index Account Option Terms. We post all rates online at Jackson.com/RatesJMLPA2NY. The rates for Contract Value reallocations at the end of an Index Account Option Term are posted at least 30 days before the end of any Index Account Option Term. At least 30 days prior to any Index Account Option Term Anniversary, we will send you written notice reminding you of how you may obtain the rates for the next Index Account Option Term. You may provide reallocation instructions in writing using our Reallocation Form or a Letter of Instruction, or over the phone if you have authorized telephone transactions. If you do not provide timely allocation instructions by close of business on the Index Account Option Term Anniversary of an expiring Index Account Option Term as to how you would like your Index Account Option Value allocated for your next Index Account Option Term, we will generally (i) renew the Index Account Option into the same Index Account Option Term, if available; or (ii) if the same Crediting Method, Protection Option, or Index you elected is not available, we will reallocate the Index Account Option Value(s) to the Fixed Account. See "Automatic Reallocations" beginning on page 25. Such reallocation instructions must be sent to us in written form acceptable to the Company, or via telephone if you have authorized telephone transactions on your account.

We reserve the right to delete or add Index Account Options, Indexes, Crediting Methods, Protection Options, and Index Account Option Terms in the future. There will always be more than one Index Account Option available, and those options will always be identical or similar to one of the options disclosed in this prospectus.

It is possible that an Index may be replaced during an Index Account Option Term. If an Index is replaced during an Index Account Option Term, we will provide you with notice of the substituted Index, and Index Return for the Index Account Option Term will be calculated by adding the Index Return for the original Index from the beginning of the term up until the date of replacement, to the Index Return from the substituted Index starting on the date of replacement through the end of the Index Account Option Term. While any substituted Index will need to be approved by regulators prior to replacing your Index, it is possible that you may experience lower Index Return under a substituted Index than you would have if that Index had not been replaced. For more information about replacing Indexes, please see "Replacing an Index" on page 21. We also reserve the right to remove, add or change the combinations in which we offer Indexes, Crediting Methods, Protection Options and Index Account Option Terms in the future. All Indexes, Crediting Methods, Protection Option levels, and Index Account Option Terms we currently offer may not be available through every selling broker-dealer.

Fixed Account: You also have the option to invest all or a portion of your Contract Value into a Fixed Account. Amounts allocated to the Fixed Account earn compounded interest at a fixed rate for the duration of the term. Currently, we offer a one-year term for amounts allocated to the Fixed Account and at the end of the one-year term, you will have the option of reallocating those amounts to Index Account Options, or to continue with the amounts in the Fixed Account. The credited interest rate on the Fixed Account is set annually and can be changed as each one-year term resets on the Contract Anniversary, subject to a guaranteed minimum interest rate.

There is also a Short Duration Fixed Account Option, which is only available in connection with Intra-Term Performance Locks and spousal continuation, and may not be independently elected. On each Contract Anniversary, any amounts allocated to the Short Duration Fixed Account Option in connection with a spousal continuation adjustment, including interest earned on those amounts, will be reallocated to the 1-year Fixed Account Option unless new allocation instructions have been received by us in Good Order from the spouse continuing the Contract. See “Intra-Term Performance Lock” below in this Summary for information on how the Short Duration Fixed Account Option is used for Intra-Term Performance Lock transfers. In comparison to the one-year Fixed Account Option, the Short Duration Fixed Account Option has lower interest crediting rates, and cannot be independently elected absent an Intra-Term Performance Lock or spousal continuation.
Interim Value Adjustment: Because the Index Account Options are designed to credit an Index Adjustment by measuring the change in the Index Return from the beginning of the Index Account Option Term to the end of the Index Account Option Term, an Interim Value calculation is necessary to determine the daily value of your Index Account Option on any given Business Day for purposes of Intra-Term Performance Locks or withdrawals prior to the end of the Index Account Option Term by measuring the change in your Index Return from the beginning of the Index Account Option Term to the date of the withdrawal (withdrawals in this context include partial or total withdrawals from the Contract, automatic withdrawals, free looks, required minimum distributions ("RMD"), income payments, the deduction of advisory fees pursuant to our administrative rules, and the Contract Value element of death benefit payments).

In calculating the Interim Value adjustment, we use the greater of applicable (non-guaranteed) prorated and guaranteed minimum Index Adjustment Factors, which in some instances may serve to reduce any positive Index Adjustment, as well as increase any negative Index Adjustment we credit when compared to the Index Adjustment you would have received if you had waited until the end of your Index Account Option Term to take your withdrawal. This is because the (non-guaranteed) prorated Index Adjustment Factors are prorated by the time elapsed during the Index Account Option Term. In other words, the values are determined by multiplying the Index Adjustment Factor by the number of days elapsed so far during the Index Account Option Term and then dividing by the total number of days in the Index Account Option Term. Likewise, guaranteed minimum Index Adjustment Factors are lower than the Index Adjustment Factors that would be used to calculate your Index Adjustment at the end of the Index Account Option Term.

When calculating your Interim Value, we will apply the greater of the applicable (non-guaranteed) prorated Index Adjustment Factors or the guaranteed minimum Index Adjustment Factors. This means, if the guaranteed minimum Index Adjustment Factors result in a higher Interim Value, we will apply the higher Interim Value. For an example illustrating the proration of Index Adjustment Factors and the use of guaranteed minimum Index Adjustment Factors, please see "Interim Value" on page 18. We do not prorate the Index Participation Rate. Any negative adjustment could be significant and impact the amount of Contract Value available for future withdrawals.

Each time you take a withdrawal from an Index Account Option before the end of your Index Account Option Term, we will recalculate your Index Account Option Value, based on an Interim Value adjustment, which could be zero, positive or negative. The Index Account Option Value is reduced proportionally to the Contract Value for each withdrawal. This means if you withdraw 10% of your Contract Value, your Index Account Option Value will also be reduced by 10%. If an Interim Value adjustment is positive, your Index Account Option Value will be decreased by less than the amount of the withdrawal; in other words, on less than a dollar for dollar basis. If an Interim Value adjustment is negative, your Index Account Option Value will be decreased by more than the amount of the withdrawal; in other words, on more than a dollar for dollar basis.   Because the deduction of advisory fees is subject to Interim Value adjustments, your Contract Value may be reduced by more than the amount of the advisory fee if a deduction is taken at a point in time at which a negative Index Adjustment would occur.
Intra-Term Performance Lock: Intra-Term Performance Lock is currently available only with the Cap Crediting Method. This feature allows you to transfer the full Interim Value from your selected Index Account Option into the Short Duration Fixed Account Option, where it will earn the declared Short Duration Fixed Account rate of interest beginning on the Intra-Term Performance Lock Date until the next Contract Anniversary. You can view the Interim Value for your Index Account Option(s) as of the end of the previous Business Day in your account on jackson.com or by contacting us via phone at 1-800-599-5651. We use the Interim Value calculated at the end of the Business Day after we receive your request. This means you will not be able to determine in advance your "locked in" Interim Value, and it may be higher or lower than it was on the Business Day we received your Intra-Term Performance Lock request. Any such transfers are subject to an Interim Value adjustment, as discussed immediately above in this Summary section, which can substantially reduce your Index Account Option Value. An Intra-Term Performance Lock ends the Index Account Option Term for the Index Account Option out of which it is transferred, effectively terminating that Index Account Option. Once an Intra-Term Performance Lock has been processed, it is irrevocable.

On each Contract Anniversary, any amounts allocated to the Short Duration Fixed Account Option as part of an Intra-Term Performance Lock, including interest earned on those amounts, will be reallocated into a new Index Account Option identical to the one from which they were originally transferred, subject to availability requirements, unless new allocation instructions have been received by us in Good Order, and will begin a new Index Account Option Term. For more information on what happens if the same Index Account Option is unavailable, see "Automatic Reallocations" beginning on page 25.

Any interest credited to the Contract, whether from allocations to the Index Account Options or the Fixed Account, is backed by the creditworthiness and claims-paying ability of Jackson National Life Insurance Company of New York.
You are permitted to make transfers and withdrawals under the terms of the Contract. Full and partial transfers among Index Account Options or between Index Account Options and the Fixed Account are permissible only at the end of the Index Account Option Term or Fixed Account term unless you are executing an Intra-Term Performance Lock. Withdrawals taken from your Index Account Options may be subject to an Interim Value adjustment. Depending on the Crediting Method, Protection Option, and Index selected, and the amount of time that has elapsed in the Index Account Option Term, this adjustment could be substantial. For more information on the Interim Value adjustment and how it may affect your Contract please see "Interim Value" beginning on page 18.
Registered Index-Linked Annuities are long term investments, subject to a potentially substantial loss of principal. Working with a financial professional, you should carefully consider which Indexes, Crediting Methods, and Protection Option levels (or combinations thereof) are right for you based on your risk tolerance, investment objectives, and other relevant factors. Not all options may be suitable for all investors, including the overall purchase of a RILA.
Contract Overview

Contract	Individual single premium deferred registered index-linked annuity contract
Minimum Premium	$25,000
Issue Ages	0 - 85
Contract Value	The sum of the Fixed Account Value and the Index Account Value.
Index Account Options
Each Index Account Option is defined by an Index, a Crediting Method, a Protection Option, and a Term length. The Crediting Method and Protection Option level you choose define the parameters under which the positive or negative Index Adjustment will be credited.

Index Account Option Term	Terms currently available under the Contract are 1, 3, and 6 years in length.
Index	The Indexes currently offered under the Contract are: - S&P 500 Index - Russell 2000 Index - MSCI EAFE Index - MSCI Emerging Markets Index - MSCI KLD 400 Social Index
Crediting Method	The Crediting Methods currently offered under the Contract are: - Cap - Performance Trigger
Protection Option	We currently offer a Buffer Protection Option under the Contract.
Intra-Term Performance Lock
This feature allows you to lock in your Interim Value prior to the end of your Index Account Option Term on Index Account Options with a Cap Crediting Method. If you elect an Intra-Term Performance Lock, your full Interim Value as of the Intra-Term Performance Lock Date will be transferred into the Short Duration Fixed Account Option and the Index Account Option Term will end. For more information, see "Intra-Term Performance Lock" beginning on page 25.

Fixed Account	A Contract Option which provides a declared amount of interest over a stated period.
Interim Value
The daily value of your Index Account Option on any given Business Day prior to the end of an Index Account Option Term. The Interim Value is calculated using the greater of applicable (non-guaranteed) prorated Index Adjustment Factors (based on the elapsed portion of the Index Account Option Term) or guaranteed minimum Index Adjustment Factors. Please note: the Index Participation Rate is never prorated.

Transfers	You may request a transfer to or from the Fixed Account and to or from the Index Account Options. You may also request transfers among the available Index Account Options. Transfers among Index Account Options or between Index Account Options and the Fixed Account are permissible only at the end of the Index Account Option Term or Fixed Account term unless you are executing an Intra-Term Performance Lock. The effective date of transfers other than those in connection with an Intra-Term Performance Lock is the first day of the Fixed Account term and/or an Index Account Option Term into which a transfer is made.

Access to Your Money
You may withdraw some or all of your money at any time prior to the Income Date. For any withdrawal from an Index Account Option, an Interim Value adjustment as of the date of the withdrawal will apply and may substantially reduce your Index Account Option Value.

Death Benefit
For Owners 80 or younger at the Issue Date of the Contract, the standard death benefit (known as the Return of Premium death benefit) is the greater of the Contract Value or the Premium you paid into the Contract (reduced proportionately by the percentage reduction in the Index Account Option Value and the Fixed Account Value for each partial withdrawal).

For Owners age 81 or older at the Issue Date of the Contract, the standard death benefit is the Contract Value.

Income Options
You can choose to begin taking income from your Contract no sooner than 13 months after the Issue Date, or anytime thereafter. All of the Contract Value must be annuitized. We will use your Interim Value (if you begin taking income on any day other than the Index Account Option Term Anniversary) to calculate your income payments. You may choose from the following annuitization options:

- Life Income
- Joint Life and Survivor Income
- Life Income with Guaranteed Payments for 10 Years or 20 Years
- Life Income for a Specified Period

Once an income option has been selected, and payments begin, the income option may not be changed. No withdrawals will be permitted once the contract is in the income phase. For more information about income options, please see the section titled "Income Options" on page 31.

Charges and Expenses
You will bear the following charges and expenses:

- Premium and Other Taxes.
Additionally, if you take a withdrawal before the end of your Term (including automatic withdrawals, Required Minimum Distributions, income payments, death benefit payments, Free Looks and Intra-Term Performance Locks), we will calculate an Interim Value adjustment, which may serve to limit amounts credited to less than the amount of the Index Return on the date of the withdrawal. Also, in the case of a withdrawal before the end of the Term where the Index Return is negative, less protection may be provided the earlier in the Term the withdrawal occurs. Please note that the Contract also imposes Caps that can limit amounts credited to less than the amount of the Index Return on the date of the withdrawal.

Free Look Provision	You may cancel the Contract within a certain time period after receiving it by returning the Contract to us or to the financial professional who sold it to you. This is known as a “Free Look.” We will return your Contract Value and we will not deduct any fees or charges. Free Looks are subject to Interim Value adjustments.

GLOSSARY

These terms are capitalized when used throughout this prospectus because they have special meaning. In reading this prospectus, please refer back to this glossary if you have any questions about these terms.

Adjusted Index Return - the percentage change in an Index value measured from the start of an Index Account Option Term to the end of the Index Account Option Term, adjusted based on the Cap Rate, Index Participation Rate (applicable only with the Cap Crediting Method), and Performance Trigger Rate, as applicable. On any day during an Index Account Option Term prior to the end of the Term, the percentage change in the Index value measured from the start of the Index Account Option Term and the current Index value as of that day, adjusted based on the applicable prorated or guaranteed minimum Crediting Method rates (e.g. Cap Rate/Performance Trigger Rate). If the Index return is negative, we apply the prorated (or guaranteed minimum if higher) Buffer Protection Option that you have elected. The Index Participation Rate is not prorated when calculating the Adjusted Index Return.

Annuitant – the natural person on whose life annuity payments for this Contract are based. The Contract allows for the naming of joint Annuitants. Any reference to the Annuitant includes any joint Annuitant.

Beneficiary – the natural person or legal entity designated to receive any Contract benefits upon the Owner’s death. The Contract allows for the naming of multiple Beneficiaries.

Buffer - a Protection Option and an Index Adjustment Factor. A Buffer is the amount of negative Index price change before a negative Index Adjustment is credited to the Index Account Option Value at the end of an Index Account Option Term, expressed as a percentage. A Buffer protects from loss up to a stated amount. You only incur a loss if the Index declines more than the stated Buffer percentage during the Index Account Option Term (though it is possible to incur a loss in excess of the stated Buffer percentage if you make a withdrawal prior to the end of the Index Account Option Term).

Business Day - any day that the New York Stock Exchange is open for business during the hours in which the New York Stock Exchange is open. Each Business Day ends when the New York Stock Exchange closes (usually 4:00 p.m. Eastern time).

Cap Rate ("CR") or Cap - one of two currently available Crediting Methods, and an Index Adjustment Factor. The Cap Rate is the maximum positive Index Adjustment, expressed as a percentage, that will be credited to an Index Account Option under the Cap Crediting Method at the end of each Index Account Option Term after application of the Index Participation Rate.

Contract - the single premium deferred index-linked annuity contract and any optional endorsements you may have selected.

Contract Anniversary - the Business Day on or immediately following each one-year anniversary of the Issue Date.

Contract Option - one of the options offered by the Company under this Contract. The Contract Options for this product are the Fixed Account and Index Account.

Contract Value - the sum of the allocations to the Fixed Account and the Index Account.

Contract Year - the succeeding twelve months from a Contract’s Issue Date and every anniversary. The first Contract Year (Contract Year 0-1) starts on the Contract’s Issue Date and extends to, but does not include, the first Contract Anniversary. Subsequent Contract Years start on an anniversary date and extend to, but do not include, the next anniversary date.

For example, if the Issue Date is January 15, 2023, then the end of Contract Year 1 would be January 14, 2024, and January 15, 2024, which is the first Contract Anniversary, begins Contract Year 2.

Crediting Method - the general term used to describe a method of crediting the applicable positive Index Adjustment at the end of an Index Account Option Term.

End-Term Performance Lock - a Contract feature that allows for the automatic reallocation of positive Index Adjustments from Index Account Options into the Fixed Account at the end of each Index Account Option Term.

Fixed Account - a Contract Option in which amounts earn a declared rate of interest for a one year period.

Fixed Account Option - An option within the Fixed Account for allocation of Premium or Contract Value defined by its term.

Fixed Account Minimum Interest Rate - the minimum interest rate applied to the Fixed Account, guaranteed for the life of the Contract.

Fixed Account Value - the value of the portion of the Premium allocated to the Fixed Account. The Fixed Account Value is equal to Premium allocated to the Fixed Account, plus interest credited daily at never less than the Fixed Account Minimum Interest Rate for the Contract per annum, less any partial withdrawals, and any amounts transferred out of the Fixed Account.

Good Order - when our administrative requirements, including all information, documentation and instructions deemed necessary by us, in our sole discretion, are met in order to issue a Contract or execute any requested transaction pursuant to the terms of the Contract.

Income Date - the date on which income payments are scheduled to begin as described in the Income Payments section of the prospectus.

Index - a benchmark used to determine the positive or negative Index Adjustment credited, if any, for a particular Index Account Option.

Index Account - a Contract Option in which amounts are credited positive or negative index-linked interest for a specified period.

Index Account Option - an option within the Index Account for allocation of Premium, defined by its term, Index, Crediting Method, and Protection Option.

Index Account Option Term - the selected duration of an Index Account Option.

Index Account Option Term Anniversary - the Business Day concurrent with or immediately following the end of an Index Account Option Term.

Index Account Option Value - the value of the portion of Premium allocated to an Index Account Option.

Index Account Value - the sum of the Index Account Option Values.

Index Adjustment - an adjustment to Index Account Option Value at the end of each Index Account Option Term, or at the time of withdrawal of Index Account Option Value. Index Adjustments can be zero, positive, or negative, depending on the performance of the selected Index, Crediting Method, and Protection Option. The Index Adjustment is equal to the Adjusted Index Return.

I ndex Adjustment Factor(s) - the parameters used to determine the amount of an Index Adjustment. These parameters are specific to the applicable Crediting Method and Protection Option. Cap Rates, Performance Trigger Rates, Index Participation Rates (applicable only with the Cap Crediting Method), and Buffer rates are all Index Adjustment Factors.

Index Participation Rate ("IPR") - the percentage applied to any positive Index Return in the calculation of the Index Adjustment for the Cap Crediting Method. The IPR is an Index Adjustment Factor, and is declared at the beginning of the Index Account Option term. The IPR is guaranteed to be at least 100%, and will never serve to reduce an Index Adjustment. The IPR is not a stand-alone Crediting Method. It is applicable only with the Cap Crediting Method.

Index Return - the percentage change in an Index value measured from the start of an Index Account Option Term to the end of the Index Account Option Term.

Interim Value - the Index Account Option Value during the Index Account Option Term. The Interim Value will never be less than zero. On each day of the Index Account Option Term prior to the end of the Index Account Option Term, the Interim Value is the greater of the Index Account Option Value on the first day of the term (which equals any Premium or Contract Value allocated to the Index Account Option on that day) reduced for any withdrawals (including automatic withdrawals, Required Minimum Distributions, income payments, the Contract Value element of death benefit payments, Free Looks, and the deduction of advisory fees pursuant to our administrative rules) or Intra-Term Performance Locks transferred from the Index Account Option during the term in the same proportion as the Interim Value was reduced on the date of the withdrawal or Intra-Term Performance Lock, plus the prorated Index Adjustment subject to the greater of applicable (non-guaranteed) prorated Index Adjustment Factors (based on the elapsed portion of the Index Account Option Term) or guaranteed minimum Index Adjustment Factors, or zero. The Index Participation Rate is not prorated for the purposes of calculating Interim Value prior to the end of the Index Account Option Term. The Interim Value is calculated on each day of the Index Account Option Term, other than the first and last days, and is the amount of Index Account Option Value available for withdrawal or Intra-Term Performance Lock prior to the end of the Index Account Option Term.

Intra-Term Performance Lock- a Contract feature that permits the one-time reallocation of Interim Value from an Index Account Option to the Short Duration Fixed Account Option prior to the end of the Index Account Option Term.

Intra-Term Performance Lock Date - the date Interim Value is reallocated to the Short Duration Fixed Account Option in connection with an Intra-Term Performance Lock.

Issue Date - the date your Contract is issued.

Jackson of NY, JNLNY, we, our, or us – Jackson National Life Insurance Company of New York. (We do not capitalize “we,” “our,” or “us” in the prospectus.)

Latest Income Date ("LID") - the date on which you will begin receiving income payments. The Latest Income Date is the Contract Anniversary on which the Owner will be 95 years old, or such date allowed by the Company on a non-discriminatory basis or required by a qualified plan, law or regulation.

Owner, you or your – the natural person or legal entity entitled to exercise all rights and privileges under the Contract. Usually, but not always, the Owner is the Annuitant. The Contract allows for the naming of joint Owners. (We do not capitalize “you” or “your” in the prospectus.) Any reference to the Owner includes any joint Owner.

Performance Trigger Rate ("PTR") - one of two currently available Crediting Methods, and an Index Adjustment Factor. The PTR is the amount of positive Index Adjustment, expressed as a percentage, that will be credited to an Index Account Option under the Performance Trigger Crediting Method at the end of each Index Account Option Term if the performance criteria are met.

Premium - consideration paid into the Contract by or on behalf of the Owner.

Protection Option - a Protection Option provides varying levels of partial protection against the risk of loss of Index Account Option Value when Index Return is negative.

Required Minimum Distributions ("RMDs") – for certain qualified Contracts, the amount defined under the Internal Revenue Code as the minimum distribution requirement as applied to your Contract only. This definition excludes any withdrawal necessary to satisfy the minimum distribution requirements of the Internal Revenue Code if the Contract is purchased with contributions from a nontaxable transfer after the death of the Owner of a qualified contract.

Withdrawal Value - the amount payable upon a total withdrawal of Contract Value. The Withdrawal Value is equal to the Contract Value, subject to any applicable positive or negative Interim Value adjustment.

RISK FACTORS

The purchase of the Contract and the features you elect involve certain risks. You should carefully consider the following factors, in addition to considerations listed elsewhere in this prospectus, prior to purchasing the Contract.

Risk of Loss. An investment in an index-linked annuity is subject to the risk of loss. You may lose money, including the loss of principal.

Liquidity. We designed the Contract to be a long-term investment that you may use to help save for retirement. Each time you take a withdrawal, prior to the end of the Index Account Option Term, including direct deductions to pay advisory fees pursuant to our administrative rules, we will recalculate your Index Account Option Value, based on an Interim Value adjustment, which could be positive or negative. In doing so, we use the greater of applicable (non-guaranteed) prorated Index Adjustment Factors or guaranteed minimum Index Adjustment Factors, which serve to reduce any positive Index Adjustment, as well as increase any negative Index Adjustment we credit. Please note: the Index Participation Rate is never prorated. Any negative adjustment could be significant and impact the amount of Contract Value available for future withdrawals. In addition, amounts withdrawn from this Contract may also be subject to taxes and a 10% additional federal tax penalty if taken before age 59½. If you plan on taking withdrawals before age 59½, this Contract may not be appropriate for you.

Limitations on Transfers. You can transfer Contract Value among the Index Account Options and the Fixed Account only at designated times (on the Index Account Option Term Anniversary for amounts invested in Index Account Options, and Contract Anniversaries for amounts invested in the Fixed Account). You cannot transfer out of a current Index Account Option to another Index Account Option (or to the Fixed Account) until the Index Account Option Term Anniversary (unless you are executing an Intra-Term Performance Lock) and you cannot transfer out of the Fixed Account to an Index Account Option until the Contract Anniversary. In all cases, the amount transferred can only be transferred to a new Index Account Option or Fixed Account. This may limit your ability to react to market conditions. You should consider whether the inability to reallocate Contract Value during the elected investment terms is consistent with your financial needs and risk tolerance. For more information about transfers, please see the section titled "Transfers and Reallocations" on page 23.

Reallocations. You should understand that a new Cap Rate, Index Participation Rate (applicable only with the Cap Crediting Method), or Performance Trigger Rate will go into effect on the Index Account Option Term Anniversary for all new Index Account Option Terms. Such rates could be lower, higher, or equal to your current Crediting Method percentage rate. We post all rates online at Jackson.com/RatesJMLPA2NY. The rates for Contract Value reallocations at the end of an Index Account Option Term are posted at least 30 days before the end of any Index Account Option Term. At least 30 days prior to any Index Account Option Term Anniversary, we will send you written notice reminding you of how you may obtain the rates for the next Index Account Option Term. You may provide reallocation instructions in writing using our Reallocation Form or a Letter of Instruction, or over the phone if you have authorized telephone transactions. If you do not provide timely allocation instructions by close of business on the Index Account Option Term Anniversary of an expiring Index Account Option Term as to how you would like your Index Account Option Value allocated for your next Index Account Option Term, we will generally (i) renew the Index Account Option into the same Index Account Option Term, if available; or (ii) if the same Crediting Method, Protection Option, or Index you elected is not available, we will reallocate the Index Account Option Value(s) to the Fixed Account. See "Automatic Reallocations" beginning on page 25. This will occur even if the Fixed Account and/or specific Index Account Option is no longer appropriate for your investment goals. Such reallocation instructions must be sent to us in written form acceptable to the Company, or via telephone if you have authorized telephone transactions on your account. For more information on how rates are set and communicated, please see the subsection titled "Crediting Methods" under "Additional Information About the Index Account Options" beginning on page 20. For more information about transfers, please see the section titled "Transfers and Reallocations" on page 25.

Loss of Contract Value. There is a risk of substantial loss of Contract Value (except for amounts allocated to the Fixed Account) due to any negative Index Return that exceeds the Buffer amount. If any negative Index Return exceeds the Buffer you have elected at the end of the Index Account Option Term, you will realize the amount of loss associated with your elected Protection Option level . Buffers are not cumulative, and their protection does not extend beyond the length of any given Index Account Option Term. If you keep amounts allocated to an Index Account Option over multiple Index Account Option Terms in which negative Index Adjustments are made, the total combined loss of Index Account Option Value over those multiple Index Account Option Terms may exceed the stated limit of any applicable Protection Option for a single Index Account Option Term.

No Ownership of Underlying Securities. You have no ownership rights in the securities that comprise an Index. Purchasing the Contract is not equivalent to purchasing shares in a mutual fund that invests in securities comprising the Indexes nor is it equivalent to directly investing in such securities. You will not have any ownership interest or rights in the securities, such as voting rights, or the right to receive dividend payments, or other distributions. Index returns would be higher if they included the dividends from the component securities.

Tracking Index Performance. When you allocate money to an Index Account Option, the value of your investment depends in part on the performance of the applicable Index. The performance of an Index is based on changes in the values of the securities or other investments that comprise or define the Index. The securities comprising or defining the Indexes are subject to a variety of investment risks, many of which are complicated and interrelated. These risks may affect capital markets generally, specific market segments, or specific issuers. The performance of the Indexes may fluctuate, sometimes rapidly and unpredictably. Negative Index Return may cause you to realize investment losses. The historical performance of an Index or an Index Account Option does not guarantee future results. It is impossible to predict whether an Index will perform positively or negatively over the course of a term.

While you will not directly invest in an Index, if you choose to allocate amounts to an Index Account Option, you are indirectly exposed to the investment risks associated with the applicable Index as the Contract performance tracks the Index Return and then your elected Crediting Methods and Protection Option are applied based on that performance. Because each Index is comprised or defined by a collection of equity securities, each Index is exposed to market fluctuations that may cause the value of a security to change, sometimes rapidly and unpredictably.

Limits on Investment Return.

•Cap Rate. If you elect a Cap Crediting Method, the highest possible return that you may achieve on your investment is equal to the Cap Rate, or "Cap". The Cap therefore limits the positive Index Adjustment, if any, that may be credited to your Contract for a given Index Account Option Term. The Caps do not guarantee a certain amount of minimum Index Adjustment credited. Any Index Adjustment based on a Cap Crediting Method may be less than the positive return of the Index. This is because any positive return of the Index that we credit to your Index Account Option Value is subject to a maximum in the form of a Cap, even when the positive Index Return is greater.

•Performance Trigger Rate. If you elect a Performance Trigger Crediting Method, the highest possible return that you may achieve is equal to the Performance Trigger Rate. The Performance Trigger Rate therefore limits the positive Index Adjustment, if any, that may be credited to your Contract for a given Index Account Option Term. The Performance Trigger Rates do not guarantee a minimum Index Adjustment amount. Any Index Adjustment credited for a Performance Trigger Crediting Method may be less than the positive return of the Index. This is because any positive return of the Index that we credit to your Index Account Option Value is always equal to the Performance Trigger Rate, even when the positive Index Return is greater.

Cap and Performance Trigger Rates are not annual rates. For Index Account Option Terms that are longer than one year, the rates would be lower on an annual basis.

In addition, each time you take a withdrawal, we will recalculate your Index Account Option Value, based on an Interim Value adjustment, which could be zero, positive or negative. In doing so, we apply the greater of (non-guaranteed) prorated Cap and Performance Trigger Rates (based on the number of days that elapsed in the Term) or guaranteed minimum Cap or Performance Trigger Rates. Regardless of whether we use the (non-guaranteed) prorated Cap or Performance Trigger Rates or the guaranteed minimum Cap or Performance Trigger Rates, this means you will not experience the full advantage of the stated Cap or Performance Trigger Rate. This could serve to decrease any positive Index Adjustment we credit.

New rates go into effect at the start of each new Index Account Option Term. Such rates could be lower, higher, or equal to the current rate. If a new rate is unacceptable to you, you will have to reallocate your Contract Value to a different Index Account Option or to the Fixed Account. There is a risk that these other investment options will also not be satisfactory to you.

Buffer. If you allocate money to an Index Account Option, Index fluctuations may cause an Index Adjustment to be negative at the end of the Index Account Option Term despite the application of the Buffer Protection Option. A negative Index Return will result in a negative Index Adjustment if the negative Index Return exceeds the Buffer level you have selected.

If we credit your Contract with a negative Index Adjustment, your Index Account Option Value will be reduced. Buffers are not cumulative, and their protection does not extend beyond the length of any given Index Account Option Term. Any portion of your Contract Value allocated to an Index Account Option will benefit from the protection of the Buffer for that Index Account Option Term only. A new Buffer will be applied to subsequent Index Account Option Terms. You assume the risk that you will incur a loss and that the amount of the loss could be significant. You also bear the risk that sustained negative Index Return may result in a zero or negative Index Adjustment being credited to your Index Account Option Value over multiple Index Account Option Terms.

In addition, each time you take a withdrawal, we will recalculate your Index Account Option Value, based on an Interim Value adjustment, which could be zero, positive or negative. In doing so, we will apply the greater of a (non-guaranteed) prorated Buffer (based on the number of days that elapsed in the Term) or a guaranteed minimum Buffer. Regardless of whether we use the (non-guaranteed) prorated Buffer or the guaranteed minimum Buffer, this means you will not have the full protection of the stated Buffer. This could serve to increase any negative Index Adjustment we credit.

If an Index Account Option Value is credited with a negative Index Adjustment for multiple Index Account Option Terms, the total combined loss of Index Account Option Value over those multiple Index Account Option Terms may exceed the stated limit of any applicable Buffer for a single Index Account Option Term.

Buffers are not annual rates. For Index Account Option Terms that are longer than one year, the rates would be lower on an annual basis.

Elimination, Suspension, Replacements, Substitutions, and Changes to Indexes, Crediting Methods, and Terms. We may replace an Index if it is discontinued or if there is a substantial change in the calculation of the Index, or if hedging instruments become difficult to acquire or the cost of hedging becomes excessive. If we substitute an Index, the performance of the new Index may differ from the original Index, and you may not be able to achieve the level of Index Return you anticipated. If an Index is replaced during an Index Account Option Term, the Index Return for the Index Account Option Term will be calculated by adding the Index Return for the original Index from the beginning of the term up until the date of replacement, to the Index Return from the substituted Index starting on the date of replacement through the end of the Index Account Option Term, as follows:

Example: Assume that you allocate Contract Value to a 6-Year Index Account Option with the S&P 500 Index and the index value is $1,000 at the beginning of the term. After 2 years, the S&P 500 Index is discontinued and replaced by the MSCI EAFE Index. On the day of the replacement, the S&P 500 Index is $1,100, so the Index Return as of that date is 10%. The MSCI EAFE index value on the day of the replacement is $2,000. Going forward, your Index Return for the remainder of the Index Account Option Term will be equal to 10% plus the calculated return of the MSCI EAFE Index from the replacement date. This means that one year later, on your third Contract Anniversary, if the MSCI EAFE Index is $1,900, your Index Return would be 10% + (-5%) = 5%.

A substitution of an Index during an Index Account Option Term will not cause a change in the Crediting Method, Protection Option, or Index Account Option Term length. No Interim Value adjustment will apply if we substitute an Index.

Changes to the Cap Rates, Index Participation Rates (applicable only with the Cap Crediting Method), or Performance Trigger Rates, if any, occur at the beginning of the next Index Account Option Term. The guaranteed minimum Buffer will not change for the life of your Contract. Available Buffer rates are guaranteed never to be less than 10% or more than 30%.
We may also add or remove an Index, Index Account Option Term, Crediting Method, or Protection Option during the time that you own the Contract. You bear the risk that we may eliminate an Index Account Option or certain Index Account Option features and replace them with new options and features that are not acceptable to you. We will not add any Index, Index Account Option Term, Crediting Method, or Protection Option until the new Index or Crediting Method has been approved by the insurance department in your state. Any addition, substitution, or removal of an Index, Crediting Method, Protection Option, or Index Account Option Term will be communicated to you in writing.

Intra-Term Performance Lock. Because an Intra-Term Performance Lock utilizes Interim Value on the Intra-Term Performance Lock Date, you may receive less on the date you exercise your Intra-Term Performance Lock than you would have had you exercised your Intra-Term Performance Lock on a different date. Because the calculation of Interim Value utilizes the greater of applicable (non-guaranteed) pro-rated Index Adjustment Factors or guaranteed minimum Index Adjustment Factors, you may receive less than you would have received had you not exercised an Intra-Term Performance Lock and instead remained invested until the end of your Index Account Option Term when you would have realized the full value of your Index Adjustment Factors. Please note: the Index Participation Rate is never prorated. When you exercise an Intra-Term Performance Lock, you must transfer the full Interim Value from the selected Index Account Option to the Short Duration Fixed Account Option, which means you will not get the benefit of any positive Index market performance for the remainder of that Contract Year. Once you have exercised an Intra-Term Performance Lock, the Interim Value transferred to the Short Duration Fixed Account Option will be inaccessible for transfer until the next Contract Anniversary. It is possible that the same combination of options that made up the Index Account Option on which you exercised your Intra-Term Performance Lock may no longer be available or may have different rates once you reach the Contract Anniversary, thus preventing you from being reallocated into an identical Index Account Option. Further, once you have exercised an Intra-Term Performance Lock, it is irrevocable.

Issuing Company. No company other than Jackson of NY has any legal responsibility to pay amounts that Jackson of NY owes under the Contract. The amounts you invest are not placed in a registered separate account, and your rights under the Contract to invested assets and the returns on those assets are subject to the claims paying ability of Jackson of NY. You should review and be comfortable with the financial strength of Jackson of NY for its claims-paying ability.

Effects of Withdrawals, Annuitization, or Death. If any of the following are taken during the Index Account Option Term, they could be subject to an Interim Value adjustment that could reduce your Index Account Option Value: a partial or total withdrawal, Required Minimum Distribution ("RMD"), automatic withdrawals, free look, Intra-Term Performance Lock, the direct deduction of advisory fees pursuant to our administrative rules, income payment, or the Contract Value element of a death benefit payment. Such Interim Value adjustments could be significant. The Interim Value adjustment may result in an Index Adjustment that is less than the Index Adjustment you would have received if you had held the investment until the end of the Index Account Option Term. If you take a withdrawal when the Index Return is negative, your remaining Contract Value may be significantly less than if you waited to take the withdrawal when the Index Return was positive. Because the deduction of advisory fees is subject to Interim Value adjustments, your Contract Value may be reduced by more than the amount of the advisory fee if a deduction is taken at a point in time at which a negative Index Adjustment would occur. For more information about our administrative rules, please see the subsection titled "Our Administrative Rules" beginning on page 29.

All withdrawals, including RMDs, will be taken proportionately from each of your Index Account Options and Fixed Account unless otherwise specified. Withdrawals can also reduce the Death Benefit. Any Return of Premium death benefit will be reduced in a pro-rated amount. Pro rata reductions can be greater than the actual dollar amount of your withdrawal.

In addition, since all withdrawals reduce the Contract Value, withdrawals will also reduce the amount that can be taken as income since such amount is determined by the Contract Value on the Income Date. The Latest Income Date for this contract is age 95.
If your Contract Value falls below the minimum contract value remaining as a result of a withdrawal (as stated in your Contract), we may terminate your Contract.
There are administrative rules that must be followed when taking an RMD withdrawal. Notice of an RMD is required at the time of your withdrawal request, and there is an administrative form for providing such notice. The administrative form allows you to elect one time or automatic RMD withdrawals. Eligible withdrawals that are specified as RMDs may only be taken based on the value of the Contract to which the endorsement applies, even where the Internal Revenue Code allows taking multiple contracts’ RMDs from a single contract. You, as Owner, are responsible for complying with the Internal Revenue Code’s RMD requirements. If you fail to take your full RMD for a year, you will be subject to a 25% excise tax on any shortfall. This excise tax is reduced to 10% if a distribution of the shortfall is made within two years and prior to the date the excise tax is assessed or imposed by the IRS. For more information on RMD requirements, please see "Non-Qualified Contracts - Required Distributions" beginning on page 35.

Deduction of Advisory Fees from Contract Value. Under certain circumstances, you may elect to have advisory fees directly deducted from your Contract Value and automatically transmitted to your third party financial professional, subject to certain administrative rules. If you do elect to pay your advisory fees via direct deductions under our rules, we will not report such deductions as taxable distributions under your Contract. Our administrative rules are structured to follow the requirements laid out in a Private Letter Ruling we obtained from the Internal Revenue Service ("IRS") in 2019. For more information about that Private Letter Ruling, please see "Constructive Withdrawals - Investment Adviser Fees" beginning on page 35. It is important to note that deductions to pay advisory fees will always reduce your Contract Value and your basic death benefit, and they are otherwise subject to all contractual provisions and other restrictions and penalties, including Interim Value adjustments and minimum withdrawal requirements. Because the deduction of advisory fees is subject to Interim Value adjustments, your Contract Value may be reduced by more than the amount of the advisory fee if a deduction is taken at a point in time at which a negative Index Adjustment would occur. Advisory fees are in addition to expenses disclosed in this prospectus. This means if you take withdrawals to pay advisory fees and do not follow our administrative rules, all such withdrawals will be subject to any applicable income taxes and penalties. For more information about our administrative rules applicable to the direct deduction of advisory fees from Contract Value, please see the subsection titled "Our Administrative Rules" in the section titled "Access to Your Money" beginning on page 29.

Business Continuity and Cybersecurity Risk. We and our service providers and business partners are subject to certain risks, including those resulting from information system failures, cybersecurity incidents, public heath crises such as the coronavirus (COVID-19) pandemic, and other disaster events. Such events can adversely impact us and our operations. These risks are common to all insurers and financial service providers. These risks include, among other things, the theft, misuse, corruption and destruction of electronic information, interference with or denial of service, attacks on systems or websites, and other operational disruptions that could severely impede our ability to conduct our business or administer the Contract.
Such events could also adversely affect us by resulting in regulatory fines, litigation, financial losses, and reputational damage. Cybersecurity incidents may also impact the issuers of securities in which the underlying funds invest, which may cause the funds underlying your Contract to lose value. Although we take efforts to protect our systems from cybersecurity incidents, there can be no assurance that we or our service providers will be able to avoid cybersecurity incidents affecting Contract owners in the future. It is also possible that a cybersecurity incident could persist for an extended period of time without detection.
Additionally, our third-party service providers and other third-parties related to our business (such as financial intermediaries or, in the case of our variable products, underlying funds) are subject to similar risks. Successful implementation and execution of their business continuity policies and procedures are largely beyond our control. Disruptions to their business operations may impair our own business operations.
As of the date of this prospectus, we do not believe that we have experienced a material cyber-attack or other cybersecurity incident. However in 2023, we were notified of a data security incident involving the MOVEit file transfer system used by numerous financial services companies. A third-party vendor uses that software on our behalf to, among other things, identify the deaths of insured persons and annuitants under life insurance policies and annuity contracts. According to that third party vendor, an unknown actor exploited a MOVEit software flaw to access the vendor’s systems and download certain data. Our assessment indicated that personally identifiable information relating to approximately 850,000 of our parent company, Jackson’s customers (including customers of Jackson of NY) was obtained by that unknown actor from the third party vendor’s systems. This MOVEit vulnerability has now been rectified. Separately, our parent company, Jackson experienced unauthorized access to two servers as a result of the MOVEit flaw; however, the scope and nature of the data accessed on those servers was significantly less than the third party vendor impact. Our assessment was that a subset of information relating to certain partner organizations and individuals, including certain customers of Jackson of NY, was obtained from the two affected servers. We notified affected customers as required by law, and we continue to assess and investigate the overall impact of the incidents. At this time, we do not believe the incidents or related litigation will have a material adverse effect on the business, operations, or financial results of Jackson of NY.

THE ANNUITY CONTRACT

Your Contract is a contract between you, the Owner, and us. The Contract is an individual single Premium deferred index-linked annuity. Your Contract and any endorsements are the formal contractual agreement between you and the Company. This prospectus is a disclosure document and describes all of the Contract’s material features, benefits, rights, and obligations of annuity purchasers under the Contract.

Your Contract is intended to help facilitate your retirement savings on a tax-deferred basis, or other long-term investment purposes, and provides for a death benefit. Purchases under tax-qualified plans should be made for other than tax deferral reasons. Tax-qualified plans provide tax deferral that does not rely on the purchase of an annuity contract. We will not issue a Contract to someone older than age 85.

Your Premium and Contract Value may be allocated to:

•the Fixed Account, in which amounts earn a declared rate of interest for a certain period,
• the Index Account, in which amounts may be allocated to the Index Account Options, which are currently available with a variety of Crediting Methods and term lengths, and a Buffer Protection Option, all of which may be credited with a zero, positive or negative Index Adjustment based upon the performance of a specified Index.
Your Contract, like all deferred annuity contracts, has two phases:

•the accumulation phase, when your Premium may accumulate value based upon the Index Adjustment and/or Fixed Account interest credited, and
•the income phase, when we make income payments to you.

As the Owner, you can exercise all the rights under your Contract. In general, joint Owners jointly exercise all the rights under the Contracts. In some cases, such as telephone and internet transactions, joint Owners may authorize each joint Owner to act individually. On jointly owned Contracts, correspondence and required documents will be sent to the address of record of the first Owner identified in your Contract.

Owner. As Owner, you may exercise all ownership rights under the Contract. Usually, but not always, the Owner is the Annuitant. The Contract allows for the naming of joint Owners. Only two joint Owners are allowed per Contract. Any reference to the Owner includes any joint Owner. Joint Owners have equal ownership rights, and as such, each Owner must authorize any exercise of Contract rights unless the joint Owners instruct us in writing to act upon authorization of an individual joint Owner.

Ownership Changes. To the extent allowed by law, we reserve the right to refuse ownership changes at any time on a non-discriminatory basis, as required by applicable law or regulation. You may request to change the Owner or joint Owner of this Contract by sending a signed, dated request to our Jackson of NY Customer Care Center at the address provided on the cover of this prospectus. The change of ownership will not take effect until it is approved by us, unless you specify another date, and will be subject to any payments made or actions taken by us prior to our approval. We will use the oldest Owner's age for all Contract purposes. No person whose age exceeds the maximum issue age allowed by Jackson of NY as of the Issue Date of the Contract may be designated as a new Owner.

Jackson of NY assumes no responsibility for the validity or tax consequences of any ownership change. If you make an ownership change, you may have to pay taxes. We encourage you to seek legal and/or tax advice before requesting any ownership change.

Annuitant. The Annuitant is the natural person on whose life income payments for this Contract are based. If the Contract is owned by a natural person, you may change the Annuitant at any time before you begin taking income payments by sending a written, signed and dated request to the Jackson of NY Customer Care Center at the address provided on the cover of this prospectus. If the Contract is owned by a legal entity, we will use the oldest Annuitant's age for all Contract purposes unless otherwise specified in your Contract. Contracts owned by legal entities are not eligible for Annuitant changes. The Annuitant change will take effect on the date you signed the change request, unless you specify otherwise, subject to any payments made or actions taken by us prior to receipt of the request in Good Order. We reserve the right to limit the number of joint Annuitants to two.

Beneficiary. The Beneficiary is the natural person or legal entity designated to receive any Contract benefits upon the first Owner's death. The Contract allows for the naming of multiple Beneficiaries. You may change the Beneficiary(ies) by sending a written, signed and dated request to the Jackson of NY Customer Care Center at the address provided on the cover of this prospectus. If an irrevocable Beneficiary was previously designated, that Beneficiary must consent in writing to any change of Beneficiary(ies). The Beneficiary change will take effect on the date you signed the change request, subject to any payments made or actions taken by us prior to receipt of the request in Good Order.

Assignment. To the extent allowed by law, we reserve the right to refuse assignments at any time on a non-discriminatory basis, as required by applicable law or regulation. Y ou may request to assign this Contract by sending a signed, dated request to our Jackson of NY Customer Care Center at the address provided on the cover of this prospectus. The assignment will take effect on the date we approve it, unless you specify another date, subject to any payments made or actions taken by us prior to our approval. Your right to assign the Contract is subject to the interest of any assignee or irrevocable Beneficiary. If the Contract is issued pursuant to a qualified plan, it may not be assigned except under such conditions as may be allowed under the plan and applicable law. Generally, an assignment or pledge of a non-qualified annuity is treated as a distribution.

Jackson of NY assumes no responsibility for the validity or tax consequences of any assignment. We encourage you to seek legal and/or tax advice before requesting any assignment.

PREMIUM

Minimum Premium:

•$25,000 under most circumstances

Maximum Premium:

•The maximum Premium payment you may make without our prior approval is $1 million.

We reserve the right to waive minimum and maximum Premium amounts in a non-discriminatory manner. Our right to restrict Premium to a lesser maximum amount may affect the benefits under your Contract.

Allocations of Premium. You may allocate Premium to any available Index Account Option or Fixed Account. Each allocation must be a whole percentage between 0% and 100%. The minimum amount you may allocate to an Index Account Option or Fixed Account is $100.

We will issue your Contract and allocate your Premium payment within two Business Days (days when the New York Stock Exchange is open) after we receive your complete Premium payment and all information that we require for the purchase of a Contract in Good Order. We reserve the right to reject a Premium payment that is comprised of multiple payments paid to us over a period of time. If we permit you to make multiple payments as part of your Premium payment, the Contract will not be issued until all such payments are received in Good Order. We reserve the right to hold such multiple payments in a non-interest bearing account until the Issue Date. If we do not receive all information required to issue your Contract, we will contact you to get the necessary information. If for some reason we are unable to complete this process within five Business Days, we will return your money. Each Business Day ends when the New York Stock Exchange closes (usually 4:00 p.m. Eastern time). No Premium will be accepted after the Contract has been issued.

Free Look. You may cancel your Contract by returning it to your financial professional or to us within ten days after receiving it (60 days after receiving it if it was purchased as a replacement Contract). If you cancel your Contract during this period, we will return:

•Premiums paid to the Fixed Account, less

•any withdrawals from the Fixed Account, plus

•the Index Account Value without deduction for any fees and charges.

We will determine the Index Account Value as of the date we receive the Contract. We will pay the applicable free look proceeds within seven days of a request in Good Order. When you exercise a Free Look, amounts returned from Index Account Options are subject to an Interim Value adjustment.

CONTRACT OPTIONS

The Contract is divided into two general categories for allocation of your Premium and Contract Value: the Fixed Account, where amounts earn a declared rate of interest for an annually renewable one-year term, and the Index Account, where amounts earn index-linked interest ("Index Adjustment") for a specified term based upon the performance of a selected Index.

Fixed Account. The Fixed Account is an annually renewable account in which amounts you allocate earn a declared rate of interest. Fixed Account interest rates are guaranteed for one year from the date you allocate amounts into the Fixed Account and are subject to change on each Contract Anniversary thereafter. In no event will the interest rate credited to amounts allocated to the Fixed Account be less than the Fixed Account Minimum Interest Rate, as discussed below.

Short Duration Fixed Account Option. The Short Duration Fixed Account Option is a limited-purpose short-term Fixed Account Option that is used solely for Intra-Term Performance Locks and spousal continuation option adjustments, and cannot be independently elected. Any amounts allocated to this option will remain allocated until the immediate next Contract Anniversary only, as described below. Fixed Account interest rates for the Short Duration Fixed Account Option are guaranteed from the date funds are allocated to the Short Duration Fixed Account Option until the next Contract Anniversary. On each Contract Anniversary, any amounts allocated to the Short Duration Fixed Account Option as part of an Intra-Term Performance Lock, including interest earned on those amounts, will be reallocated into an Index Account Option identical to the one from which they were originally transferred, subject to availability requirements, unless new allocation instructions have been received by us in Good Order, and will begin a new Index Account Option Term. For more information on what happens if the same Index Account Option is unavailable, see "Automatic Reallocation of Index Account Option Value to a New Index Account Option or the Fixed Account" beginning on page 25. On each Contract Anniversary, any amounts allocated to the Short Duration Fixed Account Option in connection with a spousal continuation adjustment, including interest earned on those amounts, will be reallocated to the 1-year Fixed Account Option unless new allocation instructions have been received by us in Good Order from the spouse continuing the Contract.

Fixed Account Value. The Fixed Account Value is equal to (1) the value of Premium and any amounts transferred into the Fixed Account; (2) plus interest credited daily at a rate not less than the Fixed Account Minimum Interest Rate, per annum; (3) less any gross partial withdrawals; (4) less any amounts transferred out of the Fixed Account; (5) less any advisory fee deductions taken from the Fixed Account.

Rates of Interest We Credit. This Contract guarantees a Fixed Account Minimum Interest Rate that applies to amounts allocated to the 1-year Fixed Account Option as well as the Short Duration Fixed Account Option. The Fixed Account Minimum Interest Rate guaranteed by the Contract will be no less than the minimum non-forfeiture rate, which may vary from year to year. The minimum non-forfeiture rate will be determined by Jackson of NY, pursuant to the requirements outlined by the Standard Nonforfeiture Law for Individual Deferred Annuities. The current Fixed Account Minimum Interest Rate is equal to the current minimum non-forfeiture rate of 3.00%. If the Fixed Account Minimum Interest Rate changes, we will file a supplement providing notice to new purchasers of the Contract. The Fixed Account Minimum Interest Rate is guaranteed for the life of the Contract, and your Fixed Account Minimum Interest Rate will not change once your Contract has been issued. T he Fixed Account Minimum Interest Rate that was applicable at the time your Contract was issued will be reflected in your Contract. Any changes to the Fixed Account Minimum Interest Rate apply only to new purchasers of the Contract on or after the date the new Fixed Account Minimum Interest Rate is effective, which will be the date of the most recent prospectus or the date identified in any applicable supplement filing.

In addition, we establish a declared rate of interest ("base interest rate") at the time you allocate any amounts to the Fixed Account, and that base interest rate will apply to that allocation for the entire one-year Fixed Account term. To the extent that the base interest rate that we establish for any allocation is higher than the Fixed Account Minimum Interest Rate, we will credit that allocation with the higher base interest rate. Thus, the declared base interest rate could be greater than the guaranteed Fixed Account Minimum Interest Rate specified in your Contract, but will never cause your allocation to be credited at less than the currently applicable Fixed Account Minimum Interest Rate. On each Contract Anniversary, the base interest rate is subject to change. Different base interest rates apply to the Short Duration Fixed Account Option.

Index Account. Amounts allocated to the Index Account are credited with an Index Adjustment at the end of each Index Account Option Term based upon the performance of the selected Index, Crediting Method, and Protection Option. Prior to the end of an Index Account Option Term, amounts allocated to the Index Account (adjusted for withdrawals) are credited with an Index Adjustment subject to the greater of any applicable (non-guaranteed) prorated or guaranteed minimum Index Adjustment Factors . Your selections from available options make up what are referred to as Index Account Options, which are available with different combinations of Indexes, Protection Option levels, Crediting Methods, and term lengths . As of the date of this prospectus, the following options are currently available for election with any of the Indexes:

Crediting Method	Protection Option*	Term Length
	Buffer	1-Year	3-Year	6-Year
Cap	10%, 20%	✓	✓	✓
Performance Trigger	10%	✓	N/A	N/A
* Protection Option rates listed above are the rates currently available as of the date of this prospectus. These rates may be changed from time to time, so you should contact your financial professional or the Jackson of NY Customer Care Center for current rate availability.

Crediting Method and Protection Option Rates. Available rates for Crediting Methods and the Buffer Protection Option are the rates effective as of the first day of your Index Account Option Term and will not change until the end of your Index Account Option Term. T he rates for a particular Index Account Option Term may be higher or lower than the rates for previous or future Index Account Option Terms. We post all rates online at Jackson.com/RatesJMLPA2NY. The rates for Contract Value reallocations at the end of an Index Account Option Term are posted at least 30 days before the end of any Index Account Option Term. At least 30 days prior to any Index Account Option Term Anniversary, we will send you written notice reminding you of how you may obtain the rates for the next Index Account Option Term. You may also request current rates at any time by contacting your financial professional or the Jackson of NY Customer Care Center. Guaranteed minimum and maximum rates for each Crediting Method and Protection Option are listed below in the sections for each specific Crediting Method and Protection Option.

Index Account Value. The Index Account Value is equal to the sum of all the Index Account Option Values.

Index Account Option Value. When you allocate Contract Value to an Index Account Option for an Index Account Option Term, your investment in the Index Account Option is represented by an Index Account Option Value. Your Index Account Option Value is the portion of your Contract Value allocated to that Index Account Option at any given time. If you allocate Contract Value to multiple Index Account Options at the same time, you will have a separate Index Account Option Value for each Index Account Option in which you are invested. The minimum amount you may allocate to an Index Account Option is $100.

•At the beginning of the Index Account Option Term, your Index Account Option Value is equal to the Premium allocated or Contract Value transferred to the Index Account Option, less any amount transferred out of the Index Account Option.

•During the Index Account Option Term, your Index Account Option Value is equal to the Interim Value, which is equal to the Index Account Option Value at the beginning of the Index Account Option Term, reduced for any partial withdrawals taken from the Index Account Option during the current Index Account Option Term in the same proportion that the Interim Value was reduced on the date of any such withdrawal, credited with a positive or negative Index Adjustment. The Index Adjustment credited is subject to the greater of any applicable (non-guaranteed) prorated or guaranteed minimum Index Adjustment Factors, as of the date of the withdrawal. Please note: the Index Participation Rate is not prorated. During the Index Account Option Term, your Interim Value will never be less than zero.

•At the end of the Index Account Option Term, your Index Account Option Value is equal to the Index Account Option Value at the beginning of the Index Option Term reduced for any partial withdrawals taken from the Index Account Option during the current Index Account Option Term in the same proportion that the Interim Value was reduced on the date of any such withdrawal, and credited with a positive or negative Index Adjustment. At the end of your Index Account Option Term, your Index Account Option Value will never be less than zero.

Index Adjustment. For each Index Account Option to which you allocate Contract Value, at the end of the Index Account Option Term, we will credit your Index Account Option Value with an Index Adjustment. This Index Adjustment can be zero, positive, or negative, depending on the performance of the Index and the Crediting Method and Protection Option level chosen.

•If the Index Adjustment is positive, your Index Account Option Value will increase by a dollar amount equal to the positive Index Adjustment.

•If the Index Adjustment is negative, your Index Account Option Value will decrease by a dollar amount equal to the negative Index Adjustment.

•If the Index Adjustment is equal to zero, no Index Adjustment will be credited and there will be no adjustment to your Index Account Option Value.

We also credit a positive or negative Index Adjustment during the Index Account Option Term when you exercise an Intra-Term Performance Lock or take a withdrawal. During the term, the Index Adjustment is subject to the greater of applicable (non-guaranteed) prorated or guaranteed minimum Index Adjustment Factors, as of the date of the Intra-Term Performance Lock or withdrawal. Please note: the Index Participation Rate is not prorated.
Interim Value. B ecause the Index Account Options are designed to credit an Index Adjustment by measuring the change in the Index Return from the beginning of the Index Account Option Term to the end of the Index Account Option Term, an Interim Value calculation is necessary to determine the daily value of your Index Account Option on any given Business Day for purposes of Intra-Term Performance Locks or withdrawals prior to the end of the Index Account Option Term (withdrawals in this context include partial or total withdrawals from the Contract, free looks, automatic withdrawals, required minimum distributions ("RMD"), income payments, the Contract Value element of death benefit payments, and the direct deduction of advisory fees pursuant to our administrative rules) . For each Index Account Option, the value we assign on any Business Day prior to the end of the Index Account Option Term is called the Interim Value. The Interim Value of an Index Account Option is equal to the amount allocated to the Index Account Option, adjusted for the Index Return of the associated Index and subject to the greater of applicable (non-guaranteed) prorated or guaranteed minimum Index Adjustment Factors (e.g. Cap Rate/Performance Trigger Rate). The Index Participation Rate is not prorated as part of the Interim Value calculation.

The Interim Value calculation is the same for all Crediting Methods. It uses the Index value on two dates to determine the Index Adjustment credited during any Index Account Option Term: the beginning date of the Index Account Option Term and the current date within that Index Account Option Term on which the Interim Value is being calculated. To determine the Index Adjustment credited, we calculate the net change in Index value between the beginning of the Index Account Option Term and the current Index value and express it as a percentage. If the resulting percentage is positive, we apply the greater of the applicable (non-guaranteed) prorated or guaranteed minimum Index Adjustment Factor (e.g. Cap Rate/Performance Trigger Rate). If the Index return is negative, we apply the greater of the (non-guaranteed) prorated or guaranteed minimum Buffer Protection Option that you have elected. Please note: the Index Participation Rate is not prorated as part of the Interim Value calculation. This adjusted Index Return is then multiplied by the Index Account Option Value at the beginning of the Index Account Option Term (adjusted to reflect any withdrawals during the term) to determine the amount of Index Adjustment to credit. The Index Adjustment is then added to or subtracted from the Index Account Option Value at the beginning of the term (adjusted to reflect any withdrawals during the term) to calculate the current Interim Value.

Please note that when calculating Interim Value, the Index Account Option Value is reduced proportionally to the Contract Value for each withdrawal. If the Interim Value adjustment is positive, your Index Account Option Value will be decreased by less than the amount of the withdrawal; in other words, on less than a dollar for dollar basis. If the Interim Value adjustment is negative, your Index Account Option Value will be decreased by more than the amount of the withdrawal; in other words, on more than a dollar for dollar basis. In calculating the Interim Value adjustment, we apply the greater of (non-guaranteed) prorated or guaranteed minimum Index Adjustment Factors, which in some instances may serve to reduce any positive Index Adjustment, as well as increase any negative Index Adjustment we credit when compared to the Index Adjustment you would have received if you had waited until the end of your Index Account Option Term to take your withdrawal. This is because the (non-guaranteed) prorated Index Adjustment Factors are prorated by the time elapsed during the Index Account Option Term. In other words, the values are determined by multiplying the Index Adjustment Factor by the number of days elapsed so far during the Index Account Option Term and then dividing by the total number of days in the Index Account Option Term. Likewise, guaranteed minimum Index Adjustment Factors are lower than the Index Adjustment Factors that would be used to calculate your Index Adjustment at the end of the Index Account Option Term.

When calculating your Interim Value, we will apply the greater of the applicable (non-guaranteed) prorated Index Adjustment Factors or the applicable guaranteed minimum Index Adjustment Factors. This means, if the guaranteed minimum Index Adjustment Factors result in a higher Interim Value, we will apply the higher Interim Value.

Guaranteed minimum Index Adjustment Factors vary by length of the Index Account Option Term, as shown in the formula and example below. Please note that the Index Participation Rate is not prorated at all. For the applicable Index Adjustment Factors (e.g. Cap Rate/Performance Trigger Rate/Buffer), the following formula is used to determine the guaranteed minimum Index Adjustment Factor:

Guaranteed minimum Index Adjustment Factors are generally higher than (non-guaranteed) prorated Index Adjustment Factors in the earlier portion of an Index Account Option Term, before what is considered a break-even date. After the break-even date, the (non-guaranteed) prorated Index Adjustment Factors are generally higher than the guaranteed minimum Index Adjustment Factors. The break-even dates for the different Index Account Option Term lengths are as follows:

Term Length	Break-Even
1-Year	240 days (~8 months)
3-Year	360 days (~1 year)
6-Year	540 days (~1.5 years)

An example illustrating the proration of Index Adjustment Factors and the use of guaranteed minimum Index Adjustment Factors immediately follows this paragraph.

Index Adjustment Factor Proration Example utilizing Guaranteed Minimums: Assume on January 1st you allocate Contract Value to a 1-year Index Account Option with a 15% Cap and a 10% Buffer. There are 365 days in your Index Account Option Term. Your Index Adjustment Factors will be prorated on different dates during your term as follows:

•Your guaranteed minimum Buffer for this Index Account Option is equal to 10% * (60 * 1 + 180) / (365 * 1) = 6.5753%
•Your guaranteed minimum Cap for this Index Account Option is equal to 15% * (60 * 1 + 180) / (365 * 1) = 9.8630%
•On February 1st, 31 days have elapsed in your Index Account Option Term. Your prorated Buffer, prior to the application of the guaranteed minimum, is calculated using the following formula: 10% * 31 / 365 = 0.8493%. Since this is less than your guaranteed minimum Buffer, your Buffer on February 1st is the guaranteed minimum Buffer of 6.5753%. Your prorated Cap, prior to the application of the guaranteed minimum, is calculated using the following formula: 15% * 31 / 365 = 1.2740%. Since this is less than your guaranteed minimum Cap, your Cap on February 1st is your guaranteed minimum Cap of 9.8630%.
•On July 3rd, 183 days have elapsed in your Index Account Option Term. Your prorated Buffer, prior to the application of the guaranteed minimum, is calculated using the following formula: 10% * 183 / 365 = 5.0137%. Since this is less than your guaranteed minimum Buffer, your Buffer on July 3rd is the guaranteed minimum Buffer of 6.5753%. Your prorated Cap, prior to the application of the guaranteed minimum, is calculated using the following formula: 15% * 183 / 365 = 7.5205%. Since this is less than your guaranteed minimum Cap, your Cap on July 3rd is your guaranteed minimum Cap of 9.8630%.
•On October 20th, 292 days have elapsed in your Index Account Option Term. Your prorated Buffer, prior to the application of the guaranteed minimum, is calculated using the following formula: 10% * 292 / 365 = 8%. Since this is greater than your guaranteed minimum Buffer, your Buffer on October 20th is your prorated Buffer of 8%. Your prorated Cap, prior to the application of the guaranteed minimum, is calculated using the following formula: 15% * 292 / 365 = 12%. Since this is greater than your guaranteed minimum Cap, your Cap on October 20th is the prorated Cap of 12%.

Please note that the same formula is used to determine the guaranteed minimum Index Adjustment Factors for all Index Account Option Term lengths. While the formula does not change, the input of different Index Account Option Term lengths results in differences to the ultimate output of the formula. For example, the calculation of a guaranteed minimum Buffer for an Index Account Option on which a 10% Buffer has been selected, would look as follows for the varying Index Account Option Term lengths:

• 1-year Term: Your guaranteed minimum Buffer is equal to 10% * (60 * 1 + 180) / (365 * 1) = 6.5753%
• 3-year Term: Your guaranteed minimum Buffer is equal to 10% * (60 * 3 + 180) / (365 * 3) = 3.2877%
• 6-year Term: Your guaranteed minimum Buffer is equal to 10% * (60 * 6 + 180) / (365 * 6) = 2.4658%

Please see Appendix A for examples of the calculation of Interim Value under different withdrawal scenarios throughout the term, including the impact of multiple and single withdrawals, different market conditions, different Crediting Methods and Protection Option levels and different rates.

•For examples illustrating Interim Value adjustments for the Cap Crediting Method, please see Examples 1 - 2.
•For examples illustrating Interim Value adjustments for the Performance Trigger Crediting Method, please see Examples 3 - 4.
• For examples illustrating Interim Value adjustments with a Buffer Protection Option, please see Examples 1 - 4.
•For examples illustrating Interim Value adjustments for a single withdrawal, please see Examples 1 and 3.
•For examples illustrating Interim Value adjustments for multiple withdrawals, please see Examples 2 and 4.
•For examples illustrating Interim Value adjustments where the Index Return is positive, please see Examples 1 and 3.
•For examples illustrating Interim Value adjustments where the Index Return is negative, please see Examples 2 and 4.

ADDITIONAL INFORMATION ABOUT THE INDEX ACCOUNT OPTIONS

Indexes. When you allocate money to the Index Account, you are credited the Index Adjustment based upon the performance of your selected Index. You should discuss the available Indexes with your financial professional and obtain advice on which Index is best suited for your specific financial goals. Currently, we offer the following Indexes:

•S&P 500 Index: The S&P 500 Index is comprised of equity securities issued by large-capitalization U.S. companies. In general, large-capitalization companies may be unable to respond quickly to new competitive challenges and may not be able to attain the high growth rate of successful smaller companies.

•Russell 2000 Index: The Russell 2000 Index is comprised of equity securities of small-capitalization U.S. companies. In general, the securities of small-capitalization companies may be more volatile and may involve more risk than the securities of larger companies. Small-capitalization companies are more likely to fail than larger companies.

•MSCI EAFE Index: The MSCI EAFE Index is comprised of equity securities of large- and mid-capitalization companies and it is designed to measure the equity market performance of developed markets, including countries in Europe, Australasia, and the Far East. In general, large-capitalization companies may be unable to respond quickly to new competitive challenges and may not be able to attain the high growth rate of successful smaller companies, and the securities of mid-capitalization companies may be more volatile and may involve more risk than the securities of larger companies. Securities issued by non-U.S. companies (including related depositary receipts) are subject to the risks related to investments in foreign markets (e.g., increased price volatility; changing currency exchange rates; and greater political, regulatory, and economic uncertainty). This index is calculated in USD and local currency only. The exchange rates used for all currencies for all MSCI equity indexes are taken from Reuters at 4pm GMT each day.

•MSCI Emerging Markets Index: The MSCI Emerging Markets Index is comprised of equity securities of large- and mid-capitalization companies in emerging markets. In general, large-capitalization companies may be unable to respond quickly to new competitive challenges and may not be able to attain the high growth rate of successful smaller companies, and the securities of larger companies. Mid-capitalization companies are more likely to fail than larger companies. Securities issued by non-U.S. companies (including related depositary receipts) are subject to the risks related to investments in foreign markets (e.g., increased price volatility; changing currency exchange rates; and greater political, regulatory, and economic uncertainty). Those risks are typically more acute when issuers are located or operating in emerging markets. Emerging markets may be more likely to experience inflation, political turmoil, and rapid changes in economic conditions than developed markets. Emerging markets often have less uniformity in accounting and reporting requirements, less reliable valuations, and greater risk associated with custody of securities than developed markets. This index is calculated in USD and local currency only. The exchange rates used for all currencies for all MSCI equity indexes are taken from Reuters at 4pm GMT each day.

•MSCI KLD 400 Social Index: The MSCI KLD 400 Social Index is comprised of equity securities that provide exposure to companies with outstanding Environmental, Social and Governance (ESG) ratings and excludes companies whose products have negative social or environmental impacts. Since the primary objective of this Index is to track companies with a positive social or environmental impact, this Index may underperform the market as a whole or other indexes that do not screen for ESG standards. The Index may include large-, mid-, and small-capitalization companies. In general, large capitalization companies may be unable to respond quickly to new competitive challenges and may not be able to attain the high growth rate of other successful smaller companies, and the securities of smaller capitalization companies may be more volatile and may involve more risk than the securities of larger companies. Smaller companies are more likely to fail than larger companies.

We reserve the right to add, remove, or replace any Index, Term, Crediting Method, or Protection Option in the future, subject to necessary regulatory approvals. If an Index is replaced during an Index Account Option Term, the Index Return for the Index Account Option Term will be calculated by adding the Index Return for the original Index from the beginning of the term up until the date of replacement, to the Index Return from the substituted Index starting on the date of replacement through the end of the Index Account Option Term.

Replacing an Index. We may replace an Index if it is discontinued or the Index is no longer available to us or if the Index's calculation changes substantially. Additionally, we may replace an Index if hedging instruments become difficult to acquire or the cost of hedging related to such Index becomes excessive. We may do so at the end of an Index Account Option Term or during an Index Account Option Term. We will notify you in writing at least 30 days before we replace an Index. If an Index is replaced during an Index Account Option Term, the Index Return will be calculated by adding the Index Return for the original Index from the beginning of the term up until the date of replacement, to the Index Return from the substituted Index starting on the date of replacement through the end of the Index Account Option Term, as shown in the Example below. A substitution of an Index during an Index Account Option Term will not cause a change in the Crediting Method, Protection Option, or Index Account Option Term length.

Example: Assume that you allocate Contract Value to a 6-Year Index Account Option with the S&P 500 Index and the Index value is $1,000 at the beginning of the term. After 2 years, the S&P 500 Index is discontinued and replaced by the MSCI EAFE Index. On the day of the replacement, the S&P 500 Index is $1,100, so the Index Return as of that date is 10%. The MSCI EAFE Index value on the day of the replacement is $2,000. Going forward, your Index Return for the remainder of the Index Account Option Term will be equal to 10% plus the calculated return of the MSCI EAFE Index from the replacement date. This means that one year later, on your third Contract Anniversary, if the MSCI EAFE Index value is $1,900, your Index Return would be 10% + (-5%) = 5%.

If we replace an Index, we will attempt to select a new Index that is similar to the old Index. In making this evaluation, we will look at factors such as asset class; Index composition; strategy or methodology inherent to the Index; and Index liquidity.

Index Return. The Index Return for an Index Account Option is the percentage change in the Index value from the start of an Index Account Option Term to the end of the Index Account Option Term.
Example: Assume that you allocate Contract Value to an Index Account Option with the S&P 500 Index, Cap Crediting Method, and Buffer Protection Option. Between the beginning and end of the Index Account Option Term, the value of the S&P 500 Index increases by 5%. Thus, the Index Return for that Index Account would be 5%. If instead the S&P 500 Index decreased by 5%, the Index Return for that Index Account would be -5%.
Adjusted Index Return. After the Index Return is calculated at the end of the Index Account Option Term, we next calculate the Adjusted Index Return. The Adjusted Index Return reflects any applicable adjustments to the Index Return based on the Cap Rate, Index Participation Rate, (applicable only with the Cap Crediting Method), or Performance Trigger Rate, if the Index Return is positive, or the Buffer, if the Index Return is negative. The Index Adjustment will be credited to the Index Account Option at a rate equal to the Adjusted Index Return.
Example: Assume, as above, that you allocate Contract Value to an Index Account Option with the S&P 500 Index, Cap Crediting Method, and Buffer Protection Option. Between the beginning and end of the Index Account Option Term, the value of the S&P 500 Index increases by 15%. Thus, the Index Return for that Index Account would be 15%. Assume now that your Index Account Option has an Index Participation Rate of 100%, and a Cap Rate of 10%. Your Index Return of 15% would be multiplied by the 100% Index Participation Rate, and then adjusted to your maximum 10% Cap Rate, making your Adjusted Index Return 10%.

Protection Option. Your Protection Option will define the manner in which any (negative) Index Adjustments are credited to you if your selected Index performs negatively during your Index Account Option Term. When you allocate amounts to the Index Account, you are indirectly exposed to the investment risks associated with the applicable Index. Because each Index is comprised or defined by a collection of equity securities, each Index is exposed to market fluctuations which may cause the value of a security to change, sometimes rapidly and unpredictably. The Contract provides a Buffer Protection Option to provide some level of protection against the risk of loss of Index Account Value for any negative Index Return.

Buffer. A Buffer is the amount of negative Index price change before a negative Index Adjustment is credited to the Index Account Option Value at the end of an Index Account Option Term, expressed as a percentage. Put another way, a Buffer protects your Index Account Option Value from loss up to a specified amount (typically 10% or 20%). Jackson of NY protects you from any loss associated with Index decline up to your elected Buffer percentage. You only incur a loss if the Index has declined more than your elected Buffer percentage as of your Index Account Option Term Anniversary.

Withdrawals taken prior to the end of the Index Account Option Term will reduce the Index Account Option Value in the same proportion that the Interim Value was reduced on the date of the withdrawal. The Interim Value reflects the application of the greater of a (non-guaranteed) prorated Buffer (based on the elapsed portion of the Index Account Option Term) or a guaranteed minimum Buffer. For examples of how a withdrawal taken prior to the end of an Index Account Term will reduce the Index Account Option Value through the use of a (non-guaranteed) prorated or guaranteed minimum Buffer in scenarios where the Index Return is negative, see Appendix A, Examples 2 and 4.

The available Buffer rates are the rates effective as of the first day of an Index Account Option Term. The Buffer rate for a particular Index Account Option Term may be higher or lower than the Buffer rate for previous or future Index Account Option Terms. In no event will a Buffer rate be less than 10% or more than 30% during the life of your Contract. We post all rates online at Jackson.com/RatesJMLPA2NY. The rates for Contract Value reallocations at the end of an Index Account Option Term are posted at least 30 days before the end of any Index Account Option Term. At least 30 days prior to any Index

Account Option Term Anniversary, we will send you written notice reminding you of how you may obtain the rates for the next Index Account Option Term.

Crediting Methods. Your selected Crediting Method will dictate the manner in which the Index Adjustment is credited to you if your selected Index performs positively during your Index Account Option Term. Current Cap Rates, Index Participation Rates (applicable only with the Cap Crediting Method), and Performance Trigger Rates are provided at the time of application, and to existing owners and financial professionals at any time, upon request.

To determine the Index Adjustment amount that will be credited to your Index Account Option Value at the end of each Index Account Option Term, we calculate the Adjusted Index Return for that Index Account Option. We calculate this Adjusted Index Return by applying the applicable Crediting Method. The Index Adjustment will be credited to the Index Account Option at a rate equal to the Adjusted Index Return.

Cap Crediting Method. When you elect a Cap Crediting Method as part of an Index Account Option, if the performance of the Index you elect is positive at the end of your Index Account Option Term, your Index Account Option Value will be credited with a positive Index Adjustment equal to the Index Return multiplied by the Index Participation Rate, limited by the Cap Rate. The maximum amount of Index Adjustment that will be credited to your Index Account Option Value when your Index Return is positive as of the Index Account Option Term Anniversary will be limited by the elected Cap.

There are two rates associated with the Cap Crediting Method: The Cap, or "Cap Rate", and the Index Participation Rate. The Cap Rate is the maximum amount of Index Adjustment that will be credited to an Index Account Option at the end of each Index Account Option Term, expressed as a percentage. The Index Participation Rate ("IPR") is the percentage applied to any positive Index Return in calculating the amount of Index Adjustment to be credited at the end of the Index Account Option Term. The Cap Rate and IPR are declared at the beginning of the Index Account Option Term. The Cap Rate and IPR for a particular Index Account Option Term may be higher or lower than the Cap Rate and IPR for previous or future Index Account Option Terms. In no event will a Cap Rate be lower than 24% for a 6-year Index Account Option Term, 12% for a 3-year Index Account Option Term, or 4% for a 1-year Index Account Option Term. In no event will an Index Participation Rate be lower than 100%. Because the Index Participation Rate is guaranteed to be at least 100%, it will never serve to reduce an Index Adjustment. We post all rates online at Jackson.com/RatesJMLPA2NY. The rates for Contract Value reallocations at the end of an Index Account Option Term are posted at least 30 days before the end of any Index Account Option Term. At least 30 days prior to any Index Account Option Term Anniversary, we will send you written notice reminding you of how you may obtain the rates for the next Index Account Option Term.

The Cap Crediting Method is currently available with a Buffer, with your choice of 1-year, 3-year, or 6-year Index Account Option Terms. The Cap Rate for the 3-year and 6-year term would be lower if measured on an annual basis. For Index Account Option Terms longer than one year, the Buffer for that term is a total Buffer for the duration of that Index Account Option Term. The following example will illustrate how the Cap Crediting Method operates with the Buffer Protection Option. The example assumes a 110% Index Participation Rate, 10% Cap Rate and a 10% Buffer.

Cap with Buffer.

20%
10%
6%
6.60%
0%
-8%
-12%
-2%
10% Cap
-10% Buffer
Scenario 1
Scenario 2
Scenario 3
Scenario 4
Index Return
Index Adjustment
110% Index Participation Rate

When you elect the Cap Crediting Method with Buffer Protection Option, you are partially protected from downside loss, and any positive Index Adjustment will equal Index Return multiplied by the Index Participation Rate up to the stated Cap. Here are some examples of how an Index Participation Rate, Cap and Buffer work in combination on the Index Account Option Term Anniversary where the Index Participation Rate is 110%:
Scenario 1: The Index Return is 20%. After multiplying the positive Index Return by the Index Participation Rate of 110%, the Adjusted Index Return is 22%. Due to the 10% Cap, the Index Adjustment credited to your Index Account Option Value will be 10%.
Scenario 2: The Index Return is 6%. After multiplying the positive Index Return by the Index Participation Rate of 110%, the Adjusted Index Return is 6.60%. Since the Index has not out-performed the 10% Cap, the Index Adjustment credited to your Index Account Option Value is equal to the Adjusted Index Return, which is 6.60%.
Scenario 3: The Index Return is -8%. Since the Index Return was less than the -10% Buffer, your Index Account Option Value was fully protected and experienced no loss.
Scenario 4: The Index Return is -12%. Since the Index Return exceeded the -10% Buffer, your Index Account Option Value was partially protected from the negative performance, but still experienced a -2% loss.
For examples illustrating a prorated (or guaranteed minimum) Cap and Buffer in connection with an Interim Value adjustment in different market conditions where single or multiple partial withdrawals are taken in the middle of an Index Account Option Term, please see Appendix A, Examples 1 and 2.

Performance Trigger Crediting Method. When you elect a Performance Trigger Crediting Method, if the performance of the Index you elect is zero or positive at the end of your Index Account Option Term, your Index Account Option Value will be credited with a positive Index Adjustment equal to the Performance Trigger Rate. The Performance Trigger Rate is the amount of Index Adjustment that could be credited to an Index Account Option at the end of each Index Account Option Term, expressed as a percentage. The Performance Trigger Rate is declared at the beginning of the Index Account Option Term. The Performance Trigger Rate for a particular Index Account Option Term may be higher or lower than the Performance Trigger Rate for previous or future Index Account Option Terms. In no event will a Performance Trigger Rate be lower than 5%. We post all rates online at Jackson.com/RatesJMLPA2NY. The rates for Contract Value reallocations at the end of an Index Account Option Term are posted at least 30 days before the end of any Index Account Option Term. At least 30 days prior to any Index Account Option Term Anniversary, we will send you written notice reminding you of how you may obtain the rates for the next Index Account Option Term.

The Performance Trigger Crediting Method is currently available with a Buffer for renewable one year Index Account Option Terms. The following example will illustrate how the Performance Trigger Crediting Method operates with the Buffer Protection Option. The Example assumes a 5% Performance Trigger Rate and a 10% Buffer.

Performance Trigger with Buffer.

12%
5%
5%
2%
0%
Performance Trigger Rate 5%
-10% Buffer
-8%
-2%
-12%
Scenario 1
Scenario 2
Scenario 3
Scenario 4
Index Return
Index Adjustment

When you elect the Performance Trigger Crediting Method with Buffer Protection Option, you are partially protected from downside loss, and any positive Index Adjustment will be equal to the stated Performance Trigger Rate. If market performance is zero or positive over the end of the Index Account Option Term, the full Index Adjustment will equal the Performance Trigger Rate, regardless of how much the Index increased. Here are some examples of how the Performance Trigger rate and Buffer work in combination on the Index Account Option Term Anniversary:
Scenario 1: The Index Return is 12%. Since the market was positive, the Index Adjustment credited to your Index Account Option Value will equal the Performance Trigger Rate of 5%.
Scenario 2: The Index Return is 2%. Since the market was positive, the Index Adjustment credited to your Index Account Option Value will equal the Performance Trigger Rate of 5%.
Scenario 3: The Index Return is -8%. Since the Index Return was less than the -10% Buffer, your Index Account Option Value was protected and experienced no loss.
Scenario 4: The Index Return is -12%. Since the Index Return exceeded the -10% Buffer, your Index Account Option Value was partially protected from the negative performance, but still experienced a -2% loss.
For examples illustrating a prorated (or guaranteed minimum) Performance Trigger Rate and Buffer in connection with an Interim Value adjustment in different market conditions where single or multiple partial withdrawals are taken in the middle of an Index Account Option Term, please see Appendix A, Examples 3 and 4.

TRANSFERS AND REALLOCATIONS

Transfer Requests. You may request a transfer to or from the Fixed Account and the Index Account Options, as well as among the Index Account Options.

Transfers may only occur on the Contract Anniversary when transferring out of the Fixed Account, and only on the Index Account Option Term Anniversary when transferring out of an Index Account Option except in connection with an Intra-Term Performance Lock. We post all rates online at Jackson.com/RatesJMLPA2NY. The rates for Contract Value reallocations at the end of an Index Account Option Term are posted at least 30 days before the end of any Index Account Option Term. At least 30 days prior to any Index Account Option Term Anniversary, we will send you written notice reminding you of how you may obtain the rates for the next Index Account Option Term.

Unless specified otherwise, transfers will be taken from the Index Account Options and the Fixed Account in proportion to their current value. The Company may restrict transfers to an Index Account Option(s) at any time, on a non-discriminatory basis, if the yield on investment or cost of hedging would not support the minimum guarantees of the Index Account Option(s). Should the Company impose such restrictions, we will give at least thirty (30) days advance notice to you. We will also provide notice when such restrictions no longer exist . .

Transfers into the Short Duration Fixed Account Option on a Contract Anniversary are not allowed. Amounts may only move from an Index Account Option to the Short Duration Fixed Account Option in connection with an Intra-Term Performance Lock or a spousal continuation.

Transfers from a Fixed Account will reduce the Fixed Account Value by the transfer amount requested. Transfers into a Fixed Account will increase the Fixed Account Value by the transfer amount requested. Transfers from an Index Account Option will reduce the Index Account Option Value by the transfer amount requested. Transfers into an Index Account Option will increase the Index Account Option Value by the transfer amount requested.
Automatic Reallocations. If we do not receive your timely transfer request in Good Order before the close of business on the Contract Anniversary for transfers out of the Fixed Account, and/or the close of business on the Index Account Option Term Anniversary for transfers out of an Index Account Option, we will automatically reallocate your Contract Value, as described below. You can communicate your transfer instructions by submitting them to us in writing on a form provided by us, or a Letter of Instruction, or via telephone if you have provided prior telephone authorization on your account.

If no timely transfer request is received as outlined above, the Fixed Account Value will remain in the Fixed Account and the Index Account Option Value(s) will be reallocated to the same Index Account Option(s) for the same term, Crediting Method and Index, if available.

Automatic Reallocation of Index Account Option Value to a New Index Account Option or the Fixed Account. If you do not provide timely transfer or reallocation instructions prior to the end of an expiring Index Account Option Term, or instructions for reallocations out of the Short Duration Fixed Account Option on a Contract Anniversary, we will proceed as follows:

•If the same Index Account Option is available at the time and its Term does not extend beyond the Income Date, we will renew the Index Account Option into the same Index Account Option Term.

•If the same Index Account Option is available at the time but its Term extends beyond the Income Date, if available, we will select an available Index Account Option with the same Crediting Method, Protection Option, and Index, but with the Term that ends closest to but before the Income Date.

•If the same Crediting Method, Protection Option, and Index as the expiring Index Account Option are available at the time, but not with the same Term, we will select the available Index Account Option Term with the period closest to but less than the Index Account Option Term that just ended that will not extend beyond the Income Date.

•If the Crediting Method, Protection Option, or Index you have elected is no longer available as of your Index Account Option Term Anniversary, the Index Account Option Value(s) will be reallocated to the Fixed Account until further instruction is received.

Intra-Term Performance Lock. You may elect to lock in Interim Value during the Index Account Option Term on Index Account Options with certain Crediting Methods. This feature allows you to transfer the full Interim Value from your selected Index Account Option into the Short Duration Fixed Account Option, where it will earn the declared Short Duration Fixed Account rate of interest beginning on the Intra-Term Performance Lock Date until the next Contract Anniversary. You can view the Interim Value for your Index Account Option(s) as of the end of the previous Business Day in your account on jackson.com or by contacting us via phone at 1-800-599-5651. We use the Interim Value calculated at the end of the Business Day after we receive your request. This means you will not be able to determine in advance your "locked in" Index Account Value, and it may be higher or lower than it was on the Business Day we received your Intra-Term Performance Lock request. Intra-Term Performance Lock is currently only available with the Cap Crediting Method.

You may elect an Intra-Term Performance Lock by submitting an election form or letter of instruction acceptable to us, making an election through your jackson.com account, or via telephone if you have telephone authorization executed on your account. We must receive a manual Intra-Term Performance Lock request in Good Order before the end of the current Business Day in order to execute the Intra-Term Performance Lock on that day. Otherwise, the Intra-Term Performance Lock will be executed on the next Business Day that your request is in Good Order. For requests submitted in writing, we do not consider the request to be received until it arrives at our Jackson of NY Customer Care Center.

You (or your financial professional, if authorized) can request an automatic Intra-Term Performance Lock based on targets you set only through your account on jackson.com. You can set upper and/or lower targets for each Index Account Option each term. Please note: setting a target close to the current Interim Value may cause an Intra-Term Performance Lock to occur very quickly. You can change or cancel targets at any time before we perform the Intra-Term Performance Lock. Each Index Account Option’s targets automatically expire on the earlier of the date the Intra-Term Performance Lock is performed, or the last Business Day before the Index Account Option Term Anniversary. You can also override a target by requesting a manual Intra-Term Performance Lock before the target is reached. We determine if a target is reached using the Interim Value determined at the end of the prior Business Day. We then perform the Intra-Term Performance Lock using the Interim Value calculated at the end of the next Business Day, which is the day the Intra-Term Performance Lock is performed. Because your Intra-Term Performance Lock is performed based on the Interim Value calculated 24 hours after your target was reached, it is possible that the Index Return for your Index may decline between the time your target was reached and the time your Intra-Term Performance Lock is performed. Please note: by setting targets in your jackson.com account, you are authorizing us to automatically perform an Intra-Term Performance Lock at the end of the Business Day on the day after your target is reached, unless you cancel the lock. We will send an email notice once the Interim Value for an Index Account Option reaches your selected target. To cancel an automatic Intra-Term Performance Lock after the target is reached, we must receive your request in Good Order before the end of the Business Day on which the lock will be performed. You may submit this request to cancel an automatic Intra-Term Performance Lock through your account on jackson.com, via faxed or emailed letter of instruction, or via telephone (if you have authorized telephone transactions),

For example, assume your Contract Value is $100,000 and 100% is allocated to a 1-year Index Account Option with a Cap Crediting Method, 10% Buffer Protection Option, and the S&P 500 Index elected. The Cap Rate is 15%, but you and your financial professional agree that a positive Index Adjustment of at least 10% would meet your investment objectives. With that investment objective in mind, you set an automatic Intra-Term Performance Lock target of 10%. In month ten of the 1-year Index Account Option Term, the Interim Value of your Index Account Option has increased 10% from your initial $100,000 investment and Jackson of NY sends an email notification to you, indicating that your automatic Intra-Term Performance Lock will be performed on the following Business Day unless you cancel through your account on jackson.com (or contact Jackson of NY to cancel via faxed or emailed letter of instruction or phone if you have authorized telephone transactions). The Intra-Term Performance Lock is performed, and the full Interim Value of your Index Account Option is transferred to the Short Duration Fixed Account Option. On the next Contract Anniversary, the Short Duration Fixed Account Option Value associated with your Intra-Term Performance Lock will automatically be reallocated to an identical 1-year Index Account Option with a Cap Crediting Method, 10% Buffer Protection Option, and the S&P 500 Index elected unless other instructions are received prior to the end of the Business Day on your Contract Anniversary.

You (or your financial professional, if authorized) can also set Interim Value target notifications through your account on jackson.com. These Interim Value target notifications function similarly to automatic Intra-Term Performance Lock targets in that you can set upper and/or lower targets for each Index Account Option each term. However, Interim Value target notifications will not trigger an automatic Intra-Term Performance Lock and are for notification purposes only to assist you in tracking the performance of your Index Account Options. You can change or cancel Interim Value target notifications at any time through your account on jackson.com. We will send an email notice once the Interim Value for an Index Account Option reaches your selected target for notification. If you wish you elect an Intra-Term Performance Lock at that time, you must submit a manual Intra-Term Performance Lock request in Good Order to our Jackson of NY Customer Care Center.

An Intra-Term Performance Lock ends the Index Account Option Term for the Index Account Option out of which it is transferred, effectively terminating that Index Account Option. Once an Intra-Term Performance Lock has been processed, it is irrevocable.

On each Contract Anniversary, any amounts allocated to the Short Duration Fixed Account Option as part of an Intra-Term Performance Lock, including interest earned on those amounts, will be reallocated into a new Index Account Option identical to the one from which they were originally transferred, subject to availability requirements, unless new allocation instructions have been received by us in Good Order, and will begin a new Index Account Option Term. You may provide reallocation instructions in writing using our Reallocation Form or a Letter of Instruction, or over the phone if you have authorized telephone transactions. For more information on what happens if the same Index Account Option is unavailable, see "Automatic Reallocation of Index Account Option Value to a New Index Account Option or the Fixed Account" beginning on page 25.

Please see Appendix A for examples illustrating Intra-Term Performance Locks performed in scenarios in which a Cap Crediting Method with Buffer Protection Option is elected where the Index Return is greater than the Cap (Example 5).

End-Term Performance Lock. You may elect to automatically transfer any positive Index Adjustment from an Index Account Option to the Fixed Account on the Index Account Option Term Anniversary. Amounts transferred into the Fixed Account in connection with an End-Term Performance Lock will be unavailable to reallocate to an Index Account Option until the next Contract Anniversary.

You may not elect End-Term Performance Lock if you have elected Automatic Rebalancing.

You may cancel your End-Term Performance Lock program using whatever methods you use to change your allocation instructions. You should consult with your financial professional with respect to the current availability of End-Term Performance Lock.

The following examples demonstrate how End-Term Performance Locks work with both positive and negative Index Adjustments.

This example demonstrates an End-Term Performance Lock when a positive Index Adjustment occurs at the end of the Term.
•If your starting Premium is $100,000, you are 100% allocated to an Index Account Option, and have elected the End-Term Performance Lock, any increase in Index Account Option Value at the end of the Term from a positive Index Adjustment will be transferred to the 1-year Fixed Account Option automatically at the end of the Term. This option is available for all available Crediting Methods and Protection Option combinations.
•Assume the Index Adjustment is equal to 4% at the end of the Term. The credited Index Adjustment ($100,000 * 4% = $4,000) would be automatically transferred to the 1-year Fixed Account at the end of the Term under the End-Term Performance Lock.
This example demonstrates an End-Term Performance Lock when a negative Index Adjustment occurs at the end of the Term.
•If your starting Premium is $100,000, you are 100% allocated to an Index Account Option, and have elected the End-Term Performance Lock, any increase in Index Account Option Value at the end of the Term from a positive Index Adjustment will be transferred to the 1-year Fixed Account Option automatically at the end of the Term. This option is available for all available Crediting Methods and Protection Option combinations.
•Assume the Index Adjustment is equal to -4% at the end of the Term. Since the Index Adjustment is negative, the End-Term Performance Lock would not be executed and no Index Account Option Value will be automatically transferred to the 1-year Fixed Account Option.

Automatic Rebalancing. You may elect to automatically rebalance Contract Value between eligible Contract Options on the Contract Anniversary based upon the most recent allocation instructions received by the Company in Good Order. If this option is elected, we will apply any applicable Index Adjustment to the Index Account Option and credited interest to the Fixed Account Option prior to reallocating the Contract Value. A Contract Option is only eligible for rebalancing at the end of its term. This means that a Fixed Account Option is only eligible for rebalancing on a Contract Anniversary, and an Index

Account Option is only eligible for rebalancing on its Index Account Option Term Anniversary. Rebalancing will only occur if more than one existing Contract Option's term ends on the same date.

The percentage that will be allocated to each eligible Contract Option through the rebalancing transaction is equal to A divided by B, then multiplied by C, where:
A = the allocation percentage for the Contract Option found in the most recent allocation instructions received by the Company in Good Order;
B = 1 minus the sum of the allocation percentages of the ineligible Contract Options found in the most recent allocation instructions received by the Company in Good Order;
C = the sum of the Index Account Option Values and Fixed Account Option Values from Contract Options, including the Short Duration Fixed Account Option, that have reached the end of their crediting term on that Contract Anniversary.

Rebalancing allows you to tell us what percentage of your Contract Value you would like to keep allocated to various Contract Options, and as those Contract Option values fluctuate, allows us to automatically reallocate Contract Value between those Contract Options on Contract Anniversaries to maintain your desired allocation percentages. For example, assume you allocate 50% of your Contract Value to the Fixed Account Option, and 50% of your Contract Value to a 1-year Index Account Option. On your next Contract Anniversary, assume your Fixed Account had positive interest credited, but you had a negative Index Adjustment on your Index Account Option, such that your Fixed Account Value is now 55% of your Contract Value and your Index Account Option Value has fallen to only 45% of your Contract Value. Because you elected Automatic Rebalancing, we will automatically reallocate your Contract Value between the Fixed Account Option and 1-year Index Account Option so that they are once again equally balanced at 50% of Contract Value in each option.

You may not elect Automatic Rebalancing if you have elected End-Term Performance Lock.

Please note that Automatic Rebalancing will only occur if more than one Contract Option is eligible for reallocation on the same Contract Anniversary.

You may cancel your Automatic Rebalancing program using whatever methods you use to change your allocation instructions. If you provide us with reallocation instructions in advance of a Contract Anniversary, any existing Automatic Rebalancing elections will be terminated and we will reallocate consistent with the updated reallocation instructions you provided. To reinstate Automatic Rebalancing on your Contract, you must submit a new election form. If you submit a new election form, Automatic Rebalancing will resume on the next eligible Contract Anniversary.

Rebalancing instructions may only include Contract Options in which you are currently invested. Automatic rebalancing cannot be used to reallocate Contract Value into new Contract Options.

You should consult with your financial professional with respect to the current availability of Automatic Rebalancing.

Please see Appendix A for examples illustrating Automatic Rebalancing scenarios in which all Index Account Options are at the end of their Term (Example 7), two out of three Index Account Options are at the end of their Term (Example 8), three out of three Index Account Options are at the end of their Term (Example 9), and where an Intra-Term Performance Lock was performed during the Contract Year (Example 10).

ACCESS TO YOUR MONEY

You may access to the money in your Contract:

•by making a partial or full withdrawal,

•by electing the Automatic Withdrawal Program,

•by establishing direct deduction of advisory fees under our administrative rules,

•by electing to receive income payments.

Your Beneficiary can have access to the money in your Contract when a death benefit is paid.

When you make a total withdrawal, you will receive the Withdrawal Value as of the end of the Business Day your request is received by us in Good Order. The Withdrawal Value is equal to the Contract Value reduced for any applicable taxes. We will pay the withdrawal proceeds within seven days of receipt of a request in Good Order.

Your withdrawal request must generally be in writing. We will accept withdrawal requests submitted via facsimile. We may accept withdrawal requests via phone or web, subject to certain qualifying conditions, and subject to availability. There are risks associated with not requiring original signatures in order to disburse the money. To minimize the risks, the proceeds will be sent to your last recorded address in our records, so be sure to notify us, in writing, with an original signature of any address change. We do not assume responsibility for improper disbursements if you have failed to provide us with the current address to which the proceeds should be sent.

Except in connection with the Automatic Withdrawal Program, you must withdraw at least $500 or, if less, the entire amount in the Fixed Account or Index Account Option from which you are making the withdrawal. If you are not specific in your withdrawal request, your withdrawal will be taken from your allocations to the Index Account Options and Fixed Account based on the proportion their respective values bear to the Contract Value. A withdrawal request that would reduce the remaining Contract Value to less than $2,000 will be treated as a request for a total withdrawal except in connection with Required Minimum Distributions or the Automatic Withdrawal Program. .

If you elect the Automatic Withdrawal Program, you may take automatic withdrawals of a specified dollar amount (of at least $50 per withdrawal) or a specified percentage of Contract Value on a monthly, quarterly, semiannual or annual basis. Automatic withdrawals are treated as partial withdrawals.

Partial withdrawals will reduce an Index Account Option's value at the beginning of the term in the same proportion that the Interim Value was reduced on the date of the withdrawal.

When you have an investment adviser who, for a fee, manages your Contract Value, you may authorize payment of the fee from the Contract by following our administrative rules for direct deduction of advisory fees from Contract Value (see below). There are conditions and limitations, so please contact our Customer Care Center for more information. We neither endorse any investment advisers, nor make any representations as to their qualifications. The fee for this service would be covered in a separate agreement between the two of you, and would be in addition to the fees and expenses described in this prospectus. Any investment adviser fees withdrawn will trigger an Interim Value adjustment for any Index Account Options. You are strongly encouraged to discuss the impact of deducting advisory fees directly from your Contract Value with your financial professional before making any elections.

Under certain circumstances, you may elect to have advisory fees directly deducted from your Contract Value and automatically transmitted to your third party financial professional, subject to certain administrative rules. Unless you specify otherwise, withdrawals will be taken from all Contract Options based upon the proportion that their respective value bears to the Contract Value. Our administrative rules are structured to follow the requirements laid out in a Private Letter Ruling we obtained from the Internal Revenue Service ("IRS") in 2019. If you do elect to pay your advisory fees via direct deductions under our rules, we will not treat such deductions as withdrawals in one specific way: pursuant to the terms of the Private Letter Ruling, we will not report them as taxable distributions under your Contracts. For more information on the Private Letter Ruling, please see "Constructive Withdrawals - Investment Adviser Fees" beginning on page 35.

It is important to note that deductions to pay advisory fees will always reduce your Contract Value and your basic death benefit, and they are otherwise subject to all contractual provisions and other restrictions and penalties, including Interim Value adjustments and minimum withdrawal requirements. Because the deduction of advisory fees is subject to Interim Value adjustments, your Contract Value may be reduced by more than the amount of the advisory fee if a deduction is taken at a point in time at which a negative Index Adjustment would occur. For an example illustrating the impact of advisory fee deductions on your Contract Value and death benefit, please see Appendix A, Example 11.

Our Administrative Rules. In order to have advisory fees directly deducted from your Contract Value, you must submit written authorization on a form provided by us, authorizing us to accept and execute instructions from your third party financial professional to make withdrawals from your Contract to pay the advisory fees pursuant to a written agreement between you and your third party financial professional. Advisory fee withdrawals are processed as net withdrawals, pro-rata from the Contract Options in which you are currently allocated. Requests for withdrawal of advisory fees will be processed on the Business Day in which they are received by us in Good Order. Advisory fees generally may not exceed an amount equal to an annual rate of

1.50% of your Contract’s Withdrawal Value, which is the amount you could receive upon total withdrawal after all adjustments have been assessed.

You may terminate authorization for the direct deduction of advisory fees at any time by providing us with written notice of such termination.

If you make a withdrawal to pay advisory fees without setting up direct deductions under our administrative rules, or your withdrawal exceeds the annual amount of 1.50% of your Contract's Withdrawal Value, your withdrawal will be treated as a standard partial withdrawal under the Contract. This means, in addition to your Contract Value and basic death benefit being reduced, the withdrawal may be subject to federal and state taxes and a 10% federal penalty tax.

The Contract may not be appropriate for you if you plan to take withdrawals from an Index Account Option prior to the end of the Index Account Option Term, especially if you plan to take ongoing withdrawals such as Required Minimum Distributions or the payment of advisory fees to your third-party advisor. We apply an Interim Value adjustment to amounts removed from an Index Account Option during the Index Account Option Term, and if this adjustment is negative, you could lose up to 98% of your investment. Withdrawals could also result in significant reductions to your Contract Value and the Contract Value element of the death benefit (perhaps by more than the amount withdrawn), as well as to the Index Adjustment credited at the end of the Index Account Option Term. Withdrawals may also be subject to income taxes and income tax penalties if taken before age 59 1/2. If you do intend to take ongoing withdrawals under the Contract, particularly from an Index Account Option during the Index Account Option Term, you should consult with a financial professional.

Income taxes, tax penalties and certain restrictions may apply to any withdrawal you make. There are limitations on withdrawals from qualified plans. For more information, please see “TAXES” beginning on page 34.

INCOME PAYMENTS

The income phase of your Contract occurs when you begin receiving regular income payments from us. The Income Date is the day those payments begin. Once income payments begin, the Contract cannot be returned to the accumulation phase. The Income Date must be at least 13 months after the Contract’s Issue Date. You can choose the Income Date and an income option. All of the Contract Value must be annuitized. Amounts applied to income options from Index Account Options are subject to an Interim Value adjustment. The income options are described below.

If you do not select an Income Date, your income payments will begin on the Latest Income Date, which is the Contract Anniversary on which you will be 95 years old, or such date allowed by Jackson of NY on a non-discriminatory basis or required by an applicable qualified plan, law or regulation. You may change the Income Date or income option at least seven days before the Income Date. You must give us written notice at least seven days before the scheduled Income Date.

Currently under a traditional Individual Retirement Annuity, required minimum distributions must begin in the calendar year in which you attain age 73 (or such other age as required by law). Currently, distributions under qualified plans and Tax-Sheltered Annuities must begin by the later of the calendar year in which you attain age 73 or the calendar year in which you retire. You do not necessarily have to begin taking income payments from your Contract to meet the minimum distribution requirements for Individual Retirement Annuities, qualified plans, and Tax-Sheltered Annuities. Distributions from Roth IRAs are not required prior to your death.

The triggering age at which you must begin taking distributions under traditional Individual Retirement Annuities, qualified plans and Tax-Sheltered Annuities change periodically. See below for a list of past age requirements and planned future changes to age requirements for beginning these required minimum distributions.

•If you reached the age of 70½ before January 1, 2020, distributions were required to begin in the calendar year in which you attained age 70½.
•If you reached the age of 72 before January 1, 2023, distributions were required to begin in the calendar year in which you attained age 72.
•If you will reach age 73 on or after January 1, 2033, distributions will be required to begin in the calendar year in which you attain age 75.

On or before the Income Date, you may elect a single lump-sum payment, or you may choose to have income payments made monthly, quarterly, semi-annually or annually. A single lump-sum payment is considered a total withdrawal and terminates the Contract. If you have less than $2,000 to apply toward an income option and state law permits, we may provide your payment in a single lump sum, part of which may be taxable as Federal Income. Likewise, if your first income payment would be less than $20, we may set the frequency of payments so that the first payment would be at least $20, or we may pay out the Contract Value in a single lump-sum payment.

The amount applied to an income option will not be less than the greater of the Withdrawal Value (which is the Contract Value after any applicable positive or negative Interim Value adjustment has been applied) or 95% of the Contract Value.

If you do not choose an income option, we will assume that you selected option 3, which provides for life income with 120 months of guaranteed payments.

Income Options. The Annuitant is the person whose life we look to when we make income payments (each description assumes that you are both the Owner and Annuitant). The following income options may not be available in all states.

Option 1 - Life Income. This income option provides monthly payments for your life. No further payments are payable after your death. Thus, it is possible for you to receive only one payment if you died prior to the date the second payment was due. If you die after the Income Date but before the first monthly payment, the amount allocated to the income option will be paid to your Beneficiary.

Option 2 - Joint and Survivor. This income option provides monthly payments for your life and for the life of another person (usually your spouse) selected by you. Upon the death of either person, the monthly payments will continue during the lifetime of the survivor. No further payments are payable after the death of the survivor. If you and the person who is the joint life both die after the Income Date but before the first monthly payment, the amount allocated to the income option will be paid to your Beneficiary.

Option 3 - Life Income With at Least 120 or 240 Monthly Payments. This income option provides monthly payments for the Annuitant’s life, but with payments continuing to the Beneficiary for the remainder of 10 or 20 years (as you select) if the Annuitant dies before the end of the selected period. If the Beneficiary does not want to receive the remaining scheduled payments, a single lump sum may be requested, which will be equal to the present value of the remaining payments (as of the date of calculation) discounted at an interest rate that will be no more than 1% higher than the rate used to calculate the initial payment.

Option 4 - Income for a Specified Period. This income option provides monthly payments for any number of years from 5 to 30. If the Beneficiary does not want to receive the remaining scheduled payments, a single lump sum may be requested, which will be equal to the present value of the remaining payments (as of the date of calculation) discounted at an interest rate that will be no more than 1% higher than the rate used to calculate the initial payment.

Additional Options - We may make other income options available.

No withdrawals are permitted during the income phase under an income option that is life contingent. If you have elected an income option that is not life contingent, you are permitted to terminate your income payments by taking a total withdrawal in a single lump sum, which will be equal to the present value of the remaining payments (as of the date of calculation) discounted at an interest rate that will be no more than 1% higher than the rate used to calculate the initial payment.

If your Contract is a Qualified Contract, not all of these payment options will satisfy Required Minimum Distribution rules, particularly as those rules apply to your beneficiary after your death. Beginning with deaths happening on or after January 1, 2020, subject to certain exceptions most non-spouse beneficiaries must now complete death benefit distributions within ten years of the owner’s death in order to satisfy required minimum distribution rules. Consult a tax adviser before electing a payout option.
DEATH BENEFIT

The Contract has a death benefit, which is payable during the accumulation phase, and in some circumstances even after you begin taking income payments. Amounts applied to death benefit payout options from Index Account Options are subject to an Interim Value adjustment. If you die before moving into the income phase, the death benefit equals the greater of:

•your Contract Value on the date we receive all required documentation from your Beneficiary; or

•the total Premium you have paid into the Contract reduced for prior withdrawals (including any applicable charges and adjustments) in the same proportion that the Contract Value was reduced on the date of the withdrawal.*

*For Owners age 81 and older at the time the Contract is issued, the return of premium component of the death benefit is unavailable, and the death benefit will equal the current Contract Value.

If you begin taking income payments on the Latest Income Date, the death benefit amount is equal to the greater of zero or:

•the total Premium you have paid into the Contract, reduced for prior withdrawals (including any applicable charges and adjustments) incurred since the issuance of the Contract through the Latest Income Date, in the same proportion that the Contract Value was reduced on the date of such withdrawals, less

•the Contract Value on the Latest Income Date.*

*For Owners age 81 and older at the time the Contract is issued, the death benefit is not payable once you begin taking income from your Contract, regardless of the Income Date selected, and the death benefit terminates on the Income Date.

For an example of how your death benefit is reduced proportionally for prior withdrawals, assume that your initial Premium is $100,000. After one year, your Contract Value is $95.000, and you take a withdrawal for $9,500. You are withdrawing 10% of your Contract Value ($9,500 / $95,000 = 10%), so the reduction of your Premium for the purposes of determining your Death Benefit will also be 10%, making your premium for purposes of the death benefit calculation now $90,000 ($100,000 – ($100,000 * 10%)).

If the Contract is owned by joint Owners, the death benefit is due upon the death of the first joint Owner. If the Contract is owned by a legal entity, the death benefit is due upon the death of the Annuitant (in the case of joint Annuitants, the death benefit is payable upon the death of the first Annuitant).

The death benefit is due following our receipt of all required documentation in Good Order. Required documentation includes proof of death, a claim form, and any other documentation we reasonably require. If we have received proof of death and any other required documentation, we will calculate the share of the death benefit due to a Beneficiary of record using Contract values established at the close of business on the date we receive from that Beneficiary a claim form with a payment option elected. If we have not received proof of death or any other required documentation, we will calculate the share of the death benefit due to a Beneficiary of record using Contract values established at the close of business on the date we receive any remaining required documentation. As a result, based on the timing of a Beneficiary's claim submission, and the performance of the Index, Interim Value adjustments, and positive or negative Index Adjustments credited to Index Account Options may cause the calculation of a Beneficiary’s death benefit share to differ from the calculation of another Beneficiary’s death benefit share. We will pay interest on a Beneficiary's death benefit share as required by law.

If you die before you begin taking income from the Contract, the person you have chosen as your Beneficiary will receive the death benefit. If you have a joint Owner, the death benefit will be paid when the first joint Owner dies. The surviving joint Owner will be treated as the Beneficiary. Any other Beneficiary designated will be treated as a contingent Beneficiary. Only a spousal Beneficiary has the right to continue the Contract in force upon your death. If we do not receive a claim form and due proof of your death in Good Order from a surviving joint Owner during their lifetime, we will pay the death benefit in accordance with the last Beneficiary designation received by us in Good Order before the last joint Owner's death. If no Beneficiary designation is in effect, or the designated Beneficiary(ies) have not survived the Owner, or in the case of jointly owned Contracts, both joint Owners, the death benefit shall be paid to the Owner's estate, or in the case of jointly owned Contracts, the estate of the last joint Owner to die.

Payout Options. The death benefit can be paid under one of the following payout options:

•single lump-sum payment;

•payment of entire death benefit within 5 years of the date of death;

•on non-qualified contracts or for spousal Beneficiaries or Eligible Designated Beneficiaries on qualified contracts, payment of the entire death benefit under an income option over the Beneficiary’s lifetime or for a period not extending beyond the Beneficiary’s life expectancy. Any portion of the death benefit not applied under an income option within one year of the Owner's death, however, must be paid within five years of the date of the Owner's death on non-qualified contracts; or

•on qualified contracts, payment of the entire death benefit under an income option over a period not extending beyond ten (10) years, with distributions beginning within the calendar year following the calendar year of the Owner's death.

Under these payout options, the Beneficiary may also elect to receive additional lump sums at any time. The receipt of any additional lump sums will reduce the future income payments to the Beneficiary.

If the Beneficiary elects to receive the death benefit as an income option, the Beneficiary must make that payout option election within 60 days of the date we receive proof of death and payments of the death benefit must begin within one year of the date of death. If the Beneficiary chooses to receive some or all of the death benefit in a single sum and all the necessary requirements are met, we will pay the death benefit within seven days. If your Beneficiary is your spouse, he/she may elect to continue the Contract, at the current Contract Value, in his/her own name. If no payout option is selected, the entire death benefit will be paid within 5 years of the Owner’s date of death. For more information, please see “Spousal Continuation Option” below.

Pre-Selected Payout Options. As Owner, you may also make a predetermined selection of the death benefit payout option in the event your death occurs before the Income Date. However, at the time of your death, we may modify the death benefit option if the death benefit you selected exceeds the life expectancy of the Beneficiary. If this Pre-selected Death Benefit Option election is in force at the time of your death, the payment of the death benefit may not be postponed, nor can the Contract be continued under any other provisions of this Contract. This restriction applies even if the Beneficiary is your spouse, unless such restriction is prohibited by the Internal Revenue Code. If the Beneficiary does not submit the required documentation for the death benefit to us within one year of your death, however, the death benefit must be paid, in a single lump sum, within five years of your death.

Spousal Continuation Option. If your spouse is the sole Beneficiary and elects to continue the Contract in his or her own name after your death, pursuant to the Spousal Continuation Option, no death benefit will be paid at that time. Moreover, except as described below, we will apply to the Contract a continuation adjustment, which is the amount by which the death benefit that would have been payable exceeds the Contract Value. We calculate the continuation adjustment amount using the Contract Value and death benefit as of the date we receive completed forms and due proof of death from the Beneficiary of record and the spousal Beneficiary’s written request to continue the Contract (the “Continuation Date”). We will add this amount to the Short Duration Fixed Account. On the next Contract Anniversary, the continuation adjustment will be reallocated to the 1-year Fixed Account Option unless you provide updated allocation instructions. See your financial professional for information regarding the availability of the Spousal Continuation Option.

If your spouse continues the Contract in his/her own name under the Spousal Continuation Option, the new Contract Value will be considered the initial Premium for purposes of determining any future death benefit under the Contract.

The Spousal Continuation Option is available to elect one time on the Contract. However, if you have elected the Pre-selected Death Benefit Option the Contract cannot be continued under the Spousal Continuation Option, unless preventing continuation would be prohibited by the Internal Revenue Code. The Pre-selected Death Benefit Option may not be available in your state.

The Spousal Continuation Option is not available in the event of a change from the original Owner or an assignment of the Contract.

Death of Owner On or After the Income Date. On or after the Income Date, if you or a joint Owner die, and are not the Annuitant, any remaining payments under the income option elected will continue at least as rapidly as under the method of distribution in effect at the date of death. If you die, the Beneficiary becomes the Owner. If the joint Owner dies, the surviving joint Owner, if any, will be the designated Beneficiary. Any other Beneficiary designation on record at the time of death will be treated as a contingent Beneficiary. A contingent Beneficiary is entitled to receive payment only after the Beneficiary dies.

Death of Annuitant. If the Annuitant is not an Owner or joint Owner and dies before the Income Date, you can name a new Annuitant, subject to our underwriting rules. If you do not name a new Annuitant within 30 days of the death of the

Annuitant, you will become the Annuitant. However, if the Owner is a legal entity, then the death of the Annuitant will be treated as the death of the Owner, and a new Annuitant may not be named.

If the Annuitant dies on or after the Income Date, any remaining guaranteed payment will be paid to the Beneficiary as provided for in the income option selected. Any life-contingent Income Payments cease on the death of the Annuitant.

Stretch Contracts. The beneficiary of death benefit proceeds from another company’s non-qualified annuity contract or the eligible designated beneficiary (as defined by the Internal Revenue Code and implementing regulations) of death benefit proceeds from another company’s tax-qualified annuity contract or plan, may use the death benefit proceeds to purchase a Contract (“Stretch Contract”) from us. The beneficiary of the prior contract or plan (“Beneficial Owner”) must begin taking distributions, or must have begun taking distributions under the prior contract or plan, within one year of the decedent’s death. The distributions must be taken over a period not to exceed the life expectancy of the Beneficial Owner, and the distributions must satisfy the minimum distribution requirements resulting from the decedent’s death as defined by the Internal Revenue Code and implementing regulations. (See “Non-Qualified Contracts – Required Distributions” on page 35.) Upon the Beneficial Owner’s death, under a tax-qualified Stretch Contract, the designated beneficiary must distribute the Contract Value on or before the end of the 10th year after the Beneficial Owner’s death.

The rights of Beneficial Owners are limited to those applicable to the distribution of the death benefit proceeds.

Special requirements apply to non-qualified Stretch Contracts. All Premium must be received in the form of a full or partial 1035 exchange of the death benefit proceeds from a non-qualified annuity contract and other forms of Premium payments are not permitted. Joint ownership is not permitted. Please read the Contract and accompanying endorsement carefully for more information about these and other requirements.

TAXES

The following is only a general discussion of certain federal income tax issues and is not intended as tax advice to any individual. Jackson of NY does not make any guarantee regarding the tax status of any contract or any transaction involving the contracts. It should be understood that the following discussion is not exhaustive and that other special rules may be applicable in certain situations. Moreover, no attempt has been made to consider any applicable New York or other tax laws or to compare the tax treatment of the contracts to the tax treatment of any other investment. You are responsible for determining whether your purchase of a contract, withdrawals, income payments, and any other transactions under your contract satisfy applicable tax law. You should consult your own tax advisor as to how these general rules will apply to you if you purchase a Contract.

CONTRACT OWNER TAXATION

Tax-Qualified and Non-Qualified Contracts. If you purchase your Contract as a part of a tax-qualified plan such as an Individual Retirement Annuity (IRA), Tax-Sheltered Annuity (sometimes referred to as a 403(b) Contract), or pension or profit-sharing plan (including a 401(k) Plan or H.R. 10 Plan) your Contract will be what is referred to as a tax-qualified contract. Tax deferral under a tax-qualified contract arises under the specific provisions of the Internal Revenue Code (Code) governing the tax-qualified plan, so a tax-qualified contract should be purchased only for the features and benefits other than tax deferral that are available under a tax-qualified contract, and not for the purpose of obtaining tax deferral. You should consult your own advisor regarding these features and benefits of the Contract prior to purchasing a tax-qualified contract.

If you do not purchase your Contract as a part of any tax-qualified pension plan, specially sponsored program or an individual retirement annuity, your Contract will be what is referred to as a non-qualified contract.

The amount of your tax liability on the earnings under and the amounts received from either a tax-qualified or a non-qualified Contract will vary depending on the specific tax rules applicable to your Contract and your particular circumstances.

Non-Qualified Contracts - General Taxation. Increases in the value of a non-qualified Contract attributable to undistributed earnings are generally not taxable to the Contract Owner or the Annuitant until a distribution (either a withdrawal or an income payment) is made from the Contract. This tax deferral is generally not available under a non-qualified Contract owned by a non-natural person (e.g., a corporation or certain other entities other than a trust holding the Contract as an agent for a natural person). Loans, assignments, or pledges based on a non-qualified Contract are treated as distributions.

Non-Qualified Contracts - Aggregation of Contracts. For purposes of determining the taxability of a withdrawal, the Code provides that all non-qualified contracts issued by us (or an affiliate) to you during any calendar year must be treated as one annuity contract. Additional rules may be promulgated under this Code provision to prevent avoidance of its effect through the ownership of serial contracts or otherwise.

Non-Qualified Contracts - Withdrawals and Income Payments. Any withdrawal from a non-qualified Contract is taxable as ordinary income to the extent it does not exceed the accumulated earnings under the Contract. In contrast, a part of each income payment under a non-qualified Contract is generally treated as a non-taxable return of Premium. The balance of each income payment is taxable as ordinary income. The amounts of the taxable and non-taxable portions of each income payment are determined based on the amount of the investment in the Contract and the length of the period over which income payments are to be made. Income payments received after all of your investment in the Contract is recovered are fully taxable as ordinary income.

The Code also imposes a 10% penalty on certain taxable amounts received under a non-qualified Contract. This penalty tax will not apply to any amounts:

•paid on or after the date you reach age 59½;

•paid to your Beneficiary after you die;

•paid if you become totally disabled (as that term is defined in the Code);

•paid in a series of substantially equal periodic payments made annually (or more frequently) for your life (or life expectancy) or for a period not exceeding the joint lives (or joint life expectancies) of you and your Beneficiary;

•paid under an immediate annuity; or

•which come from Premiums made prior to August 14, 1982.

The taxable portion of distributions from a non-qualified annuity Contract are considered investment income for purposes of the Medicare tax on investment income. As a result, a 3.8% tax will generally apply to some or all of the taxable portion of distributions to individuals whose modified adjusted gross income exceeds certain threshold amounts. These levels are $200,000 in the case of single head of household taxpayers, $250,000 in the case of married taxpayers filing joint returns, $250,000 in case of Qualifying surviving spouse with dependent child, and $125,000 in the case of married taxpayers filing separately. Owners should consult their own tax advisors for more information.

Non-Qualified Contracts - Required Distributions. In order to be treated as an annuity contract for federal income tax purposes, the Code requires any non-qualified contract issued after January 18, 1985 to provide that (a) if an owner dies on or after the annuity starting date but prior to the time the entire interest in the contract has been distributed, the remaining portion of such interest will be distributed at least as rapidly as under the method of distribution being used as of the date of that owner’s death; and (b) if an owner dies prior to the annuity starting date, the entire interest in the contract must be distributed within five years after the date of the owner’s death. If the owner is a legal entity, the death of any annuitant is treated as the death of the owner for this purpose.

The requirements of (b) above can be considered satisfied if any portion of the Owner’s interest which is payable to or for the benefit of a “designated beneficiary” is distributed over the life of such beneficiary or over a period not extending beyond the life expectancy of that beneficiary and such distributions begin within one year of that Owner’s death. The Owner’s “designated beneficiary,” who must be a natural person, is the person designated by such Owner as a Beneficiary and to whom ownership of the Contract passes by reason of death. However, if the Owner’s “designated beneficiary” is the surviving spouse of the Owner, the contract may be continued with the surviving spouse as the new Owner. A surviving spouse must meet the requirements under federal tax law to continue the contract.

Non-Qualified Contracts - 1035 Exchanges. Under Section 1035 of the Code, you can purchase an annuity contract through a tax-free exchange of another annuity contract, or a life insurance or endowment contract. For the exchange to be tax-free under Section 1035, the owner and annuitant must be the same under the original annuity contract and the Contract issued to you in the exchange. If the original contract is a life insurance contract or endowment contract, the owner and the insured on the original contract must be the same as the owner and annuitant on the Contract issued to you in the exchange.

In accordance with Revenue Procedure 2011-38, the IRS will consider a partial exchange of an annuity Contract for another annuity Contract valid if there is either no withdrawal from, or surrender of, either the surviving annuity contract or the new annuity contract within 180 days of the date of the partial exchange. Revenue Procedure 2011-38 also provides certain exceptions to the 180 day rule. Due to the complexity of these rules, owners are encouraged to consult their own tax advisers prior to entering into a partial exchange of an annuity Contract.

Tax-Qualified Contracts - Withdrawals and Income Payments. The Code imposes limits on loans, withdrawals, and income payments under tax-qualified Contracts. The Code also imposes required minimum distributions for tax-qualified Contracts and a 10% penalty on certain taxable amounts received prematurely under a tax-qualified Contract. You should discuss these limits, required minimum distributions, tax penalties and the tax computation rules with your tax adviser. Any withdrawals under a tax-qualified Contract will be taxable except to the extent they are allocable to an investment in the Contract (any after-tax contributions). In most cases, there will be little or no investment in the Contract for a tax-qualified Contract because contributions will have been made on a pre-tax or tax-deductible basis.

Withdrawals - Roth IRAs. Subject to certain limitations, individuals may also purchase a type of non-deductible IRA annuity known as a Roth IRA annuity. Qualified distributions from Roth IRA annuities are entirely federal income tax free. A qualified distribution requires that the individual has held the Roth IRA annuity for at least five years and, in addition, that the distribution is made either after the individual reaches age 59½, on account of the individual’s death or disability, or as a qualified first-time home purchase, subject to $10,000 lifetime maximum, for the individual, or for a spouse, child, grandchild or ancestor.

Constructive Withdrawals - Investment Adviser Fees. In 2019, we obtained a private letter ruling (“PLR”) from the Internal Revenue Service recognizing our ability, in specific circumstances, to treat the payment of investment advisory fees to an investment advisor out of nonqualified contracts as non-taxable withdrawals from the contracts.

Pursuant to the guidance provided by the Internal Revenue Service, we only permit the deduction of investment adviser fees from a contract in the following circumstances:

•The contract is an advisory fee product;

•A written contract exists between the registered investment adviser and the contract owner;

•During the time that the contract owner authorizes us to deduct advisory fees directly from the contract and automatically transmit them to a registered investment adviser, the contract will be solely liable for the fees and the fees will not be paid directly by the owner;

•The fees are paid directly from the annuity contract to the registered investment adviser;

• The fees do not exceed an amount equal to an annual rate of 1.50% of the contract’s withdrawal value.

When these requirements are met, we will not treat such a deduction of fees as a taxable distribution. In order to prevent negative tax consequences, these deductions are only permitted if the above requirements are met. Any withdrawals taken by a contract owner in scenarios that do not conform to the above requirements will be treated as any other partial withdrawal from the contract, and may be subject to federal and state income taxes and a 10% federal penalty tax. Please note that even if we do not treat such deductions as withdrawals for tax purposes, federal and/or state taxing authorities could determine that such fees should be treated as taxable withdrawals.

Death Benefits. None of the death benefits paid under the Contract to the Beneficiary will be tax-exempt life insurance benefits. The rules governing the taxation of payments from an annuity Contract, as discussed above, generally apply to the payment of death benefits and depend on whether the death benefits are paid as a lump sum or as annuity payments. Estate or gift taxes may also apply.

Assignment. An assignment of your Contract will generally be a taxable event. Assignments of a tax-qualified Contract may also be limited by the Code and the Employee Retirement Income Security Act of 1974, as amended. You should consult your tax advisor prior to making any assignment of your Contract.

An assignment or pledge of all or any portion of the value of a Non-Qualified Contract is treated under Section 72 of the Code as an amount not received as an annuity. The total value of the Contract assigned or pledged that exceeds the aggregate Premiums paid will be included in the individual's gross income. In addition, the amount included in the individual's gross income could also be subject to the 10% penalty tax discussed in connection with Non-Qualified Contracts.

An assignment or pledge of all or any portion of the value of a Qualified Contract will disqualify the Qualified Contract. The Code requires the Qualified Contract to be nontransferable.

Withholding. In general, the income portion of distributions from a Contract are subject to 10% federal income tax withholding and the income portion of income payments are subject to withholding at the same rate as wages unless you elect not to have tax withheld. Some states have enacted similar rules. Different rules may apply to payments delivered outside the United States.

The Code generally allows the rollover of most distributions to and from tax-qualified plans, tax-sheltered annuities, Individual Retirement Annuities and eligible deferred compensation plans of state or local governments. Distributions from other tax qualified plans which may not be rolled over are those which are:

(a)one of a series of substantially equal annual (or more frequent) payments made (a) over the life or life expectancy of the employee, (b) the joint lives or joint life expectancies of the employee and the employee’s beneficiary, or (c) for a specified period of ten years or more;

(b)a required minimum distribution; or

(c)a hardship withdrawal.

Eligible rollover distributions from tax qualified plans (other than an IRA) are subject to mandatory 20% withholding unless they are transferred directly to an IRA or tax qualified plan. Jackson of NY reserves the right to change tax reporting practices where it determines that a change is necessary to comply with federal or state tax rules (whether formal or informal).

Annuity Purchases by Nonresident Aliens and Foreign Corporations. The discussion above provides general information regarding U.S. federal income tax consequences to annuity purchasers that are U.S. citizens or residents. Purchasers that are not U.S. citizens or residents will generally be subject to U.S. federal withholding tax on taxable distributions from annuity contracts at a 30% rate, unless a lower treaty rate applies. In addition, purchasers may be subject to state and/or municipal taxes and taxes that may be imposed by the purchaser’s country of citizenship or residence. Prospective purchasers are advised to consult with a qualified tax adviser regarding U.S. state, and foreign taxation with respect to an annuity contract purchase.

Definition of Spouse. The Contract provides that upon your death, a surviving spouse may have certain continuation rights that he or she may elect to exercise for the Contract’s death benefit and any joint-life coverage under an optional living benefit. All Contract provisions relating to spousal continuation are available only to a person who meets the definition of “spouse” under federal law. The U.S. Supreme Court has held that same-sex marriages must be permitted under state law and that marriages recognized under state law will be recognized for federal law purposes. Domestic partnerships and civil unions that are not recognized as legal marriages under state law, however, will not be treated as marriages under federal law. Consult a tax adviser for more information on this subject.
Transfers, Assignments or Exchanges of a Contract. A transfer or assignment of ownership of a Contract, the designation of an annuitant other than the owner, the selection of certain maturity dates, or the exchange of a Contract may result in certain tax consequences to you that are not discussed herein. An owner contemplating any such transfer, assignment or exchange, should consult a tax advisor as to the tax consequences.
Tax Law Changes. Although the likelihood of legislative changes is uncertain, there is always the possibility that the tax treatment of the Contract could change by legislation or otherwise. Consult a tax adviser with respect to legislative developments and their effect on the Contract.
We have the right to modify the contract in response to legislative changes that could otherwise diminish the favorable tax treatment that annuity contract owners currently receive. We make no guarantee regarding the tax status of any contract and do not intend the above discussion as tax advice.

JACKSON OF NY TAXATION

We reserve the right to deduct from the Contract Value any taxes attributed to the Contract and paid by us to any government entity (including, but not limited to, Premium Taxes, Federal, state and local withholding of income, estate, inheritance, other taxes required by law and any new or increased federal or state income taxes that may be enacted into law). Premium taxes generally range from 0% to 2%, which are applicable in New York. We will determine when taxes relate to the Contract.

We may pay taxes when due and deduct that amount from the Contract Value at a later date. Payment at an earlier date does not waive any right we may have to deduct amounts at a later date. We will withhold taxes required by law from any amounts payable from this Contract.

While we may consider company income tax liabilities and tax benefits when pricing our products, we do not currently include our income tax liabilities in the charges you pay under the Contract. We will periodically review the issue of charging for these taxes and may impose a charge in the future.

OTHER INFORMATION

General Account. The General Account is made up of all of Jackson of NY's assets, including the Fixed Account and JNLNY RILA Separate Account I. Jackson of NY exercises sole discretion over the investment of the General Account assets and bears the associated investment risk. You will not share in the investment experience of General Account assets. The General Account invests its assets in accordance with state insurance law. All of the assets of the General Account are chargeable with the claims of any of our contract owners as well as our creditors and are subject to the liabilities arising from any of our other business.

Unregistered Separate Account. We hold certain investments supporting the assets that you allocate to the Index Account in a non-insulated unregistered Separate Account. We established the JNLNY RILA Separate Account I ("RILA Separate Account") on March 28, 2023, pursuant to the provisions of New York law. The RILA Separate Account is a separate account under state insurance law and is not registered under the Investment Company Act of 1940. It is non-unitized, non-insulated, and was established under the laws of New York solely for the purpose of supporting our obligations under the Contract. Like our General Account, all of the assets of the RILA Separate Account are chargeable with the claims of any of our contract owners as well as our creditors and are subject to the liabilities arising from any of our other business.

Changes to the Separate Account. Where permitted by applicable law, we reserve the right to make certain changes to the structure and operation of the RILA Separate Account. We will not make any such changes without receiving any necessary approval of your state insurance department. We will notify you of any changes in writing. These changes may result from changes to or interpretations of applicable laws or regulations, or from business decisions we may make with regard to structure and operation of the RILA Separate Account.

Distribution of Contracts. Jackson National Life Insurance Company of New York (“Jackson of NY”), located at 2900 Westchester Avenue, Purchase, New York, is the issuer for this contract. Jackson National Life Distributors LLC (“JNLD”), located at 300 Innovation Drive, Franklin, Tennessee 37067, serves as the distributor of the Contracts. JNLD also serves as distributor of other variable insurance products issued by Jackson of NY and its parent, Jackson National Life Insurance Company ("Jackson").

JNLD is a wholly owned subsidiary of Jackson National Life Insurance Company. JNLD is registered as a broker-dealer with the Securities and Exchange Commission under the Securities Exchange Act of 1934 and is a member of the Financial Industry Regulatory Authority (“FINRA”). For more information on broker-dealers and their registered representatives, you may use the FINRA BrokerCheck program via telephone (1-800-289-9999) or the Internet (http://brokercheck.finra.org).

JNLD may distribute the Contracts directly and also enters into selling agreements with broker-dealers or other financial institutions that are unaffiliated with us ("Selling Firms"). The Contracts are offered to customers of Selling Firms. Selling Firms are responsible for delivery of various related disclosure documents and the accuracy of their oral description and appropriate recommendations of the purchase of the Contracts. Selling Firms do not have any legal responsibility to pay amounts that are owed under the Contracts. The obligations and guarantees under the Contracts are the sole responsibility of Jackson of NY. JNLD will use its best efforts to sell the Contracts, but is not required to sell any number or dollar amount of Contracts. We may stop offering the Contracts at any time.

Selling Firms may also be registered as, affiliated with, or in a contractual relationship with an investment adviser and offer advisory services to Contract Owners. Selling Firms providing such advisory services are acting solely on your behalf. Neither Jackson of NY nor JNLD offer advice on how to allocate your Contract Value and we are not responsible for any advice your investment adviser provides to you. Neither Jackson of NY nor JNLD endorses any investment advisers nor makes any representations as to their qualifications.

Compensation Paid to Unaffiliated Selling Firms. No commissions are paid to Selling Firms that sell the Contracts. However, the Selling Firms or their representatives may charge you an investment advisory or similar fee under an agreement you have with them. The Selling Firms or their registered representatives/investment adviser representatives determine the amount of the fee that will be charged, and the amounts charged may vary. There may be tax and Contract implications, including adverse effects on Contract benefits, if you elect to have such fees withdrawn directly from the Contract.

JNLD and/or Jackson of NY may make payments to Selling Firms in recognition of marketing, distribution, and/or administrative support provided by the Selling Firms. These payments may not be offered to all Selling Firms. The terms of these arrangements vary widely depending on, among other things, products offered; the level and type of marketing, distribution, and administrative support services provided; and the level of access we are provided to the registered representatives of the Selling Firms. Such payments may influence Selling Firms and/or their registered representatives to present the Contracts more favorably than other investment alternatives. Such compensation is subject to applicable state insurance law and regulation, FINRA rules of conduct and Department of Labor (“DOL”) rules and regulations. While such compensation may be significant, it will not result in any additional direct charge by us to you.

JNLD and/or Jackson of NY may make marketing allowance payments and marketing support payments to the Selling Firms. Marketing allowance payments are payments that are designed as consideration for product placement and distribution, assets under management, and sales volume. Marketing allowance payments are generally based on a fixed percentage of annual product sales and generally range from 10 to 50 basis points (0.10% to 0.50%). Payments may also be based on a percentage of assets under management or paid as a specified dollar amount. Marketing support payments may be in the form of cash and/or non-cash compensation to or on behalf of Selling Firms and their registered representatives and are intended to provide us with exposure to registered representatives so that we may build relationships or educate them about product features and benefits. Examples of such payments include, but are not limited to, reimbursements for representative training or “due diligence” meetings (including travel and lodging expenses); client and prospecting events; speaker fees; business development and educational enhancement items (such as software packages containing information for broker use, or prospecting lists); sponsorship payments for participation at conferences and meetings; and other support services, including payments to third party vendors for such services. Payments or reimbursements for meetings and seminars are generally based on the anticipated level of participation and/or accessibility and the size of the audience. Subject to applicable laws and regulations including FINRA rules of conduct and DOL rules and regulations, we may also provide cash and/or non-cash compensation to registered representatives in the form of gifts, promotional items, occasional meals, and entertainment. Selling Firms may qualify for different levels of sales and service support depending on the volume of business that they do with us.

All of the compensation described here, and other compensation or benefits provided by JNLD and/or Jackson of NY or our affiliates, may be greater or less than the total compensation on similar or other products.  The amount or structure of the compensation can create a conflict of interest as it may influence your Selling Firm and financial professional to present this Contract over other investment alternatives.  The variations in compensation, however, may also reflect differences in sales effort or ongoing customer services expected of the Selling Firm and financial professional.  You may ask your financial professional about any variations and how he or she and his or her Selling Firm are compensated for selling the Contract.

Compensation to JNLD. We may use any of our corporate assets to cover the cost of distribution. Compensation is paid to employees of JNLD and/or Jackson of NY who are responsible for providing services to Selling Firms. These employees are generally referred to as “wholesalers” and may meet with Selling Firms and/or their representatives to provide training and sales support. The compensation paid to the wholesalers may vary based on a number of factors, including Premium payments; types of Contracts or optional benefits (if any) sold by the Selling Firms that the wholesaler services; wholesaler performance; and overall company performance. The wholesaler may be required to achieve internally-assigned goals related to the same type of factors and may receive bonus payments for the achievement of individual and/or company-wide goals.

When a contract is offered to persons who are also customers of an Independent Registered Investment Advisor, JNLD may act in its capacity as a Selling Firm and be responsible for delivering disclosure documents and making recommendations that are in the best interest of the customer. Neither JNLD nor the Independent Registered Investment Advisors receive commission when one of their customers purchases a contract from JNLD. JNLD will not make marketing support payments to Independent Registered Investment Advisors if the payment or non-cash compensation is preconditioned on achievement of a sales target or on achievement of maintaining a level of premium with Jackson of NY.

Compensation is paid to employees of JNLD who are responsible for making recommendations to persons who are also customers of Independent Registered Investment Advisors. These employees are generally referred to as “annuity support associates”. The compensation paid to annuity support associates is not based on commissions. We compensate our annuity support associates with a base salary and an annual discretionary bonus. The amount of the annual bonus is based on a percentage of the associate’s salary, varies by the associate’s title, and is tied to how well the associate performs his or her job.

Modification of Your Contract. Only our President, Vice President, Secretary or Assistant Secretary may approve a change to or waive a provision of your Contract. Any change or waiver must be in writing. We may change the terms of your Contract without your consent in order to comply with changes in any applicable New York and federal regulations and laws, including provisions or requirements of the Internal Revenue Code. Your written consent will be obtained prior to changing any terms and conditions of the Contract in a manner that diminishes your rights and/or benefits under the Contract.

Confirmation of Transactions. We will send you a written statement confirming that a financial transaction, such as a withdrawal, or transfer has been completed. This confirmation statement will provide details about the transaction. It is possible that certain transactions, such as transfers, which may only be made on Contract Anniversaries or Index Account Option Term Anniversaries may be confirmed in an annual statement only.

It is important that you carefully review the information contained in the statements that confirm your transactions. If you believe an error has occurred, you must notify us in writing promptly upon receipt of the statement so we can make any appropriate adjustments.

Legal Proceedings. Jackson National Life Insurance Company (Jackson of NY's parent) and its subsidiaries are defendants in a number of civil proceedings arising in the ordinary course of business and otherwise. We are also, from time to time, the subject of regulatory inquiries and proceedings by certain governmental authorities. We do not believe at the present time that any pending action or proceeding, individually or in the aggregate, will have a material adverse effect upon Jackson of NY’s ability to meet its obligations under the Contracts. See “Risk Related to Our Business and Industry – Legal and Regulatory Risk – Legal and regulatory investigations and actions are increasingly common in our industry and could result in a material adverse effect on our business, financial condition, results of operations and cash flows.”

JACKSON NATIONAL LIFE INSURANCE COMPANY OF NEW YORK

Jackson National Life Insurance Company of New York (“Jackson of NY”) is a stock life insurance company organized under the laws of the state of New York in July 1995. Our legal domicile and principal business address is 2900 Westchester Avenue, Purchase, New York 10577. We are admitted to conduct life insurance and annuity business in the states of Delaware, New York and Michigan. In the following sections and in our financial statements in this prospectus we refer to Jackson of NY as the "Company," "we," "our" or "us."

We are a wholly-owned subsidiary of Jackson National Life Insurance Company (“Jackson”), which, in turn, is an indirect, wholly owned subsidiary of Jackson Financial Inc. ("JFI"), whose common stock is traded on the New York Stock Exchange under the symbol "JXN." JFI is also the ultimate parent of PPM America, Inc., a sub-adviser for certain funds, including a general account for Jackson of NY, and Jackson National Asset Management, LLC (“JNAM”), which provides certain administrative services with respect to certain of our separate accounts, including separate account administration services and financial and accounting services. JNAM is located at 225 West Wacker Drive, Chicago, Illinois 60606. Our website is located at www.jackson.com . Information on that website is not part of, or incorporated by reference into, this prospectus.

We issue and administer the Contracts. We maintain records of the name, address, taxpayer identification number and other pertinent information for each Owner, the number and type of Contracts issued to each Owner and records with respect to the value of each Contract.

The “ Statutory Financial Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operation” included in this prospectus have been prepared in accordance with accounting practices prescribed or permitted by the New York State Department of Financial Services (“statutory”), which vary in some respects from U.S. generally accepted accounting principles (“U.S. GAAP”). See the Statutory Financial Statements – “Note 2. Summary of Significant Accounting Policies” for a description of the significant differences between statutory and U.S. GAAP accounting.

We do not file periodic reports, in reliance on Rule 12h-7 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which exempts insurance companies from filing periodic reports pursuant to Section 15(d) of the Exchange Act.

FORWARD-LOOKING STATEMENTS - CAUTIONARY LANGUAGE

The information in this prospectus contains forward-looking statements about future events and circumstances and their effects upon revenues, expenses and business opportunities. Generally speaking, any statement in this prospectus not based upon historical fact is a forward-looking statement. Forward-looking statements can also be identified by the use of forward-looking or conditional words, such as “could,” “should,” “can,” “continue,” “estimate,” “forecast,” “intend,” “look,” “may,” “will,” “expect,” “believe,” “anticipate,” “plan,” “remain,” “confident” and “commit” or similar expressions. In particular, statements regarding plans, strategies, prospects, targets and expectations regarding the business and industry are forward-looking statements. They reflect expectations, are not guarantees of performance and speak only as of the dates the statements are made. We caution investors that these forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially from those projected, expressed, or implied. Factors that could cause actual results to differ materially from those in the forward-looking statements include those reflected in “Risks Related to Our Business and Industry” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this prospectus. Except as required by law, we do not undertake to update these forward-looking statements. You should not rely unduly on forward-looking statements.

RISKS RELATED TO OUR BUSINESS AND INDUSTRY

Risk Factors

You should carefully consider the risk factors below, in addition to the other information in this prospectus. These risk factors are important to understanding this prospectus. The risks described below are not the only ones we face. The occurrence of any of the following risks or additional risks and uncertainties not presently known to us or that we currently believe to be immaterial could cause a material adverse effect on our business, financial condition, results of operations and cash flows. In addition, many of these risks are interrelated and could occur under similar business and economic conditions, and the occurrence of certain of them could, in turn, cause the emergence or exacerbate the effect of others. This prospectus also contains forward-looking statements and estimates that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of specific factors, including the risks and uncertainties described below.

Risks Related to Conditions in Global Financial Markets and the Economy

General conditions in the global financial markets and the economy could have a material adverse effect on our business, financial condition, liquidity, results of operations and cash flows.

Volatility in global financial markets and general economic downturns could have a material adverse impact on us. Factors including the availability and cost of credit, efforts to address inflation through Federal Reserve policy, prolonged periods of high interest rates, supply chain issues, pandemics and related government responses, geopolitical conflicts ( e.g. , the Ukraine-Russia and Israel-Palestine conflicts), and trade disputes have contributed to increased volatility in global financial markets. These factors could continue to impact businesses and consumer confidence and cause economic uncertainty, with a consequent slowdown in economic activity potentially impacting global financial markets.

An economic downturn could impact policyholder behavior in a way that could adversely affect our business by reducing sales and increasing retentions and withdrawals. In an economic downturn, our customers may choose to utilize guaranteed benefits differently than we have assumed, potentially taking, for example, partial withdrawals more regularly. If the number of customers closing their annuity accounts significantly exceeds our expectations, the loss of fee income, or spread, could have a material adverse effect on our business, financial condition, results of operations and cash flows. Conversely, if the number of customers maintaining their accounts is significantly higher than our expectations, the increased cost of providing guaranteed living benefits could have a material adverse effect on our business, financial condition, results of operations and cash flows.

Such events and conditions could also have an adverse effect on the availability and cost of reinsurance protections and could affect the availability, cost and effectiveness of hedging instruments resulting in a material adverse impact on our profitability.

Equity market movements could lead to losses related to: (i) when the market declines, guaranteed benefits offered in our products, lower fee-based income, and losses from equity-related investments; and (ii) when the market increases, equity-linked interest credits offered in our products.

Our business is exposed to equity market risk through the guaranteed benefits sold within our variable annuities, which can manifest through increased reserves and capital requirements and, ultimately, policyholder payment claims associated with these guarantees and interest credits. In declining market environments, we are exposed to higher claims to variable annuity policyholders.

Our fee-based income streams are broadly proportional to the value of assets under management in our predominately equity-based separate account balances. As a result, declining equity markets result in lower fee income, earnings, and capital. A decline in the value of equity-related investments in our general account asset portfolio may also reduce our earnings and capital.

Interest rate movements could lead to financial loss related to: (i) in the case of prolonged declines, guaranteed benefits offered in our products, as well as lower investment income; and (ii) in the case of prolonged increases, our interest-crediting products.

Interest rate risk exposure for variable annuities increases when the present value of expected future benefit payments increases, which can occur due to a variety of factors, including lower interest rates potentially leading to lower discount rates, equity market underperformance, adverse policyholder behavior and increased policyholder longevity. In general, the amount of investment income earned on fixed income assets is negatively impacted by lower interest rates.

In rising interest rate environments, fixed annuities and variable annuities with a fixed fund option could also expose us to the risk that our asset portfolio yield does not increase as fast as the rates that are credited to policyholders, thereby reducing earnings from those product lines.
High interest rates expose us to disintermediation risk. Higher rates may make current product offerings more attractive than what existing policyholders have purchased, while simultaneously reducing the market value of assets backing our liabilities. This creates an incentive for our policyholders to lapse their products in an environment where selling assets could cause realized losses. In addition, higher interest rates may contribute to lower separate account balances on variable annuity policies, which include interest rate sensitive funds, and lower income from fees that are proportional to the separate account balances.

Disruptions or volatility in financial market conditions could negatively impact our liquidity or limit our ability to buy or sell investments.

We rely on liquidity in the financial markets for the trading of fixed income or equity investments to acquire, rebalance or liquidate investment positions. Disruptions in the financial markets that limit our ability to execute these transactions could have a material impact on returns from our investment portfolio, and our variable annuity customers’ ability to invest in or sell separate account funds. Disruptions in financial markets could have a material adverse effect on our business, financial condition, results of operations and cash flows.

Volatility in credit spreads, or ratings downgrades, defaults, or impairments in our general or separate account assets could negatively impact earnings and statutory capital.

Credit spread volatility

Tightening credit spreads would reduce the investment yields available on new asset purchases in our general account, impacting our investment income. Widening of the credit spreads on assets held in the general account could lead to higher levels of other than temporary impairments or defaults, either of which would reduce statutory capital. We may also experience lower fee-based income as a result of higher credit spreads that reduce variable annuity sub-account values invested in assets exposed to credit risk.

General account asset ratings downgrades, defaults, or impairments

Credit rating downgrades of the issuers of debt instruments held in our general account would require us to hold more capital in support of these investments and reduce our statutory risk-based capital ("RBC"), which is a key measure considered when regulators evaluate an insurance company’s ability to make dividend distributions. Defaults or valuation impairments on debt securities held in our general account could result in investment losses and reduce earnings and capital.

Difficulties faced by other financial institutions could adversely affect us.

We have exposure to financial institutions in the form of unsecured bank accounts and debt instruments, unsecured money market and prime funds, and equity investments. Losses or impairments to the carrying value of these assets could cause a material adverse effect on our business, financial condition, results of operations and cash flows.

Risks Related to Ratings, Liquidity and Capital Management

An actual or potential downgrade in our financial strength or issuer credit ratings could result in a loss of business and cause a material adverse effect on our business, financial condition, results of operations and cash flows.

Financial strength ratings, which various rating agencies publish as measures of an insurance company’s ability to meet obligations to its customers, are important to maintaining stakeholder confidence and our ability to distribute products. A downgrade in any of our ratings could directly or indirectly lead to negative impacts on:

• our product sales and distribution relationships;
• the number or amount of surrenders and withdrawals by customers;
• our ability to obtain new reinsurance or obtain it on reasonable terms;
• our need for increased liquidity due to increased collateral required by counterparties;
• our cost of and access to capital.

Failing to deliver on our cash obligations, such as policyholder benefits, could have a significant negative impact on our ability to continue to sell products.

We have significant liquidity needs to support daily cash flows, including operating expenses, interest payments, and policyholder withdrawals. We are exposed to liquidity risk primarily through our day-to-day business operations. Cash needs arise, in significant part, from the obligation to pay policyholder claims. Failing to meet these cash obligations could result in negative reactions from rating agencies, investors and analysts, customers and distributors, which could, in turn, lead to a decline in credit and financial strength ratings, and investor and policyholder confidence.

Some of our investments are relatively illiquid and could be difficult to sell, or to sell in significant amounts at acceptable prices, to generate cash to meet our needs.

We hold certain investments that are relatively illiquid, such as privately placed fixed maturity securities, certain asset-backed securities and alternative investments. In the past, some of our high-quality investments experienced reduced liquidity during periods of market volatility or disruption. If we were required to liquidate these investments on short notice, we could have difficulty doing so and could be forced to sell them for less than we otherwise would have been able to realize, which could have a material adverse effect on our business, financial condition, results of operations and cash flows.

Our use of reinsurance to mitigate a portion of the risks that we face exposes us to counterparty credit risk that could cause a material adverse impact on our business, financial condition, results of operations and cash flows.

We use reinsurance to mitigate a portion of the financial, longevity and mortality risks inherent in some of our in force annuity and life insurance products. Under our reinsurance arrangements, other insurers assume a portion of the obligation to pay claims and related expenses to which we are subject.

We remain liable as the direct insurer on all risks we reinsure and, therefore, are subject to the risk that a reinsurer is unable or unwilling to pay or reimburse claims in a timely manner, which could result in a material adverse impact on our business, financial condition, results of operations and cash flows.

We may make inefficient decisions regarding the use of capital to meet business objectives, fund strategic initiatives and return capital to our shareholder.

We make capital deployment decisions on an ongoing basis, which include growing organically via sales of our products, growing inorganically through acquisitions, returning capital to our shareholder, and increasing capital strength. Failure to make decisions about deploying or retaining capital efficiently could result in decreased shareholder value.

Risks Related to Product Design, Assumptions, and Models

The design and pricing of our products can impact our competitiveness in the marketplace, and negatively affect our earnings and capitalization and increase the volatility of our financial results.

Our failure to design or maintain products that provide competitive benefits and features or that do not conform to distributor requirements could result in short- or long-term loss of sales, distributor selling agreements, and reputational risk that would adversely impact our growth and profitability.

Improperly priced products may result in revenue streams that cannot support our liabilities and expenses, and could negatively impact our profitability. Any resulting need to modify or suspend products would impact our reputation in the marketplace. Products may not be priced appropriately due to poor assumptions or inputs to a pricing model that do not accurately capture a product’s material cash flows, regulatory requirements, or consumer decisions.

We could face unanticipated losses if there are significant deviations from our assumptions regarding the persistency of our annuity contracts or if mortality rates differ significantly from our pricing expectations.

Our future profitability is based in part on expected patterns of premiums, expenses and benefits using a number of assumptions, including those related to the probability that a policy or contract will remain in force from one period to the next. It is not possible to precisely predict persistency (policyholder choosing to keep their policy) or mortality, and actual results may differ significantly from assumptions. Should actual experience deviate from our assumptions for persistency and mortality rates, this difference may have an adverse effect on our business, financial condition, results of operations and cash flows.

Similarly, if policyholders with guaranteed benefits utilize them differently than our assumptions, the Company's reserves may be inadequate to cover its liabilities, resulting in losses affecting income and capital.

We rely on complex models to predict behavior, identify potential risks and estimate financial performance, which models may be ineffective due to incomplete or inaccurate assumptions or errors in data collection, analysis or interpretation that could result in materially inaccurate risk assessments and output.

We use complex models to predict customer behavior, identify risks and establish reserves. In addition, models are used to perform a range of operational functions, including calculating regulatory or internal capital requirements. Some of these tools form an integral part of our decision-making framework. The use of inaccurate models, errors in data collection and analysis, or misuse of model results, could result in poor business and strategic decision-making that could have an adverse financial, regulatory, operational or reputational impact on the Company.

The subjective determination of the amount of allowances and impairments taken on our investments could cause a material adverse effect on our business, financial condition, results of operations and cash flows.

The manner of determining the amount of allowances and impairments varies by investment type and is based upon our evaluation and assessment of known and inherent risks associated with a respective asset class. Although management regularly updates its evaluations to reflect changes in allowances and impairments included in our financial statements, management’s judgments, as reflected in our financial statements, may not accurately estimate the ultimately realized value. Historical trends may not be indicative of future impairments or allowances. Further, we may need to take additional impairments or provide for additional allowances in the future, which could cause a material adverse effect on our business, financial condition, results of operations and cash flows. See Note 4 - Investments of Notes to Statutory Financial Statements for further information .

Risks Related to the Distribution of Our Products

Our failure to accurately describe the features and options of our annuities, failure to administer those features and options consistent with their descriptions or mishandling of customer complaints could adversely impact our business, financial condition, results of operations and cash flows.

Our annuities contain many options and features, and we rely on third-party distributors to describe and explain our products to investors and our customers. There is a risk that we or our distributors fail to describe accurately and completely every feature and option in our contracts, forms, regulatory filings, marketing literature, and other written descriptions. Any such failure, or any intentional or unintentional misrepresentation of our products in advertising materials or other external communications, or inappropriate activities by our associates or third-party distributors, could adversely affect our reputation and business and lead to potential regulatory action or litigation.

We may directly receive, or regulatory agencies may receive, customer complaints about service or other issues relating to annuity contracts or insurance policies. Should we fail to review each complaint and investigate the potential causes, the complaint could evolve into a litigated matter, or we could face regulatory fines, penalties, or reputational damage.

If we do not design our products in accordance with applicable law, those products may not achieve the intended objectives and could adversely impact our business, financial condition, and results of operations.

U.S. federal income tax law imposes requirements relating to annuity and insurance product design, administration and investments that are conditions for beneficial tax treatment of such products under the Internal Revenue Code of 1986, as amended (the “Code”). State and federal securities and insurance laws also impose requirements relating to annuity and insurance product design, offering, distribution, and administration. Failure to administer product features in accordance with applicable law, or to meet any of these complex tax, securities or insurance requirements could subject us to administrative penalties imposed by a particular governmental or self-regulatory authority, unanticipated costs associated with remedying such failure or other claims, litigation, harm to our reputation or interruption of our operations. If legal proceedings were to occur, they could adversely impact our business, financial condition, results of operations and cash flows.

We could experience difficulties in distributing our products through third-party distribution partners, which are a primary source of our sales.

We distribute our products through a variety of third-party distribution partners under agreements that can be terminated by either party with or without cause. Failure to maintain an understanding of the changing market, what products our competitors are selling, and what channels have opportunity for growth can contribute to the loss of key distribution partners resulting in the Company’s inability to meet or exceed planned sales goals and is detrimental to our overall distribution strategy.

Key distributors could terminate their relationship with us, reduce their distribution contracts with us, or reduce the amount of sales they produce for us. Our key distribution partners could merge, consolidate, or change their business models in ways that affect how our products are sold, or new distribution channels could emerge and adversely impact the effectiveness of our distribution efforts. An increase in bank, wire house and broker-dealer consolidation activity could increase competition for access to distributors, result in greater distribution expenses and impair our ability to market products through these channels. Any of these changes in distribution could materially and adversely impact our business, financial condition, results of operations.

Consolidation of distributors or other industry changes could also increase the likelihood that distributors will try to renegotiate the terms of any existing selling agreements to terms less favorable to us.

Competition could adversely affect our market share and financial results.

We face competitors that are larger, have greater financial resources or greater market share, have better brand recognition, offer a broader range of products, or have higher crediting rates. Our competitors include major stock and mutual insurance companies, mutual fund organizations, banks, and other financial services companies. In recent years, substantial consolidation and convergence among companies in the insurance and financial services industries resulted in increased competition from large, well-capitalized insurance and financial services firms that market products and services similar to ours. These companies and firms compete with us for customers, distribution partners, and employees. Increased consolidation among banks and other financial services companies could create firms with even stronger competitive positions, negatively impact the insurance industry’s sales, increase competition for access to third-party distributors, result in greater distribution expenses and impair our ability to market our annuities to our current customer base or expand our customer base.

We face competition from other products, including non-insurance products such as mutual funds, certificates of deposit and newly developed investment products. These competitive product pressures could result in increased pricing pressures on our products and services and could harm our ability to maintain or increase our profitability.

We also face competition from new entrants into our markets or non-traditional or online competitors, many of whom leverage digital technology that could challenge us, a traditional financial service company, by providing new services or creating new distribution channels. Our ability to generate appropriate returns will depend significantly on our capacity to anticipate and respond appropriately to consumer demand, digital and other technological advances, the need for economies of scale and the consequential impact of consolidation, regulatory actions, and other factors. We may not continue to compete effectively, which could cause a material adverse effect on our business, financial condition, results of operations and cash flows.

Risks Related to Legal, Tax and Regulatory Matters

Our business is heavily regulated and changes in regulation could reduce our profitability and limit our growth.

Our products and company are subject to extensive and potentially conflicting state and federal tax, securities, broker-dealer and broker licensing, insurance and employee benefit plan laws and regulations in the jurisdictions in which we operate. These laws and regulations are complex and subject to change. We are monitoring known regulatory actions that could potentially impact our business; however, at this time, we cannot predict what form those regulations may take or their potential impact. Any of these laws and regulations, existing or in the future, could have an unknown or material adverse impact on us. See, "Our Business—Regulation" for additional discussion on the impact of such laws and regulations.

Moreover, these laws and regulations are administered and enforced by a number of different governmental and self- regulatory authorities, including state insurance regulators, state securities administrators, the U.S. Securities and Exchange Commission, the Financial Industry Regulatory Authority, the U.S. Department of Labor, the U.S. Department of Justice, the U.S. Internal Revenue Service and state attorneys general, each of which exercises a degree of interpretive latitude. Failure to adhere to these laws and regulations, or respond to changes in them, could result in regulatory action including fines, restrictions in our ability to sell our products, and reputational impact.

A decrease in our RBC ratio (as a result of a reduction in statutory capital and surplus or increase in RBC requirements) could result in increased scrutiny by insurance regulators and rating agencies, which could lead to corrective measures and ratings downgrades that would adversely affect our business, financial condition, results of operations and cash flows.

The National Association of Insurance Commissioners ("NAIC") established model regulations that provide minimum capitalization requirements for insurance companies based on risk-based capital formulas. We are subject to RBC standards or other minimum statutory capital and surplus requirements imposed under the laws of our jurisdiction of domicile. A failure to meet these requirements could subject us to further examination or corrective action imposed by insurance regulators, including limitations on our ability to write additional business, increased regulatory supervision, seizure or liquidation. Any corrective action imposed could cause a material adverse effect on our business, financial condition, results of operations and cash flows.

A decline in our RBC ratio, whether or not it results in a failure to meet applicable RBC requirements, could limit our ability to make dividends or distributions to our parent, could result in a loss of customers or new business, or could influence ratings agencies to downgrade financial strength ratings, each of which could cause a material adverse effect on our business, financial condition, results of operations and cash flows.

In any particular year, total adjusted capital amounts and RBC ratios could change due to a variety of factors, including:

• the amount of statutory earnings generated by us,
• the amount of additional capital that we must hold to support business growth,
• equity, interest rate, and credit market conditions,
• the value and credit ratings of certain fixed income and equity securities in our investment portfolio, and
• changes to the RBC formulas and the interpretation of the NAIC’s instructions with respect to RBC calculation methodologies.

In addition, rating agencies may implement changes to their own internal models, which differ from the RBC capital model, that have the effect of increasing or decreasing the amount of capital we should hold relative to the rating agencies’ expectations. Under stressed or stagnant capital market conditions and with the aging of existing insurance liabilities, without offsets from new business, the amount of additional statutory reserves that we are required to hold could materially increase. Any of these would decrease the total adjusted capital available for use in calculating an RBC ratio. To the extent that our RBC ratio is deemed to be insufficient, we may seek to take actions either to increase capitalization or reduce the capitalization requirements. If we were unable to accomplish such actions, the rating agencies could view this as a reason for a ratings downgrade.

Changes in U.S. federal income or other tax laws or the interpretation of tax laws could affect sales of our products, cash flows, and profitability.

The annuity products that we market generally provide the customer with certain federal income tax advantages. For example, policyholders of annuity contracts funded with after-tax dollars (“non-qualified”) are able to defer federal income taxation on any gain until it is received. With other savings investments, such as certificates of deposit and taxable bonds, the increase in value is generally taxed each year as it is realized. Additionally, life insurance death benefits are generally exempt from income tax.

From time to time, proposed tax law changes could, for example, eliminate all or a portion of the income tax advantages described above for annuities and life insurance. If legislation were enacted to eliminate the tax deferral for annuities, such a change would have an adverse effect on our ability to sell our annuities. Moreover, if the treatment of annuities were changed prospectively, and the tax-favored status of existing contracts was grandfathered, holders of existing contracts would be less likely to surrender or rollover their contracts. These tax law changes, if implemented, could have a material adverse effect on our business, financial condition, results of operations and cash flows.

The Inflation Reduction Act of 2022 (“IRA”) established in 2023 a new 15 percent corporate alternative minimum tax (“CAMT”) on large applicable corporations. We are a member of the controlled group (JFI Consolidated group) that is a large applicable corporation and is subject to the tax each year starting in 2023. The implementation of the CAMT contemplates that the U.S. Department of Treasury issues final regulatory guidance. It remains difficult to predict the specific final guidance or the definition of adjusted financial statement income. In the absence of further guidance, despite our federal net operating loss and foreign tax credit carryforwards, we may be required to pay tax equal to 15 percent of our pre-tax financial statement income, as adjusted by the CAMT, which includes certain items that are non-economic and can fluctuate significantly based on the movement of interest rates and equity markets. The CAMT, including the potential impacts of pending regulatory guidance, and any potential future increase in the U.S. corporate income tax rate could have a material adverse effect on our results of operations and cash flows.

Our investment advisory agreements with clients are subject to termination or non-renewal on short notice.

Our investment advisory affiliate’s written investment management agreements with its clients are terminable without penalty at any time or upon relatively short notice by either party. Moreover, our investment advisory affiliate’s investment management agreements with U.S. Securities and Exchange Commission-registered investment companies (each, an “RIC”), including the RICs affiliated with Jackson that serve as the sole investment options for our variable annuities, may be terminated at any time, without payment of any penalty, by each RIC’s Board of Trustees (including a majority of the independent trustees) or by vote of a majority of the outstanding voting securities of the RIC on not more than 60 days’ notice. The investment management agreements pursuant to which our investment advisory affiliate manages RICs must be renewed and approved by each RICs’ Boards of Trustees or by vote of a majority of the outstanding voting securities of the RIC (including a majority of each RIC’s independent trustees) annually. A significant majority of an RIC’s trustees are independent. Consequently, the Board of Trustees of each RIC may not approve the investment management agreement each year or may condition its approval on revised terms that are materially adverse to us.

Also, as required by the Investment Company Act of 1940, as amended (the “Investment Company Act”), each investment advisory agreement with a RIC automatically terminates upon its assignment, although new investment advisory agreements may be approved by the RIC’s Board of Trustees and shareholders. The Investment Advisers Act of 1940, as amended (the “Investment Advisers Act”), also requires approval or consent of investment advisory agreements by clients in the event of an assignment of the agreement. An “assignment” for purposes of both the Investment Company Act and the Investment Advisers Act includes a sale of a controlling block of the voting stock of the investment adviser or its parent company, or a change in control of the investment adviser. If an assignment were to occur, clients may not approve it, which event could have a material adverse effect on our business.

Changes to comply with new and potential laws or regulations that impose fiduciary or best interest standards in connection with the sale of our products could materially increase our costs, decrease our sales and result in a material adverse impact on our business, financial condition, results of operations and cash flows.

Regulators continue to propose and adopt fiduciary rules, best interest standards and other similar laws and regulations applicable to the sale of annuities. These rules, standards, laws, and regulations generally require advisers providing investment recommendations to act in the client’s best interest or put the client’s interest ahead of their own interest. We face uncertainty regarding the adoption of these rules and regulations and the U.S. Securities and Exchange Commission, the U.S. Department of Labor, and state insurance departments could adopt potentially conflicting or overlapping standards. Changes in these standards, rules and laws could lead to changes to our compensation practices and product offerings and increase our litigation risk, which could adversely affect our results of operations and financial condition. See “Our Business—Regulation—Federal Initiatives Impacting Insurance Companies.”

Changes in accounting standards could cause a material adverse effect on our business, financial condition, results of operations and cash flows.

Jackson of NY prepares statutory financial statements that are subject to statutory accounting practices prescribed or permitted by its state of domicile, whose accounting practices are driven by the NAIC. Any changes in the method of calculating reserves for our products under statutory accounting practices could result in increases in, and volatility of, reserve and capital requirements. For example, the NAIC is currently working to revise the economic scenarios that are inputs to the calculation of statutory reserves and required capital for many insurance products. Those revisions, which are expected to be finalized prior to 2026, could result in a material impact on the level and volatility of our statutory surplus and required statutory capital. See Note 2 of Notes to Statutory Financial Statements for a description of recently adopted and pending changes in accounting principles .

JFI’s consolidated financial statements are prepared in accordance with U.S. GAAP, the principles of which are revised from time to time. Changes to U.S. GAAP could affect the way we account for and report significant areas of our business, impose special demands on us in areas of governance, associate training, internal controls and disclosures, and affect how we manage our business. To the extent that such changes affect income, expenses, assets, liabilities or shareholder’s equity, they could adversely affect rating agency metrics and could consequently adversely impact our financial strength ratings and our ability to incur new indebtedness or refinance our existing indebtedness.

Legal and regulatory investigations and actions are increasingly common in our industry and could result in a material adverse effect on our business, financial condition, results of operations and cash flows.

We face a significant risk of litigation and regulatory investigations and actions in the ordinary course of operating our business, including the risk of class action lawsuits, arbitration claims, government subpoenas, regulatory investigations, examinations, actions, and other claims. Given the inherent unpredictability of litigation, the unfavorable resolution of one or more pending litigation matters, or future litigation or actions, inquiries, investigations or examinations, could have a material adverse effect on our business, financial condition, results of operations and cash flows. Even if we ultimately prevail in any litigation, arbitration, or any action or investigation by governmental authorities or regulators, we could suffer significant reputational harm, which could have a material adverse effect on our business, financial condition, results of operations and cash flows. See Note 12 - Contingent Liabilities of Notes to Statutory Financial Statements for further information.

Risks Related to Information Technology, Security and Data

Our information technology systems could fail, which could cause a material adverse effect on our business, financial condition, results of operations and cash flows.

Our business operations depend on the ability to process large numbers of transactions for numerous and diverse products, which requires the effective operation of our information technology systems. We employ a large number of complex and interconnected information technology and finance systems, models, and user developed applications in our processes to support our business operations. We also have arrangements in place with third-party suppliers and other service providers with whom we share and receive information. We could experience significant impacts to our business operations if our technology systems lack sufficient system capacity, scalability, stability, or if they underperform, or if our data or technology systems suffer an outage impacting availability, due to a disaster or cyberattack. Our systems change management controls may not work as designed, which could result in an unintended change being introduced into a production environment resulting in unexpected effects on functionality, or experience limited availability of one or more systems or devices, or our ability to recover data might be hindered by the impact of a ransomware attack, any or all of which could cause material disruption to normal business operations.

Our information technology systems, and those of our third-party vendors and service providers, are vulnerable to physical or electronic intrusions, computer viruses, ransomware or other attacks potentially exposing confidential customer or associate data or proprietary business information.

We are exposed to continuously evolving risks of attempts to disrupt the availability, confidentiality and integrity of our information technology systems, which could result in disruption to key operations or loss of the availability, confidentiality or integrity of customer, associate, or other data. We have been, and likely will continue to be, subject to potential damage from computer viruses, attempts to access confidential information, including customer data, and cybersecurity attacks such as “denial of service” attacks, phishing, sophisticated and automated attacks, and other disruptive software campaigns. Our security measures, including information security policies, standards, administrative, technical, and physical controls, associate training and other preventative actions may not fully protect us from such events. See "Our Business - Cybersecurity" for more information.

Customer, associate or representative data, or strictly confidential or proprietary non-public business information, could be disclosed to unauthorized parties due to associate error, a cyberattack ( i.e. , hacking, phishing, malware, etc.), or through a third-party relationship, resulting in financial losses, regulatory fines, and impact to our reputation.

Increased cybersecurity threats and computer crime also pose a risk of litigation, regulatory investigations, and other penalties. Data privacy is subject to frequently changing rules and regulations regarding the handling of personal data. Any breach in the security of our information technology systems could result in the disclosure or misuse of confidential or proprietary business information, including sensitive customer, supplier, or associate data maintained in the ordinary course of our business. Any such event, or any failure to comply with these data privacy requirements or other laws in this area, could cause damage to our reputation, or loss of revenue and could result in legal liability or penalties. In addition, we could incur large expenditures to investigate, remediate, and recover networks or information systems and protect against similar future events.

We retain confidential information in our information systems and in cloud-based systems (including customer transactional data and personal data about our distribution partners, customers, and our own associates). We rely on commercial technologies and third parties to maintain the security of those systems. Anyone who circumvents our security measures and penetrates our information systems, or the cloud-based systems we use, has and could access, view, misappropriate, alter or delete any information in the systems, including customer data and proprietary business information. It is possible that an associate, contractor, or representative could, intentionally or unintentionally, disclose or misappropriate personal data or other confidential information. Our associates, distribution partners and other third-party partners use portable computers or mobile devices that could contain similar information to that in our information systems, and these devices have been and could be lost, stolen or damaged.

Any compromise of our information technology systems or of the third-party partners' systems that results in the unauthorized access or disclosure of personal data or proprietary business information could damage our reputation in the marketplace, deter customers from purchasing our products, subject us to civil and criminal liability and require us to incur significant technical, legal and other expenses, any of which could cause a material adverse effect on our business, financial condition, results of operations, and cash flows.

We are exposed to the risk of incomplete, inaccurate, or misinterpreted data being utilized for reporting or decision-making purposes.

Our business depends on the performance of complex information technology systems and the effective management and use of quality and reliable data. This data could become incomplete, inaccurate, or misinterpreted due to inadequate or failed internal and external processes, systems or deliberate human actions, inactions, or error, resulting in misinterpretation of the data or inability to make strategic or timely decisions, which could cause a material adverse effect on our business, financial condition, results of operations and cash flows.

The use of artificial intelligence processes may introduce errors in analysis and decision-making and cause adverse effects on our business, financial condition, results of operations and cash flows.

Generative artificial intelligence is a new use of technology that potentially offers opportunities for businesses to gain efficiencies, pursue growth opportunities, or improve customer, employee or other stakeholder experiences. We are selectively exploring its use where it can provide meaningful benefit to our business. If employed, it could inherently create risks such as biased, discriminatory or otherwise unfair decision-making, misrepresent data leading to negative impacts on decision-making, or be subject to cyberattacks, any of which could result in a material adverse effect on our business, regulatory fines and impact to our reputation. In addition, new and currently unforeseeable regulatory issues could also arise due to the developing and uncertain regulatory environment.

General Risk Factors

Adverse outcomes from the operational risks inherent in our business could disrupt our business, and have a negative impact on our business, financial condition, results of operations and cash flows.

Operational risks are inherent to our business and include direct or indirect losses resulting from inadequate or failed internal and external processes, systems or deliberate human actions, inactions, or error. Our policies and procedures may not be fully effective in identifying, monitoring, or mitigating our risk exposure against all types of risk.

We are exposed to risks related to natural and man-made disasters and catastrophes, diseases, epidemics, pandemics, malicious acts, terrorist acts, civil unrest, and global climate change.

We face exposure from the effects of natural or man-made catastrophic events (such as natural disasters, pandemics like COVID-19, cyber-attacks, acts of terrorism, civil unrest, and other catastrophes), and other external events. These risks could also adversely impact us through our distribution partners and our third-party relationships that provide outsourcing services such as policy administration, technology, and data hosting and administration.

Jackson could suffer a major and prolonged business interruption, impacting its ability to deliver on its commitments to us, customers and other stakeholders, due to a disruption to the communication or utility infrastructures, availability or accessibility of our business locations or people due to a variety of natural or man-made events or actions. If associates are unable to perform regular business operations, we could suffer a significant business interruption, negatively impacting customers or other stakeholders.

Jackson’s inability to recruit, motivate and retain key associates and experienced and productive associates could cause a material adverse effect on our business, financial condition, results of operations and cash flows.

We have no employees and depend on Jackson personnel to provide administrative support to our business. Our business depends on Jackson’s ability to attract, motivate, and retain highly skilled, and often highly specialized, technical, investment, actuarial, managerial, and executive personnel. Intense competition exists for key associates with demonstrated abilities, and Jackson may be unable to retain or hire such associates. Our success also depends on the continued service of our key senior management team, including executive officers and senior managers. The unexpected loss of services of one or more of our key associates could have a material adverse effect on our operations due to their skills, knowledge of our business, their years of industry experience and the potential difficulty in promptly finding qualified replacement associates.

Jackson’s and our succession plans may not operate effectively, and Jackson’s compensation plans may not be effective in helping us retain access to key associates, the loss of one or more of whom could cause a material adverse effect on our business, financial condition, and results of operations.

Adverse outcomes from the operational risks of our material outsourcing partners, could disrupt our business, and have a negative impact on our business, financial condition, results of operations and cash flows.

We rely on the performance and operations of a number of third-party relationships providing services such as back-office support functions, information technology infrastructure, customer facing operations and services, product distribution and services (including through digital channels), and investment operations. Failure to adequately oversee our third-party partners, or the failure of a partner (or of its information technology and operational systems and processes) could result in significant disruption to business operations and customers and could have adverse reputational, regulatory and legal implications, and thus could cause a material adverse effect on our business, financial condition, results of operations and cash flows.

We face risks arising from acquisitions or other complex strategic transactions.

Jackson, our parent, has made acquisitions and other strategic transactions in the past and may pursue further acquisitions or other strategic transactions, including reinsurance, dispositions, and joint ventures, in the future. We face a number of risks arising from such transactions, including difficulties in assimilating and retaining associates and intermediaries, incurring unforeseen liabilities that arise in connection with such transactions, or facing unfavorable market conditions that could negatively impact our expectations for such transactions. Further, strategic transactions could require us to increase our leverage. These risks could prevent us from realizing the expected benefits from acquisitions and could result in the impairment of goodwill and other intangible assets recognized at the time of acquisition. In addition, should we pursue a strategy to complement our organic growth by exploring opportunities for acquisitions, it could be materially and adversely affected by the increasingly competitive nature of the life insurance and annuity merger and acquisition market and the increased participation of non-traditional buyers in the life insurance and annuity merger and acquisition market.

Our efforts to meet Environmental, Social, and Governance (“ESG”) standards may not meet investors’ or regulators’ expectations; and our customers, prospective investors, or those considering such a relationship with us, may negatively evaluate our business or other practices according to a variety of ESG standards and expectations.

Some of our regulators have proposed ESG rules or announced that they intend to review our practices against ESG standards; others may yet do so. Our investors or other stakeholders may evaluate our practices by ESG criteria that are continually evolving and not always clear. These standards and expectations may also reflect contrasting or conflicting values or agendas. Our decisions or priorities must necessarily and simultaneously, consider our business goals and interests. We define our own corporate purpose, in part, by the sustainability of our practices and our impact on all our stakeholders. Our practices may not change in the way or at the rate stakeholders expect. As a result, our efforts to conduct our business in accordance with expectations may involve compromises, at least in the short run. We may fail to meet our ESG commitments or targets. Our policies and processes to evaluate and manage ESG standards in coordination with other business priorities may not be completely effective or satisfy investors, regulators, or other stakeholders. We may face adverse regulatory, investor, or other stakeholder scrutiny resulting in business, reputational, or legal challenges.

We face direct or indirect effects of, or responses to, climate change.

Climate change regulation may affect the prospects of companies and other entities whose securities we hold, the value of those securities, or our willingness to continue to hold those securities. Climate change may also influence investor sentiment with respect to the Company and investments in our portfolio, including real estate investments. We cannot predict the long-term impacts on us from climate change or related regulation. A failure to identify and address these global climate issues and related impacts could cause a material adverse effect on the achievement of our business objectives.

Applicable insurance laws could make it difficult to effect a change of control of our Company.

The insurance laws and regulations of the various states in which we are organized could delay or impede a business combination involving us. State insurance laws prohibit an entity from acquiring control of an insurance company without the prior approval of the domestic insurance regulator. Under most states’ statutes, an entity is presumed to have control of an insurance company if it owns, directly or indirectly, 10% or more of the voting stock of that insurance company or its parent company. These regulatory restrictions could delay, deter, or prevent a potential merger or sale of our company, even if JFI’s and our Board of Directors decide that it is in the best interests of shareholders for us to merge or be sold. These restrictions also could delay sales by us or acquisitions by third parties.

OUR BUSINESS

Overview

Jackson National Life Insurance Company of New York (“Jackson of NY”) is a financial services company focused on helping Americans grow and protect their retirement savings and income to enable them to pursue financial freedom for life in the United States (“U.S.”). We are admitted to conduct life insurance and annuity business in the states of Delaware, New York and Michigan. We also refer to Jackson of NY as the “Company,” “we,” “our” or “us.” We are a wholly-owned subsidiary of Jackson National Life Insurance Company (“Jackson”), which, in turn, is an indirect, wholly owned subsidiary of Jackson Financial Inc. ("JFI").

We offer a diverse suite of annuities to retail investors in the U.S. Our variable annuities have been among the best-selling products of their kind in the U.S. primarily due to the differentiated features we offer as compared to our competitors, in particular the wider range of investment options and greater freedom to invest across multiple investment options. We also offer fixed and payout annuities.

We sell our products through an industry-leading distribution network that includes independent broker-dealers, wirehouses, regional broker-dealers, banks, independent registered investment advisors, third-party platforms and insurance agents. Jackson and its subsidiaries were the ninth largest retail annuity company in the U.S. for the year ended December 31, 2023, and the sixth largest for the year ended December 31, 2022, according to the latest available report from Life Insurance Marketing and Research Association ("LIMRA"), a worldwide insurance and related financial services trade association, as measured by sales. Jackson and its subsidiaries total retail annuity sales for the years ended December 31, 2023 and 2022 were $12.8 billion and $15.7 billion, respectively.

Our operating platform is scalable and efficient. Jackson and its subsidiaries administer approximately 79% of our in-force policies on their in-house policy administration platform. The remainder of our business is administered through established third-party arrangements. Jackson and its subsidiaries believes its operating platform provides us with a competitive advantage by allowing us to grow efficiently and provide superior customer service while maintaining, for Jackson and its subsidiaries, a combined statutory operating expense-to-asset ratio of 28 basis points for the year ended December 31, 2023, which we believe is among the lowest in the life and annuity industry.

We depend on Jackson and its affiliates for a variety of services. See Certain Relationships and Related Persons Transactions - Transactions with Related Persons for more information.

Our Product Offerings

Retail Annuities

Jackson and its subsidiaries are one of the leading providers of annuities in the U.S. retirement market. Our retail annuities include our variable, fixed, and payout annuities as well as our Registered Index-Linked Annuities, or RILA, and our lifetime income solutions offering in the defined contribution market.
Our annuities are designed to offer customers investment opportunities to:

• grow their savings on a tax-deferred basis consistent with their objectives, ranging from annuities that offer full market participation to annuities that offer guaranteed fixed returns, including full or partial protection of principal;
• protect their assets using a variety of standard and optional guaranteed benefits and guaranteed minimum crediting rates; and
• provide a source of income in the form of minimum payments for life and minimum payments to beneficiaries upon death.

Jackson and its subsidiaries annuity sales for the years ended December 31, 2023 and 2022 were as follows (in millions):

	2023		2022
Variable annuities	$9,540		$13,638
Fixed index annuities	210	(1)	126	(1)
Fixed annuities	193	(1)	162	(1)
RILA	2,890		1,811

(1) Net of reinsurance

Jackson of NY’s annuity sales only for the years ended December 31, 2023 and 2022 were as follows (in millions):

	2023	2022
Variable annuities	$796	$1,090
Fixed annuities	22	9

Variable Annuities

Our variable annuities offer our customers full participation in market returns through a broad selection of funds in a variety of investment styles, including equities and fixed income. Optional benefits offer customers guaranteed minimum protection based on their eligible contributions, adjusted for withdrawals, and are designed to protect against market volatility and investment performance risk. The principal features of our variable annuity optional guaranteed benefits are:

Features of our Optional Guaranteed Benefits	Referred To As	Acronym
Guaranteed minimum payments for the customer’s lifetime based on a fixed annual percentage of the benefit base	Guaranteed Minimum Withdrawal Benefits for Life	GMWB for Life
Guaranteed minimum payments based on a fixed annual percentage of the benefit base, for at least the amount of the customer’s total eligible contributions	Guaranteed Minimum Withdrawal Benefits	GMWB
Death benefits that guarantee the annuity beneficiary will receive the higher of the current account value or the benefit base, which can be increased through roll-up and step-up features	Enhanced Guaranteed Minimum Death Benefits	Enhanced GMDB

The investment freedom and optional guaranteed benefits valued by our customers and distribution partners have remained generally consistent over our history. As a result, we have strong brand recognition with distributors and advisors, as demonstrated by the +41 Net Promoter Score (“NPS”) for our variable annuities, compared to an industry average NPS of +32, based on advisor surveys conducted by Market Metrics in 2023.

We cede 90% of our entire variable annuity contract to our parent, Jackson, on a coinsurance basis (modified coinsurance for separate account liabilities). S ee Statutory Financials Statements - Note 5 - Reinsurance of Notes to Statutory Financial Statements for more information.

The separate account assets associated with our variable annuities are managed by Jackson National Asset Management LLC ("JNAM"), a Jackson wholly-owned registered investment advisor that provides investment advisory, fund accounting and administration services to the funds offered within our variable annuities. JNAM selects, monitors and actively manages the investment advisors that manage the funds we offer within our variable annuities. JNAM also directly manages asset allocation for funds of funds offered within our variable annuities. As of December 31, 2023, JNAM managed $242.7 billion of assets.

Fixed Annuities

Our fixed annuities offer a guaranteed minimum crediting rate that is typically higher than the interest rates offered by bank savings accounts or money market funds. In addition to our traditional fixed annuities, we currently market multi-year guaranteed annuities with three different guaranteed crediting rate periods. Our fixed annuities do not offer guaranteed minimum payments for life benefits but can be annuitized or converted into a series of income payments that offers such benefits, such as payout annuities.

RILA

The registered index-linked annuity market has been the fastest growing categories in the annuity market over the last five years, growing at a compound annual growth rate of 28% from 2019 through 2023. We believe the RILA market presents us with a compelling growth opportunity in our traditional channels with the potential to earn attractive risk-adjusted returns.

Jackson of NY plans to offer a RILA suite that offers customers access to market returns through market index-linked investment options, subject to a cap, and offers a variety of guarantees designed to modify or limit losses. Jackson of NY’s RILA generally will include a guaranteed minimum payment to beneficiaries upon death. Jackson of NY’s RILA will offer a number of options for a customizable product, including several combinations of crediting strategies, index options, and term lengths and levels of downside protection in the form of "buffers". Partial downside protection is provided through a “buffer,” which establishes an initial range of loss in the market index-linked investment option selected ( e.g. , the first 20% of loss) that Jackson of NY will insure and bear. Any loss that exceeds the buffer will result in a loss of account value and be experienced by the customer.

Distribution and Operations

Distribution Channels

Under our amended and restated general distributor agreement with Jackson and Jackson National Life Insurance Distributors, LLC (“JNLD”), we have access to their distribution channels. As of December 31, 2023, our products are distributed through:

• approximately 522 broker-dealer distribution partners and more than 120,000 appointed advisors across the three traditional broker-dealer channels including independent broker-dealers; banks and other financial institutions; and wirehouses and regional broker-dealers; and
• more than 1,380 registered investment advisors ("RIAs") have a Jackson RIA agreement and can access Jackson advisory solutions through an outsourced insurance desk ("OID"). Collectively these firms have more than 11,700 investment advisory representatives ("IARs") without a broker-dealer registration .

In addition, JNLD is registered as a broker-dealer with the U.S. Securities and Exchange Commission ("SEC"), pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and is registered as a broker-dealer in all applicable states.

Our strong presence in multiple distribution channels helps position us with Jackson as a leading provider of retirement savings and income solutions. According to LIMRA LOMA U.S. Individual Annuity Sales Industry report, for year ended December 31, 2023, Jackson and its subsidiaries accounted for 12.1% of all sales in the U.S. variable annuity market and ranked #2 in variable annuity sales. The industry-leading size of Jackson’s wholesaling force propels our collective sales in the traditional variable annuity market to be over triple that of our closest competitor per ISS Market Intelligence's YTD third quarter 2023 Competitor Sales, Staffing and Productivity Benchmarking report. We are increasingly focused on growing sales through Jackson’s Independent RIAs, Platforms & Agents ("IPA") channel. Jackson facilitates the sale of annuities by RIAs by offering them use of an insurance support desk that satisfies insurance-related licensing and regulatory requirements. We believe there is a significant long-term opportunity to grow annuity sales through RIAs, who managed approximately $7.16 trillion in investor assets at the end of 2022, according to a report by Cerulli Associates.

Operating Platform

Jackson’s in-house policy administration platform gives us flexibility to administer multiple product types through a single platform. Jackson and its subsidiaries have more than 2.8 million life and annuity policies and currently administer approximately 79% of their in-force policies on Jackson’s in-house platform, eliminating the burdens, costs and inefficiencies that would be involved in maintaining multiple legacy administration systems. Jackson also has scalable third-party administration agreements. Our ability to rely on both in-house and third-party administrative platforms gives us flexibility to convert and administer acquired business efficiently. We believe Jackson’s operating platform provides a competitive advantage by allowing us to grow efficiently and provide superior customer service. In 2023, Jackson and its subsidiaries received the Highest Customer Service — Financial Industry award from Service Quality Measurement Group, Inc. ("SQM") for the 12th straight year. According to the Operations Managers’ Roundtable, Jackson and its subsidiaries ranked 2 nd for overall operational capabilities in 2022 and 2023 by their broker-dealer partners.

Underwriting and Product Design

Our key underwriting and product design practices include:

• In 2012, Jackson developed and launched Elite Access, our investment-only variable annuity that does not include any guaranteed living benefits. Since that time, it has been the industry’s best-selling investment-only variable annuity.
• In 2021, Jackson successfully launched its commission and advisory based suite of RILAs.
• All our variable annuities, including our flagship variable annuity, Perspective II, may be purchased without any guaranteed living benefits.
• For those products that include optional guaranteed benefits, we focus on living benefits that are easier to manage in terms of risk, such as GMWB and GMWB for Life.
• We no longer offer guaranteed living benefits that we believe offer us a lower risk-adjusted return, such as Guaranteed Minimum Income Benefits, or GMIBs; instead, we utilize third-party reinsurance to mitigate the risks that we face relating to those benefits.
• Substantially all of our products have been designed such that the guarantee fee charged to the customer is calculated based on the benefit base, rather than the account value, which stabilizes the guarantee fees we earn.
• Less than 4% of Jackson and its subsidiaries in-force variable annuity policies, based on account value as of December 31, 2023, were sold prior to the 2008 financial crisis, a period when many variable annuities sold by our competitors were uneconomically priced and offered difficult to manage guarantee features.

We set what we believe are appropriate mortality and policyholder behavior assumptions as part of our pricing and reserving practices. We monitor experience on a regular basis, and we incorporate new experience data and emerging trends to ensure our actuarial assumptions and models reflect the appropriate mix of all available information and expert judgment.

Jackson National Asset Management

The separate account assets associated with our variable annuities are managed by JNAM, a Jackson wholly-owned registered investment advisor that provides investment advisory, fund accounting and administration services to the funds offered within our variable annuities. JNAM selects, monitors and actively manages the investment advisors that manage the funds we offer within our variable annuities. JNAM’s selection and monitoring process enables us to focus on funds where we believe we can transact in highly correlated hedge assets. JNAM also directly manages asset allocation for funds of funds offered within our variable annuities. As of December 31, 2023, JNAM managed $242.7 billion of assets.

Risk Management

Enterprise Risk Management Framework

Jackson of NY’s risk management is integrated into the overall JFI risk management framework (the “Framework”). The Framework defines the approach for identifying, assessing, managing, monitoring and reporting material risks to our business and is reviewed on an annual basis to ensure it meets stakeholders' expectations and remains in compliance with regulatory requirements. The Framework is designed to provide clear direction and embed risk management in day-to-day decision making and is organized around six core components, described below.

Enterprise Risk Management Framework - Core Components

Risk Governance & Culture

JFI's Board of Directors (the "Board of Directors" or the "JFI Board") oversees and approves the Framework and delegates risk oversight responsibilities to JFI Board committees. Risk management is embedded in the business uses a three lines model:

• Risk Ownership and Management (first line): The business function leaders have primary ownership of risk management relating to their area of expertise.
• Risk Oversight and Challenge (second line): The Risk team focuses on risk oversight and challenge, especially related to top business, financial and non-financial risks. Our Compliance team oversees and ensures appropriate frameworks are in place to manage compliance and regulatory requirements.
• Independent Assurance (third line): The internal audit team provides independent, objective, and risk-based assessment and reporting on the overall effectiveness of risk management, control, and governance processes across the organization. The internal audit team is directly overseen by the JFI Board’s Audit Committee and operates pursuant to a charter that is reviewed and approved annually by the JFI Audit Committee.

Risk, Compliance, and Internal Audit regularly provide reports to the Jackson of NY Board’s Audit, Compensation, and Risk Management Committee.

Risk Appetite and Limits

Our business is managed under a JFI Board-approved risk appetite that specifies the risk we are willing to accept in pursuit of our objectives. The JFI Board's Finance and Risk Committee approves and monitors a set of risk limits that support compliance with the Risk Appetite.

Risk Identification, Assessment, Measurement and Management

Jackson operates an enterprise-wide risk identification and risk and control self-assessment ("RCSA") process to develop a holistic view of the material risks we face and our control environment. We consider financial, non-financial and strategic risks. We also monitor the external environment for emerging risks. See Risk Factors for a description of the risks we face.

Risk Monitoring, Reporting and Escalation

Risk monitoring and reporting processes facilitate risk-based decision making by management, and risk management oversight by management and JFI Board committees. Risk escalation processes exist to ensure Risk Appetite or Risk Limit breaches along with material non-financial risk events are escalated in a timely manner to executive management, management committees, the Jackson of NY Board’s Audit, Compensation, and Risk Management Committee, and JFI Board committees.

Risk Response and Recovery Plans

Jackson maintains a financial recovery plan and other risk response and recovery plans to remediate breaches of Risk Appetite or Risk Limits, strengthen capital or liquidity, or respond to significant non-financial risk events.

Risk Stress and Scenario Testing

Jackson regularly perform stress and scenario testing to assess our risk profile and test our ability to manage through material financial and non-financial risk events.

Risk Management Strategies

Financial Risk

We employ various financial risk management strategies to limit losses and manage exposures to significant risks within established Risk Limits.

Market Risk Management: Our primary market risk exposure results from interest rate fluctuations, equity price movements and changes in credit spreads .

Counterparty Risk Management: The inability of a banking or reinsurance counterparty to satisfy its obligations could expose us to material risk. Collateralization of the value of contracts we hold with a given counterparty serves as a key component of our counterparty risk management strategy. Collateral requirements are specified contractually. In addition, we have placed formal limits on the amount of exposure we are willing to accept for a given counterparty, after consideration of collateral held both in aggregate and by risk source (banking or reinsurance); these limits vary based on the credit worthiness of the counterparty.

Asset-Liability Management: We use asset-liability duration and cash flow management techniques to ensure that obligations arising from our products will be met when they become due. Such techniques consider current and future investment returns, asset and liability durations, risk tolerance and cash flow requirements. We closely monitor our investment portfolio to assess our asset-liability position and adjust the allocation of assets within the investment portfolio as necessary to reduce the risk of mismatched cash flows between our assets and obligations to our policyholders. To further support our asset-liability management process, we analyze the adequacy of reserves annually. This analysis includes dynamic cash flow testing of assets and liabilities, by product, under a variety of interest rate scenarios to provide assurance that current assets and associated yields will be enough to satisfy obligations as they come due.

Third-Party Reinsurance: We utilize third-party reinsurance to mitigate a portion of the risks that we face, principally in certain of our in-force annuity and life insurance products related to longevity and mortality risks and specific features of our variable annuities. We have entered into reinsurance contracts to manage the full spectrum of risk exposure on certain blocks of business. The majority of Jackson’s in-force fixed annuity and fixed index annuity businesses, as well as the legacy block of Guaranteed Minimum Income Benefits ("GMIBs") on Variable Annuities ("VA"), has been ceded to highly-rated unaffiliated reinsurers.

Pricing and Reserving: We set what we believe are appropriate mortality and policyholder behavior assumptions as part of our pricing and reserving practices. Those assumptions are regularly updated and reflect the appropriate mix of available information and expert judgment. Factors considered in product pricing primarily include expected investment returns, interest rates, market volatility, mortality, longevity, persistency, benefit utilization and operating expenses as well as other features of certain annuity products. Our product pricing models also take into account capital requirements, risk profile, target returns and operating expenses.

Non-Financial Risk

In addition to the financial risks noted above, our business inherently faces operational and regulatory risks, which can lead to financial loss, negative impacts to customers and stakeholders, and regulatory scrutiny. Examples of key “non-financial” risks include cyberattacks and information security breaches, failure of third parties to provide contracted services, fraud, model risk and conflicts of interest.

We regularly assess and report on our key risks to Jackson of NY’s Board’s Audit, Compensation, and Risk Management Committee and Jackson has management committees and forums in place to manage and oversee our relevant non-financial risks. Our policies, processes and controls (collectively, our internal control environment) are designed and implemented with a goal to minimize exposure to these risks and prevent material financial losses and operational events (direct or indirect) that adversely affect our ability to meet our commitments to customers. In addition, we have risk-specific response plans and processes in place to quickly identify and appropriately address control failures or other risk events when they occur. Our internal control environment, including compliance with internal policies, is regularly assessed for effectiveness,by Jackson’s Risk and Internal Audit teams.

Reinsurance

Our third-party reinsurance strategy is designed to manage our risk exposure against the severity of losses, improve the profitability of our business and optimize our capital requirements. Although reinsurance does not discharge us from our primary obligation to make payments to our customers in respect of their policy benefits, it does make the reinsurer liable to the ceding insurance company for the reinsured portion of the risk. We obtain reinsurance from a diverse group of well-capitalized and highly-rated third-party reinsurers. We regularly evaluate the financial condition of these third-party reinsurers and monitor concentration risk with our largest reinsurers at least annually. As part of this review, we consider financial strength ratings, statutory capital and surplus, RBC, statutory earnings and fluctuations, current claims payment aging and our third-party reinsurers’ own reinsurers.

Regulation

Our Company is directly and indirectly subject to, or affected by, many laws and regulations as a result of:

• JFI’s public company status,
• our ownership by, and status as, a regulated insurance company, and
• our advisory relationships with customers.

Operating Entity	Primary Regulator
Jackson National Life Insurance Company (domiciled in Michigan)	Subject to regulation and supervision by the Michigan Department of Insurance and Financial Services ("DIFS"), and by insurance regulatory authorities in other U.S. states in which Jackson is authorized to transact business
Jackson National Life Insurance Company of New York (domiciled in New York)	Subject to regulation and supervision by the New York State Department of Financial Services ("NYSDFS")
Jackson National Asset Management LLC	SEC-registered investment adviser
Jackson National Life Distributors LLC	SEC-registered broker-dealer and subject to regulation and supervision by the Financial Industry Regulatory Authority, Inc. (“FINRA”)

These laws and regulations affect, among other things, how we conduct business, our permitted investments and financial condition, marketing and investment disclosures, cybersecurity and privacy requirements, and applicable accounting standards. Further, they are complex, subject to change, and administered and enforced by multiple governmental authorities. The authorities include state insurance regulators, state securities administrators, the SEC, FINRA, the U.S. Department of Labor (“DOL”), the U.S. Department of Justice, and state attorneys general. Generally, these laws and regulations are designed to protect or benefit the interests of a specific constituency, such as, for example, state insurance laws and regulations that are generally intended to protect or benefit purchasers or users of insurance products.

State Insurance Regulation

State insurance laws establish supervisory agencies with broad administrative and supervisory powers related to granting and revoking licenses to transact business, regulating marketing and other trade practices, establishing guaranty associations, licensing agents, prescribing and approving policy forms, regulating certain premium rates, regulating insurance holding company systems, establishing reserve requirements, prescribing the form and content of required financial statements and reports, performing financial and other examinations, determining the reasonableness and adequacy of statutory capital and surplus, regulating the type and amount of investments permitted, limiting the amount of dividends that can be paid and the size of transactions that can be consummated without first obtaining regulatory approval, regulating standards of business conduct and other related matters. Certain information and reports that Jackson NY has filed with NYSDFS can be inspected during normal business hours at 2900 Westchester Avenue, Purchase, New York 10577.

As part of their regulatory oversight process, state insurance departments conduct periodic examinations, generally once every three to five years, of the books, records, accounts and business practices of insurers domiciled in their states. Examinations are sometimes carried out in cooperation with other states' insurance regulators under guidelines promulgated by the National Association of Insurance Commissioners (the “NAIC"). State and federal insurance and securities regulatory authorities and other state law enforcement agencies and attorneys general also, from time to time, make inquiries and conduct examinations or investigations regarding our compliance with among other things, insurance laws and securities laws. The most recent DIFS examination of Jackson, including participation from the NYSDFS for Jackson of NY, was concluded in 2023 with no material findings.

Insurance companies have been under increased scrutiny by various state regulators, the federal government and the NAIC. Various states have considered or enacted legislation that in many cases increases states’ authority to regulate insurance companies. Although the federal government does not directly regulate the insurance business, federal legislation and administrative policies in several areas, including pension regulation, age and sex discrimination, financial services regulation, securities regulation and federal taxation, can significantly affect the insurance business. Legislation has been introduced from time to time in the U.S. Congress that could result in a more expansive federal role in regulation of insurance companies. The NAIC has approved and recommended several regulatory initiatives designed to reduce the risk of insurance company insolvencies. These initiatives include investment and reserve requirements, RBC standards, restrictions on an insurance company’s ability to pay dividends to its shareholders, and the adoption of model laws, relating to risk management, financial exposure assessment, and governance structure disclosure.

State insurance laws and regulations also include provisions governing marketplace activity of life and annuity insurers, including provisions governing the form and content of disclosure to consumers, such as illustrations, advertising, sales practices and complaint handling. State regulatory authorities generally enforce these provisions through periodic market conduct examinations, with emphasis in recent years on improper life insurance pricing and sales practices, race-based underwriting or sales practices, and misleading sales presentations, targeting the elderly, and product suitability for potential customers.

In December 2022, Michigan enacted an amendment to the holding company provision within its Insurance Code, which adopts a Group Capital Calculation ("GCC") for use in DIFS’ monitoring of insurance holding companies’ solvency. While the GCC is not a capital requirement, the calculation is intended to provide additional analytical information for use in assessing group risks and capital adequacy, complementing DIFS’ current holding company analysis. The changes were required to ensure Michigan remained in compliance with accreditation standards set by the NAIC, which allows for inter-state cooperation and reduces regulatory redundancies.

Annuity Suitability Regulation

On February 13, 2020, the NAIC approved revisions to the Suitability in Annuity Transactions Model Regulation (the “Annuity Suitability Model Regulation”). The revised model imposes a “best interest” standard of conduct and includes a “safe harbor” for fiduciary advisors who recommend annuities. Under the safe harbor, as it applies to the “care” elements of the Annuity Suitability Model Regulation, investment advisors offering annuities need only comply with the Investment Advisers Act of 1940, as amended (the “Investment Advisers Act”). Each state chooses whether to implement the Annuity Suitability Model Regulation. If they so choose, they will either amend their current suitability regulations or adopt the new model. NYSDFS' amended insurance regulation (Regulation 187, "Suitability and Best Interest in Life Insurance and Annuity Transactions") incorporates the “best interest” standard for the sale of annuities and expands the application of this standard beyond annuity transactions to include sales of life insurance policies to consumers.

Guaranty Associations and Similar Arrangements

State laws require insurance companies doing business within their jurisdictions to participate in various types of guaranty associations or other similar arrangements. These guaranty associations and arrangements provide certain levels of protection to customers from losses under insurance policies issued by insurance companies that become impaired or insolvent. Typically, these guaranty associations levy assessments up to a prescribed limit on a member insurer's proportionate share of the business in the relevant jurisdiction of all member insurers in the lines of business in which the impaired or insolvent insurer is engaged. Some states permit member insurers to recover assessments that they paid through full or partial premium tax offsets, usually over a period of years. The aggregate assessments levied against us during the prior three years have not been material to our financial condition.

Regulation of Investments

We are subject to state laws and regulations that require diversification of our investment portfolios and limit the amount of investments in certain asset categories, such as below investment-grade fixed income securities, equity real estate, mortgages, other equity investments, foreign investments and derivatives. Failure to comply with these requirements would cause investments exceeding regulatory limitations to be treated as non-admitted assets for purposes of measuring surplus and, in most instances, would require divestiture of the non-qualifying investments. We believe that our investments complied with these requirements at December 31, 2023.

Surplus and Capital; RBC Requirements

The NAIC has developed RBC standards for life insurance companies as well as a model act for state legislatures to enact. The model act requires that life insurance companies report on a RBC formula standard calculated by applying factors to various asset, premium and reserve items and separate model-based calculations of risk associated primarily with interest rate and market risks. The RBC formula takes into account the risk characteristics of a company, including asset risk, insurance risk, interest rate risk, market risk and business risk. The NAIC designed the formula as an early warning tool to identify potentially inadequately capitalized companies for purposes of initiating regulatory action.

Under RBC requirements, regulatory compliance is determined by an NAIC defined ratio (known as the RBC ratio) of a company’s total adjusted capital, to its company action level of RBC, also as defined by the NAIC. Four levels of regulatory attention may be triggered if the RBC ratio is insufficient:

	RBC Ratio	Regulatory Attention
Company action level	Between 75% to 100%	Insurer must submit a plan to the regulator detailing corrective action it proposes to undertake
Regulatory action level	Between 50% to 75%	Insurer must submit a plan, but a regulator may also issue a corrective order requiring the insurer to comply within a specified period
Authorized control level	35% to 50%	Regulatory response is the same as at the “Regulatory action level,” but in addition, the regulator may take action to rehabilitate or liquidate the insurer
Mandatory control level	Less than 35%	Regulator must rehabilitate or liquidate the insurer

As of December 31, 2023, Jackson and Jackson of NY's total adjusted capital and RBC minimum required levels under the NAIC’s definition substantially exceeded the standards of their respective states of domicile and the NAIC.

We believe that we will be able to maintain our RBC ratios in excess of “company action level” through appropriate risk management, investing and capital management, and claims handling. However, no assurances can be given that developments affecting us or our insurance subsidiaries, many of which could be outside of our control, will not cause our RBC ratios to fall below our targeted levels. See Risks Related to Our Business and Industry — Risks Related to Legal, Tax and Regulatory Matters—A decrease in our risk-based capital ("RBC") ratio (as a result of a reduction in statutory capital and surplus or increase in RBC requirements) could result in increased scrutiny by insurance regulators and rating agencies, which could lead to corrective measures and ratings downgrades that could adversely affect our business, financial condition, results of operations and cash flows.

The NAIC updated the risk-based capital framework to reflect more current modeling of asset risk and insurance risk, with changes effective at year-end 2021 and 2022. The changes had minimal impact on our life insurance subsidiaries.

Federal Initiatives Impacting Insurance Companies

While the U.S. government does not directly regulate the insurance industry, federal initiatives can impact the insurance industry.

Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010

Banking regulators' rules applicable to certain qualified financial contracts with banking institutions and their applicable affiliates, such as securities lending agreements, generally require the inclusion of contractual provisions that limit or delay certain rights of their counterparties, including counterparties’ default rights (such as the right to terminate the contracts or foreclose on collateral) and restrictions on assignments and transfers of credit enhancements (such as guarantees) arising in connection with the banking institution or an applicable affiliate becoming subject to a bankruptcy, insolvency, resolution or similar proceeding. Our qualified financial contracts are subject to these rules and contain the relevant provisions.

The Dodd-Frank Act created the Financial Stability Oversight Council (the “FSOC”). The FSOC has the ability to designate certain insurance companies and insurance holding companies that pose a systemic risk to the financial stability of the U.S., in which case such companies would become subject to heightened prudential regulation by the Board of Governors of the U.S. Federal Reserve (the “Federal Reserve Board”). The Federal Reserve Board may limit such company’s ability to enter into merger transactions, restrict its ability to offer financial products, require it to terminate one or more activities, or impose conditions on how it conducts activities. On December 4, 2019, the FSOC issued final guidance regarding the designation of non-bank financial companies as systemically important. The guidance provided that the FSOC will move from an “entity-based” designation approach towards an “activities-based” approach. This approach eliminated the prior quantitative thresholds for designation as a systemically important entity. However, in November 2023, the FSOC adopted a new analytic framework for financial stability risks and updated guidance on its nonbank financial company determinations process, overruling the 2019 guidance. While the impact of this change is not completely clear at this time, it could increase the chance that the Company is subject to additional regulatory measures.

The Dodd-Frank Act also authorizes the Federal Insurance Office ("FIO") to assist the Secretary of the Treasury Department in negotiating covered agreements. A covered agreement is an agreement between the U.S. and one or more foreign governments, authorities or regulatory entities, regarding prudential measures with respect to insurance or reinsurance. The FIO is further charged with determining, in accordance with the procedures and standards established under the Dodd-Frank Act, whether state laws are preempted by a covered agreement. Pursuant to this authority, in September 2017, the U.S. and the European Union signed a covered agreement (the “EU Covered Agreement”) to address, among other things, reinsurance collateral requirements. In addition, on December 18, 2018, the Treasury Department and the Office of the U.S. Trade Representative signed a Bilateral Agreement between the U.S. and the United Kingdom on Prudential Measures Regarding Insurance and Reinsurance in anticipation of the United Kingdom’s potential exit from the European Union (the “UK Covered Agreement” and, together with the EU Covered Agreement, the “Covered Agreements”). U.S. state regulators had five years from the dates the Covered Agreements were signed to adopt reinsurance reforms removing reinsurance collateral requirements for EU and UK reinsurers that meet the prescribed minimum conditions set forth in the applicable Covered Agreement or else state laws imposing such reinsurance collateral requirements may be subject to federal preemption. On June 25, 2019, the NAIC adopted amendments to the Credit for Reinsurance Model Law and Model Regulation to conform to the requirements of the Covered Agreements. As of December 31, 2023, 50 states and the District of Columbia have enacted and promulgated the Model Law and Model Regulation. Additionally, five other U.S. jurisdictions have adopted regulations or memorandums of understanding consistent with the Model Law and Model Regulation.

SEC’s Regulation Best Interest

On June 5, 2019, the SEC adopted investment advice reforms designed to enhance investor protections while preserving retail investor access and choice. The most significant element is a rule (known as “Regulation Best Interest”) establishing a best interest standard of conduct for broker-dealers and their representatives when they make recommendations to retail investors. Regulation Best Interest, effective on June 30, 2020, enhances the duties and disclosure requirements that apply to our affiliated broker-dealer and investment adviser entities when they provide recommendations and investment advice to retail investors, as well as our representatives that provide such services. The reforms increase the regulatory burden on broker-dealers selling our products, but also provide a more consistent regulatory standard that could provide benefits to the overall insurance and investment market. FINRA adopted rules to align to Regulation Best Interest and is enforcing both the SEC regulations and its own rules relating to recommendations of investments to retail consumers.

Department of Labor’s Fiduciary Advice Rule

The Department of Labor (the “DOL”) issued a regulatory action, effective February 16, 2021, that reinstated the text of the DOL’s 1975 investment advice regulation defining what constitutes fiduciary “investment advice” to Employee Retirement Income Security Act ("ERISA") plans and individual retirement accounts ("IRAs"). The DOL’s related guidance broadened the circumstances under which financial institutions, including insurance companies, could be considered fiduciaries under ERISA or the Federal income tax code. The rule and accompanying guidance faced hurdles, including a February 2023 U.S. District Court decision that vacated the roll-over portion of the guidance, ruling that the DOL exceeded its authority in this area.

On October 31, 2023, the DOL proposed revisions to the definition of fiduciary and related Prohibited Transaction Exemptions (PTE) (the “2023 Fiduciary Advice Rule”), redefining what constitutes fiduciary “investment advice” to ERISA plans and IRAs. The proposal again extends fiduciary status to one-time rollover recommendations and broadens the circumstances under which financial institutions, including insurance companies, could be considered fiduciaries under ERISA or the Federal income tax code, despite the February 2023 U.S. District Court decision. The proposal also narrows the applicability of PTE 84-24 specific to insurance commissions for annuity recommendations to independent insurance agents recommending non-securities products. The proposed changes to PTE 84-24 also impose certain supervisory obligations on insurance carriers that are similar to obligations already covered under the National Association of Insurance Commissioners’ Suitability in Annuity Transactions Model Regulation. As currently drafted, the above-reference revisions would be effective 60 days after the rule is finalized and published in the Federal Register.

We continue to analyze the impact of the 2023 Fiduciary Advice Rule, if adopted, and, while we cannot predict the rule’s impact, it could have an adverse effect on sales of annuities through our distribution partners. We may need to take certain additional actions to comply with, or assist our distributors in their compliance with, the 2023 Fiduciary Advice Rule. The 2023 Fiduciary Advice Rule may also lead to changes to our compensation practices and product offerings and increase litigation risk, which could adversely affect our results of operations and financial condition. Nonetheless, because the distribution of annuities is primarily through intermediaries, most of which have implemented systems and processes to align to existing state and federal fiduciary and/or best interest standards, we believe that we will have more limited exposure to the 2023 Fiduciary Advice Rule. While the rule may not have a material impact on our business, it may impede certain investors’ access to financial advice or annuities that provide guaranteed income streams.

USA PATRIOT Act of 2001

The USA PATRIOT Act of 2001 includes anti-money laundering and financial transparency laws as well as various regulations applicable to broker-dealers and other financial services companies, including insurance companies. Financial institutions are required to collect information regarding the identity of their customers, watch for and report suspicious transactions, respond to requests for information by regulatory authorities and law enforcement agencies and share information with other financial institutions. As a result, we are required to maintain certain internal compliance practices, procedures and controls.

Cybersecurity and Privacy Regulations

Cybersecurity is subject to increased scrutiny by insurance regulators. In 2017, the NYSDFS adopted 23 NYCRR 500 (the “NYSDFS Cybersecurity Regulation”), which requires covered businesses in New York to have a comprehensive cybersecurity program that aligns to the National Institute of Standards and Technology Cybersecurity Framework and requires policies and procedures in several specific areas including, governance, personnel, training, access privileges, penetration testing, vulnerability management, encryption, multifactor authentication, application security, data minimization, incident response planning, and notification and vendor management. The NYSDFS has pursued enforcement actions and penalties for violations demonstrating the significant risk of noncompliance. On November 1, 2023, the NYSDFS adopted a second amendment to the NYSDFS Cybersecurity Regulation, which includes requirements relating to risk assessments, cybersecurity policies, penetration testing, monitoring, and certain audit requirements. The regulation will take effect in phases during 2024 and 2025.

The NAIC has adopted the Insurance Data Security Model Law, which established the standards for data security, investigation, and notification of a breach of data security for insurance companies. Importantly, the drafters of the Data Security Model Law intend that a licensee’s compliance with the NYSDFS Cybersecurity Regulation will constitute compliance with the Data Security Model Law. We have taken the necessary steps to comply with this regulation.

Federal law and regulation require financial institutions to protect the security and confidentiality of customer information, notify customers about their policies and practices relating to their collection, disclosure and securing the confidentiality of customer information. Federal and state laws also regulate disclosures of customer information. In March 2022, Congress enacted a 72-hour cyber reporting provision within a larger legislative package. In addition to this provision, Congress and state legislatures are expected to consider additional regulation relating to privacy and other aspects of customer information.

On October 21, 2019, the NAIC formed a Privacy Protections (H) Working Group to review state insurance privacy protections regarding the collection, use and disclosure of information gathered in connection with insurance transactions. In early 2023, the NAIC proposed a consumer privacy protection model law designed to replace the Insurance Information and Privacy Protection Model Act and the Privacy of Consumer Financial Health and Information Regulation. The NAIC is continuing to consider comments received on the proposed model law, which could result in additional requirements for us. Privacy protection is also gaining attention in state legislatures nationwide. There are now thirteen states with laws generally applicable to data privacy (California, Colorado, Connecticut, Delaware, Indiana, Iowa, Montana, New Jersey, Oregon, Tennessee, Texas, Utah, and Virginia). With the exception of California, these laws do not apply to Jackson or Jackson of NY because they are exempt financial institutions subject to the Gramm-Leach-Bliley Act along with their affiliates.

In 2019, the NAIC formed the Big Data and Artificial Intelligence (H) Working Group to explore the development of artificial intelligence and its impact on consumer protection and privacy. The Working Group developed the AI Model Bulletin which was adopted by the NAIC in December of 2023. The Model Bulletin serves a reminder of the impact on consumers and their privacy when decisions are made or supported by advanced technologies including AI.

See Cybersecurity - Cybersecurity Risk Management and Strategy.

Holding Company Regulation

We are subject to regulation under the insurance holding company laws of various jurisdictions. These laws and regulations vary by jurisdiction, but generally require each controlled insurance company to register with state regulatory authorities and file reports that provide information, including capital structure, ownership, financial condition, certain intercompany transactions and general business operations.

Restrictions on Acquiring “Control”

Insurance holding company regulations generally provide that no person, corporation or other entity may acquire control of an insurance company, or a controlling interest in any parent company of an insurance company, without the prior approval of such insurance company’s domiciliary state insurance regulator. Under the laws of our domiciliary state, any person acquiring, directly or indirectly, 10% or more of the voting securities of an insurance company is presumed to have acquired “control” of the company. This statutory presumption of control may be rebutted by a showing that control does not, in fact, exist. The state insurance regulators, however, may find that “control” exists even under circumstances in which a person owns or controls less than 10% of voting securities.

These laws and regulations may discourage potential acquisition proposals and may delay, deter or prevent a change of control involving us.

Restrictions on Paying Dividends

State insurance statutes typically place restrictions and limitations on the amount of dividends or other distributions payable by insurance company subsidiaries to their parent companies. Dividends in excess of prescribed limits and transactions above a specified size between an insurer and its affiliates require the approval of the insurance regulator in the insurer’s state of domicile. For example, the insurance statutes of New York permit payment of ordinary dividends without regulatory approval if one of two standards are met. One standard allows a domestic stock life insurer to pay an ordinary dividend out of earned surplus. The second standard allows an insurer to pay an ordinary dividend out of other than earned surplus if such insurer does not have sufficient positive earned surplus to pay an ordinary dividend. However, dividends in excess of prescribed limits, based on prior year’s earnings and surplus of the insurance company, are considered extraordinary transactions and require explicit approval from the applicable regulator.

Broker-Dealer, Investment Adviser, Mutual Fund and Securities Regulation

We and certain policies and contracts offered by us are subject to regulation under the federal and state securities laws and regulations. Regulators administering these laws and regulations may conduct examinations of our operations and make requests for information. The primary intent of these laws and regulations is to protect investors in the securities markets and generally grant supervisory agencies broad administrative powers, including the power to limit or restrict the conduct of business for failure to comply.

Governmental regulatory authorities may institute administrative or judicial proceedings that may result in censure, fines, the issuance of cease-and-desist orders, trading prohibitions, the suspension or expulsion of a broker-dealer or member, its officers, registered representatives or employees or other similar sanctions.

Broker-Dealer Regulation

JNLD is registered as a broker-dealer with the SEC, pursuant to the Securities Exchange Act of 1934, as amended, and is registered as a broker-dealer in all applicable states. JNLD is also a member of, and subject to regulation by, FINRA, a self-regulatory organization subject to SEC oversight. The SEC and FINRA also regulate the sales practices of broker-dealers. In recent years, both the SEC and FINRA have intensified their scrutiny of sales practices relating to variable annuities and variable life insurance. In addition, broker-dealers are also subject to regulation by state securities administrators in those states in which they conduct business, who may also conduct examinations and direct inquiries to broker-dealers.

Investment Adviser Regulation

Jackson National Asset Management LLC ("JNAM") is registered with the SEC as an investment adviser pursuant to the Investment Advisers Act of 1940, as amended (the "Investment Advisers Act"). The investment companies (mutual funds) for which JNAM serves as an investment adviser are subject to SEC registration and regulation pursuant to the Securities Act, and the Investment Company Act of 1940, as amended (the “Investment Company Act”). The mutual funds advised by JNAM comprise the investment options within the variable products offered by Jackson and us. In addition, each variable annuity and variable life product is subject to SEC registration and regulation.

The business of our investment adviser affiliate will be impacted by SEC regulatory initiatives with respect to the investment management business. In addition to rules discussed elsewhere, the SEC has adopted rules that include (i) new monthly and annual reporting requirements for certain U.S. registered funds; (ii) enhanced reporting regimes for investment advisers; (iii)

implementing liquidity risk management programs for exchange-traded funds (“ETFs”) and open-end funds, other than money market funds; (iv) reforms relating to money market funds that require institutional and prime money market funds to use a floating net asset value ("NAV"), and permit money market funds to impose liquidity fees and redemption gates; (v) significant amendments to rules regarding advertisements by investment advisers; and (vi) significant changes to the regulations applicable to the use of derivatives by U.S. registered funds. As noted above, the SEC has also recently proposed comprehensive reforms to improve cybersecurity risk management for registered investment advisers and registered funds. These rules increased the reporting and disclosure requirements for our investment adviser affiliate. These increased regulatory and compliance burdens could be costly.

The SEC, beginning in late 2020, instituted a comprehensive regulatory agenda focusing on Environmental, Social, and Governance ("ESG") issues. As part of this agenda, in March 2023, the SEC issued final regulations requiring additional disclosures concerning climate-related risks and related matters for public companies. In addition, the SEC announced a number of actions, including forming an enforcement task force designed to harmonize the efforts of the SEC’s divisions and offices, consider potential comprehensive changes to ESG disclosure guidance, announce ESG as an examination priority, address shareholder rights, create accountability in statements and conduct, and adopted changes to the “names rule” under the Investment Company Act regarding the effect of ESG factors on a fund’s investment objectives and performance. The SEC's Division of Examinations subsequently issued a risk alert highlighting ESG deficiencies, internal control weaknesses and effective practices identified during recent examinations of investment advisers, registered investment companies and private funds. The SEC's regulatory asset management agenda, including items that have been implemented in 2022 and those that are under consideration, may impact the growth of our affiliate’s investment advisory business due to the increased regulatory and compliance burdens.

Commodities Regulation

JNAM is registered as a “commodity pool operator” with the National Futures Association (“NFA”) pursuant to the Commodity Futures Trade Commission (“CFTC”) regulations and acts as a commodity pool operator with respect to the operation of certain of the mutual funds. The CFTC is a federal agency whose responsibilities include the regulation of commodity interests and enforcement of the Commodity Exchange Act of 1974. The NFA is a self-regulatory organization to which the CFTC has delegated, among other things, the administration and enforcement of commodity regulatory registration requirements and the regulation of its members. JNAM and the mutual funds have incurred additional regulatory compliance and reporting expenses as a result, which could reduce investment returns or harm the mutual fund’s ability to implement its investment strategy.

Corporate Responsibility

We take a balanced, long-term approach to serving all its stakeholders, including business partners, regulators, customers, associate, communities and our shareholder. Our commitments are described below and with more detail in the annual JFI Corporate Responsibility Report. Our parent’s annual Corporate Responsibility Report is not incorporated by reference in, and does not form a part of, this prospectus.

Protecting our Environment

We are committed to reducing our climate impact and doing our part to help create a more environmentally sustainable future for us all. To that end, we are taking thoughtful steps to reduce our carbon footprint, consume energy more efficiently, and use natural resources in innovative and impactful ways that result in reduced greenhouse gas ("GHG") emissions. In its second year, the on-site solar farm at our home office in Lansing, Michigan, is generating renewable energy and reducing our need for traditional power generation.

Valuing our Communities

We demonstrate our commitment to corporate social responsibility with charitable donations that (i) generate impact in the communities we serve, (ii) engage associates in a culture of philanthropy, and (iii) grow awareness for our commitment to being a good corporate neighbor. We believe our community partnerships create shared value for Jackson, our associates and the communities in which we operate. Jackson has a passionate and committed workforce that engages with the community and is generous with their time and resources. Jackson encourages community engagement by providing associates with paid time off for volunteering, nonprofit board training and placement, and matching gifts programs for associate charitable contributions and volunteer hours. We remain committed to empowering people and communities and continue to invest in building relationships that serve the greater good. Jackson’s philanthropic strategy aligns with its business purpose to build the foundation for financial freedom for all.

Strong Governance and Business Practices

We are committed to governance policies and practices that serve the interest of the Company and its stakeholders, starting with independent membership on all committees of the JFI Board of Directors. The JFI Board seeks directors with a broad range of professional experience, skills, and perspectives who support our commitment to diversity of thought, experience, and background. It also seeks those who contribute to its gender and racial or ethnic diversity. The JFI Board currently has 33% gender diversity, and 22% racial and ethnic diversity composition. Our Company has an ownership culture that focuses on providing exceptional value to advisors, policyholders, and our shareholder. Jackson also has a risk management framework embedded across the Company, supporting the effectiveness of risk management and the control environment including oversight of ESG risks. We believe our long-term focus produces sustainable, competitive returns for our shareholder. Our internal asset management team at JNAM oversees external managers on our variable annuity platform, performing a robust due diligence process that includes analysis of ESG philosophy and processes.

Human Capital Resources

Our human capital resources are managed at our ultimate parent company level, JFI. Our strength lies in the people we employ through Jackson and values-based culture we foster. We offer significant career opportunities, competitive merit-based compensation, inclusive practices, world-class facilities, and the ability to work for a purpose-driven organization. Our Company's four corporate values — Empower, Respect, Execute and Create — guide our associate practices and decisions.

JFI had approximately 3,840 associates as of December 31, 2023, comprised of approximately 3,015 full-time associates and approximately 825 part-time associates, inclusive of its Strategic Support Program associates (a flexible, cost-efficient, part-time workforce that provides just-in-time scale). Each of our associates play an important role in delivering on our brand promise of clarity for a more confident future. We make it our priority to offer opportunities for personal growth, talent development, and rewarding career paths for all Jackson team members. We believe our collaborative culture is one of our greatest strengths and is a significant factor in our ability to continue to be an industry leader.

Talent Development, Diversity and Inclusion

We have an established history of developing talent from within. Our senior management team has an average tenure of over 20 years with Jackson. We also recruit talent from outside the organization, as we seek to cultivate an inclusive workplace where different ideas and opinions are heard and respected and where people of different backgrounds can come together to accomplish great things as a team. Through learning and development programs, succession and talent management processes, and competitive rewards and recognition, our diverse and high-performing associates are empowered to innovate and challenge one another to be their best selves. In 2023, over 95% of JFI’s total associates have completed diversity and inclusion training.

In 2023, Jackson continued its mentoring program to support the long-term career growth of all JFI associates, with particular focus on development opportunities for diverse associates and emerging leaders. The program began in 2021 and in its third year is still seeing strong participation including:

• More than 210 mentor pairings;
• More than 1,000 hours of mentoring reported by participants; and
• 4.7 out of 5 rating in overall program and relationship satisfaction.

Our strategic approach to Diversity and Inclusion focuses on ways to attract and retain highly talented people and cultivates an environment where our associates are encouraged to bring our best selves to work every day. Our Diversity and Inclusion Advisory Council (the "Advisory Council") was established in 2018 to identify opportunities for advancing our diverse and inclusive work environment. The Advisory Council developed a framework and strategy, which includes ensuring an inclusive workplace, developing a diverse talent pool, leveraging diversity and inclusion in the marketplace and reporting our progress.

We recognize the diversity of our associates’ backgrounds and cultures through our voluntary, associate-led Business Resource Associate Groups (“BRAGs”). Supported by executive leadership and aligned with our mission and core values, our nine BRAGs provide opportunities to empower all associates to share their unique and diverse talents with each other.

We have acted in several ways to improve inclusion in our recruiting process, including how we approach job postings, develop position requirements, conduct interviews, and evaluate candidates. We also value our strong partnerships with the many organizations that help us diversify and strengthen our talent pool. Through these partnerships, we are building our recruiting pipeline and are developing stronger leaders who support innovative thought and promote an inclusive and an equitable culture. These organizations include:

• The Association for Wholesaling Diversity and International Association of Black Actuaries : creating opportunities to build, attract and recruit Black talent to Jackson
• The Coalition for Equity in Wholesaling: to increase hiring, retention, and career advancement of a wholesaler workforce that better reflects America by sharing knowledge and building relationships
• Disability:IN : assessments and education that help us better understand the needs of individual with disabilities within our workforce
• Michigan State University Athletics : to foster leadership, cultivate relationships, and explore career pathways with MSU athletes beyond sports
• Yello : a platform to recruit and communicate more effectively with diverse candidates, including sourcing and events to engage with a broader candidate pool

As of December 31, 2023, within Jackson’s workforce, approximately 46% of its associates were women and approximately 19% of its associates were racially and ethnically diverse. Additionally, four of the eight-member executive committee team are women, including our CEO and CFO.

Benefits and Rewards

We recognize the contributions our associates make to our future and their futures by offering competitive salaries, wages, and benefits. Our comprehensive benefits package includes medical, dental, vision, and paid time off along with more innovative benefits including associate and dependent tuition reimbursement programs, paid parental leave, adoption assistance, paid time off to volunteer, and associate charitable gift matching. Our associates are compensated based on their job performance. This performance-driven structure aligns performance incentives with our business productivity strategy, serving to both encourage our associates and satisfy our other key stakeholders. To ensure fair pay, we work actively with a third-party consultant to conduct pay equity studies related to race, ethnicity, and gender. We also have rigorous governance processes in place to ensure that we promote equitable pay practices, reinforce strong risk management, and maintain independent oversight of our executive compensation.

Associate Health and Well-Being

We believe it is important to support our associates and are committed to providing a safe and healthy workplace. Our "Living Life Well" program helps ensure that Jackson associates are provided supportive health, safety and financial wellness resources both at work and at home. These efforts cultivate a supportive and well-balanced corporate culture and help define the future of our success.

The health and safety of our associates is a top priority. Our ergonomics program supports associate wellness by promoting evidence-based ergonomic principles for associates working remotely or at our offices. At the office, associates also have access to a complete training system and highly qualified team of experts to help associates achieve their personal fitness, nutritional and lifestyle goals. We currently operate 21 Occupational, Safety and Health Administration ("OSHA") related programs, in addition to our standard air and water quality programs, in a comprehensive corporate health and safety effort to meet OSHA and American National Standards Institute ("ANSI") Z10-02019 standards.

We offer programs that support the mental health of associates, including confidential support for more serious issues involving emotional stress and well-being. Our Employee Assistance Program, "Life Balance," offers online tools, as well as master's-level professionals available for confidential support around the clock. The financial health of our associates is an equally important part of their well-being. We offer programs and educational tools to support their long-term financial wellness. These efforts help our associates build a more confident future for themselves, as well as for the long-term success of our Company and for our shareholder.

Cybersecurity

Cybersecurity Risk Management and Strategy

We have an enterprise-wide risk management framework for identifying, assessing, managing, monitoring, and reporting our material risks, including cybersecurity risks. Our risk identification and risk and control self-assessment ("RCSA") process assesses the potential likelihood and impact of, among other things, cybersecurity risks to the Company, and the control environment in place to mitigate identified risks. See Risk Related to Our Business and Industry – “ Risks Related to Information Technology, Security and Data” for a description of the cybersecurity risks we face.

The Company is committed to attaining the highest standards for information security and data privacy programs through disciplined governance and risk management practices.

We are covered by a written JFI Information Security Policy setting forth expectations with respect to the receipt, handling and management of information, and setting forth the process, procedures and standards for achieving those expectations. The Information Security Policy is reviewed and updated by management at least annually, to align with multiple industry standards, including the National Institute of Standards and Technology Cyber Security Framework and relevant state regulations, including NYSDFS Cybersecurity Requirements for Financial Services Companies, and federal regulatory requirements. The JFI Privacy Policy is also annually reviewed and updated by management to align with industry best practices and state and federal regulatory requirements.

Our cybersecurity program includes a threat and vulnerability management program to identify, assess, prevent, detect, monitor and remediate internal and external threats to, and vulnerabilities of, the Company’s electronic systems, applications and data. Key components of this security program include a 24/7 Security Operations Center, which is managed internally at Jackson, with staff augmentation from third-party service vendors. The Security Operations Center monitors threats and attacks and initiates the incident response management process and associated notifications, as needed. In addition to monitoring threats and attacks, our internal management team reviews daily external threat intelligence and oversees, at least quarterly, external penetration testing of our Company’s electronic systems. Jackson provides training to all associates and regularly audits and assesses our program with both internal and external resources, and through benchmarking studies and assessments against our Information Security and Privacy Policies and Standards.

Jackson has a third-party vendor management program that oversees the identification and assessment of cybersecurity risk for the Company’s use of all third-party service providers. This program evaluates third-party vendors based on their level of access to the Company’s data and the level of potential risk the third-party service providers create for the organization through reviews of their security program and systems architecture. The Company identifies monitoring and mitigating controls and implements such controls where appropriate for any identified risks, including adding robust security terms in agreed contracts. We also monitor and periodically reassess third-party service vendors to ensure controls are maintained to expectations.

Cybersecurity Incidents

In June 2023, Jackson determined that its information at one of its third-party vendors, Pension Benefit Information, LLC (“PBI”), was impacted by a cybersecurity breach involving Progress Software Corporation’s MOVEit Transfer software. The PBI service helps Jackson to identify possible beneficiaries for death benefits. According to PBI, an unknown actor exploited a MOVEit software flaw to access PBI’s systems and download certain data. Jackson’s assessment indicated that personally identifiable information relating to approximately 850,000 of Jackson’s customers was obtained by that unknown actor from PBI’s systems. PBI informed Jackson that it rectified the MOVEit vulnerability.

Separately, Jackson experienced unauthorized access to two servers as a result of the MOVEit flaw; however, the scope and nature of the data accessed on those servers was significantly less than the PBI impact. Jackson’s assessment was that a subset of information relating to certain partner organizations and individuals, including certain customers of Jackson, was obtained from the two affected servers.

At this time, we do not believe the incidents or related litigation will have a material adverse effect on the business, operations, or financial results of Jackson.

Governance

JFI’s Board Oversight of Risks from Cybersecurity Threats: JFI’s Board approved both the initial JFI Information Security Policy and the JFI Privacy Policy. The Finance and Risk Committee of the JFI Board assists the JFI Board with oversight of JFI and its subsidiaries’ (including the Company) risk framework and its effectiveness. The Finance and Risk Committee regularly reviews top risks identified by management, the applicable risk appetite, and financial and non-financial risks, including information security and cybersecurity. The committee also reviews activity reports on the status of our cybersecurity program, including material policy changes, breaches, and remediation actions. At least annually, and more often as needed, the committee meets with the Chief Information Security Officer (“CISO”) in a dedicated session to review and discuss in-depth cybersecurity risks facing JFI and its subsidiaries.

JFI’s Board of Directors receives periodic reports from its Finance and Risk Committee regarding the committee’s actions in respect of cybersecurity and related regulatory developments and receives from the CISO regular updates about cybersecurity threats and our cybersecurity and privacy programs.

Management’s Role in Assessing and Managing Material Risks from Cybersecurity Threats: The CISO is a member of the senior leadership team and oversees Jackson’s Information Security and Privacy Team. The CISO provides regular updates to the JFI Board on cybersecurity threats facing the organization, including developments in our ongoing information security and privacy programs. As noted, the CISO meets in dedicated sessions with the JFI Board’s Finance and Risk Committee to review and discuss in-depth cybersecurity risks facing JFI and its subsidiaries.

The Jackson Information Security and Privacy Team includes 70 full-time positions with at least 50% of associates holding industry certifications, such as the Certified Information Systems Security Professional (“CISSP”), Certified Information Security Manager (“CISM”), and Certified Information Privacy Professional (“CIPP”). All associates and contractors with access to our Company’s systems receive comprehensive initial and ongoing annual training on responsible information security, data security, and cybersecurity practices and how to protect against cyber threats.

Regular independent third-party assessments, penetration testing, and internal audits are conducted to validate controls and to position our cybersecurity maturity level at or ahead of industry trends in meeting stringent security standards. Jackson regularly assesses our security program internally and externally, through benchmarking studies and assessments against the Information Security and Privacy Policies and Standards and conduct assessments of the effectiveness of relevant internal control activities designed to restrict inappropriate access to our IT systems, support data integrity within our IT systems, and ensure ongoing availability of our IT systems.

Properties

Jackson of NY’s principal business office is located in a leased office in Purchase, New York. Jackson currently owns and occupies the buildings comprising its corporate headquarters campus and related properties in Lansing, Michigan as well as its regional headquarters in Franklin, Tennessee. Jackson also has leases for the following offices that provide support to Jackson of NY:

• District of Columbia under a lease that expires in 2029;
• Chicago, Illinois under a lease that in expires in 2029;
• East Lansing, Michigan under a lease that expires in 2029;
• Lansing, Michigan under a lease that expires in 2028; and
• Purchase, New York under a lease that expires in 2024;

The office in Franklin, Tennessee supports JNLD, which is the principal distributor and sales and marketing organization for the insurance and annuity products issued by us and our affiliates. The office in Chicago, Illinois supports JNAM, which provides separate account administration services and financial and accounting services.

We believe our properties are adequate and suitable for our business as currently conducted and are adequately maintained.

Information about Our Executive Officers

Below are the executive officers of Jackson National Life Insurance Company of New York as of December 31, 2023. The executive officers serve until the next annual appointment of executive officers, or until earlier resignation or removal.

Name	Age	Positions and Offices Held and Principal Occupation
Carrie L. Chelko[1]	50	Executive Vice President, General Counsel of Jackson of New York, a position held since September 2021. As Executive Vice President and General Counsel, Ms. Chelko oversees Legal, Compliance, Corporate Communications and Responsibility, and Shared Services & Operations (Legal), and beginning January 2024, one new group, Government Relations. From September 13, 2021 until August 2022, Ms. Chelko also served as Corporate Secretary of Jackson of New York. From August 30, 2021 until September 13, 2021, Ms. Chelko was Executive Vice President of Jackson of New York. Prior to joining Jackson, from April 2020 through August 2021, Ms. Chelko was Senior Vice President and Chief Compliance Officer of Fidelity Investments, Personal Investing. Prior to Fidelity, from May 2013 through March 2020, Ms. Chelko served as the Senior Vice President and Chief Counsel at Lincoln Financial Group.

Don W. Cummings[2]	60	Senior Vice President and Chief Accounting Officer of Jackson of New York, a position assumed in December 2020. From December 2020 to September 2021, Mr. Cummings was Controller of Jackson of New York. Prior to coming to Jackson, Mr. Cummings served as interim Chief Financial Officer at Fortitude Reinsurance Company Ltd. since 2019 and previously held various finance roles at American International Group, Inc., including Global Corporate Controller. Mr. Cummings is a Certified Public Accountant.

Devkumar D. Ganguly	48	Executive Vice President, Chief Operating Officer of Jackson of New York, a position assumed in February 2021. Mr. Ganguly has served in various leadership roles with Jackson National of New York including Senior Vice President and Chief Information Officer from July 2018 to February 2021.

Laura L. Prieskorn	56	Chief Executive Officer and President of Jackson of New York, a position assumed in February 2021. Ms. Prieskorn is also a member of Jackson Financial Inc.'s Board of Directors. Ms. Prieskorn has been with Jackson National Life Insurance Company for more than 30 years, serving in roles of increasing responsibilities. Ms. Prieskorn's prior management positions include Chief Operating Officer from April 2019 through February 2021, and Senior Vice President, Chief Administration Officer from December 2009 through April 2019.

1 Effective January 24, 2024, Ms. Chelko ceased to serve as general counsel of Jackson of New York; however, she continues to serve as Executive Vice President of Jackson of New York. On the same effective date, Scott Golde, age 54, assumed the role of Senior Vice President, General Counsel of Jackson of New York. Mr. Golde also serves as Chief Ethics & Compliance Officer of JFI where he oversees compliance for the enterprise and serves as the lead attorney for Jackson, with responsibility over insurance and product matters. Mr. Golde has held the Chief Ethics & Compliance Officer portion of his role since March 2021. From February 2019 through February 2021, Mr. Golde also served as Vice President, Deputy General Counsel for Insurance for Jackson of New York.
2 Marcia Wadsten has notified the Company of her intention to retire as Chief Financial Officer as of June 3, 2024, although she will continue in an advisory role to support transition activities. Don W. Cummings is expected to be appointed as Chief Financial Officer as of June 3, 2024.

Christopher A. Raub	53	Executive Vice President, Chief Risk Officer of Jackson of New York, a position assumed in April 2023. Prior to his appointment as the Chief Risk Officer of Jackson of New York, Mr. Raub served as Senior Managing Director of Insurance, PPM America, Inc., a subsidiary of JFI (“PPM”) and an affiliate of Jackson of New York, since April 2019. From January 2017 to April 2019, Mr. Raub served as PPM’s Senior Managing Director of Portfolio Strategy.

Scott E. Romine	58	Executive Vice President of Jackson of New York, a position assumed in September 2022. Mr. Romine continues to serve as President and Chief Executive Officer of Jackson National Life Distributors LLC, a role assumed in December 2021. Prior to serving in this role, Mr. Romine served as the President of Advisory Solutions for JNLD from February 2018 to December 2021.

Craig D. Smith	57	Executive Vice President of Jackson of New York, a position assumed in September 2022. Mr. Smith continues to serve as President, Chief Executive Officer and Chief Investment Officer of PPM an affiliate of Jackson of New York, a role assumed in January 2021. Prior to this role, Mr. Smith served as Chief Investment Officer, since 2018. Mr. Smith is a designated Charter Financial Analyst.

Marcia Wadsten[3]	57	Executive Vice President and Chief Financial Officer of Jackson of New York, a position assumed in February 2021. Ms. Wadsten has been with Jackson National Life Insurance Company for more than 30 years. Prior to her appointment as Chief Financial Officer, Ms. Wadsten served as Senior Vice President, Chief Actuary from June 2016 through February 2021.

Our Board of Directors

The directors of Jackson National Life Insurance Company of New York (“Jackson of NY”), as of December 31, 2023, are as follows:

Patrick G. Boyle has been a member of the Jackson of NY Board of Directors since January 2018. Mr. Boyle brings to the Board his extensive industry experience and leadership skills, developed from his 34-year career with New York Life Insurance Company. Mr. Boyle earned a BS in marketing and an MBA at Manhattan College.

R. Kevin Clinton has been a member of the Jackson of NY Board of Directors since January 2017. Mr. Clinton brings to the Board his extensive industry experience and leadership skills, developed from his work in the insurance and financial services industries. Mr. Clinton previously served as the Michigan Commissioner of Insurance and the Michigan State Treasurer, and has held senior executive positions at MEEMIC Insurance Company, ProNational Insurance Company, and American Physicians Capital, Inc. He earned a bachelor’s and master’s degrees from the University of Michigan.

Nancy F. Heller has been a member of the Jackson of NY Board of Directors since January 2018. Ms. Heller brings to the Board her extensive industry experience and leadership skills, developed from her 30-year career with TIAA. Ms. Heller earned an MBA in finance, with distinction from New York University. She also holds an MS in zoology from the University of Maryland and a bachelor’s degree cum laude in zoology with a concentration in economics from Duke University.

Barrett M. Bonemer has been a member of the Jackson of NY Board of Directors since January 2018. Mr. Bonemer has 20 years of experience in the insurance industry and has served in numerous leadership roles with Jackson, including Vice President of Risk Management since 2018, and prior to that as Vice President of Broker Management, and Vice President of Internal Audit. Mr. Bonemer earned a bachelor’s and master’s degrees in accounting and business information systems from Michigan State University.

Robert K. Butler has been a member of the Jackson of NY Board of Directors since March 2022. Mr. Butler has over 20 years of experience in the insurance industry and has served in numerous leadership roles with Jackson, including as a Guaranteed Wholesaler, Regional Director of the Central and Southeast Regions, and Regional Director of the East Region. Mr. Butler earned a bachelor’s degree in finance from Bentley College and an MBA from Lipscomb University. He also holds FINRA Series 7, 63, and 26 licenses and is a Certified Fund Specialist® professional.

3 Ms. Wadsten is expected to remain a director until she resigns in June 2024. At that time, a new director is expected to replace her, but that person has not yet been named.

Scott E. Romine, Chair, has been a member of the Jackson of NY Board of Directors since July 2019 and has served as its Chair since March 2021.Mr. Romine brings to the Board his extensive industry experience and leadership skills, developed from his 26-year career with Jackson and its subsidiaries and affiliates. He currently serves as president and chief executive officer of Jackson National Life Distributors, LLC, and has previously held the roles of National Sales Manager, President and Chief Executive Officer of National Planning Holdings® Inc. (a former independent broker dealer network affiliated with Jackson), and President of Advisory Solutions. Mr. Romine earned his bachelor’s degree in business administration from California Lutheran University and an MBA from Pepperdine University. He also holds FINRA Series 7, 63 and 24 licenses.

Byron P. Thompson, has been a member of the Jackson of NY Board of Directors since March 2023.Mr. Thompson has over 20 years of experience in the insurance industry and currently serves as Assistant Vice President of Information Security at Jackson. Prior to joining Jackson, he was employed by State Farm Insurance Company where he led a security team. Mr. Thompson earned a bachelor’s degree in computer science from Calvin University and maintains Certified Information Systems Security Professional and Certified Information Security Manager security designations.

Corporate Governance - Board Composition and Committees

Our Board has seven directors. Directors are elected annually and serve for one-year terms and until their successors are elected and qualified, or until their earlier resignation or removal. Vacancies in the board of directors occurring by reason of death, resignation, removal, increase in the number of directors, or otherwise shall be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the board of directors, unless filled by proper action of the Company’s shareholder. The Board has a regular quarterly meetings and holds special meetings as necessary.

Our Board has one committee, of which Nancy Heller serves as chair of the committee:

Audit, Compensation and Risk Management Committee

The Committee assists the Board in meeting its responsibility for the integrity of Jackson of NY’s financial statements, for the effectiveness of the Company’s internal control and risk management systems, and for monitoring the effectiveness and objectivity of the internal and external auditors.

Non-Employee Director Compensation

The Non-Employee Directors’ annual compensation program consists solely of a cash retainer. While Non-Employee Directors do not receive additional fees for service on our Board committee, the non-employee chair of our Board committee receives an additional cash retainer. The below table summarizes the Non-Employee Directors’ total annual compensation:

ANNUAL DIRECTOR COMPENSATION
Compensation Component	Non-Employee Director
Annual Cash Retainer	$70,000.00
Audit, Compensation and Risk Management Committee Chair Annual Cash Retainer	$16,000.00

The Company compensates Non-Employee Directors based on a Board-service year beginning April 1 and ending March 31 (the “Service Year”), which timing generally aligns with the annual service of a director elected at an annual meeting of shareholders. As described above, each Non-Employee Director is entitled to receive an annual cash retainer, and, for a Non-Employee Director serving as chair of the Board committee, an additional committee chair cash retainer. Each Non-Employee Director may choose to receive an equity award in lieu of a cash retainer with a target value equal to the cash retainer that would otherwise have been made to such Non-Employee Director for the Service Year. If elected, the equity in lieu of the cash retainer payment is delivered in the form of restricted share units (“RSUs”) or, at the election of a Non-Employee Director, in the form of restricted shares.

2023 Annual Non-Employee Director Compensation

For the 2023 Service Year, each Non-Employee Director was awarded a cash retainer of $70,000 plus, as applicable, a committee chair cash retainer in an amount as noted in the table above (or, if elected by the Non-Employee Director, an equity award of equivalent value to the cash retainer(s)). The number of RSUs, or restricted shares, comprising the equity awards was determined by dividing the intended value of the awards by $36.08, the average closing price of JFI’s common stock for the 10-trading day period immediately preceding the grant date of April 1, 2023, rounded down to the nearest whole share or share unit.

Equity awards received in lieu of an annual cash retainer or committee chair cash retainer (as applicable) vest in equal quarterly installments after the grant date, consistent with the frequency of the quarterly payment of the annual cash retainer that the Non-Employee Director would have otherwise received. All vested RSUs settle in JFI’s common stock on a one-for-one basis upon the Non-Employee Director’s departure from the Board, and restricted shares will continue to be restricted until the Non-Employee Director’s departure from the Board.

Barrett M. Bonemer, Robert K. Butler, Byron P. Thompson, and Scott E. Romine, who are employees, do not receive any compensation for their service as a director. Mr. Romine, as chair of the Board, does not receive any compensation for his service as chair of the Board.

2023 Non-Employee Director Compensation Table

The table below summarizes each Non-Employee Director’s annual compensation for the calendar year ended December 31, 2023. The amounts reported below are impacted by the timing of certain Non-Employee Director compensation payments primarily because the full grant date fair value of equity awards granted in lieu of the annual cash retainer for the 2023 Service Year are reported; whereas, only the portion of the annual cash retainer earned during the fiscal year is reported for those receiving cash.

NAME	FEES EARNED OR PAID IN CASH(1)	ALL OTHER COMPENSATION	TOTAL
Patrick G. Boyle	$52,500	$—	$52,500
R. Kevin Clinton	$72,575	$—	$72,575
Nancy F. Heller	$83,000	$—	$83,000

1. For Ms. Heller and Mr. Boyle, this column includes annual cash retainer fees and chair fees (if applicable) for service through December 31, 2023. The amount in this column only reflects the cash Mr. Boyle received for his annual cash retainer for the 2023 Service Year through December 31, 2023 as he elected to receive equity in lieu of cash for his 2022 Service Year. For Mr. Clinton, this column includes the value of RSUs and/or restricted shares for the period of April 1, 2023 through March 31, 2024, as he elected to receive equity in lieu of the cash retainer and chair fees (if applicable) for that period. The grant date fair values for equity awards received in lieu of cash were $72,575.

The following table sets forth unvested RSUs and restricted stock awards held by each Non-Employee Director as of December 31, 2023:

STOCK AWARDS
NAME	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED(A)(#)	MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED(B)($)
Patrick G. Boyle	—	$—
R. Kevin Clinton	509	26,061
Nancy F. Heller	—	—
A. The amounts in this column represent the number of outstanding unvested RSUs and/or restricted shares, including dividend equivalents credited as of December 31, 2023.
B. The values in this column were calculated by multiplying the number of unvested RSUs and/or restricted shares outstanding as of December 31, 2023 by $51.20, the closing price of JFI’s common stock on December 31, 2023.

Security Ownership of Certain Beneficial Owners

The following table sets forth information concerning any person known to Jackson of NY’s ultimate beneficial owner, JFI, to beneficially own more than 5% of JFI’s common stock, as of December 31, 2023, except as otherwise noted below. The information in the table and the related notes are based on statements filed by the respective beneficial owners with the SEC pursuant to Sections 13(d) and 13(g) under the Securities Exchange Act of 1934, as amended.

NAME AND ADDRESS OF BENEFICIAL OWNER	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP	PERCENT OF CLASS (1)
BlackRock, Inc. (2) 50 Hudson Yards New York, New York 10001	7,578,304	9.8%
Dimensional Fund Advisors LP (3) 6300 Bee Cave Road, Building One Austin, Texas 78746	4,175,972	5.3%
The Vanguard Group (4) 100 Vanguard Boulevard Malvern, Pennsylvania 19355	10,657,989	13.4%

1. Unless otherwise indicated, percentages calculated are based on JFI common stock outstanding as described in the Schedule 13G or 13G/A filed by each respective beneficial owner with the SEC.
2. Based on information provided in a Schedule 13G/A filed o n March 7, 2024, BlackRock, Inc., a parent holding company, has the sole voting power with respect to 7,424,586 shares and the sole dispositive power with respect to 7,578,304 shares. Various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of the common stock of Jackson Financial Inc. Of the subsidiaries set forth in Exhibit A of this Schedule 13G/A, only one entity, BlackRock Fund Advisors, beneficially owns 5% or greater of the outstanding shares of the security class being reported on this Schedule 13G/A. BlackRock, Inc. certifies that the securities were acquired and are held in the ordinary course of business and were not acquired and are not held for the purpose of or with the effect of changing or influencing the control of Jackson Financial Inc. and were not acquired and are not held in connection with or as a participant in any transaction having that purpose or effect .
3. Based on information provided in a Schedule 13G filed on February 9, 2024, Dimensional Fund Advisors LP has the sole power to vote or to direct the vote* of 4,106,123 shares and the sole power to dispose or to direct the disposition* of 4,175,972 shares. This schedule is not being filed pursuant to Rule 13d-1(b)(1)(ii)(J) or Rule 13d-1(d).

*NOTE: Dimensional Fund Advisors LP stated in its Schedule 13G that (i) it is an investment adviser registered under Section 203 of the Investment Advisors Act of 1940, (ii) it furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, (iii) it serves as investment manager or sub-adviser to certain other commingled funds, group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the "Funds") and (iv) in certain cases, subsidiaries of Dimensional Fund Advisors LP may act as an adviser or sub-adviser to certain Funds. It further stated that in its role as investment advisor, sub-adviser and/or manager, Dimensional Fund Advisors LP or its subsidiaries (collectively, "Dimensional") may possess voting and/or investment power over the securities of JFI that are owned by the Funds, and may be deemed to be the beneficial owner of the shares of JFI held by the Funds. However, all securities reported in the table are owned by the Funds. The Funds described in this NOTE have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of the securities held in their respective accounts. To the knowledge of Dimensional, the interest of any one such Fund does not exceed 5% of the class of securities. Dimensional disclaims beneficial ownership of all such securities. In addition, Dimensional’s filing of this Schedule 13G shall not be construed as an admission that the reporting person or any of its affiliates is the beneficial owner of any securities covered by this Schedule 13G for any other purposes than Section 13(d) of the Securities Exchange Act of 1934. Dimensional Fund Advisors LP certifies that the securities were acquired and are held in the ordinary course of business and were not acquired and are not held for the purpose of or with the effect of changing or influencing the control of Jackson Financial Inc. and were not acquired and are not held in connection with or as a participant in any transaction having that purpose or effect.
4. Based on information provided in a Schedule 13G/A filed on February 13, 2024, The Vanguard Group has shared voting power with respect to 67,882 shares, sole dispositive power with respect to 10,511,083 shares, and shared dispositive power with respect to 146,906 shares. The Vanguard Group, Inc.’s clients, including investment companies registered under the Investment Company Act of 1940 and other managed accounts, have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the securities reported herein. No one other person’s interest in the securities reported herein is more than 5%. The Schedule 13G/A certifies that the securities were acquired and are held in the ordinary course of business and were not acquired and are not held for the purpose of or with the effect of changing or influencing the control of the issuer of the securities and were not acquired in connection with or as a participant in any transaction having that purpose or effect, other than activities solely in connection with a nomination under §240.14a-11.

Security Beneficial Ownership of Management and Directors

The table below shows the beneficial ownership of JFI’s common stock by each director, each of the NEOs, and all director nominees and all executive officers as a group, as of April 9, 2024, except as otherwise noted below.

Beneficial ownership is broadly defined by the SEC. In general, a person beneficially owns securities if the person, alone or with another, has voting power or investment power (the power to sell) over the securities. Being able to acquire either voting or investment power within 60 days, such as by exercising stock options, also results in beneficial ownership of securities. Unless otherwise indicated in the footnotes following the table, each of the named persons had sole voting and investment power with respect to the indicated number of JFI shares of common stock.

NAME OF BENEFICIAL OWNER	COMMON SHARES	SHARES THAT MAY BE ACQUIRED WITHIN 60 DAYS (1)	PERCENT OF COMMON SHARES (2)
Patrick G. Boyle, Director	2,829.95	—	*
R. Kevin Clinton, Director	4,886.41	—	*
Nancy F. Heller, Director	1,312.03	—	*
Barrett M. Bonemer, Vice President and Director	28,805.19	—	*
Robert K. Butler, Director	2,000.00	—	*
Scott E. Romine Executive Vice President and Director (3)	50,006.17	—	*
Byron P. Thompson, Director	—	—	*
Laura L. Prieskorn, CEO and President(4)	240,257.18	—	*
Marcia L. Wadsten, EVP and CFO	152,608.82	—	*
Carrie L. Chelko, EVP and General Counsel(5)	40,348.06	—	*
Craig D. Smith, Executive Vice President	88,520.94	—	*
Directors and Executive Officers as a Group	611,574.75	—	0.8%
1. In computing the percentage of common shares owned by each person and by the group, these shares were added to the total number of outstanding common shares for the separate calculations.
2. An asterisk (*) indicates less than 1%, as of March 25, 2024.
3. Mr. Romine owns 38,001 shares directly in a joint brokerage account in the name of Scott Romine & Penny Romine, TTEE Eleven D Six Trust U/A 08/25/23, where Mr. Romine and his spouse are both the trustees and the beneficiaries
4. Ms. Prieskorn owns 4,900 shares directly in a joint brokerage account in the name of L. Prieskorn and C. Prieskorn TTEE, where Ms. Prieskorn and her spouse are both the trustees and the beneficiaries.
5. Ms. Chelko served ad General Counsel of Jackson of NY through December 31, 2023, and continued until January 24, 2024, when Scott J. Golde took over as General Counsel of Jackson of NY.

Certain Relationships and Related Persons Transactions

Related Persons Transactions Policy

The JFI Board has adopted a written policy for approval of transactions since the beginning of the Company’s fiscal year under consideration, or any currently proposed transaction, arrangement or relationship between the Company and its directors, director nominees, executive officers, greater than 5% beneficial owners of JFI common stock, and each of their respective immediate family members (each, a “Related Person”), where the amount involved since the beginning of the Company’s fiscal year under consideration, exceeded or is expected to exceed $120,000 in a single fiscal year, and the Related Person has a direct or indirect material interest in the transaction. The policy provides that after consultation with management, if a transaction is determined to be a related person transaction and requires further approval, the transaction will be discussed with the Chair of the JFI Board Audit Committee, who may review or approve the related person transaction in advance of the next scheduled JFI Board Audit Committee meeting, or request that the entire JFI Board Audit Committee review and approve the transaction. If the Chair of the JFI Board Audit Committee is the related person, then action must be taken by a majority of the disinterested members of the JFI Board Audit Committee or the disinterested members of the full JFI Board. Certain related persons transactions that are deemed pre-approved under the policy do not need to be submitted to the JFI Board Audit Committee for approval.
In reviewing transactions subject to the policy, the JFI Board Audit Committee or the Chair of the JFI Board Audit Committee must consider, among other things, the following:

• The nature and extent of the Related Person’s interest in the transaction;
• The approximate dollar value of the transaction or aggregated transactions;
• The approximate dollar value of the Related Person’s direct or indirect interest in the transaction;
• Whether the transaction was undertaken in the ordinary course of the Company’s business;
• The availability of other sources for the products or services;
• The material terms of the transaction, including whether the Related Person is being treated differently than an unrelated third-party would be treated;
• Whether the transaction would impair the independence of a Non-Employee Director;

• Required public disclosure, if any; and
• Any other information that would be material to the JFI Board Audit Committee exercising its business judgment, in light of the circumstances of the particular transaction.

Certain JFI Board-reviewed Related Person transactions are deemed pre-approved, even if the aggregate amount will exceed $120,000. Those pre-approved Related Person transactions are as follows (as defined in JFI’s Related Persons Transactions Policy):

• Executive officer compensation
• Director compensation
• Indemnification and advancement of expenses
• Awards under compensatory plans to executive officers and directors
• Director of another company
• Certain transactions with other companies
• Transactions where all security holders receive proportional benefits
• Competitive or fixed rates
• Banking or similar transactions
• Ordinary course business activities

Transactions with Related Persons

Our Directors and Executive Officers.

Several of the Company’s directors and executive officers serve or served as directors or executive officers of other organizations, including organizations with which Jackson or Jackson of NY has commercial or charitable relationships. The Company does not believe that any director or executive officer had a direct or indirect material interest in any such relationships during 2023 and through the date of this prospectus.

Other Related Persons.

PPM America, Inc.

Jackson of NY is a party to an Amended and Restated Discretionary Investment Management Agreement with PPM America, Inc. (“PPM”), a Delaware corporation and JFI subsidiary, and an Amended and Restated Discretionary Asset Management Agreement with PPM. Under these agreements, PPM provides investment management services to Jackson of NY with respect to certain of Jackson of NY’s general account assets. Fees paid to PPM under these agreements totaled $ 2.0 million in 2023 .

Jackson National Life Insurance Company

Master Repurchase Agreement
Jackson of NY is a party to a Master Repurchase Agreement with Jackson which allows for repurchase agreement transactions between the companies. There were no outstanding transactions at December 31, 2023.

Administrative Services Agreement
Jackson of NY is a party to an Administrative Services Agreement with Jackson under which Jackson provides personnel, facilities and services to us, subject to the direction and control of our Board of Directors. The services include: general accounting and preparation of financial statements, reports and tax returns; underwriting; claims administration; marketing and product development; actuarial, telecommunications and data processing services; personnel services; and policyholder services. Jackson of NY reimburses Jackson on a monthly basis for its direct and directly allocable costs of providing those services, plus a reasonable charge for direct overhead as agreed between the parties from time to time. The agreement is non-exclusive and continues until terminated. It may be terminated by either party upon a minimum of 30 days’ notice, except that a minimum of 180 days’ notice is required to terminate data processing services. Any disputes are handled through binding arbitration. We paid administrative fees of $22.8 million, $23.2 million, and $14.0 million in 2023, 2022, and 2021, respectively.

Jackson National Life Distributors, LLC

General Distributor Agreement
Jackson of NY is a party to an Amended and Restated General Distributor Agreement with Jackson and JNLD under which JNLD acts as distributor of Jackson’s and our variable and fixed annuity contracts and variable universal life insurance policies (the “Variable Products”). The agreement contemplates that JNLD will distribute the Variable Products to broker-dealers meeting specified requirements and insurance agencies to sell at prices set by Jackson or us, as applicable, to purchasers permitted to buy such Variable Products as specified in the applicable prospectus. The agreement continues until terminated. It may be terminated by either party upon a minimum of 60 days’ notice.

Ordinary Course Business Activities with Other Related Persons.

From time to time, we engage in ordinary course business activities with entities or affiliates of entities that are the beneficial owner of more than 5% of JFI’s outstanding common stock. For example, we may invest general account assets in a variety of money market funds, exchange-traded funds (“ETFs”), public debt and private placements offered, issued or originated by BlackRock, Fidelity and Vanguard. Further, Jackson National Asset Management LLC’s mutual funds invest in BlackRock and Vanguard ETFs. We also engage Dimensional Fund Advisors LP, Fidelity and BlackRock affiliates to serve as a sub-adviser for certain separate account assets of Jackson. Fidelity also serves as the record-keeper on our associate retirement, deferred income, and health savings account plans. Under an investment management agreement, BlackRock Investment Management, LLC provides Jackson investment management services related to certain infrastructure debt transactions. Finally, Dimensional and Vanguard enter fund sponsor agreements with Jackson National Life Distributors LLC (“JNLD”), for JNLD’s support of the distribution and sales relationship. These ordinary course transactions with our more than 5% holders and their affiliates were arms-length transactions entered into in the ordinary course of business, with management and other fees based on the prevailing rates for non-related persons.

In addition, certain relationships exist with our executive officers or directors. Hilary Cranmore, a vice president in operations, is the sister-in-law of Laura Prieskorn, Chief Executive Officer and President. Ms. Cranmore is an employee of our parent, Jackson. For 2023, Ms. Cranmore received approximately $912,253 in base salary, annual bonus and long-term incentive compensation from Jackson, and participated in benefit arrangements generally applicable to similarly-situated associates.

Also, executive officers of the Company may invest their personal funds in funds or other investment vehicles or products that we or one or more of our subsidiaries manage or sponsor in the ordinary course of our business, such as annuities or similar products, on terms and conditions generally available in the marketplace with the same discount extended to all associates of the Company and its subsidiaries, and/or on the same terms as those extended to third parties in arm’s-length transactions.

APPENDIX A: CALCULATION EXAMPLES

The Contract currently offers two interest Crediting Method/Protection Option combinations for crediting Index Adjustments to the Index Account Options: Cap with Buffer and Performance Trigger with Buffer.

We calculate the Interim Value on each day of the Index Account Option Term. The Interim Value is the amount that is available to be withdrawn or for an Intra-Term Performance Lock from your Index Account Option on any given day. The Interim Value calculation is the same for all Crediting Methods. It uses the Index value on two dates to determine the Index
Adjustment credited during any Index Account Option Term: the beginning date of the Index Account Option Term and the current date within that Index Account Option Term on which the Interim Value is being calculated. To determine the Index
Adjustment credited, we calculate the net change in Index value between the beginning of the Index Account Option Term and the current Index value and express it as a percentage, then apply the greater of the applicable (non-guaranteed) prorated (referred to more simply throughout these examples as "prorated") or guaranteed minimum Index Adjustment Factor (Cap Rate/Performance Trigger Rate/Buffer Rate), as applicable. Prorated Index Adjustment Factors are calculated by multiplying the Index Adjustment Factor by the number of days elapsed during the Index Account Option Term over the total number of days in the Index Account Option Term. Guaranteed minimum Index Adjustment Factors are calculated by multiplying the Index Adjustment Factor by (60 multiplied by the Index Account Option Term (in years) plus 180) divided by (365 multiplied by the Index Account Option Terms (in years)). If the percentage change in Index value is positive, we apply the applicable prorated or guaranteed minimum positive Index Adjustment Factor (e.g. Cap Rate/Performance Trigger Rate). For Cap Crediting Methods, before applying the prorated or guaranteed minimum Index Adjustment Factors, we first multiply the positive Index Return by the Index Participation Rate, which is never prorated. If the Index return is negative, we apply the prorated or guaranteed minimum downside Index Adjustment Factor (i.e. Buffer) that you have elected. Please note: the Index Participation Rate is not prorated as part of the Interim Value Calculation. This adjusted Index Return is then multiplied by the Index Account Option Value at the beginning of the Index Account Option Term (adjusted to reflect any withdrawals during the term) to determine the amount of Index Adjustment to credit. The Index Adjustment is then added to or subtracted from the Index Account Option Value at the beginning of the term (adjusted to reflect any withdrawals during the term) to calculate the current Interim Value.

INDEX TO EXAMPLES
During the Crediting Term
Cap Crediting Method
Cap with Buffer, Single Withdrawal where Index Return exceeds Cap	Example 1	pg. A-2
Cap with Buffer, Multiple Withdrawals, Index Participation Rate ("IPR") greater than 100%, Index Return within Buffer, Index Return exceeds Buffer	Example 2	pg. A-4
Performance Trigger Crediting Method
Performance Trigger with Buffer, Single Withdrawal, Index Return greater than PTR, Index Return less than PTR	Example 3	pg. A-6
Performance Trigger with Buffer, Multiple Withdrawals, Index Return less than PTR, Index Return exceeds Buffer, Index Return within Buffer	Example 4	pg. A-9
Intra-Term Performance Lock
Cap with Buffer, Index Return exceeds Cap	Example 5	pg. A-11
Cap with Buffer, Index Return less than Cap	Example 6	Pg. A-13
Advisory Fee Withdrawals
Multiple Advisory Fee Withdrawals in a Contract year, Single Advisory Fee Withdrawal in a Contract Year	Example 11	pg. A-21
On the Term Anniversary
Automatic Rebalancing
Contract Anniversary where all Index Account Options are at the end of their Terms	Example 7	pg. A-14
Contract Anniversary where two out of three Index Account Options are at the end of their Terms	Example 8	pg. A-15
Contract Anniversary where three out of three Index Account Options are at the end of their Terms	Example 9	pg. A-17
Contract Anniversary where an Intra-Term Performance Lock was performed during the Contract Year	Example 10	pg. A-18

Interim Value Adjustment Upon Withdrawals and Index Crediting Examples

Example 1: This example demonstrates the impact on contract values of taking a single partial withdrawal when the Cap crediting method is elected with the Buffer protection option. The term starts on January 1, and the withdrawal occurs on August 8 when the index return is positive and higher than the Cap Rate. Contract values are also quoted at the beginning of the term and end of the term where the index return is positive and higher than the Cap Rate.

•Your guaranteed minimum Index Adjustment Factors are calculated by multiplying the Index Adjustment Factor by (60 multiplied by the Index Account Option Term (in years) plus 180) divided by (365 multiplied by the Index Account Option Terms (in years)).
•Your prorated Cap Rate and Buffer are calculated by multiplying the respective Index Adjustment Factor by the number of days elapsed during the Index Account Option Term over the total number of days in the Index Account Option Term.
• On January 1, you make the first Premium payment of $100,000 and you are 100% allocated to a 1-year Cap with Buffer Index Account Option with an 8% Cap Rate, 100% Index Participation Rate ("IPR"), and 10% Buffer. Your guaranteed minimum Cap Rate is 5.26027%, which is calculated as 8% * (60 * 1 + 180) / (365 * 1). Your guaranteed minimum Buffer is 6.57534%, which is calculated as 10% * (60 * 1 + 180) / (365 * 1).
• On August 8, 219 days have elapsed during your crediting term. Your Cap Rate is 5.26027%, which is equal to the greater of your prorated Cap Rate (8% * 219/365 = 4.80%) and your guaranteed minimum Cap Rate (5.26027%). Your Buffer is 6.57534%, which is equal to the greater of your prorated Buffer (10% * 219/365 = 6.00%) and your guaranteed minimum Buffer (6.57534%).
• If the Index is up 6% your Adjusted Index Return is the lesser of the Cap Rate (5.26027%) and Index Return multiplied by the Index Participation Rate (6% * 100% = 6%). Your Interim Value at that time would be credited the Index Adjustment based on the Adjusted Index Return ($100,000 * 5.26027% + $100,000 = $105,260.27). This would be the amount available for a full withdrawal from the Index Account at that time.
• If you take a partial withdrawal of $5,000, your Index Account Option Value will be reduced by the proportion of your partial withdrawal to the Interim Value ($5,000/$105,260.27 = 4.75013%).
• Your Index Account Option Value at the beginning of the Term would be reduced by the percentage reduction in your Interim Value ($100,000 - 4.75013% * $100,000 = $95,249.87). This adjusted Index Account Option Value is used to calculate subsequent Interim Values and to calculate the end of term Index Account Option Value.
• After the partial withdrawal, your Index Account Option Value would then have a recalculated Index Adjustment credited to obtain the current remaining total Withdrawal Value ($95,249.87 * 5.26027% + $95,249.87 = $100,260.27). This remaining total Withdrawal Value is the same as the Interim Value prior to the withdrawal ($105,260.27) minus the withdrawal amount ($5,000).
•Carrying this example forward to the end of the Term, assume the Index is up 10%. You will have accrued the full Cap Rate (8%) and Buffer (10%). Since the Index Return is positive, the Index Adjustment credited would be the lesser of the Cap Rate and Index growth multiplied by the Index Participation Rate ($95,249.87 + 8% * $95,249.87 = $102,869.86) to find the final total Withdrawal Value. The total Withdrawal Value will become the starting Index Account Option Value for the next Index Account Option Term.

Tabular Representation of Example 1 (1-year Term)
Days Elapsed in Crediting Term [A]	0	219	365
Total number of days in crediting term [B]	365	365	365
Year to Date Index Change [C]	0.00%	6.00%	10.00%
Index Participation Rate [D]	100%	100%	100%
Full-Term Cap Rate [E]	8.00%	8.00%	8.00%

Prorated Cap Rate [F] = [E] x [A] / [B]	0.00%	4.80%	8.00%
Guaranteed Minimum Cap Rate [G] = [E] x (60 x 1 + 180) / [B]	5.26027%	5.26027%	5.26027%
Cap Rate [H] = greater of [F] or [G]	5.26027%	5.26027%	8.00000%
Full-Term Buffer [I]	10.00%	10.00%	10.00%
Prorated Buffer [J] = [I] x [A] / [B]	0.00%	6.00%	10.00%
Guaranteed Minimum Buffer [K] = [I] x (60 x 1 + 180) / [B]	6.57534%	6.57534%	6.57534%
Buffer [L] = greater of [J] or [K]	6.57534%	6.57534%	10.00000%
Index Adjustment [M] = min([C] + [L], 0%) if [C] < 0% [M] = min([H], [C] x [D]) otherwise	0.00000%	5.26027%	8.00000%
Pre-Withdrawal Index Account Option Value [N]	100,000.00	100,000.00	95,249.87
Pre-Withdrawal Interim Value [O] = [N] x (1 + [M])	100,000.00	105,260.27	102,869.86
Withdrawals [P]	0.00	5,000.00	0.00
Percent of Interim Value Withdrawn [Q] = [P] / [O]	0.00000%	4.75013%	0.00000%
Index Account Option Value [R] = [N] x (1 - [Q])	100,000.00	95,249.87	95,249.87
Total Withdrawal Value [S] = [R] x (1 + [M])	100,000.00	100,260.27	102,869.86

Example 2: This example demonstrates the impact on contract values of taking multiple partial withdrawals throughout the Term when the Cap crediting method is elected with the Buffer protection option. The Term starts on January 1 and the first withdrawal occurs on May 27 when the index return is positive and lower than the Cap Rate. The second withdrawal occurs on October 20 when the index return is negative and within the Buffer. Contract values are also quoted at the beginning of the term and end of the term where the index return is negative and exceeds the Buffer.

•Your guaranteed minimum Index Adjustment Factors are calculated by multiplying the Index Adjustment Factor by (60 multiplied by the Index Account Option Term (in years) plus 180) divided by (365 multiplied by the Index Account Option Terms (in years)).
•Your prorated Cap Rate and Buffer are calculated by multiplying the respective Index Adjustment Factor by the number of days elapsed during the Index Account Option Term over the total number of days in the Index Account Option Term.
• On January 1, you make your first Premium payment of $100,000 and you are 100% allocated to a 1-year Cap with Buffer Index Account Option with an 8% Cap Rate, 110% Index Participation Rate, and 10% Buffer. Your guaranteed minimum Cap Rate is 5.26027%, which is calculated as 8% * (60 * 1 + 180) / (365 * 1). Your guaranteed minimum Buffer is 6.57534%, which is calculated as 10% * (60 * 1 + 180) / (365 * 1).
• On May 27, 146 days have elapsed during your crediting term. Your Cap Rate is 5.26027%, which is equal to the greater of your prorated Cap Rate (8% * 146/365 = 3.20%) and your guaranteed minimum Cap Rate (5.26027%). Your Buffer is 6.57534%, which is equal to the greater of your prorated Buffer (10% * 146/365 = 4.00%) and your guaranteed minimum Buffer (6.57534%).
• If the Index is up 1% your Adjusted Index Return is the lesser of the Cap Rate (5.26027%) and Index Return multiplied by the Index Participation Rate (1% * 110% = 1.1%). Your Interim Value at that time would be credited the Index Adjustment based on the Adjusted Index Return ($100,000 * 1.1% + $100,000 = $101,100). This would be the amount available for a full withdrawal from the Index Account at that time.
• If you take a partial withdrawal of $5,000 on May 27, your Index Account Option Value at the beginning of the Term will be reduced by the proportion of your withdrawal to the Interim Value ($5,000/$101,100 = 4.94560%).
• Your Index Account Option Value at the beginning of the Term would be reduced by the percentage reduction in your Interim Value ($100,000 - 4.94560% * $100,000 = $95,054.40) . This adjusted Index Account Option Value is used to calculate subsequent Interim Values and to calculate the end of term Index Account Option Value.
•After the partial withdrawal, your Index Account Option Value would then have a recalculated Index Adjustment credited to obtain the current remaining total Withdrawal Value ($95,054.40 * 1.1% + $95,054.40 = $96,100). This remaining total Withdrawal Value is the same as the Interim Value prior to the withdrawal ($101,100) minus the withdrawal amount ($5,000).
• If you make a second partial withdrawal of $5,000 on October 20, 292 days have elapsed during your crediting term. Your Cap Rate is 6.40%, which is equal to the greater of your prorated Cap Rate (8% * 292/365 = 6.40%) and your guaranteed minimum Cap Rate (5.26027%). Your Buffer is 8.00%, which is equal to the greater of your prorated Buffer (10% * 292/365 = 8.00%) and your guaranteed minimum Buffer (6.57534%).
•If the Index is down 4%, no Index Participation Rate is applied to the Index Return and at that time your Interim Value would have the Buffer applied to the loss. Since the Buffer is larger than the loss in Index Value, the Adjusted Index Return results in no loss (0%) being applied to the Interim Value ($95,054.40 + 0% * $95,054.40 = $95,054.40). This would be the amount available for a full withdrawal from the Indexed Account at that time.
• Your Index Account Option Value at the beginning of the Term would be reduced by the percentage reduction ($5,000/$95,054.40 = 5.26027%) in your Interim Value ($95,054.40 - 5.26027% * $95,054.40 = $90,054.40). This adjusted Index Account Option Value is used to calculate subsequent Interim Values and to calculate the end of term Index Account Option Value.
•After the partial withdrawal, your Index Account Option Value would then have a recalculated Index Adjustment credited to obtain the current remaining total Withdrawal Value ($90,054.40* 0% + $90,054.40= $90,054.40). This

remaining total Withdrawal Value is the same as the Interim Value prior to the withdrawal ($95,054.40) minus the withdrawal amount ($5,000).
•Carrying this example forward to the end of the Term assume the Index is down 12%. You will have accrued the full Cap Rate (8%) and Buffer (10%). The Index Participation Rate is not applied to the Index Return because the Index Return is negative. Since the Index is down by more than the Buffer, the Adjusted Index Return would be the loss added to the Buffer (-12% + 10% = -2%) and the Index Account Option Value is credited the Index Adjustment ($90,054.40+ -2% * $90,054.40= $88,253.31) to find the final total Withdrawal Value. The total Withdrawal Value will become the starting Index Account Option Value for the next Index Account Option Term.

Tabular Representation of Example 2 (1-year Term)
Days Elapsed in Crediting Term [A]	0	146	292	365
Total number of days in crediting term [B]	365	365	365	365
Year to Date Index Change [C]	0.00%	1.00%	-4.00%	-12.00%
Index Participation Rate [D]	110%	110%	110%	110%
Full-Term Cap Rate [E]	8.00%	8.00%	8.00%	8.00%
Prorated Cap Rate [F] = [E] x [A] / [B]	0.00%	3.20%	6.40%	8.00%
Guaranteed Minimum Cap Rate [G] = [E] x (60 x 1 + 180) / [B]	5.26027%	5.26027%	5.26027%	5.26027%
Cap Rate [H] = greater of [F] or [G]	5.26027%	5.26027%	6.40000%	8.00000%
Full-Term Buffer [I]	10.00%	10.00%	10.00%	10.00%
Prorated Buffer [J] = [I] x [A] / [B]	0.00%	4.00%	8.00%	10.00%
Guaranteed Minimum Buffer [K] = [I] x (60 x 1 + 180) / [B]	6.57534%	6.57534%	6.57534%	6.57534%
Buffer [L] = greater of [J] or [K]	6.57534%	6.57534%	8.00000%	10.00000%
Index Adjustment [M] = min([C] + [L], 0%) if [C] < 0% [M] = min([H], [C] x [D]) otherwise	0.00000%	1.10000%*	0.00000%	-2.00000%
Pre-Withdrawal Index Account Option Value [N]	100,000.00	100,000.00	95,054.40	90,054.40
Pre-Withdrawal Interim Value [O] = [N] x (1 + [M])	100,000.00	101,100.00	95,054.40	88,253.31
Withdrawals [P]	0.00	5,000.00	5,000.00	0.00
Percent of Interim Value Withdrawn [Q] = [P] / [O]	0.00000%	4.94560%	5.26015%	0.00000%

Index Account Option Value [R] = [N] x (1 - [Q])	100,000.00	95,054.40	90,054.40	90,054.40
Total Withdrawal Value [S] = [R] x (1 + [M])	100,000.00	96,100.00	90,054.40	88,253.31
*This is greater than the Index Return due to the Index Participation Rate.

Example 3: This example demonstrates the impact on contract values of taking a single partial withdrawal when the Performance Trigger crediting method is elected with the Buffer protection option. The Term starts on January 1 and the withdrawal occurs on August 8 when the index return is positive and higher than the Performance Trigger Rate. Contract values are also quoted at the beginning of the term and end of the term where the index return is positive and lower than the Performance Trigger Rate.

•Your guaranteed minimum Index Adjustment Factors are calculated by multiplying the Index Adjustment Factor by (60 multiplied by the Index Account Option Term (in years) plus 180) divided by (365 multiplied by the Index Account Option Terms (in years)).
•Your prorated Performance Trigger Rate and Buffer are calculated by multiplying the respective Index Adjustment Factor by the number of days elapsed during the Index Account Option Term over the total number of days in the Index Account Option Term.
• On January 1, you make an initial Premium payment of $100,000 and you are 100% allocated to a 1-year Performance Trigger with Buffer Index Account Option with a 6% Performance Trigger Rate and 10% Buffer. Your guaranteed minimum Performance Trigger Rate is 3.94521%, which is calculated as 6% * (60 * 1 + 180) / (365 * 1). Your guaranteed minimum Buffer is 6.57534%, which is calculated as 10% * (60 * 1 + 180) / (365 * 1).

• On August 8, 219 days have elapsed during your crediting term. Your Performance Trigger Rate is 3.94521%, which is equal to the greater of your prorated Performance Trigger Rate (6% * 219/365 = 3.60%) and your guaranteed minimum Performance Trigger Rate (3.94521%). Your Buffer is 6.57534%, which is equal to the greater of your prorated Buffer (10% * 219/365 = 6.00%) and your guaranteed minimum Buffer (6.57534%).
• If the Index is up 6% your Interim Value at that time would be credited with the Performance Trigger Rate ($100,000 * 3.94521% + $100,000 = $103,945.21). This would be the amount available for a full withdrawal from the Index Account at that time.
• If you take a partial withdrawal of $5,000, your Index Account Option Value will be reduced by the proportion of your partial withdrawal to the Interim Value ($5,000/$103,945.21 = 4.81023%).
• Your Index Account Option Value at the beginning of the Term would be reduced by the percentage reduction in your Interim Value ($100,000 - 4.81023% * $100,000 = $95,189.77). This adjusted Index Account Option Value is used to calculate subsequent Interim Values and to calculate the end of term Index Account Option Value.
• After the partial withdrawal, your Index Account Option Value would then have a recalculated Index Adjustment credited to obtain the current remaining total Withdrawal Value ($95,189.77* 3.94521% + $95,189.77 = $98,945.21). This remaining total Withdrawal Value is the same as the Interim Value prior to the withdrawal ($103,945.21) minus the withdrawal amount ($5,000).
•Carrying this example forward to the end of the Term, assume the Index is up 4%. You will have accrued the full Performance Trigger Rate (6%) and Buffer (10%). Since the Index is up, the Index Adjustment credited would be the Performance Trigger Rate ($95,189.77 + 6% * $95,189.77 = $100,901.16) to find the final total Withdrawal Value. The total Withdrawal Value will become the starting Index Account Option Value for the next Index Account Option Term.

Tabular Representation of Example 3 (1-year Term)
Days Elapsed in Crediting Term [A]	0	219	365
Total number of days in crediting term [B]	365	365	365
Year to Date Index Change [C]	0.00%	6.00%	10.00%
Index Participation Rate [D]	N/A	N/A	N/A
Full-Term Performance Trigger Rate [E]	6.00%	6.00%	6.00%
Prorated Performance Trigger Rate [F] = [E] x [A] / [B]	0.00%	3.60%	6.00%
Guaranteed Minimum Performance Trigger Rate [G] = [E] x (60 x 1 + 180) / [B]	3.94521%	3.94521%	3.94521%
Performance Trigger Rate [H] = 0% if 0 days elapsed in crediting term [H] = greater of [F] or [G] otherwise	0.00000%	3.94521%	6.00000%
Full-Term Buffer [I]	10.00%	10.00%	10.00%
Prorated Buffer [J] = [I] x [A] / [B]	0.00%	6.00%	10.00%
Guaranteed Minimum Buffer [K] = [I] x (60 x 1 + 180) / [B]	6.57534%	6.57534%	6.57534%
Buffer [L] = greater of [J] or [K]	6.57534%	6.57534%	10.00000%
Index Adjustment [M] = min([C] + [L], 0%) if [C] < 0% [M] = [H] otherwise	0.00000%	3.94521%	6.00000%

Pre-Withdrawal Index Account Option Value [N]	100,000.00	100,000.00	95,189.77
Pre-Withdrawal Interim Value [O] = [N] x (1 + [M])	100,000.00	103,945.21	100,901.16
Withdrawals [P]	0.00	5,000.00	0.00
Percent of Interim Value Withdrawn [Q] = [P] / [O]	0.00000%	4.81023%	0.00000%
Index Account Option Value [R] = [N] x (1 - [Q])	100,000.00	95,189.77	95,189.77
Total Withdrawal Value [S] = [R] x (1 + [M])	100,000.00	98,945.21	100,901.16

Example 4: This example demonstrates the impact on contract values of taking multiple partial withdrawals throughout the Term when the Performance Trigger crediting method is elected with the Buffer protection option. The Term starts on January 1 and the first withdrawal occurs on May 27 when the index return is positive and does not exceed the Performance Trigger Rate. The second withdrawal occurs on October 20 when the index return is negative and exceeds the Buffer. Contract values are also quoted at the beginning of the term and end of the term where the index return is negative and within the Buffer.

•Your guaranteed minimum Index Adjustment Factors are calculated by multiplying the Index Adjustment Factor by (60 multiplied by the Index Account Option Term (in years) plus 180) divided by (365 multiplied by the Index Account Option Terms (in years)).
•Your prorated Performance Trigger Rate and Buffer are calculated by multiplying the respective Index Adjustment Factor by the number of days elapsed during the Index Account Option Term over the total number of days in the Index Account Option Term.
• On January 1, you make an initial Premium payment of $100,000 and you are 100% allocated to a 1-year Performance Trigger with Buffer Index Account Option with a 6% Performance Trigger Rate and 10% Buffer. Your guaranteed minimum Performance Trigger Rate is 3.94521%, which is calculated as 6% * (60 * 1 + 180) / (365 * 1). Your guaranteed minimum Buffer is 6.57534%, which is calculated as 10% * (60 * 1 + 180) / (365 * 1)
• On May 27, 146 days have elapsed during your crediting term. Your Performance Trigger Rate is 3.94521%, which is equal to the greater of your prorated Performance Trigger Rate (6% * 146/365 = 2.40%) and your guaranteed minimum Performance Trigger Rate (3.94521%). Your Buffer is 6.57534%, which is equal to the greater of your prorated Buffer (10% * 219/365 = 6.00%) and your guaranteed minimum Buffer (6.57534%).
• If the Index is up 1%, your Interim Value at that time would be credited with the Performance Trigger Rate ($100,000 * 3.94521% + $100,000 = $103,945.21). This would be the amount available for a full withdrawal from the Index Account at that time.
• If you take a partial withdrawal $5,000 on May 27, your Index Account Option Value will be reduced by the proportion of your partial withdrawal to the Interim Value ($5,000/$103,945.21 = 4.81023%).
• Your Index Account Option Value at the beginning of the Term would be reduced by the percentage reduction in your Interim Value ($100,000 - 4.81023% * $100,000 = $95,189.77). This adjusted Index Account Option Value is used to calculate subsequent Interim Values and to calculate the end of term Index Account Option Value.
• After the partial withdrawal, your Index Account Option Value would then have a recalculated Index Adjustment credited to obtain the current remaining total Withdrawal Value ($95,189.77 * 3.94521% + $95,189.77= $98,945.21). This remaining total Withdrawal Value is the same as the Interim Value prior to the withdrawal ($103945.21) minus the withdrawal amount ($5,000).
• If you make a second partial withdrawal of $5,000 on October 20, 292 days have elapsed during your crediting term. Your Performance Trigger Rate is 4.80%, which is equal to the greater of your prorated Performance Trigger Rate (6% * 292/365 = 4.80%) and your guaranteed minimum Performance Trigger Rate (3.94521%). Your Buffer is 8.00%, which is equal to the greater of your prorated Buffer (10% * 292/365 = 8.00%) and your guaranteed minimum Buffer (6.57534%).
•If the Index is down 10% at that time, your Interim Value would have the Buffer applied to the loss and since the Index is down by more than the Buffer it would apply the net difference (8% + -10% = -2%) to your Interim Value ($95,189.77 + -2% * $95,189.77= $93,285.98). This would be the amount available for a full withdrawal from the Indexed Account at that time.
• Your Index Account Option Value at the beginning of the Term would be reduced by the percentage reduction ($5,000/$93,285.98 = 5.35986%) in your Interim Value ($95,189.77 - 5.35986% * $95,189.77 = $90,087.73). This adjusted Index Account Option Value is used to calculate subsequent Interim Values and to calculate the end of term Index Account Option Value.

•After the partial withdrawal, your Index Account Option Value would then have a recalculated Index Adjustment credited to obtain the current remaining total Withdrawal Value ($90,087.73 * -2% + $90,087.73 = $88,285.98). This remaining total Withdrawal Value is the same as the Interim Value prior to the withdrawal ($93,285.98) minus the withdrawal amount ($5,000).
•Carrying this example forward to the end of the Term, assume the Index is down 9%. You will have accrued the full Performance Trigger Rate (6%) and Buffer (10%). Since the Buffer is larger than the loss in Index Value, the Index Return results in no loss (0%) and the Index Account Option Value is fully protected ($90,087.73 + 0% * $90,087.73= $90,087.73). This would be the total Withdrawal Value from the Indexed Account at that time. The total Withdrawal Value will become the starting Index Account Option Value for the next Index Account Option Term.

Tabular Representation of Example 4 (1-year Term)
Days Elapsed in Crediting Term [A]	0	146	292	365
Total number of days in crediting term [B]	365	365	365	365
Year to Date Index Change [C]	0.00%	1.00%	-10.00%	-9.00%
Index Participation Rate [D]	N/A	N/A	N/A	N/A
Full-Term Performance Trigger Rate [E]	6.00%	6.00%	6.00%	6.00%
Prorated Performance Trigger Rate [F] = [E] x [A] / [B]	0.00%	2.40%	4.80%	6.00%
Guaranteed Minimum Performance Trigger Rate [G] = [E] x (60 x 1 + 180) / [B]	3.94521%	3.94521%	3.94521%	3.94521%
Performance Trigger Rate [H] = 0% if 0 days elapsed in crediting term [H] = greater of [F] or [G] otherwise	0.00000%	3.94521%	4.80000%	6.00000%
Full-Term Buffer [I]	10.00%	10.00%	10.00%	10.00%
Prorated Buffer [J] = [I] x [A] / [B]	0.00%	4.00%	8.00%	10.00%
Guaranteed Minimum Buffer [K] = [I] x (60 x 1 + 180) / [B]	6.57534%	6.57534%	6.57534%	6.57534%
Buffer [L] = greater of [J] or [K]	6.57534%	6.57534%	8.00000%	10.00000%
Index Adjustment [M] = min([C] + [L], 0%) if [C] < 0% [M] = [H] otherwise	0.00000%	3.94521%	-2.00000%	0.00000%
Pre-Withdrawal Index Account Option Value [N]	100,000.00	100,000.00	95,189.77	90,087.73
Pre-Withdrawal Interim Value [O] = [N] x (1 + [M])	100,000.00	103,945.21	93,285.98	90,087.73
Withdrawals [P]	0.00	5,000.00	5,000.00	0.00
Percent of Interim Value Withdrawn [Q] = [P] / [O]	0.00000%	4.81023%	5.35986%	0.00000%
Index Account Option Value [R] = [N] x (1 - [Q])	100,000.00	95,189.77	90,087.73	90,087.73
Total Withdrawal Value [S] = [R] x (1 + [M])	100,000.00	98,945.21	88,285.98	90,087.73

Intra-Term Performance Lock Examples

Example 5: This example demonstrates an Intra-Term Performance Lock transfer three fifths of the way through the Term from a Cap with Buffer Index Account Option when the Index Return exceeds the Cap Rate.

•This example utilizes the same return parameters as Example 1.
•Your guaranteed minimum Index Adjustment Factors are calculated by multiplying the Index Adjustment Factor by (60 multiplied by the Index Account Option Term (in years) plus 180) divided by (365 multiplied by the Index Account Option Terms (in years)).
•Your prorated Cap Rate and Buffer are calculated by multiplying the respective Index Adjustment Factor by the number of days elapsed during the Index Account Option Term over the total number of days in the Index Account Option Term.
• Your starting Premium is $100,000 on January 1 and you are 100% allocated to a 1-year Cap with Buffer Index Account Option with an 8% Cap Rate, 100% IPR, and 10% Buffer. Your guaranteed minimum Cap Rate is 5.26027%, which is calculated as 8% * (60 * 1 + 180) / (365 * 1). Your guaranteed minimum Buffer is 6.57534%, which is calculated as 10% * (60 * 1 + 180) / (365 * 1)
• On August 8, 219 days have elapsed during your crediting term. Your Cap Rate is 5.26027%, which is equal to the greater of your prorated Cap Rate (8% * 219/365 = 4.80%) and your guaranteed minimum Cap Rate (5.26027%). Your Buffer is 6.57534%, which is equal to the greater of your prorated Buffer (10% * 219/365 = 6.00%) and your guaranteed minimum Buffer (6.57534%).
• If the Index is up 6% your Adjusted Index Return is the lesser of the Cap Rate (5.26027%) and Index Return multiplied by the Index Participation Rate (6% * 100% = 6%). Your Interim Value at that time would be credited the Index Adjustment based on the Adjusted Index Return ($100,000 * 5.26027% + $100,000 = $105,260.27).
•If you perform an Intra-Term Performance Lock, all of your Index Account Option Value associated with the Index Account Option will be transferred into the Short Duration Fixed Account where it will be credited a fixed interest rate until the next Contract Anniversary. Thus, all $105,260.27 of the Interim Value would be subject to the Intra-Term Performance Lock and the Index Account Option Value will be reduced by 100% ($105,260.27/$105,260.27 = 100%).
•Your Index Account Option Value at the beginning of the Term would be reduced by the percentage reduction in your Interim Value and is now zero ($100,000 - 100% * $100,000 = $0). Since the Index Account Option Value is zero, no adjustments will be applied and your Withdrawal Value from the Index Account Option is also zero.
•Carrying this example forward to the end of the Term, assume the Index is up 10%. Since your Index Account Option Value is still zero, no Index Adjustment is applied and the final total Withdrawal Value associated with the Index Account is zero.

Tabular Representation of Example 5 (1-year Term)
Days Elapsed in Crediting Term [A]	0	219	365
Total number of days in crediting term [B]	365	365	365
Year to Date Index Change [C]	0.00%	6.00%	10.00%
Index Participation Rate [D]	100%	100%	100%
Full-Term Cap Rate [E]	8.00%	8.00%	8.00%
Prorated Cap Rate [F] = [E] x [A] / [B]	0.00%	4.80%	8.00%
Guaranteed Minimum Cap Rate [G] = [E] x (60 x 1 + 180) / [B]	5.26027%	5.26027%	5.26027%
Cap Rate [H] = greater of [F] or [G]	5.26027%	5.26027%	8.00000%
Full-Term Buffer [I]	10.00%	10.00%	10.00%
Prorated Buffer [J] = [I] x [A] / [B]	0.00%	6.00%	10.00%
Guaranteed Minimum Buffer [K] = [I] x (60 x 1 + 180) / [B]	6.57534%	6.57534%	6.57534%
Buffer [L] = greater of [J] or [K]	6.57534%	6.57534%	10.00000%
Index Adjustment [M] = min([C] + [L], 0%) if [C] < 0% [M] = min([H], [C] x [D]) otherwise	0.00000%	5.26027%	8.00000%
Pre Intra-Term Performance Lock Index Account Option Value [N]	100,000.00	100,000.00	0.00
Pre Intra-Term Performance Lock Interim Value [O] = [N] x (1 + [M])	100,000.00	105,260.27	0.00
Intra-Term Performance Lock [P]	0.00	105,260.27	0.00
Percent of Interim Value Intra-Term Performance Locked [Q] = [P] / [O]	0.00%	100.00%	0.00%
Index Account Option Value [R] = [N] x (1 - [Q])	100,000.00	0.00	0.00
Total Withdrawal Value [S] = [R] x (1 + [M])	100,000.00	0.00	0.00

Example 6: This example demonstrates an Intra-Term Performance Lock transfer three fifths of the way through the Term from a Cap Rate with Buffer Index Account Option when the Index return is less than the Cap Rate.

•Your guaranteed minimum Index Adjustment Factors are calculated by multiplying the Index Adjustment Factor by (60 multiplied by the Index Account Option Term (in years) plus 180) divided by (365 multiplied by the Index Account Option Terms (in years)).
•Your prorated Cap Rate and Buffer are calculated by multiplying the respective Index Adjustment Factor by the number of days elapsed during the Index Account Option Term over the total number of days in the Index Account Option Term.
• Your starting Premium is $100,000 on January 1 and you are 100% allocated to a 1-year Cap with Buffer Index Account Option with an 8% Cap Rate, 110% Index Participation Rate, and 10% Buffer. Your guaranteed minimum Cap Rate is 5.26027%, which is calculated as 8% * (60 * 1 + 180) / (365 * 1). Your guaranteed minimum Buffer is 6.57534%, which is calculated as 10% * (60 * 1 + 180) / (365 * 1)
• On August 8, 219 days have elapsed during your crediting term. Your Cap Rate is 5.26027%, which is equal to the greater of your prorated Cap Rate (8% * 219/365 = 4.80%) and your guaranteed minimum Cap Rate (5.26027%). Your Buffer is 6.57534%, which is equal to the greater of your prorated Buffer (10% * 219/365 = 6.00%) and your guaranteed minimum Buffer (6.57534%).
• If the Index is up 2% your Adjusted Index Return is the lesser of the Cap Rate (5.26027%) and Index Return multiplied by the Index Participation Rate (2% * 110% = 2.2%). Your Interim Value at that time would be credited the Index Adjustment based on the Adjusted Index Return ($100,000 * 2.2% + $100,000 = $102,200).
•If you perform an Intra-Term Performance Lock, all of your Index Account Option Value associated with the Index Account Option will be transferred into the Short Duration Fixed Account where it will be credited a fixed interest rate until the next Contract Anniversary. Thus, all $102,200 of the Interim Value would be subject to the Intra-Term Performance Lock and the Index Account Option Value will be reduced by 100% ($102,200/$102,200 = 100%).
•Your Index Account Option Value at the beginning of the Term would be reduced by the percentage reduction in your Interim Value ($100,000 - 100% * $100,000 = $0). Since the Index Account Option Value is zero, no adjustments will be applied and your Withdrawal Value from the Index Account Option is also zero.
•Carrying this example forward to the end of the Term, assume the Index is up 5%. Since your Index Account Option Value is still zero, no Index Adjustment is applied and the final total Withdrawal Value associated with the Index Account is zero.

Tabular Representation of Example 6 (1-year Term)
Days Elapsed in Crediting Term [A]	0	219	365
Total number of days in crediting term [B]	365	365	365
Year to Date Index Change [C]	0.00%	2.00%	5.00%
Index Participation Rate [D]	110%	110%	110%
Full-Term Cap Rate [E]	8.00%	8.00%	8.00%
Prorated Cap Rate [F] = [E] x [A] / [B]	0.00%	4.80%	8.00%
Guaranteed Minimum Cap Rate [G] = [E] x (60 x 1 + 180) / [B]	5.26027%	5.26027%	5.26027%
Cap Rate [H] = greater of [F] or [G]	5.26027%	5.26027%	8.00000%
Full-Term Buffer [I]	10.00%	10.00%	10.00%
Prorated Buffer [J] = [I] x [A] / [B]	0.00%	6.00%	10.00%

Guaranteed Minimum Buffer [K] = [I] x (60 x 1 + 180) / [B]	6.57534%	6.57534%	6.57534%
Buffer [L] = greater of [J] or [K]	6.57534%	6.57534%	10.00000%
Index Adjustment [M] = min([C] + [L], 0%) if [C] < 0% [M] = min([H], [C] x [D]) otherwise	0.00000%	2.20000%	5.50000%*
Pre Intra-Term Performance Lock Index Account Option Value [N]	100,000.00	100,000.00	0.00
Pre Intra-Term Performance Lock Interim Value [O] = [N] x (1 + [M])	100,000.00	102,200.00	0.00
Intra-Term Performance Lock [P]	0.00	102,200.00	0.00
Percent of Interim Value Intra-Term Performance Locked [Q] = [P] / [O]	0.00%	100.00%	0.00%
Index Account Option Value [R] = [N] x (1 - [Q])	100,000.00	0.00	0.00
Total Withdrawal Value [S] = [R] x (1 + [M])	100,000.00	0.00	0.00
*This is greater than the Index Return due to the Index Participation Rate.

Automatic Rebalancing at Contract Anniversaries Examples

Example 7: This example demonstrates the automatic rebalancing option at the 1st Contract Anniversary when Contract Options with one-year terms are elected on the Contract.

•For this example, assume you have an initial Premium of $100,000. Your initial allocations are 50% to the 1-year S&P 500 Cap with Buffer Crediting Method with a Cap Rate of 8.00% and 100% Index Participation Rate and 50% to the 1-year S&P 500 Performance Trigger with Buffer Crediting Method with a Performance Trigger Rate of 6.00%. The Buffer for each Index Account Option is 10%. Each Contract Option would be allocated with $50,000 ($100,000 * 50% = $50,000).
•You elect the automatic rebalancing option with the same allocation instructions as you provided for your initial Premium.
•If the S&P 500 Index is up 10% at the 1st Contract Anniversary, the following adjustments to the Contract Value would be made for each Contract Option:
▪For the 1-year S&P 500 Cap with Buffer Crediting Method, the Adjusted Index Return would be the lesser of the Cap Rate (8%) and the Index Return multiplied by the Index Participation Rate (10% * 100% = 10%). The Index Account Option Value would be credited the Index Adjustment based on the Adjusted Index Return ($50,000 * 8% + $50,000 = $54,000).
▪For the 1-year S&P 500 Performance Trigger with Buffer Crediting Method, the Index Account Option Value would be credited with the Performance Trigger Rate (6%) ($50,000 * 6% + $50,000 = $53,000).
•At the 1st Contract Anniversary, both elected Contract Options are at the end of their term and are eligible to be automatically rebalanced. The total Contract Value eligible for rebalancing would be calculated as the sum of the Contract Value of each Contract Option eligible for rebalancing ($54,000 + $53,000 = $107,000).
•Given both elected Contract Options are eligible for automatic rebalancing, the allocation percentages for the Contract Options do not need to be adjusted.
•At the 1st Contract Anniversary, automatic transfers will be performed so that the Contract Options eligible for automatic rebalancing will have Contract Value equal to the allocation percentage for the Contract Option multiplied by the total Contract Value eligible for rebalancing:

▪For the 1-year S&P 500 Cap with Buffer Crediting Method, the amount allocated at the 1st Contract Anniversary would be $53,500 ($107,000 * 50% = $53,500).
▪For the 1-year S&P 500 Performance Trigger with Buffer Crediting Method, the amount allocated at the 1st Contract Anniversary would be $53,500 ($107,000 * 50% = $53,500).

Contract Option	1-Year S&P 500 Cap with Buffer	1-Year S&P 500 Performance Trigger with Buffer
Initial Premium [A]	$100,000.00
Allocation (%) [B]	50%	50%
Allocation ($) [C] = [A] × [B]	$50,000.00	$50,000.00
Interest Rate / Index Adjustment [D]	8.00%	6.00%
Contract Value at 1st Contract Anniversary [E] = [C] × (1+[D])	$54,000.00	$53,000.00
Contract Option Eligible for Rebalancing [F] = "No" if Contract Option has not expired and the Contract Option Value is > 0, "Yes" Otherwise	Yes	Yes
Total Contract Value Eligible for Rebalancing [G] = Sum of row [E] if row [F] = “Yes”	$107,000.00
Total Allocation Percentage Ineligible for Automatic Rebalancing [H] = Sum of row [B] if row [F] = “No”	0.00%
Adjusted Allocation Percentage [I] = [B] / (1-[H]) if [F] = “Yes”, “N/A” otherwise	50.00%	50.00%
Allocation at 1st Contract Anniversary [J] = [G] × [I] if [F] = “Yes”, "N/A" Otherwise	$53,500.00	$53,500.00
Net Amount Transferred In (+)/ Out (-) due to Automatic Rebalancing [K] = [J] - [E] if [F] = "Yes", 0 Otherwise	-$500.00	$500.00

Example 8: This example demonstrates the automatic rebalancing option at the 1st Contract Anniversary when Contract Options with one-year and three-year terms are elected on the Contract.

•For this example, assume you have an initial Premium of $100,000. Your initial allocations are 20% to the 1-year Fixed Account Option with a 1.00% credited rate, 40% to the 1-year S&P 500 Cap with Buffer Crediting Method with a Cap Rate of 8.00% and 100% Index Participation Rate, and 40% to the 3-year S&P 500 Cap with Buffer Crediting Method with a Cap Rate of 24.00% and 100% Index Participation Rate. The Buffer for each Index Account Option is 10%. Each Contract Option would be allocated with $20,000, $40,000, and $40,000, respectively.
•You elect the automatic rebalancing option with the same allocation instructions as you provided for your initial Premium.
•If the S&P 500 Index is up 10% at the 1st Contract Anniversary, the following adjustments to the Contract Value would be made for each Contract Option:

▪For the 1-year Fixed Account Option, the Fixed Account Value would be credited with the 1.00% credited rate ($20,000 * 1% + $20,000 = $20,200).
▪For the 1-year S&P 500 Cap with Buffer Crediting Method, the Adjusted Index Return would be the lesser of the Cap Rate (8%) and the Index Return multiplied by the Index Participation Rate (10% * 100% = 10%). The Index Account Option Value would be credited the Index Adjustment based on the Adjusted Index Return ($40,000 * 8% + $40,000 = $43,200).
▪ For the 3-year S&P 500 Cap with Buffer Crediting Method, 365 days have elapsed during the crediting term. Your Cap Rate is 8%, which is equal to the greater of your prorated Cap Rate (24% * 365 / [365 * 3] = 8%) and your guaranteed minimum Cap Rate (24% * [60 * 3 + 180] / [365 * 3] = 7.89%). The Adjusted Index Return would be the lesser of the Cap Rate (8%) and the Index Return multiplied by the Index Participation Rate (10% * 100% = 10%). The Index Account Option Value would be credited the Index Adjustment based on the Adjusted Index Return ($40,000 * 8% + $40,000 = $43,200).
•At the 1st Contract Anniversary, only the Contract Options with the one-year terms are at the end of their term and are eligible to be automatically rebalanced. The Contract Option with the three-year term is not expired, so it is ineligible for automatic rebalancing on this Contract Anniversary.
▪The total Contract Value eligible for rebalancing would be calculated as the sum of the Contract Value of each Contract Option eligible for rebalancing ($20,200 + $43,200 = $63,400).
▪The total allocation percentage ineligible for automatic rebalancing is the sum of the instructed allocation percentages corresponding to Contract Options that are ineligible for rebalancing on this Contract Anniversary, in this case the 3-year term crediting method (40%).
•The allocation percentages for automatic rebalancing at the 1st Contract Anniversary for the eligible Contract Options are adjusted to not include the allocation percentages of Contract Options ineligible for automatic rebalancing. The adjusted allocation percentages of the eligible Contract Options are calculated as the specified allocation percentage of the eligible Contract Option divided by one minus the total allocation percentage ineligible for automatic rebalancing (1 - 40% = 60%):
▪ For the 1-year Fixed Account Option, the adjusted allocation percentage is 33.33333% (20% / (60%) = 33.33333%).
▪ For the 1-year S&P 500 Cap with Buffer Crediting Method, the adjusted allocation percentage is 66.66667% (40% / (60%) = 66.66667%).
•At the 1st Contract Anniversary, automatic transfers will be performed so that the Contract Options eligible for automatic rebalancing will have Contract Value equal to the adjusted allocation percentage for the eligible Contract Option multiplied by the total Contract Value eligible for rebalancing:
▪ For the 1-year Fixed Account Option, the amount allocated at the 1 st Contract Anniversary would be $21,133.33 ($63,400 * 33.33333% = $21,133.33).
▪ For the 1-year S&P 500 Cap with Buffer Crediting Method, the amount allocated at the 1 st Contract Anniversary would be $42,266.67 ($63,400 * 66.66667% = $42,266.67).
▪For the 3-year S&P 500 Cap with Buffer Crediting Method, no amount would allocate since the Contract Option is ineligible for automatic rebalancing on this Contract Anniversary.

Contract Option	1-Year Fixed Account Option	1-Year S&P 500 Cap with Buffer	3-Year S&P 500 Cap with Buffer
Initial Premium [A]	$100,000.00
Allocation (%) [B]	20%	40%	40%
Allocation ($) [C] = [A] × [B]	$20,000.00	$40,000.00	$40,000.00

Interest Rate / Index Adjustment [D]	1.00%	8.00%	8.00%
Contract Value at 1st Contract Anniversary [E] = [C] × (1+[D])	$20,200.00	$43,200.00	$43,200.00
Contract Option Eligible for Rebalancing [F] = "No" if Contract Option has not expired and the Contract Option Value is > 0, "Yes" Otherwise	Yes	Yes	No
Total Contract Value Eligible for Rebalancing [G] = Sum of row [E] if row [F] = “Yes”	$63,400.00
Total Allocation Percentage Ineligible for Automatic Rebalancing [H] = Sum of row [B] if row [F] = “No”	40.00%
Adjusted Allocation Percentage [I] = [B] / (1-[H]) if [F] = “Yes”, “N/A” otherwise	33.33333%	66.66667%	N/A
Allocation at 1st Contract Anniversary [J] = [G] × [I] if [F] = “Yes”, "N/A" Otherwise	$21,133.33	$42,266.67	N/A
Net Amount Transferred In (+)/ Out (-) due to Automatic Rebalancing [K] = [J] - [E] if [F] = "Yes", 0 Otherwise	$933.33	-$933.33	$0.00

Example 9: This example demonstrates the automatic rebalancing option at the 3rd Contract Anniversary when Contract Options with one-year and three-year terms are elected on the Contract.

•This example is a continuation of Example 8 in which the automatic rebalancing option is elected. You have the following allocation instructions on the Contract: 20% allocated to the 1-year Fixed Account Option with a 1.00% credited rate, 40% allocated to the 1-year S&P 500 Cap with Buffer Crediting Method with a Cap Rate of 8.00% and 100% Index Participation Rate, and 40% allocated to the 3-year S&P 500 Cap with Buffer Crediting Method with a Cap Rate of 24.00% and 100% Index Participation Rate. The Buffer for each Index Account Option is 10%. The 1-year Fixed Account Option and 1-year S&P 500 Cap with Buffer Crediting Method respectively had $21,760 and $43,520 allocated to them at the 2nd Contract Anniversary. The 3-year S&P 500 Cap with Buffer had $40,000 allocated to it at the issue of the Contract, consistent with Example 8.
•If the S&P 500 Index is up 24% since the issue of the Contract and is up 4% during the 3rd Contract Year, the following adjustments to the Contract Value would be made for each Contract Option:
▪For the 1-year Fixed Account Option, the Fixed Account Value would be credited with the 1.00% credited rate ($21,760 * 1% + $21,760 = $21,977.60).
▪For the 1-year S&P 500 Cap with Buffer Crediting Method, the Adjusted Index Return would be the lesser of the Cap Rate (8%) and the Index Return during the 3rd Contract Year multiplied by the Index Participation Rate (4% * 100% = 4%). The Index Account Option Value would be credited the Adjusted Index Return ($43,520 * 4% + $43,520 = $45,260.80).
▪For the 3-year S&P 500 Cap with Buffer Crediting Method, the Adjusted Index Return would be the lesser of the Cap Rate (24%) and the Index Return since the issue of the Contract multiplied by the Index Participation Rate (24% * 100% = 24%). The Index Account Option Value would be credited the Adjusted Index Return ($40,000 * 24% + $40,000 = $49,600).
▪At the 3rd Contract Anniversary, the Contract Options with the one-year Terms and three-year Term are at the end of their term and are eligible to be automatically rebalanced. The total Contract Value eligible for rebalancing would be calculated as the sum of the Contract Value of each Contract Option eligible for rebalancing ($21,977.60 + $45,260.80 + $49,600.00 = $116,838.40).
◦Given all three elected Contract Options are eligible for automatic rebalancing, the allocation percentages for the Contract Options do not need to be adjusted.

•At the 3rd Contract Anniversary, automatic transfers will be performed so that the Contract Options eligible for automatic rebalancing will have Contract Value equal to the allocation percentage for the Contract Option multiplied by the total Contract Value eligible for rebalancing:
▪For the 1-year Fixed Account Option, the amount allocated at the 3rd Contract Anniversary would be $23,367.68 ($116,838.40 * 20% = $23,367.68).
▪For the 1-year S&P 500 Cap with Buffer Crediting Method, the amount allocated at the 3rd Contract Anniversary would be $46,735.36 ($116,838.40* 40% = $46,735.36).
▪For the 3-year S&P 500 Cap with Buffer Crediting Method, the amount allocated at the 3rd Contract Anniversary would be $46,735.36 ($116,838.40* 40% = $46,735.36).

Contract Option	1-Year Fixed Account Option	1-Year S&P 500 Cap with Buffer	3-Year S&P 500 Cap with Buffer
Initial Premium [A]	$100,000.00
Allocation (%) [B]	20%	40%	40%
Allocation ($) [C]	$21,760.00	$43,520.00	$40,000.00
Interest Rate / Index Adjustment [D]	1.00%	4.00%	24.00%
Contract Value at 3rd Contract Anniversary [E] = [C] × (1+[D])	$21,977.60	$45,260.80	$49,600.00
Contract Option Eligible for Rebalancing [F] = "No" if Contract Option has not expired and the Contract Option Value is > 0, "Yes" Otherwise	Yes	Yes	Yes
Total Contract Value Eligible for Rebalancing [G] = Sum of row [E] if row [F] = “Yes”	$116,838.40
Total Allocation Percentage Ineligible for Automatic Rebalancing [H] = Sum of row [B] if row [F] = “No”	0.00%
Adjusted Allocation Percentage [I] = [B] / (1-[H]) if [F] = “Yes”, “N/A” otherwise	20.00%	40.00%	40.00%
Allocation at 3rd Contract Anniversary [J] = [G] × [I] if [F] = “Yes”, "N/A" Otherwise	$23,367.68	$46,735.36	$46,735.36
Net Amount Transferred In (+)/ Out (-) due to Automatic Rebalancing [K] = [J] - [E] if [F] = "Yes", 0 Otherwise	$1,390.08	$1,474.56	-$2,864.64

Example 10: This example demonstrates the automatic rebalancing option at the 1st Contract Anniversary when an Intra-Term Performance Lock occurs on a three-year term Contract Option on the 1st Contract Anniversary.

•For this example, assume you have an initial Premium of $100,000. Your initial allocations are 50% to the 1-year Fixed Account Option with a 1.00% credited rate and 50% to the 3-year S&P 500 Cap with Buffer Crediting Method with a Cap Rate of 24.00% and 100% Index Participation Rate. The Buffer for the Index Account Option is 10%. Each Contract Option would be allocated with $50,000 ($100,000 * 50% = $50,000).

•You elect the automatic rebalancing option with the same allocation instructions as you provided for your initial Premium.
•If the S&P 500 Index is up 6% at the 1st Contract Anniversary, the following adjustments to the Contract Value would be made for each Contract Option:
▪For the 1-year Fixed Account Option, the Fixed Account Value would be credited with the 1.00% credited rate ($50,000 * 1% + $50,000 = $50,500).
▪ For the 3-year S&P 500 Cap with Buffer Crediting Method, 365 days have elapsed during the crediting term. Your Cap Rate is 8%, which is equal to the greater of your prorated Cap Rate (24% * 365 / [365 * 3] = 8%) and your guaranteed minimum Cap Rate (24% * [60 * 3 + 180] / [365 * 3] = 7.89%). The Adjusted Index Return would be the lesser of the Cap Rate (8%) and the Index Return multiplied by the Index Participation Rate (6% * 100% = 6%). The Index Account Option Value would be credited the Adjusted Index Return ($50,000 * 6% + $50,000 = $53,000).
•At the 1st Contract Anniversary, an Intra-Term Performance Lock is executed on the 3-year S&P 500 Cap with Buffer Crediting Method, transferring $53,000 to the Short Duration Fixed Account Option. After the Intra-Term Performance Lock, the Index Account Option Value of the 3-year S&P 500 Cap with Buffer Crediting Method is $0.
•At the 1st Contract Anniversary, both Contract Options are eligible for automatic rebalancing. The 1-year Fixed Account Option is eligible as its term has expired. The 3-year S&P 500 Cap with Buffer Crediting Method is eligible since it now has $0 of Contract Value allocated to it due to the Intra-Term Performance Lock.
▪The total Contract Value eligible for rebalancing would be calculated as the sum of the Contract Value of each Contract Option eligible for rebalancing ($50,500 + $53,000 = $103,500).
▪Given both elected Contract Options are eligible for automatic rebalancing, the allocation percentages for the Contract Options do not need to be adjusted to calculate the automatically rebalanced allocations.
•At the 1st Contract Anniversary, automatic transfers will be performed so that the Contract Options eligible for automatic rebalancing will have Contract Value equal to the allocation percentage for the Contract Option multiplied by the total Contract Value eligible for rebalancing:
▪For the 1-year Fixed Account Option, the amount allocated at the 1st Contract Anniversary would be $51,750.00 ($103,500 * 50% = $51,750.00).
▪For the 3-year S&P 500 Cap with Buffer Crediting Method, the amount allocated at the 1st Contract Anniversary would be $51,750.00 ($103,500 * 50% = $51,750.00).

Contract Option	1-Year Fixed Account Option	3-Year S&P 500 Cap with Buffer	Short Duration Fixed Account Option
Initial Premium [A]	$100,000.00
Allocation (%) [B]	50%	50%	0%
Allocation ($) [C] = [A] × [B]	$50,000.00	$50,000.00	$0.00
Interest Rate / Index Adjustment [D]	1.00%	6.00%	N/A
Contract Value Before Intra-Term Performance Lock [E] = [C] × (1+[D])	$50,500.00	$53,000.00	$0.00
Contract After Intra-Term Performance Lock at 1st Contract Anniversary [F]	$50,500.00	$0.00	$53,000.00

Contract Option Eligible for Rebalancing [G] = "No" if Contract Option has not expired and the Contract Option Value is > 0, "Yes" Otherwise	Yes	Yes	Yes
Total Contract Value Eligible for Rebalancing [H] = Sum of row [E] if row [G] = “Yes”	$103,500.00
Total Allocation Percentage Ineligible for Automatic Rebalancing [I] = Sum of row [B] if row [G] = “No”	0.00%
Adjusted Allocation Percentage [J] = [B] / (1-[I]) if [G] = “Yes”, “N/A” otherwise	50.00%	50.00%	0.00%
Allocation at 1st Contract Anniversary [K] = [H] × [J] if [G] = “Yes”, "N/A" Otherwise	$51,750.00	$51,750.00	$0.00
Net Amount Transferred In (+)/ Out (-) due to Automatic Rebalancing [L] = [K] - [F] if [G] = "Yes", 0 Otherwise	$1,250.00	$51,750.00	-$53,000.00

Advisory Fee Withdrawal Examples

Example 11: This example demonstrates the impact of advisory fee withdrawals on death benefits.

If you are under age 81 at the time the Contract is issued, and you die before moving into the income phase, the death benefit equals the greater of:

•your Contract Value on the date we receive all required documentation from your Beneficiary; or

•the total Premium you have paid into the Contract reduced for prior withdrawals (including any applicable charges and adjustments) in the same proportion that the Contract Value was reduced on the date of the withdrawal.

If you are under age 81 at the time the Contract is issued, and you begin taking income payments on the Latest Income Date, the death benefit amount is equal to the greater of zero or

•the total Premium you have paid into the Contract, reduced for prior withdrawals (including any applicable charges and adjustments) incurred since the issuance of the Contract through the Latest Income Date, in the same proportion that the Contract Value was reduced on the date of such withdrawals, less

•the Contract Value on the Latest Income Date.

• Assume you are under the age of 81 and have an initial Premium of $100,000 and your maximum permissible annual advisory fee withdrawal percentage is 1.50%.
• After 6 months, your Contract Value is 99,000, your death benefit is $100,000, which is the greater of your current Contract Value ($99,000) and the Premium paid into the Contract adjusted for any applicable withdrawals ($100,000), and you elect to take an advisory fee withdrawal of $1,000:
▪ The advisory fee withdrawal percentage is 1.01010% ($1,000 / $99,000 = 1.01010%).
▪ The total annual advisory fee withdrawal percentage to date is 1.01010% since this is the first advisory fee withdrawal in the Contract Year.
▪ The total annual advisory fee withdrawal percentage is less than the maximum permissible annual advisory fee withdrawal percentage, so the advisory fee withdrawal is allowed.
▪ The Premium paid into the Contract for the calculation of your Death Benefit after the advisory fee withdrawal is $98,989.90 ($100,000 – 1.01010% * $100,000) as it is reduced by the same percentage the Contract Value was reduced for the withdrawal.
▪ Your Contract Value after the advisory fee withdrawal is $98,000 ($99,000 - $1,000 = $98,000).
▪ Your Death Benefit is equal to $98,989.90, which is the greater of your Contract Value ($98,000) and the Premium paid into the Contract adjusted for any applicable withdrawals ($98,989.90).
• At month 9, three quarters of the way through your first Contract Year, your Contract Value is $ 95,000, your death benefit is $98,989.90, which is the greater of your current Contract Value ($95,000) and the Premium paid into the Contract adjusted for any applicable withdrawals ($98,989.90), and you elect to take an advisory fee withdrawal of $200
▪ The advisory fee withdrawal percentage is 0.21053% ($200 / $95,000 = 0.21053%).
▪ The total annual advisory fee withdrawal percentage to date is 1.22 063% (1.01010% + 0.21053% = 1.22 063%) since this is the second advisory fee withdrawal in the Contract Year.
▪ The total annual advisory fee withdrawal percentage to date is less than the maximum permissible annual advisory fee withdrawal percentage, so the advisory fee withdrawal is allowed.

▪ The Premium paid into the Contract for the calculation of your Death Benefit after the advisory fee withdrawal is $98,781.50 ($98,989.90 – 0.21053% * $98,989.90) as it is reduced by the same percentage the Contract Value was reduced for the withdrawal.
▪ Your Contract Value after the advisory fee withdrawal is $94,800 ($95,000 - $200 = $94,800).
▪Your Death Benefit is equal to $98,781.50, which is the greater of your Contract Value ($94,800) and the Premium paid into the Contract adjusted for any applicable withdrawals ($98,781.50).
•You do not perform any more transactions until month 18, which is halfway through your second Contract Year. At this time your Contract Value is $101,000, your death benefit is $101,000, which is the greater of your current Contract Value ($101,000) and the Premium paid into the Contract adjusted for any applicable withdrawals ($98,781.50), and you elect to take an advisory fee withdrawal of $1,250:
▪ The advisory fee withdrawal percentage is 1.23762% ($1,250 / $101,000 = 1.23762%).
▪ The total annual advisory fee withdrawal percentage to date is 1.23762% since this is the first advisory fee withdrawal in the second Contract Year. The total annual advisory fee withdrawal percentage to date resets to zero at the beginning of each Contract Year.
▪ The total annual advisory fee withdrawal percentage is less than the maximum permissible annual advisory fee withdrawal percentage, so the advisory fee withdrawal is allowed.
▪ The Premium paid into the Contract for the calculation of your Death Benefit after the advisory fee withdrawal is $97,558.96 ($98,781.50 – 1.23762% * $98,781.50) as it is reduced by the same percentage the Contract Value was reduced for the withdrawal.
▪ Your Contract Value after the advisory fee withdrawal is $99,750 ($101,000 - $1,250 = $99,750).
▪ Your Death Benefit is equal to $99,750, which is the greater of your Contract Value ($99,750) and the Premium paid into the Contract adjusted for any applicable withdrawals ($97,558.96)
•You do not perform any more transactions until month 21, which is three quarters of the way through your second Contract Year. At this time your Contract Value is $99,000, your death benefit is $99,000, which is the greater of your current Contract Value ($99,000) and the Premium paid into the Contract adjusted for any applicable withdrawals ($97,558.96), and you request to take an advisory fee withdrawal of $990:
▪ The advisory fee withdrawal percentage would be 1.00% ($990 / $99,000 = 1.00%).
▪ The total annual advisory fee withdrawal percentage to date would be 2.23762% (1.23762% + 1.00% = 2.23762%) since this would be the second advisory fee withdrawal in the second Contract Year.
▪ Since the total annual advisory fee withdrawal percentage to date would be greater than the maximum permissible annual advisory fee withdrawal percentage, this advisory fee withdrawal would not be allowed and not be processed.
▪ You would still have the option of processing a regular withdrawal for $990, which would be subject to all applicable state and federal taxes, including possibly a 10% federal tax penalty, and that would reduce the Contract Value and the total Premium paid into the Contract for the calculation of your Death Benefit accordingly.
◦Your Contract Value after the withdrawal would be $98,010 ($99,000 - $990 = $98,010).
◦Your Premium paid into the Contract for the calculation of your Death Benefit would be $96,583.37 ($97,558.96 – 1% * $97,558.96 = $96,583.37), as it would be reduced by the same percentage the Contract Value was reduced for the withdrawal ($990 Withdrawal / $99,000 Contract Value = 1%).
◦Your Death Benefit would be equal to $98,010, which is the greater of your Contract Value ($98,010) and the Premium paid into the Contract adjusted for any applicable withdrawals ($96,583.37).

APPENDIX B: INDEX DISCLOSURES

References to "Jackson" and "Jackson National Life Insurance Company" in the following disclosures include Jackson of NY, which is a subsidiary of Jackson National Life Insurance Company. References to "Jackson Product" refer to the Jackson Market Link Pro Advisory II registered index-linked annuity that is the subject of this prospectus.

The S&P 500 Index is a product of S&P Dow Jones Indices LLC ("SPDJI"), and has been licensed for use by Jackson. Standard & Poor's®, S&P® and S&P 500® are registered trademarks of S&P Global, Inc. or its affiliates ("S&P"); Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC ("Dow Jones"); and these trademarks have been licensed for use by SPDJI and sublicensed for certain purposes by Jackson. It is not possible to invest directly in an index. Jackson's product(s) are not sponsored, endorsed, sold or promoted by SPDJI, Dow Jones, S&P, any of their respective affiliates (collectively, "S&P Dow Jones Indices"). S&P Dow Jones Indices makes no representation or warranty, express or implied, to the owners of the Jackson's products or any member of the public regarding the advisability of investing in securities generally or in Jackson's product(s) particularly or the ability of the S&P 500 Index to track general market performance. Past performance of an index is not an indication or guarantee of future results. S&P Dow Jones Indices' only relationship to Jackson with respect to the S&P 500 Index is the licensing of the Index and certain trademarks, service marks and/or trade names of S&P Dow Jones Indices or its licensors. The S&P 500 Index is determined, composed and calculated by S&P Dow Jones Indices without regard to Jackson or the Jackson's products. S&P Dow Jones Indices have no obligation to take the needs of Jackson or the owners of Jackson's product(s) into consideration in determining, composing or calculating the S&P 500 Index. S&P Dow Jones Indices has no obligation or liability in connection with the administration, marketing or trading of Jackson's product(s). There is no assurance that investment products based on the S&P 500 Index will accurately track Index performance or provide positive investment returns. S&P Dow Jones Indices LLC is not an investment advisor, commodity trading advisory, commodity pool operator, broker dealer, fiduciary, promoter” (as defined in the Investment Company Act of 1940, as amended), “expert” as enumerated within 15 U.S.C. § 77k(a) or tax advisor. Inclusion of a security, commodity, crypto currency or other asset within an Index is not a recommendation by S&P Dow Jones Indices to buy, sell, or hold such security, commodity, crypto currency or other asset, nor is it considered to be investment advice.

S&P DOW JONES INDICES DOES NOT GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS AND/OR THE COMPLETENESS OF THE S&P 500 INDEX OR ANY DATA RELATED THERETO OR ANY COMMUNICATION, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATION (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P DOW JONES INDICES SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS, OR DELAYS THEREIN. S&P DOW JONES INDICES MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY JACKSON, OWNERS OF THE JACKSON'S PRODUCTS, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P 500 INDEX OR WITH RESPECT TO ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P DOW JONES INDICES BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE. S&P DOW JONES INDICES HAS NOT REVIEWED, PREPARED AND/OR CERTIFIED ANY PORTION OF, NOT DOES S&P DOW JONES INDIES HAVE ANY CONTROL OVER, THE JACKSON PRODUCT REGISTRATION STATEMENT, PROSPECTUS OR OTHER OFFERING MATERIALS. THERE ARE NO THIRD-PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P DOW JONES INDICES AND JACKSON, OTHER THAN THE LICENSORS OF S&P DOW JONES INDICES.

THIS ANNUITY IS NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY MSCI INC. ("MSCI"), ANY OF ITS AFFILIATES, ANY OF ITS INFORMATION PROVIDERS OR ANY OTHER THIRD PARTY INVOLVED IN, OR RELATED TO, COMPILING, COMPUTING OR CREATING ANY MSCI INDEX (COLLECTIVELY, THE "MSCI PARTIES"). THE MSCI INDEXES ARE THE EXCLUSIVE PROPERTY OF MSCI. MSCI AND THE MSCI INDEX NAMES ARE SERVICE MARK(S) OF MSCI OR ITS AFFILIATES AND HAVE BEEN LICENSED FOR USE FOR CERTAIN PURPOSES BY JACKSON. NONE OF THE MSCI PARTIES MAKES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, TO THE ISSUER OR OWNERS OF THIS ANNUITY OR ANY OTHER PERSON OR ENTITY REGARDING THE ADVISABILITY OF INVESTING IN ANNUITIES GENERALLY OR IN THIS ANNUITY PARTICULARLY OR THE ABILITY OF ANY MSCI INDEX TO TRACK CORRESPONDING STOCK MARKET PERFORMANCE. MSCI OR ITS AFFILIATES ARE THE LICENSORS OF CERTAIN TRADEMARKS, SERVICE MARKS AND TRADE NAMES AND OF THE MSCI INDEXES WHICH ARE DETERMINED, COMPOSED AND CALCULATED BY MSCI WITHOUT REGARD TO THIS ANNUITY OR THE ISSUER OR OWNERS OF THIS
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ANNUITY OR ANY OTHER PERSON OR ENTITY. NONE OF THE MSCI PARTIES HAS ANY OBLIGATION TO TAKE THE NEEDS OF THE ISSUER OR OWNERS OF THIS ANNUITY OR ANY OTHER PERSON OR ENTITY INTO CONSIDERATION IN DETERMINING, COMPOSING OR CALCULATING THE MSCI INDEXES. NONE OF THE MSCI PARTIES IS RESPONSIBLE FOR OR HAS PARTICIPATED IN THE DETERMINATION OF THE TIMING OF, PRICES AT, OR QUANTITIES OF THIS ANNUITY TO BE ISSUED OR IN THE DETERMINATION OR CALCULATION OF THE EQUATION BY OR THE CONSIDERATION INTO WHICH THIS ANNUITY IS REDEEMABLE. FURTHER, NONE OF THE MSCI PARTIES HAS ANY OBLIGATION OR LIABILITY TO THE ISSUER OR OWNERS OF THIS ANNUITY OR ANY OTHER PERSON OR ENTITY IN CONNECTION WITH THE ADMINISTRATION, MARKETING OR OFFERING OF THIS ANNUITY.

ALTHOUGH MSCI SHALL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE MSCI INDEXES FROM SOURCES THAT MSCI CONSIDERS RELIABLE, NONE OF THE MSCI PARTIES WARRANTS OR GUARANTEES THE ORIGINALITY, ACCURACY AND/OR THE COMPLETENESS OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. NONE OF THE MSCI PARTIES MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY THE ISSUER OF THE ANNUITY, OWNERS OF THE ANNUITY, OR ANY OTHER PERSON OR ENTITY, FROM THE USE OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. NONE OF THE MSCI PARTIES SHALL HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS OF OR IN CONNECTION WITH ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. FURTHER, NONE OF THE MSCI PARTIES MAKES ANY EXPRESS OR IMPLIED WARRANTIES OF ANY KIND, AND THE MSCI PARTIES HEREBY EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO EACH MSCI INDEX AND ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL ANY OF THE MSCI PARTIES HAVE ANY LIABILITY FOR ANY DIRECT, INDIRECT, SPECIAL, PUNITIVE, CONSEQUENTIAL OR ANY OTHER DAMAGES (INCLUDING LOST PROFITS) EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

The Jackson Product has been developed solely by Jackson National Life Insurance Company. The Jackson Product is not in any way connected to or sponsored, endorsed, sold or promoted by the London Stock Exchange Group plc and its group undertakings (collectively, the "LSE Group"). FTSE Russell is a trading name of certain of the LSE Group companies.

All rights in the Russell 2000® Index (the "Index") vest in the relevant LSE Group company which owns the Index. "Russell®" and "Russell 2000®" are a trade mark(s) of the relevant LSE Group company and are used by any other LSE Group company under license.

The Index is calculated by or on behalf of FTSE International Limited or its affiliate, agent or partner. The LSE Group does not accept any liability whatsoever to any person arising out of (a) the use of, reliance on or any error in the Index or (b) investment in or operation of the Jackson Product. The LSE Group makes no claim, prediction, warranty or representation either as to the results to be obtained from the Jackson Product or the suitability of the Index for the purpose to which it is being put by Jackson National Life Insurance Company.

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APPENDIX C (MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS and FINANCIAL STATEMENTS)

(Continued on Next Page)

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

Overview

The following executive summary of Management’s Discussion and Analysis of Financial Condition and Results of Operation highlights selected information and may not contain all the information that is important to current or potential investors in our securities. You should read this prospectus, including the Statutory Financial Statements, in its entirety for a more detailed description of events, trends, uncertainties, risks and critical accounting estimates affecting us.

Jackson National Life Insurance Company of New York (“Jackson of NY”, which also may be referred to as the “Company,” “we,” “our” or “us”), is wholly owned subsidiary of Jackson National Life Insurance Company (“Jackson”), which is wholly owned by Jackson Financial Inc. (“JFI”). We are a financial services company focused on helping Americans grow and protect their savings and income to enable them to pursue financial freedom for life in the United States (“U.S.”). We believe that we are uniquely positioned in our markets because of our differentiated products, well-known brand and disciplined risk management. Our market position is supported by our efficient and scalable operating platform and industry-leading distribution network. We believe these core strengths will enable us to grow profitably as an aging U.S. population transitions into retirement.

The “ Statutory Financial Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operation” included in this prospectus have been prepared in accordance with accounting practices prescribed or permitted by the Michigan Department of Insurance and Financial Services (“statutory”), which vary in some respects from U.S. generally accepted accounting principles (“U.S. GAAP”). See the Statutory Financial Statements – “Note 2. Summary of Significant Accounting Policies” for a description of the significant differences between statutory and U.S. GAAP accounting.

Executive Summary

We help Americans grow and protect their retirement savings and income to enable them to pursue financial freedom for life. We believe that we are uniquely positioned in our markets because of our differentiated products, well-known brand and disciplined risk management. Our market position is supported by our efficient and scalable operating platform and industry-leading distribution network. We believe these core strengths will enable us to grow profitably as an aging, U.S. population transitions into retirement.

We earn revenues predominantly from fee income, spread income resulting from what we earn on investments versus the interest we credit to contract holders, and margins on other insurance products. Our profitability is dependent on our ability to properly price and manage risk on insurance and annuity products, to manage our portfolio of investments effectively, and to control costs through expense discipline.

Recent Events of Note

• Inflation Reduction Act of 2022 ("IRA"): As discussed in Statutory Financial Statements - Note 6 - Federal Income Taxes in this prospectus, a new corporate alternative minimum tax (“CAMT”) based on adjusted financial statement income, rather than reported taxable income, became effective January 1, 2023. Jackson of NY is an applicable reporting entity that is part of a controlled group of corporations that is subject to the CAMT in 2023. At December 31, 2023 and 2022, the CAMT current tax was $20.7 million and nil, respectively. At December 31, 2023 and 2022, the CAMT had no net impact on capital and surplus. The CAMT was not applicable to the year ended December 31, 2021. The calculation of adjusted financial statement income, and therefore the CAMT, is subject to the issuance of regulatory guidance by the U.S. Department of the Treasury, which may materially change the estimated provision for the CAMT. We continue to monitor developments and regulations associated with the IRA for any potential future impacts on our business, financial condition, results of operations and cash flows.

Macroeconomic, Industry and Regulatory Trends

We discuss a number of trends and uncertainties below that we believe could materially affect our future business performance, including our results of operations, our investments, our cash flows, and our capital and liquidity position.

Macroeconomic and Financial Market Conditions

Our business and results of operations are affected by macroeconomic factors. The level of interest rates and shape of the yield curve, credit and equity market performance and equity volatility, regulation, tax policy, the level of U.S. employment, inflation and the overall U.S. economic growth rate can affect both our short- and long-term profitability. Monetary and fiscal policy in the U.S., or similar actions in foreign nations, could result in increased volatility in financial markets, including interest rates, currencies and equity markets, and could impact our business in both the short- and medium-term. Government actions, including responses to future pandemics, civil unrest, tariffs or other barriers to international trade, and the effects that these or other government events could have on levels of U.S. economic activity, could also impact our business through any of their individual impacts on consumers’ behavior or on financial markets.

In the short- to medium-term, the potential for increased volatility could pressure sales and reduce demand for our products as consumers consider purchasing alternative products to meet their objectives. Our financial performance can be adversely affected by market volatility and equity market declines if fees assessed on the account value of our annuities fluctuate, and revenues decline due to reduced sales and increased outflows.

In early March through late April 2023, several regional U.S. banks were taken over by federal regulators with the Federal Deposit Insurance Corporation ("FDIC") named as the receiver. These bank failures raised concern among investors and depositors regarding the solvency and liquidity of regional banks across the country, leading to increased stress on the banking sector. The Company's general account portfolio had no exposure to Silicon Valley Bank ("SVB"), Signature Bank, First Republic Bank, and Credit Suisse Additional Tier 1 debt as of December 31, 2023.

Equity Market Environment

Our financial performance is impacted by equity market performance. On our variable annuities, the fees we earn that are not associated with guaranteed benefits are mainly based on the account value, which changes with equity market levels.

Interest Rate Environment

The interest rate environment has affected, and will continue to affect, our business and financial performance for the following reasons:

• Periods of sharp rises in interest rates, as we have seen as a result of the Federal Reserve’s past actions, impact investment-related activity including investment income returns, net investment spread results, new money rates, mortgage loan prepayments, and bond redemptions. Due to increases in interest rates, the yield on new investments has generally exceeded the yield on asset maturities and redemptions (runoff yield).

• Interest rate increases also expose us to disintermediation risk, where higher rates make currently sold fixed annuity products more attractive while simultaneously reducing the market value of assets backing our liabilities. This creates an incentive for our customers to lapse their products in an environment where selling assets causes us to realize losses.

• The risk-based capital (“RBC”) ratio increases or decreases depending on the interaction between movements in total adjusted capital (“TAC”) and movements in statutory required capital (the company action level, or “CAL”); such movements can impact available dividends from Jackson of NY to its parent.

• Low interest rate environments could also subject us to an increase in the amount of statutory reserves that Jackson of NY is required to hold for optional guaranteed benefits, decreasing statutory surplus, which would adversely affect our ability to pay dividends to our parent. In addition, low interest rates could also increase the perceived value of optional guaranteed benefit features to our customers, which in turn could lead to a higher utilization of withdrawal or annuitization features of annuity policies and higher persistency of those products over time.

• Some of our annuities have guaranteed minimum interest crediting rates (“GMICRs”) that limit our ability to reduce crediting rates. If earnings on our investment portfolio decline, those GMICRs may result in net investment spread compression that negatively impacts earnings. Many of our annuities with GMICRs have GMICRs that reset at contractually specified times after issue, subject to a contractually specified minimum GMICR. In a rising interest rate environment, these GMICRs can increase over time. Conversely, in a falling interest rate environment the interest crediting rate will eventually decrease; however, there may be a lag between interest rate movements and the GMICR reset, temporarily limiting our ability to lower crediting rates. When policies have comparatively high GMICRs, in a subsequent low interest rate environment more customers are expected to hold on to their policies, which may result in lower lapses than previously expected.

Credit Market Environment

Conditions in fixed income markets impact our financial performance. As credit spreads widen, the fair value of our existing investment portfolio generally decreases, although we generally expect the widening spreads to increase the yield on new fixed income investments. Conversely, as credit spreads tighten, the fair value of our existing investment portfolio generally increases, and the yield available on new investment purchases decreases. While changing credit spreads impact the fair value of our investment portfolio, this revaluation is generally reflected in our accumulated other comprehensive income, or AOCI. The revaluation will impact net income for realized gains or losses from the sale of securities, the change in fair value of trading securities or securities carried at fair value under the fair value election, or potential changes in the allowance for credit loss ("ACL"). In addition, if credit conditions deteriorate due to a recession or other negative credit events in capital markets, we could experience an increase in defaults and other-than-temporary-impairments (“OTTI”).

OTTI in our underlying investments would result in a reduction in our TAC. Also, shifts in the credit quality or credit rating downgrades of our investments as a result of stressed credit conditions may also impact the level of regulatory required statutory capital for our insurance company subsidiaries. As such, significant credit rating downgrades along with elevated defaults and OTTI losses would negatively impact our RBC ratio.

Pandemics and Other Public Health Crises

The COVID-19 pandemic disrupted our business and contributed to additional operating costs in prior years. Other similar pandemics, epidemics or disease outbreaks in the U.S. or globally could disrupt our business by affecting how we protect and interact with our critical workforce, customers, key vendors, third-party suppliers, or counterparties with whom we transact. Disruption could result from an inability of those persons to work or transact effectively due to illness, quarantines, and government actions in response to public health emergencies. The extent and severity of governmental actions will necessarily depend on the extent and severity of the perceived emergency. We have risk management plans in place and were able to navigate through COVID-19 with remote and hybrid work environments; however, those plans may be challenged by a new public health emergency.

Consumer Behavior

We believe that many retirees look to tax-efficient savings products as a tool for addressing their unmet need for retirement planning. We believe our products are well-positioned to meet this increasing consumer demand. However, consumer behavior may be impacted by increased economic uncertainty, unemployment rates, declining equity markets, significant changes in interest rates and increased volatility of financial markets. In recent years, we have introduced new products to better address changes in consumer demand and targeted distribution channels that meet changes in consumer preferences.

Demographics

We expect demographic trends in the U.S. population, in particular the increase in the number of retirement age individuals, to generate significant demand for our products. In addition, the potential risk to government social safety net programs and shifting of responsibility for retirement planning and financial security from employers and other institutions to employees, highlight the need for individuals to plan for their long-term financial security and will create additional opportunities to generate sustained demand for our products. We believe we are well-positioned to capture the increased demand generated by these demographic trends.

Regulatory Policy

We operate in a highly regulated industry. We are regulated primarily at the state level, with some policies and products also subject to federal regulation. New federal and state regulations could impact our business model, including statutory reserve and capital requirements. Our ability to respond to changes in regulation and other legislative activity are critical to our long-term financial performance. T he following regulations could materially impact our business:

Department of Labor Fiduciary Advice Rule

See Regulation—"Federal Initiatives Impacting Insurance Companies—Department of Labor’s Fiduciary Advice Rule" for a discussion of the 2023 Fiduciary Advice Rule.

Legislative Reforms

In recent years, Congress approved legislation beneficial to our business model. The Setting Every Community Up for Retirement Enhancement Act of 2019 (the "SECURE Act"), approved by Congress on December 20, 2019, provides individuals with greater access to retirement products. Namely, it made it easier for 401(k) programs to offer annuities as an investment option by, among other things, creating a statutory safe harbor in ERISA for a retirement plan’s selection of an annuity provider. On December 29, 2022, Congress signed into law the SECURE 2.0 Act of 2022 (“SECURE 2.0”). SECURE 2.0 expands automatic enrollment programs, increases the age for required minimum distributions, and eliminates age requirements for traditional IRA contributions. These changes are intended to expand and increase Americans’ retirement savings.

Tax Laws

Our annuities offer investors the opportunity to benefit from tax deferrals. If U.S. tax laws change such that our annuities no longer offer tax-deferred advantages, demand for our products could materially decrease.

Results of Operations

The following table sets forth, for the periods presented, certain data from our Statutory Statement of Operations. The information contained in the table below should be read in conjunction with our Statutory Financial Statements and the related notes elsewhere in this prospectus:

	Years Ended December 31,
	2023	2022	2021
	(in thousands)
Income:
Premiums and annuity considerations	$101,132	$118,033	$148,746
Fee income	38,391	38,092	39,113
Net investment income (net of expenses of $1,999 in 2023, $2,051 in 2022, and $1,901 in 2021)	47,067	43,248	44,749
Commissions and expense allowances on reinsurance ceded	120,145	132,682	148,285
Total other income	280	—	—
Total income	307,015	332,055	380,893

Benefits and other deductions:
Death benefits	53	323	125
Surrenders and annuity benefits	216,055	177,095	197,462
Interest and adjustments on policy funds and deposit-type contracts	(424)	(159)	147
Change in aggregate reserves	(101,977)	90,879	(36,469)
Commissions	109,260	122,762	147,847
General insurance expenses	25,060	25,324	16,228
Taxes, licenses and fees	1,221	1,008	1,216
Change in loading on deferred and uncollected premium	19	3	(47)
Net transfers to (from) separate accounts	(53,767)	(29,847)	4,330
Reinsurance on in-force business	(624)	(1,340)	(2,754)
Total benefits and other deductions	194,876	386,048	328,085
Gain (loss) from operations before federal income tax expense and net realized capital losses	112,139	(53,993)	52,808
Federal income tax expense (benefit)	20,594	(961)	4,426
Gain (loss) from operations before net realized capital losses	91,545	(53,032)	48,382
Net realized capital gains (losses), less capital gains tax benefit of nil in 2023, $137 in 2022, and tax expense of $5 in 2021, excluding tax benefit of $185 in 2023, $309 in 2022, and tax expense of $1,290 in 2021 transferred to the IMR	(428)	(909)	16
Net income (loss)	$91,117	$(53,941)	$48,398

Year Ended December 31, 2023 compared to Year Ended December 31, 2022

Results of Operations

Net Income

The Company recorded net income of $91.1 million in 2023, as compared to net loss of $53.9 million in 2022. In 2023, income from operations before income taxes of $112.1 million was higher than $(54.0) million in 2022, primarily due to a $163.4 million favorable change in reserves, which includes a $135.0 million, net of reinsurance, decrease in asset adequacy testing primarily due to a $163.4 million favorable change in reserves due to the addition of $90.0 million of asset adequacy reserves in 2022 versus the release of $45.0 million of asset adequacy reserves in 2023.

Sales and Revenues

The Company reported total revenue of $307.0 million in 2023, as compared to $332.1 million in 2022. The decrease in revenue, as compared to 2022, was primarily a result of the $16.9 million decrease in premiums and annuity considerations and $12.5 million decrease in commissions and expense allowance on reinsurance ceded.

A summary of premiums and annuity considerations is as follows (in millions):

Product	2023	2022
Variable annuities:
Direct:
Separate account funds	$649.4	$924.0
General account funds	146.8	165.6
Ceded	(716.7)	(980.7)
Fixed annuities	21.3	8.8
Life insurance	0.3	0.3
Total	$101.1	$118.0

In 2023, fee income increased to $38.4 million, compared to $38.1 million in 2022. Net investment income increased $4.4 million to $47.3 million in 2023. The earned yield increased to 3.51% on average invested assets of $1,346.9 million in 2023, as compared to 3.19% on average invested assets of $1,345.0 million in 2022.

Reserves, Benefits and Expenses

Death and annuity benefits, disability benefits, and surrenders and withdrawals totaled $215.7 million in 2023, as compared to $177.3 million in 2022. The increase is primarily due to an increase in variable annuity surrenders and systematic withdrawals as the business matures. As a percentage of mean account value, variable annuity withdrawal rates increased from 5.87% in 2022 to 7.19% in 2023. Fixed annuity surrender rates increased as surrenders were 13.91% and 8.33% of the mean account value in 2023 and 2022, respectively.

The aggregate change in reserves for life insurance and annuities decreased by $102.0 million in 2023, primarily due to a decrease in asset adequacy reserves of $45.0 million in 2023 versus an increase in asset adequacy reserves of $90.0 million in 2022. In 2023, 81.6% of variable annuity sales were allocated to the separate accounts, as compared to 84.8% in 2022. Net variable annuity transfers from the separate accounts increased to $53.8 million in 2023, from $29.8 million in 2022, due to a combination of lower premiums, lower percentage of new premiums being allocated to the separate accounts and higher surrenders.

Commissions totaled $109.3 million in 2023, as compared to $122.8 million in 2022. The decrease in total commissions resulted primarily from the decrease in premiums and annuity considerations.

General expenses decreased to $25.1 million in 2023, as compared to $25.3 million in 2022. General expenses decreased primarily due to lower policy administration service fees paid to Jackson.

Taxes, licenses and fees were $1.2 million and $1.0 million in 2023 and 2022, respectively.

Federal income tax expense on operations was $20.6 million in 2023, as compared to a benefit of $1.0 million in 2022, resulting in effective current tax rates of 18.4% and 1.8% in 2023 and 2022, respectively, which are lower than the statutory tax rate of 21%. The lower effective current tax rate in 2023 was primarily attributable to a $10.2 million tax benefit due to the timing difference between book and tax reserves, $9.6 million tax benefit from a separate accounts dividends received deduction and $4.7 million net benefit from foreign tax credits, offset by $20.7 million of Corporate Alternative Minimum Tax expense. The lower effective current tax rate in 2022 was primarily attributable to $19.7 million of increased tax expense due to the timing difference between book and tax reserves, partially offset by $10.2 million tax benefit from a separate accounts dividends received deduction and $1.0 million net benefit from foreign tax credits relative to a pre-tax book loss.

Realized Capital Gains and Losses

Net realized capital gains and losses on investments were as follows (in thousands):

	2023	2022
Net realized gain (loss)
Sales of bonds	$(4,533)	$(3,278)
Other assets	—	3
Impairment write-downs	(437)	(195)
Total	(4,970)	(3,470)
Less: Transferred to IMR	(4,543)	(2,424)
Transferred to AVR	(427)	(1,046)
Tax benefit	—	137
Per Income Statement	$(427)	$(909)

Year Ended December 31, 2022 compared to Year Ended December 31, 2021

Net Income

The Company recorded net loss of $53.9 million in 2022, as compared to net income of $48.4 million in 2021. In 2022, income from operations before income taxes of $(54.0) million was lower than $52.8 million in 2021, primarily due to a $90.0 million, net of reinsurance, increase in asset adequacy testing reserves, partially offset by $18.2 million decrease in surrender benefits and withdrawals for life contracts.

Sales and Revenues

The Company reported total revenue of $332.1 million in 2022, as compared to $380.9 million in 2021. The decrease in revenue, as compared to 2021, was primarily a result of the $30.7 million decrease in premiums and annuity considerations and $15.6 million decrease in commissions and expense allowance on reinsurance ceded.

A summary of premiums and annuity considerations is as follows (in millions):

Product	2022	2021
Variable annuities:
Direct:
Separate account funds	$924.0	$1,296.1
General account funds	165.6	171.5
Ceded	(980.7)	(1,320.9)
Fixed annuities	8.8	1.8
Life insurance	0.3	0.2
Total	$118.0	$148.7

In 2022, fee income decreased to $38.1 million, compared to $39.1 million in 2021. Net investment income decreased $1.3 million to $42.9 million in 2022. The earned yield decreased to 3.19% on average invested assets of $1,345.0 million in 2022, as compared to 3.31% on average invested assets of $1,333.9 million in 2021.

Reserves, Benefits and Expenses

Death and annuity benefits, disability benefits, and surrenders and withdrawals totaled $177.3 million in 2022, as compared to $197.7 million in 2021. The decrease is primarily due to a decrease in variable annuity surrenders, driven by declines in equity markets. As a percentage of mean account value, variable annuity withdrawal rates decreased from 6.69% in 2021 to 5.87% in 2022. Fixed annuity surrender rates increased as surrenders were 8.33% and 5.99% of the mean account value in 2022 and 2021, respectively.

Aggregate reserves for life insurance and annuities increased $90.9 million in 2022, primarily due to the $90.0 million increase in asset adequacy testing reserves, as compared to a $36.5 million decrease in 2021. In 2022, 84.8% of variable annuity sales were allocated to the separate accounts, as compared to 88.3% in 2021. Net variable annuity transfers to the separate accounts decreased to $(29.8) million in 2022, from $4.3 million in 2021, due to a lower percentage of new premiums being allocated to the separate accounts and policyholders transferring funds to the general account as a result of declines in equity markets.

Commissions totaled $122.8 million in 2022, as compared to $147.8 million in 2021. The decrease in total commissions resulted primarily from the decrease in premiums and annuity considerations.

General expenses increased to $25.3 million in 2022, as compared to $16.2 million in 2021. General expenses increased primarily due to higher policy administration service fees paid to Jackson.

Taxes, licenses and fees were $1.0 million and $1.2 million in 2022 and 2021, respectively.

Federal income tax benefit on operations was $1.0 million in 2022, as compared to an expense of $4.4 million in 2021, resulting in effective current tax rates of 1.8% and 8.4% in 2022 and 2021, respectively, which are significantly lower than the statutory tax rate of 21%. The lower effective current tax rate in 2022 was primarily attributable to $19.7 million of increased tax expense due to the timing difference between book and tax reserves, partially offset by $10.2 million tax benefit from a separate accounts dividends received deduction and $1.0 million net benefit from foreign tax credits relative to a pre-tax book loss. In 2021, the lower effective current tax rate was attributable to a $9.3 million tax benefit from a separate accounts dividends received deduction, $4.3 million tax benefit from prior year provisions, and $3.1 million net benefit from foreign tax credits, partially offset by the $9.2 million related to the tax sharing agreement.

Realized Capital Gains and Losses

Net realized capital gains and losses on investments were as follows (in thousands):

	2022	2021
Net realized gain (loss)
Sales of bonds	$(3,278)	$2,453
Other assets	3	3
Impairment write-downs	(195)	—
Total	(3,470)	2,456
Less: Transferred to IMR	(2,424)	2,436
Transferred to AVR	(1,046)	20
Tax benefit	137	(5)
Per Income Statement	$(909)	$15

Investments

Our investment portfolio primarily consists of fixed-income securities and loans, primarily publicly-traded corporate and government bonds, private securities and loans, and asset-backed securities. Asset-backed securities include mortgage-backed and other structured securities. The fair value of these and our other invested assets fluctuates depending on market and other general economic conditions and the interest rate environment and is affected by other economic factors.

Investment Strategy

Our overall investment strategy seeks to maintain a diversified and largely investment grade fixed income portfolio that is capital efficient, achieves risk-adjusted returns that support competitive pricing for our products, generates profitable growth of our business and maintains adequate liquidity to support our obligations. The investments within our investment portfolio are primarily managed by PPM, JFI’s wholly-owned registered investment advisor. Our investment strategy benefits from PPM’s ability to originate investments directly, as well as participate in transactions originated by banks, investment banks, commercial finance companies and other intermediaries. We may also use other third-party investment managers for certain niche asset classes.

Our investment program seeks to generate a competitive rate of return on our invested assets to support the profitable growth of our business, while maintaining investment portfolio allocations within the Company’s risk tolerance. This means maximizing risk-adjusted return within the context of a largely fixed income portfolio while also managing exposure to downside risk in a stressed environment, regulatory and rating agency capital models, overall portfolio yield, diversification and correlation with other investments and company exposures.

Our Investment Committee has specified a target strategic asset allocation (“SAA”) that is designed to deliver the highest expected return within a defined risk tolerance while meeting other important objectives such as those mentioned in the prior paragraph. The fixed income portion of the SAA is assessed relative to a customized index of public corporate bonds that represents a close approximation of the maturity profile of our liabilities and a credit quality mix that is consistent with our risk tolerance. PPM’s objective is to outperform this index on a number of measures including portfolio yield, total return and capital loss due to downgrades and defaults. While PPM has access to a broad universe of potential investments, we believe grounding the investment program with a customized public corporate index that can be easily tracked and monitored helps guide PPM in meeting the risk and return expectations and assists with performance evaluation.

Recognizing the trade-offs between the level of risk, required capital, liquidity and investment return, the largest allocation within our investment portfolio is to investment grade fixed income securities. As previously mentioned, our investment manager accesses a broad universe of potential investments to construct the investment portfolio and considers the benefits of diversification across various sectors, collateral types and asset classes. To this end, our SAA and investment portfolio includes allocations to public and private corporate bonds (both investment grade and high yield), structured securities, and U.S. Treasury securities. These U.S. Treasury securities, while lower yielding than other alternatives, provide a higher level of liquidity and play a role in managing our interest rate exposure.

Investment Portfolio

The following table summarizes our cash and invested assets (in thousands):

	December 31,
	2023	2022
Bonds	$1,299,498	$1,317,391
Common stock - unaffiliated	708	807
Cash and cash equivalents	30,770	56,849
Receivables for securities	496	384
Securities lending reinvested collateral assets	3,565	9,463
Policy loans	376	356
Total cash and invested assets	$1,335,413	$1,385,250

The Company’s investment portfolio is broadly diversified among sectors and issuers. Below investment grade bonds totaled 1.6% of cash and invested assets at December 31, 2023, as compared to 2.3% at December 31, 2022.

S ee Statutory Financial Statements - Note 4 - Investments of Notes to Statutory Financial Statements for further details .

Life and Annuity Reserves

S ee Statutory Financial Statements - Note 11 - Life and Annuity Reserves and Note 12 - Separate Accounts of Notes to Statutory Financial Statements for further details .

Liquidity and Capital Resources

Liquidity is our ability to generate sufficient cash flows to meet the cash requirements of operating, investing and financing activities. Capital refers to our long-term financial resources available to support the business operations and contribute to future growth. Our ability to generate and maintain sufficient liquidity and capital depends on the profitability of the businesses, timing of cash flows on investments and products, general economic conditions and access to the capital markets and alternate sources of liquidity and capital described herein.

The discussion below describes our liquidity and capital resources for the years ended December 31, 2023, 2022 and 2021.

Cash Flows

Cash flows from Operating Activities

The principal operating cash inflows from our insurance activities come from insurance premiums, fees charged on our products and net investment income. The principal operating cash outflows are the result of the payment of annuity and life insurance benefits, operating expenses and income tax. The primary liquidity concern with respect to these cash flows is the risk of earlier than expected contract holder and policyholder benefit payments.

Cash flows from Investing Activities

The principal cash inflows from our investment activities come from repayments of principal, proceeds from maturities and sales of investments. The principal cash outflows relate to purchases of investments. It is not unusual to have a net cash outflow from investing activities because cash inflows from insurance operations are typically reinvested to fund insurance liabilities. We closely monitor and manage these risks through our comprehensive investment risk management process. The primary liquidity concerns with respect to these cash flows are the risk of default by debtors or market disruptions that might impact the timing of investment-related cash flows, which could result in material liquidity needs.

Cash flows from Financing Activities

The principal cash inflows from our financing activities come from deposits of funds associated with policyholder account balances as well as contributions from our Parent. The principal cash outflows come from withdrawals associated with policyholder account balances and distributions to our Parent. The primary liquidity concerns with respect to these cash flows are market disruption and the risk of early policyholder withdrawal.

Statutory Capital

Jackson of NY has statutory surplus above the level needed to meet current regulatory requirements. RBC requirements are used as minimum capital requirements by the NAIC and the state insurance departments to identify companies that merit regulatory action. RBC is based on a formula that incorporates both factor-based components (applied to various asset, premium, and statutory reserve items) and model-based components. The formula takes into account the risk characteristics of the insurer, including asset risk, insurance risk, interest rate risk, market risk and business risk and is calculated on an annual basis. The formula is used as an early warning regulatory tool to identify possible inadequately capitalized insurers for purposes of initiating regulatory action, and not to rank insurers generally. As of December 31, 2023, Jackson of NY was well in excess of the minimum required capital levels.

Our statutory TAC (total adjusted capital) may be negatively impacted by minimum required reserving levels ( i.e., cash surrender value floor) when reserve releases are limited. The RBC ratio may increase or decrease depending on the interaction between movements in TAC and movements in statutory CAL (the company action level). At times, the cash surrender value floor materially affects the CAL calculation in addition to reserve levels.

Jackson of NY had an RBC ratio of 1,743%, 1,291% and 1,546% as of December 31, 2023, 2022 and 2021, respectively.

Jackson of NY’s Liquidity

The liquidity requirements for Jackson of NY primarily relate to the liabilities associated with our insurance and reinsurance activities, operating expenses and income taxes. Liabilities arising from insurance and reinsurance activities include the payment of policyholder benefits when due, cash payments in connection with policy surrenders and withdrawals and policy loans.

Liquidity requirements are principally for purchases of new investments, funding of insurance product liabilities including payments for policy benefits, surrenders, maturities and new policy loans, funding of expenses including payment of commissions, operating expenses and taxes.

Significant increases in interest rates could create sudden increases in surrender and withdrawal requests by customers and contract holders and result in increased liquidity requirements for Jackson of NY. Other factors that are not directly related to interest rates can also give rise to an increase in liquidity requirements, including, changes in ratings from rating agencies, general policyholder concerns relating to the life insurance industry (e.g., the unexpected default of a large, unrelated life insurer) and competition from other products, including non-insurance products such as mutual funds, certificates of deposit and newly developed investment products. Most of the life insurance and annuity products Jackson of NY offers permit the policyholder or contract holder to withdraw or borrow funds or surrender cash values.

The liquidity sources for Jackson of NY are its cash, short-term investments, sales of publicly-traded bonds, insurance premiums, fees charged on its products, sales of annuities and institutional products, and investment income.

Jackson uses a variety of asset liability management techniques to provide for the orderly provision of cash flow from investments and other sources as policies and contracts mature in accordance with their normal terms. Jackson of NY’s principal sources of liquidity to meet unexpected cash outflows associated with sudden and severe increases in surrenders and withdrawals or benefit payments are its portfolio of liquid assets and its net operating cash flows. As of December 31, 2023, the portfolio of cash, short-term investments and privately and publicly-traded securities and equities that are unencumbered and unrestricted to sale, amounted to $1.2 billion.

Financial Strength Ratings

Jackson’s and Jackson of NY’s access to funding and its related cost of borrowing, the attractiveness of their products to customers, their attractiveness as a reinsurer to potential ceding companies and requirements for derivatives collateral posting are affected by their credit ratings and financial strength ratings, which are periodically reviewed by the rating agencies. Financial strength ratings and credit ratings are important factors affecting consumer confidence in an insurer and its competitive position in marketing products as well as critical factors considered by ceding companies in selecting a reinsurer.

Jackson and Jackson of NY are rated by A.M. Best, S&P, Moody’s and Fitch. Financial strength ratings represent the opinions of rating agencies regarding the financial ability of an insurer or reinsurer to meet its obligations under an insurance policy or reinsurance arrangement and generally involve quantitative and qualitative evaluations by rating agencies of a company’s financial condition and operating performance. Generally, rating agencies base their financial strength ratings upon information furnished to them by the company and upon their own investigations, studies and assumptions. Financial strength ratings are based upon factors of concern to customers, distribution partners and ceding companies and are not directed toward the protection of investors. Financial strength ratings are not recommendations to buy, sell or hold securities and may be revised or revoked at any time at the sole discretion of the rating organization.

As of April 1, 2024, the financial strength ratings of Jackson of NY and its parent, Jackson, were as follows :

Company	A.M. Best	Fitch	Moody’s	S&P
Jackson National Life Insurance Company
Rating	A	A	A3	A
Outlook	stable	stable	stable	stable
Jackson National Life Insurance Company of New York
Rating	A	A	A3	A
Outlook	stable	stable	stable	stable

In evaluating our Company’s financial strength, the rating agencies evaluate a variety of factors including our strategy, market positioning and track record, mix of business, profitability, leverage and liquidity, the adequacy and soundness of our reinsurance, the quality and estimated market value of our assets, the adequacy of our surplus, our capital structure, and the experience and competence of our management.

In addition to the financial strength ratings, rating agencies use an outlook statement to indicate a short- or medium-term trend which, if continued, may lead to a rating change. A positive outlook indicates a rating may be raised and a negative outlook indicates a rating may be lowered. A stable outlook is assigned when ratings are not likely to be changed. Outlooks should not be confused with expected stability of the issuer’s financial or economic performance. A stable outlook does not preclude a rating agency from changing a rating at any time without notice.

A.M. Best, S&P, Moody’s and Fitch review their ratings of insurance companies from time to time. There can be no assurance that any particular rating will continue for any given period of time or that it will not be changed or withdrawn entirely if, in their judgment, circumstances so warrant. While the degree to which ratings adjustments will affect sales of our annuities and institutional products, and persistency is unknown, if our ratings are negatively adjusted for any reason, we believe we could experience a material decline in the sales in our individual channel, origination in our institutional channel, and the persistency of our existing business.

Contractual Obligations

Contractual obligations for unfunded commitments are identified within the Statutory Financials Statements - Note. 12. Contingent Liabilities of Notes to Statutory Financial Statements .

Impact of Recent Accounting Pronouncements

For a complete discussion of new accounting pronouncements affecting us, s ee Statutory Financials Statements - Note 2 - Summary of Significant Accounting Policies of Notes to Statutory Financial Statements .

Critical Accounting Estimates

For a complete discussion of critical accounting estimates affecting us, s ee Statutory Financials Statements - Note 2 - Summary of Significant Accounting Policies of Notes to Statutory Financial Statements .

Quantitative and Qualitative Disclosures about Market Risk

Our primary market risk exposure results from interest rate fluctuations, equity price movements and changes in credit spreads.

Interest Rates

Our market risk exposure to changes in interest rates principally arises from investments in fixed-income securities (primarily, publicly-traded corporate and government bonds and asset-backed securities), in addition to market risk benefits and embedded derivatives associated with certain variable annuities.

Equity Markets

Our risk exposure to changes in equity markets principally arises from investments in equity securities, in addition to market risk benefits and embedded derivatives associated with certain variable annuities.

Variable Annuity Equity Market Risk

Equity market risk arises from the variable annuities we offer principally in the following ways:

• Core contract charges and investment management fees are generally calculated based on the account value. Our customers typically allocate a significant portion of their account value to separate account investment options that hold equity securities. Increases or decreases in the value of the referenced equity securities will increase or decrease the associated core contract charges and investment management fees.

• As of December 31, 2023, 72% of our total variable annuity account value included a return of premium death benefit and 14% of our total variable annuity account value included an enhanced GMDB selection. Decreases in equity markets increase the likelihood that a customer’s account value will be insufficient to cover the benefit paid to the beneficiary at the time of a claim following the customer’s death. As a result, the risk associated with such payouts is dependent on both the equity market performance and the time of the claim.

• As of December 31, 2023, 74% of total variable annuity account value included either a GMWB for Life or GMWB selection. These benefits guarantee minimum payments based on a fixed annual percentage of the benefit base. These withdrawals may continue even if the account value subsequently falls to zero. When equity markets decrease, we generally expect account values to decline, and the account value therefore to be able to fund relatively fewer guaranteed withdrawals. Conversely, increases in equity markets generally increase account values and extend the number of withdrawals the account value is able to fund.

See Our Business – “Our Product Offerings – Retail Annuities” for additional information about variable annuity guaranteed living benefit and guaranteed death benefit riders.

In addition to equity market declines, certain other equity market changes could also increase our losses. For example, certain of our guaranteed living benefits and guaranteed death benefits include provisions that step up the benefit base if the account value exceeds the benefit base at specified time intervals (generally annually or quarterly). Therefore, if equity markets increase over the short-term but return to lower levels in the longer-term, those step-up provisions could increase the benefit base relative to the account value, resulting in additional benefit payments paid by us compared to a scenario where equity markets had remained flat over time. The fees attributable to guaranteed benefits are generally calculated based on the benefit base, so the scenario in which equity markets increase and then later decrease will also result in relatively higher fee income.

Risk Management

Our actuarial, asset-liability management and finance functions have responsibility for managing our market risk exposures. Our risk function provides risk oversight and challenge, and our internal audit team provides independent assurance. Our enterprise risk management framework contemplates a wide range of market risks and focuses on exposures and risk limits on a consolidated basis for the Company. A description of our Enterprise Risk Management Framework is provided in Our Business – “Risk Management.”

Jackson has an Asset Liability Management Committee (“ALCO”) that maintains a written Asset Liability Management Policy ("ALM Policy"). ALCO regularly reviews all material financial risks in accordance with Jackson’s ALM Policy. If market risks exceed predetermined tolerances, management is required to inform the Audit, Compensation and Risk Management Committee of our Board, as well as the Finance and Risk Committee of the JFI Board of Directors. Management proposes how best to mitigate or address such risks, including equity market and interest rate risks.

Equity Market Risk : Jackson and Jackson of NY manage equity market risk by holding sufficient capital.

Interest Rate Risk : Jackson and Jackson of NY manage interest rate risk by employing product design, pricing and asset-liability management strategies intended to mitigate the potential effects of interest rate movements. Product design and pricing strategies include the use of surrender charges, market value adjustments, restrictions on withdrawals and the ability to reset crediting rates. Jackson and Jackson of NY manage interest rate risk in the aggregate, contemplating natural offsets between products and utilizing fixed income assets.

Jackson and Jackson of NY analyze interest rate risk using various models, including multi-scenario models that project future cash flows from their product and benefit liabilities and their supporting investments. These projections involve evaluating the potential gain or loss on their in-force business under various increasing and decreasing interest rate environments. State insurance regulations require that Jackson and Jackson of NY perform some of these analyses annually as part of their review of the sufficiency of our regulatory reserves. Jackson and Jackson of NY also measure the relative sensitivities of the value of their assets and liabilities to changes in key assumptions utilizing internal models. These models reflect specific product characteristics and include assumptions based on their expectations regarding lapse, mortality and crediting rates.

Jackson and Jackson of NY also use common industry metrics, such as duration and convexity, to measure the relative sensitivity of asset and liability values to changes in interest rates. In computing the duration of liabilities, Jackson and Jackson of NY consider all policyholder guarantees as well as non-guaranteed elements of policyholder liabilities.

Market Risk—Fair Value Exposures

For the purpose of this Item, we define “market risk” as changes in fair value resulting from changes in interest rates or equity market prices. The estimated fair values of certain assets and liabilities may be materially impacted by changes in interest rates and equity markets. Our exposures to interest rates and equity markets also impact our business, financial condition, results of operations and cash flows other than through changes in fair value. See Risks Related to Our Business and Industry – “Risks Related to Conditions in the Global Financial Markets and Economy.”

Risk Measurement—Sensitivity Analysis

In the following discussion and analysis, we measure market risk related to our market sensitive assets and liabilities based on changes in interest rates and equity market prices utilizing an internal sensitivity analysis. Due to our current portfolio structure and holdings, foreign currency movements are not material to the Company. This analysis estimates the potential changes in estimated fair value based on a hypothetical 50 basis point parallel shift (increase or decrease) in risk-free interest rates and a 10% change (increase or decrease) in equity market prices. In performing the analysis summarized below, we used market rates and balance sheet positions as of December 31, 2023 and 2022, respectively. We modeled the impact of changes in market rates and prices on the estimated fair values of our market sensitive assets and liabilities as follows:

• the net present values of our interest rate sensitive exposures resulting from a parallel 50 basis point shift (increase or decrease) in interest rates; and

• the estimated fair value of our equity positions due to a 10% change (increase or decrease) in equity market prices.

The sensitivity analysis reflects hypothetical scenarios and is an estimate as of a specific point in time based on asset and liability positioning on that date. These hypothetical scenarios do not represent management’s view of future market changes and should not be viewed as predictive of our future financial performance. Actual results in any particular period may vary from the amounts indicated in the table below as a result of changes in the composition of our assets and liabilities, market conditions, management actions and other factors.

The sensitivity analysis reflects changes in fair value resulting from changes in interest rates or equity market levels and does not reflect changes in the economic value of assets or liabilities.

The market risk information is limited by the assumptions and parameters established in creating the related sensitivity analysis, including:

• interest-rate sensitive liabilities do not include policy and contract liabilities as of December 31, 2023 and 2022, respectively, which are accounted for on a book value basis under U.S. GAAP;

• the analysis excludes the impact of changes in income taxes; and

• the analysis assumes that the composition of assets and liabilities remains unchanged upon measurement and excludes the impacts of management actions.

Given the limitations described above, we use models as tools and not as substitutes for the experience and judgment of our management. Based on the fair values of the financial instruments and our analysis of the impacts of the measured changes in market rates and prices, we have determined that our interest rate and equity market exposures are material.

The table below provides detail regarding the potential change in estimated fair value of our debt securities in addition to our variable annuity market risk benefits due to a 50 basis point parallel increase and decrease in the yield curve by type of asset or liability (in millions):

	December 31, 2023			December 31, 2022
	Fair	Impact of	Impact of	Fair	Impact of	Impact of
	Value	+50 bps	-50 bps	Value	+50 bps	-50 bps
		Change	Change		Change	Change
Debt Securities (1)
Floating Rate	$40	$—	$—	$26	$—	$—
Fixed Rate	1,172	(23)	24	1,161	(26)	27

(1) Includes debt securities that are classified as available-for-sale.

	December 31, 2023			December 31, 2022
	Fair Value	Impact of +50 bps Change	Impact of -50 bps Change	Fair Value	Impact of +50 bps Change	Impact of -50 bps Change
Market risk benefits	$(241)	$(153)	$173	$52	$(155)	$174

The fair value of certain market risk benefits reflects the present value of projected benefit payments less the present value of attributed fees. These benefit payments and fees are subject to differing degrees of discounting, as benefit payments are generally projected to occur further in the future as compared to attributed fees. As a result, the degree of sensitivity between the present values of projected fees as compared to the present values of projected benefit payments may result in disproportionate sensitivity impacts relative to the market risk benefits fair value.

The table below provides additional detail regarding the potential change in estimated fair value of our equity investment portfolio in addition to our variable annuity market risk benefits due to a 10% increase and decrease in equity market prices by type of asset or liability (in millions):

	December 31, 2023			December 31, 2022
	Fair	Impact of	Impact of	Fair	Impact of	Impact of
	Value	10%	-10%	Value	10%	-10%
		Change	Change		Change	Change
Equity Securities	$1	$—	$—	$1	$—	$—

	December 31, 2023			December 31, 2022
	Fair	Impact of	Impact of	Fair	Impact of	Impact of
	Value	10%	-10%	Value	10%	-10%
		Change	Change		Change	Change
Market risk benefits	$(241)	$(126)	$166	$52	$(157)	$191

The fair value of our market risk benefits reflect our contract holders’ exposure to equity market declines. When equity markets increase, this exposure and the related fair value declines.

Jackson National Life Insurance
Company of New York

Statutory Financial Statements

For the years ended
December 31, 2023

Jackson National Life Insurance Company of New York

Index to Statutory Financial Statements
________________________________________________________________________________________________

KPMG LLP
Aon Center
Suite 5500
200 E. Randolph Street
Chicago, IL 60601-6436

Independent Auditors' Report

The Audit, Compensation, and Risk Management Committee of the Board of Directors
Jackson National Life Insurance Company of New York:

Opinions

We have audited the financial statements of Jackson National Life Insurance Company of New York (the Company), which comprise the statutory statements of admitted assets, liabilities, capital and surplus as of December 31, 2023 and 2022, and the related statutory statements of operations, capital and surplus, and cash flow for each of the years in the three-year period ended December 31, 2023, and the related notes to the statutory financial statements.

Unmodified Opinion on Statutory Basis of Accounting

In our opinion, the accompanying financial statements present fairly, in all material respects, the admitted assets, liabilities, capital and surplus of the Company as of December 31, 2023 and 2022, and the results of its operations and its cash flow for each of the years in the three-year period ended December 31, 2023, in accordance with accounting practices prescribed or permitted by the New York State Department of Financial Services described in Note 2.

Adverse Opinion on U.S. Generally Accepted Accounting Principles

In our opinion, because of the significance of the matter discussed in the Basis for Adverse Opinion on U.S. Generally Accepted Accounting Principles section of our report, the financial statements do not present fairly, in accordance with U.S. generally accepted accounting principles, the financial position of the Company as of December 31, 2023 and 2022, or the results of its operations or its cash flows for the three-year period ended December 31, 2023.

Basis for Opinions

We conducted our audits in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditors’ Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinions.

Basis for Adverse Opinion on U.S. Generally Accepted Accounting Principles

As described in Note 2 to the financial statements, the financial statements are prepared by the Company using accounting practices prescribed or permitted by the New York State Department of Financial Services, which is a basis of accounting other than U.S. generally accepted accounting principles. Accordingly, the financial statements are not intended to be presented in accordance with U.S. generally accepted accounting principles. The effects on the financial statements of the variances between the statutory accounting practices described in Note 2 and U.S. generally accepted accounting principles, although not reasonably determinable, are presumed to be material and pervasive.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting practices prescribed or permitted by the New York State Department of Financial Services. Management is also responsible for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for one year after the date that the financial statements are issued.

Auditors’ Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditors’ report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with GAAS, we:

● Exercise professional judgment and maintain professional skepticism throughout the audit.

● Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

● Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

● Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

● Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

Supplementary Information

Our audits were conducted for the purpose of forming an opinion on the financial statements as a whole. The supplementary information included in the Supplemental Schedule of Selected Financial Data, Supplemental Investment Risks Interrogatories, Summary Investment Schedule, and Reinsurance Risk Interrogatories is presented for purposes of additional analysis and is not a required part of the financial statements but is supplementary information required by the New York State Department of Financial Services. Such information is the responsibility of management and was derived from and relates directly to the underlying accounting and other records used to prepare the financial statements. The information has been subjected to the auditing procedures applied in the audits of the financial statements and certain additional procedures, including comparing and reconciling such information directly to the underlying accounting and other records used to prepare the financial statements or to the financial statements themselves, and other additional procedures in accordance with GAAS. In our opinion, the information is fairly stated in all material respects in relation to the financial statements as a whole.

/s/ KPMG LLP

Chicago, Illinois
April 1, 2024

Jackson National Life Insurance Company of New York
(a wholly owned subsidiary of Jackson National Life Insurance Company)
Statutory Statements of Admitted Assets, Liabilities, Capital and Surplus
(In thousands, except share information)

	December 31,
	2023	2022
Admitted Assets
Bonds	$1,299,498	$1,317,391
Cash and cash equivalents	30,770	56,849
Common stock - unaffiliated	708	807
Receivables for securities	496	384
Securities lending reinvested collateral assets	3,565	9,463
Policy loans	376	356
Total cash and invested assets	1,335,413	1,385,250
Investment income due and accrued	10,416	10,069
Income tax receivable from parent	—	1,740
Net deferred tax asset	20,652	—
Receivable from parent	11,273	2,031
Amounts due from reinsurers	160,598	152,924
Other admitted assets	100	180
Admitted disallowed IMR	10,892	—
Separate account assets	15,871,446	13,943,778
Total admitted assets	$17,420,790	$15,495,972

Liabilities, Capital and Surplus
Liabilities:
Aggregate reserves for life, accident and health and annuity contracts	$627,158	$729,135
Liability for deposit-type contracts	8,717	9,177
Policy and contract claims	14,167	20,366
Asset valuation reserve	12,138	10,872
General expenses and taxes due and accrued	4,024	3,577
Accrued transfers to separate accounts	(37,206)	(33,925)
Federal income tax	19,987	—
Payable to parent	165,531	192,033
Payable for securities lending	3,565	9,463
Other liabilities	11,201	8,368
Separate account liabilities	15,871,446	13,943,778
Total liabilities	16,700,728	14,892,844
Capital and Surplus:
Capital stock (par value $1.15 per share; 50,000 shares authorized;
12,000 shares issued and outstanding)	2,000	2,000
Gross paid-in and contributed surplus	503,859	503,859
Unassigned surplus	203,311	97,269
Special surplus funds	10,892	—
Total capital and surplus	720,062	603,128
Total liabilities, capital and surplus	$17,420,790	$15,495,972

See accompanying Notes to Statutory Financial Statements.

Jackson National Life Insurance Company of New York
(a wholly owned subsidiary of Jackson National Life Insurance Company)
Statutory Statements of Operations
(In thousands)

	Years Ended December 31,
	2023	2022	2021
Income:
Premiums and annuity considerations	$101,132	$118,033	$148,746
Fee income	38,391	38,092	39,113
Net investment income (net of expenses of $1,999 in 2023, $2,051 in 2022, and $1,901 in 2021)	47,067	43,248	44,749
Commissions and expense allowances on reinsurance ceded	120,145	132,682	148,285
Total other income	280	—	—
Total income	307,015	332,055	380,893
Benefits and other deductions:
Death benefits	53	323	125
Surrenders and annuity benefits	216,055	177,095	197,462
Interest and adjustments on policy funds and deposit-type contracts	(424)	(159)	147
Change in aggregate reserves	(101,977)	90,879	(36,469)
Commissions	109,260	122,762	147,847
General insurance expenses	25,060	25,324	16,228
Taxes, licenses and fees	1,221	1,008	1,216
Change in loading on deferred and uncollected premium	19	3	(47)
Net transfers to (from) separate accounts	(53,767)	(29,847)	4,330
Reinsurance on in-force business	(624)	(1,340)	(2,754)
Total benefits and other deductions	194,876	386,048	328,085
Gain (loss) from operations before federal income tax expense and net realized capital losses	112,139	(53,993)	52,808
Federal income tax expense (benefit)	20,594	(961)	4,426
Gain (loss) from operations before net realized capital losses	91,545	(53,032)	48,382
Net realized capital gains (losses), less capital gains tax benefit of nil in 2023, $137 in 2022, and tax expense of $5 in 2021, excluding tax benefit of $185 in 2023, $309 in 2022, and tax expense of $1,290 in 2021 transferred to the IMR	(428)	(909)	16
Net income (loss)	$91,117	$(53,941)	$48,398

See accompanying Notes to Statutory Financial Statements.

Jackson National Life Insurance Company of New York
(a wholly owned subsidiary of Jackson National Life Insurance Company)
Statutory Statements of Capital and Surplus
(In thousands)

		Surplus
	Capital	Gross paid-in	Special
	stock	and contributed	Funds	Unassigned	Total

Balances at December 31, 2020	$2,000	$494,697	$—	$111,066	$607,763
Net income	—	—	—	48,398	48,398
Change in net unrealized capital gains and losses	—	—	—	(168)	(168)
Change in asset valuation reserve	—	—	—	(1,208)	(1,208)
Change in non-admitted assets	—	—	—	674	674
Paid-in surplus	—	9,162	—	—	9,162
Change in surplus as a result of reinsurance	—	—	—	(2,754)	(2,754)

Balances at December 31, 2021	2,000	503,859	—	156,008	661,867

Net loss	—	—	—	(53,941)	(53,941)
Change in net unrealized capital gains and losses	—	—	—	(98)	(98)
Change in asset valuation reserve	—	—	—	(898)	(898)
Change in non-admitted assets	—	—	—	(2,392)	(2,392)
Change in surplus as a result of reinsurance	—	—	—	(1,339)	(1,339)
Change in net deferred income tax	—	—	—	(71)	(71)

Balances at December 31, 2022	2,000	503,859	—	97,269	603,128

Net income	—	—	—	91,117	91,117
Change in net unrealized capital gains and losses	—	—	—	260	260
Change in asset valuation reserve		—	—	(1,266)	(1,266)
Change in non-admitted assets	—	—	—	6,726	6,726
Change in surplus as a result of reinsurance	—	—	—	(624)	(624)
Change in special surplus funds	—	—	10,892	(10,892)	—
Change in net deferred income tax	—	—	—	20,721	20,721

Balances at December 31, 2023	$2,000	$503,859	$10,892	$203,311	$720,062

See accompanying Notes to Statutory Financial Statements.

Jackson National Life Insurance Company of New York
(a wholly owned subsidiary of Jackson National Life Insurance Company)
Statutory Statements of Cash Flow
(In thousands)

	Years Ended December 31,
	2023	2022	2021
Cash from operations:
Operating receipts:
Premiums and annuity considerations	$74,593	$35,891	$137,087
Net investment income	47,402	42,716	45,361
Other	162,453	170,987	203,931
Total cash received from operations	284,448	249,594	386,379
Operating disbursements:
Benefit payments	301,033	96,407	266,253
Commissions, general expenses and taxes	134,448	150,738	165,543
Net transfers to separate accounts	(123,440)	(118,658)	(9,424)
Federal income taxes	(1,318)	50	(186)
Total cash disbursed from operations	310,723	128,537	422,186
Net cash (used in) provided by operations	(26,275)	121,057	(35,807)

Cash from investments:
Proceeds from investments sold, matured, or repaid:
Bonds sold	28,457	34,207	74,590
Bond repayments, maturities, calls and redemptions	92,998	107,077	113,898
Total bonds	121,455	141,284	188,488
Miscellaneous	5,898	3	3
Total investment proceeds	127,353	141,287	188,491
Cost of investments acquired:
Bonds	108,606	244,161	200,636
Miscellaneous	112	8,943	903
Total investments acquired	108,718	253,104	201,539
Net (increase) decrease in policy loans	(20)	(7)	51
Net cash provided by (used in) investments	18,615	(111,824)	(12,997)

Cash from financing and miscellaneous sources:
Cash provided (applied):
Paid in surplus	—	—	9,162
Net deposits on deposit-type contracts	(6,171)	(5,299)	(9,696)
Other	(12,248)	6,996	(2,026)
Net cash (used in) provided by financing and miscellaneous sources	(18,419)	1,697	(2,560)

Net change in cash and cash equivalents	(26,079)	10,930	(51,364)

Cash and cash equivalents at beginning of year	56,849	45,919	97,283

Cash and cash equivalents at end of year	$30,770	$56,849	$45,919

Cash flow information for non-cash transactions:
Transfer of debt securities for debt securities and/or equity securities	$4,108	$5,698	$10,388
Non-cash financial assets transferred to parent	$—	$61,375	$—

See accompanying Notes to Statutory Financial Statements.

Jackson National Life Insurance Company of New York
(a wholly owned subsidiary of Jackson National Life Insurance Company)
Notes to Statutory Financial Statements
_____________________________________________________________________________________________________

Note 1 - Organization

Jackson National Life Insurance Company of New York (the “Company” or “Jackson-NY”) is wholly owned by Jackson National Life Insurance Company (“Jackson” or the “Parent”), a wholly owned subsidiary of Brooke Life Insurance Company (“Brooke Life”), which is wholly owned by the ultimate parent, Jackson Financial Inc. ("Jackson Financial"). Jackson-NY is licensed to sell group and individual annuity products (including immediate annuities, deferred fixed annuities, and variable annuities), guaranteed investment contracts ("GICs") and individual life insurance products, including variable universal life, in the states of New York, Delaware and Michigan. There is not substantial doubt about the Company’s ability to continue as a going concern.

Note 2 - Summary of Significant Accounting Policies

Basis of Presentation
The accompanying financial statements have been prepared in accordance with accounting practices prescribed or permitted by the New York State Department of Financial Services (“statutory”), which vary in some respects from U.S. generally accepted accounting principles (“GAAP”) and include the following:

1. the costs related to acquiring business, principally commissions, bonus interest on certain products and certain policy issue and underwriting costs, are charged to income in the year incurred and, thus, are not capitalized and amortized over the periods benefited;

2. future policy benefit reserves for life insurance are based on statutory mortality and interest requirements without the consideration of withdrawals;

3. the Commissioners’ Annuity Reserve Valuation Method (“CARVM”) expense allowance associated with statutory reserving practices for deferred variable annuities held in the separate accounts is reported in the general account as a negative liability;

4. assets must be included in the statement of admitted assets, liabilities, capital and surplus at “admitted asset value,” with “non-admitted assets” excluded through a charge to surplus;

5. an asset valuation reserve (“AVR”) is established by a direct charge to surplus to offset future potential credit related investment losses;

6. bonds are generally carried at amortized cost and, for investments carried at fair value, changes in investment valuations are recorded in surplus (under GAAP, these investments are generally carried at fair value, amortized cost for policy loans, with changes in valuation recorded in other comprehensive income);

7. current expected credit losses (“CECL”) on certain financial assets are not included herein, but are required for GAAP;

8. realized gains and losses, net of tax, resulting from changes in interest rates on fixed income investments are deferred in the interest maintenance reserve (“IMR”) and amortized into investment income over the approximate remaining life of the investment sold;

9. gains or losses resulting from market value adjustments (“MVA”) on policies and contracts backed by assets that are valued at book/adjusted carrying value are deferred in the IMR and amortized in a manner consistent with the determination of the MVA;

10. premiums for universal life and certain investment-type products are recognized as income, but are accounted for as deposits to policyholders' accounts under GAAP;

11. a net deferred tax asset (“DTA”), for the tax effect of timing differences between book and tax assets and liabilities, is only reported as an admitted asset to the extent that it is realizable within three years, and represents less than 15% of capital and surplus (adjusted to exclude any net DTAs, electronic data processing (“EDP”) equipment and operating system software and any net positive goodwill), subject to limits set by Statement of Statutory Accounting Principles (“SSAP”) No. 101, with the change in net DTA or liability being recorded directly to surplus;

12. reserve credits for reinsurance ceded are netted against the reserve liability, but are reported as assets under GAAP;

Jackson National Life Insurance Company of New York
(a wholly owned subsidiary of Jackson National Life Insurance Company)
Notes to Statutory Financial Statements
_____________________________________________________________________________________________________

13. net after tax gains on reinsurance transactions comprised of contracts in force at the date of the transaction are excluded from net income and recorded directly to surplus, and amortized into income as earnings emerge from the business reinsured;

14. statements of cash flow are prepared under a prescribed format, which differs from the indirect format under GAAP; and

15. there is no presentation of comprehensive income.

The effects on the financial statements of the variances between the statutory accounting practices described above and US generally accepted accounting principles, although not reasonably determinable, are presumed to be material and pervasive.

Certain amounts in the 2022 and 2021 statutory financial statements have been reclassified to conform to the 2023 presentation.

The New York State Department of Financial Services (“NYDFS”) recognizes statutory accounting practices prescribed or permitted by the state of New York for determining and reporting the financial condition and results of operations of an insurance company, and for determining its solvency under New York Insurance Law. The NYDFS has adopted in its entirety, subject to certain conflicts and exceptions with New York Insurance Law, the National Association of Insurance Commissioners’ (“NAIC”) Accounting Practices and Procedures Manual (“NAIC SAP”).

A Continuous CARVM reserve basis is prescribed for New York domiciled companies. In NAIC SAP, the application of Curtate CARVM reserve valuation is required. The Company’s fixed annuity reserves are not valued under Curtate CARVM according to NAIC SAP, but rather, are valued under Continuous CARVM according to New York Insuran ce Law. If the application of Curtate CARVM reserve valuation were used, statutory capital and surplus would be increased by $254 thousand and $305 thousand as of December 31, 2023 and 2022, respectively. Additionally, net income would have decreased by $51 thousand, increased by $61 thousand, and decreased by $125 thousand for the years then ended December 31, 2023, 2022, and 2021, respectively.

Valuation Manual-21: Requirements for Principle-Based Reserves for Variable Annuities (“VM-21”) was amended and effective for NAIC SAP for 2020. New York state law incorporates VM-21 but also includes an additional floor calculation for purposes of defining minimum reserve standards. The Company’s reserves are not valued solely under VM-21 according to NAIC SAP, but rather, are valued with the additional floor calculation according to New York Insurance Law. If reserves were established according to NAIC SAP, statutory capital and surplus would b e increased b y $23.0 million and $27.7 million as of December 31, 2023 and 2022, respectively. Additionally, net income would be decreased by $4.7 million, increased by $1.9 million, and decreased by $0.8 million for the years then ended December 31, 2023, 2022, and 2021, respectively.

Valuation Manual-22: Maximum Valuation Interest Rates for Income Annuities (“VM-22”) was effective for NAIC SAP for 2018. New York state law did not reference the Valuation Manual for purposes of defining minimum reserve standards in calendar year 2018, did not require VM-22 for 2019, and adopted an adaptation of VM-22 beginning in 2020. Thus, reserves for payout business are not valued according to VM-22, but rather, are valued per New York regulation. If reserves were established according to NAIC SAP, statutory capital and surplus would be decreased by $239 thousand and increased by $1,233 thousand as of December 31, 2023 and 2022, respectivel y. Additionally, net income would be decreased by $1.5 million, increased by $1.6 million, and increased by $0.3 million for the years then ended December 31, 2023, 2022, and 2021, respectively.

Jackson National Life Insurance Company of New York
(a wholly owned subsidiary of Jackson National Life Insurance Company)
Notes to Statutory Financial Statements
_____________________________________________________________________________________________________
Reconciliation to NAIC SAP
A reconciliation of the Company's net income and capital and surplus between NAIC SAP and practices prescribed or permitted by the state of New York is shown in the following tables (in thousands):

	Years Ended December 31,
	2023	2022	2021
Net income (loss), as stated herein	$91,117	$(53,941)	$48,398
Adjustments - prescribed practices:
Continuous CARVM per New York basis	(26,253)	(23,021)	(20,221)
Curtate CARVM per NAIC SAP	(26,202)	(23,082)	(20,096)
Decrease (increase) in aggregate reserves to reflect curtate CARVM	(51)	61	(125)
VM-21 Reserve:
VA reserve per New York basis	(30,576)	27,511	(14,193)
VA reserve per NAIC SAP	(25,835)	25,638	(13,442)
Decrease (increase) in aggregate reserves to reflect VM-21	(4,741)	1,873	(751)
VM-22 Reserve:
IA reserve per New York basis	548	765	(555)
IA reserve per NAIC SAP	2,004	(855)	(885)
Decrease (increase) in aggregate reserves to reflect VM-22	(1,456)	1,620	330
Additional reserves under asset adequacy testing	—	—	—
Tax effect of prescribed practice adjustments	(16)	—	(69)
Net income (loss), NAIC SAP	$84,853	$(50,387)	$47,783

	December 31,
	2023	2022
Statutory capital and surplus, as stated herein	$720,061	$603,128
Adjustments - prescribed practices:
Continuous CARVM per New York basis	310,232	336,485
Curtate CARVM per NAIC SAP	309,978	336,180
Decrease (increase) in aggregate reserves to reflect curtate CARVM	254	305
VM-21 Reserve:
VA reserve per New York basis	164,970	195,546
VA reserve per NAIC SAP	141,978	167,813
Decrease (increase) in aggregate reserves to reflect VM-21	22,992	27,733
VM-22 Reserve:
IA reserve per New York basis	67,903	67,355
IA reserve per NAIC SAP	68,223	66,219
Decrease (increase) in aggregate reserves to reflect VM-22	(320)	1,136
Additional reserves under asset adequacy testing	—	—
Tax effect of prescribed practice differences	81	97
Statutory capital and surplus, NAIC SAP	$743,068	$632,399

New and Pending Accounting Pronouncements
In August 2023, the NAIC adopted revisions to SSAP No. 26R - Bonds ; SSAP No. 43R - Loan-Backed and Structured Securities ; and other SSAPs (e.g., SSAP No. 21R - Other Admitted Assets , and SSAP No. 86 - Derivatives ) to incorporate the principles-based bond definition into statutory accounting guidance and amend the accounting for certain asset-backed securities and investments not classified as bonds. In December 2023, SSAP No. 2R - Cash, Cash Equivalents, Drafts, and Short-Term Investments , was also revised to exclude certain securities from being reported as a cash equivalents or short-term investments. The amendments are effective January 1, 2025. The Company is currently in the process of evaluating the impact of the new guidance.

Jackson National Life Insurance Company of New York
(a wholly owned subsidiary of Jackson National Life Insurance Company)
Notes to Statutory Financial Statements
_____________________________________________________________________________________________________
Estimates
The preparation of the accompanying financial statements and notes requires the use of estimates and assumptions about future events that affect the amounts reported in the financial statements and the accompanying notes. Significant estimates or assumptions, as further discussed in the notes, include: 1) valuation of investments, including fair values of securities deemed to be in an illiquid market and the determination of when an impairment is other-than-temporary; 2) assumptions used in calculating policy reserves and liabilities, including, but not limited to mortality rates, policyholder behavior, expenses, investment returns and policy crediting rates; 3) assumptions as to future earnings levels being sufficient to realize deferred tax benefits and whether or not certain deferred tax assets will reverse within three years; 4) estimates related to establishment of a liability for state guaranty fund assessments; and 5) assumptions and estimates associated with the Company’s tax positions which impact the amount of recognized tax benefits recorded by the Company, including an estimate of the dividends received deduction. These estimates and assumptions are based on management’s best estimates and judgments. Management evaluates its estimates and assumptions on an ongoing basis using historical experience and other factors as deemed appropriate. As facts and circumstances dictate, these estimates and assumptions may be adjusted. Since future events and their effects cannot be determined with precision, actual results could differ significantly from these estimates. Changes in estimates, including those resulting from continuing changes in the economic environment, will be reflected in the financial statements in the periods the estimates are changed.

Investments
Bonds, excluding loan-backed and structured securities, are stated at amortized cost except those with an NAIC designation of “6,” which are stated at the lower of amortized cost or fair value. Acquisition premiums and discounts are amortized into investment income through call or maturity dates using the effective interest method.

Jackson-NY recognizes an other-than-temporary impairment ("OTTI") for non-loan-backed securities when the Company does not expect full recovery of the amortized cost. These impairment losses are recognized in net realized capital losses for the full difference between fair value and amortized cost.

Loan-backed and structured securities, hereafter collectively referred to as “loan-backed securities,” are also stated at amortized cost except those with an NAIC carry rating of “6,” which are carried at the lower of amortized cost or fair value. The retrospective adjustment method is used to value loan-backed securities where the collection of all contractual cash flows is probable. For loan-backed securities where the collection of all contractual cash flows is not probable, the Company:

• Recognizes the accretable yield over the life of the loan-backed security as determined at the acquisition or transaction date;
• Continues to estimate cash flows expected to be collected at least quarterly; and
• Recognizes an other-than-temporary impairment loss if the loan-backed security is impaired (i.e., the fair value is less than the amortized cost basis) and if the Company does not expect to recover the entire amortized cost basis when compared to the present value of cash flows expected to be collected.

Investments are reduced to estimated fair value (discounted cash flows for loan-backed securities) for declines in value that are determined to be other-than-temporary. In determining whether an other-than-temporary impairment has occurred, the Company considers a security’s forecasted cash flows as well as the severity and duration of depressed fair values.

If the Company intends to sell an impaired loan-backed security or does not have the intent and ability to retain the impaired loan-backed security for a period of time sufficient to recover the amortized cost basis, an other-than-temporary impairment has occurred. In these situations, the other-than-temporary impairment loss recognized is the difference between the amortized cost basis and fair value. For loan-backed securities, the credit portion of the recognized loss is recorded to the AVR and the non-credit portion is recorded to the IMR. If the Company does not expect to recover the entire amortized cost basis when compared to the present value of cash flows expected to be collected, it cannot assert that it has the ability to recover the loan-backed security’s amortized cost basis even though it has no intent to sell and has the intent and ability to retain the loan-backed security. Therefore, an other-than-temporary impairment has occurred and a realized loss is recognized for the non-interest related decline, which is calculated as the difference between the loan-backed security’s amortized cost basis and the present value of cash flows expected to be collected.

For situations where an other-than-temporary impairment is recognized, the previous amortized cost basis less the other-than-temporary impairment recognized as a realized loss becomes the new amortized cost basis of the loan-backed security. The new amortized cost basis is not adjusted for subsequent recoveries in fair value. Therefore, the prospective adjustment method is used for periods subsequent to other-than-temporary impairment loss recognition.

Jackson National Life Insurance Company of New York
(a wholly owned subsidiary of Jackson National Life Insurance Company)
Notes to Statutory Financial Statements
_____________________________________________________________________________________________________
Preferred stocks are stated at cost, except those with a NAIC Securities Valuation Office rating of “4” to “6,” which are reported at the lower of cost or fair value.

Common stocks are stated at fair value.

Cash and short-term investments, which primarily include high quality money market instruments, are carried at amortized cost. These investments have original maturities of twelve months or less, and are considered cash equivalents for reporting cash flow.

Policy loans are loans the Company issues to contract holders that use the cash surrender value of their life insurance policy or annuity contract as collateral. Policy loans are carried at the unpaid principal balances.

Realized capital gains and losses are recorded at the date of sale and are calculated on a specific cost identification basis.

Life and Annuity Reserves
Aggregate reserves for life insurance policies are based on statutory mortality and interest requirements without consideration for withdrawals. The mortality and interest assumptions currently used are based upon either the 1980 Commissioners’ Standard Ordinary (CSO) Table with 4.0% to 4.5% interest rates, the 2001 Commissioners’ Standard Ordinary (CSO) Table with 3.5% to 4.0% interest rates, or the 2017 Commissioners’ Standard Ordinary (CSO) Table with 3.0% to 4.0% interest rates.

Reserves for variable annuity products and related guarantees are determined using New York Regulation 213, which incorporates VM-21. Reserves are set equal to the stochastic reserve plus the additional standard projection amount, subject to additional floor calculations. The stochastic reserve calculation uses prudent estimate assumptions for items such as expenses, mortality and policyholder behavior, as well as “real world” stochastically generated equity and interest rate scenarios. The additional standard projection amount and standard scenario floor calculations are based on assumptions prescribed by the regulation. The option value floor for contracts issued on or after January 1, 2020 is based on the standard scenario prescribed assumptions, but using stochastically generated arbitrage free interest rates and equity return paths.

All other annuity reserves are established with an interest rate assumption ranging from 1.0% to 7.0% and are carried at the greater of surrender value or the greatest present value of the guaranteed benefits discounted at statutory valuation interest rates.

Interest Maintenance Reserve
The Company is required to maintain an IMR, which is a reserve for the net, after tax, accumulated unamortized realized gains and losses on sales of fixed income investments primarily attributable to changes in interest rates. Net realized gains and losses charged or credited to the IMR are amortized into investment income over the approximate remaining life of the investment sold using the grouped method.

Gains or losses resulting from MVA on policies and contracts backed by assets that are valued at book/adjusted carrying value are deferred in the IMR and amortized in a manner consistent with the determination of the MVA using the grouped method.

Jackson National Life Insurance Company of New York
(a wholly owned subsidiary of Jackson National Life Insurance Company)
Notes to Statutory Financial Statements
_____________________________________________________________________________________________________
The following table provides the adjusted capital and surplus as of the most recently filed statement, the amount of net negative (disallowed) IMR in aggregate and allocated between the general account, insulated separate account and non-insulated accounts, and the percentage of adjusted capital and surplus for which the admitted net negative (disallowed) IMR represents (in thousands):

Capital and surplus of most recently filed statement			$708,010
Less:
Goodwill			—
EDP equipment and operating system software			—
Net deferred tax asset			—
Admitted net negative disallowed IMR			10,171
Adjusted capital & surplus			$697,839

	Net negative (disallowed IMR)	Negative IMR admitted	Percentage of adjusted capital and surplus
General account	$10,892	$10,892	1.6%
Insulated separate account	—	—	—%
Non-insulated separate account	—	—	—%
	$10,892	$10,892	1.6%

Fixed income investments generating IMR losses comply with the Company's documented investment or liability management policies. Any deviation was either because of a temporary and transitory timing issue or related to a specific event that mechanically made the cause of IMR losses not reflective of reinvestment activities. Asset sales were not compelled by liquidity pressures.

Asset Valuation Reserve
The Company is required to maintain an AVR, which is computed in accordance with a formula prescribed by the NAIC and represents a provision for potential credit related investment losses. Changes in the AVR are recorded directly to surplus.

Revenue and Expense Recognition
Premiums for traditional life insurance are recognized as revenue when due. Annuity considerations are recognized as revenue when collected. Fee income is recognized as revenue when earned. Commission and expense allowances, which represent commission and expense reimbursements related to reinsurance ceded to other companies, are recognized as revenue when due. The CARVM allowance represents the excess of separate account contract values over statutory reserves for variable annuities and variable life contracts and is reported in accrued transfers to separate accounts. Benefits, claims and expenses (including the change in CARVM allowance) are recognized when incurred. Commissions, general expenses, and taxes, licenses and fees, including costs of acquiring new business, are charged to operations as incurred.

Investment Income
Income due and accrued on investments where collection is not likely has been excluded from net investment income. For the years ended December 31, 2023, 2022, and 2021, no investment income was excluded.

The following table provides the gross, nonadmitted and admitted amounts for interest income due and accrued (in thousands):

Interest Income Due and Accrued	Amount
1. Gross	$10,416
2. Nonadmitted	$—
3. Admitted	$10,416

At both December 31, 2023 and December 31, 2022 the Company had nil aggregate deferred interest.

At December 31, 2023, 2022, and 2021, the Company had nil, nil, and $158 thousand cumulative amounts of paid-in-kind interest, respectively.

Federal Income Taxes
Federal income taxes are charged to operations based on current taxable income. Current year federal income tax expense is based on financial reporting income or loss adjusted for certain differences, which are the result of dissimilar financial reporting

Jackson National Life Insurance Company of New York
(a wholly owned subsidiary of Jackson National Life Insurance Company)
Notes to Statutory Financial Statements
_____________________________________________________________________________________________________
and tax basis accounting methods, and the corporate alternative minimum tax. A net DTA, for the tax effect of timing differences between financial reporting and the tax basis of assets and liabilities, is allowed to be reported as an admitted asset only to the extent that it is realizable within three years up to 15% of capital and surplus (adjusted to exclude any net DTAs, EDP equipment and operating system software and any net positive goodwill), with the change in net deferred tax asset or liability being recorded directly to surplus. See Note 6 - Federal Income Taxes, for additional information on these accounting policies.

Non-admitted Assets
Certain assets designated as “non-admitted assets” (principally net DTAs not realizable within three years and agents’ debit balances) have been excluded from the statutory statements of admitted assets, liabilities, capital and surplus by a direct charge to surplus.

Separate Account Assets and Liabilities
The assets and liabilities associated with individual variable life and annuity contracts are segregated in non-guaranteed separate accounts. The Company receives fees for assuming mortality and certain expense risks and for providing guaranteed benefits under the variable annuity contracts. These fees are recorded as earned.

Subsequent Events
The Company has evaluated events through April 1, 2024, which is the date the financial statements were available to be issued.

Note 3 - Fair Value of Financial Instruments

Fair value measurements are based upon observable and unobservable inputs. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect the Company’s view of market assumptions in the absence of observable market information. Jackson-NY utilizes valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs. All financial assets and liabilities are required to be classified into one of the following categories:

Level 1    Observable inputs that reflect quoted prices for identical assets or liabilities in active markets that the Company has the ability to access at the measurement date. Level 1 securities include government securities and exchange traded equity securities and derivative instruments.

Level 2 Observable inputs, other than quoted prices included in Level 1, for the asset or liability or prices for similar assets and liabilities. Most debt securities that are model priced using observable inputs are included in Level 2.

Level 3 Valuations that are derived from techniques in which one or more of the significant inputs are unobservable (including assumptions about risk). Level 3 includes less liquid securities such as certain highly structured or lower quality asset-backed securities. Because Level 3 fair values, by their nature, contain unobservable market inputs, considerable judgment may be used to determine the Level 3 fair values. Level 3 fair values represent the Company’s best estimate of an amount that could be realized in a current market exchange absent actual market exchanges.

In many situations, inputs used to measure the fair value of an asset or liability may fall into different levels of the fair value hierarchy. In these situations, the Company determines the level in which the fair value falls based upon the lowest level input that is significant to the determination of the fair value. As a result, both observable and unobservable inputs may be used in the determination of fair values that the Company has classified within Level 3.

The Company determines the fair values of certain financial assets and liabilities based on quoted market prices, where available. The Company may also determine fair value based on estimated future cash flows discounted at the appropriate current market rate. When appropriate, fair values reflect adjustments for counterparty credit quality, the Company’s credit standing, liquidity and risk margins on unobservable inputs.

Where quoted market prices are not available, fair value estimates are made at a point in time, based on relevant market data, as well as the best information about the individual financial instrument. At times, illiquid market conditions may result in inactive markets for certain of the Company’s financial instruments. In such instances, there may be no or limited observable market data for these assets and liabilities. Fair value estimates for financial instruments deemed to be in an illiquid market are based on judgments regarding current economic conditions, liquidity discounts, currency, credit and interest rate risks, loss experience

Jackson National Life Insurance Company of New York
(a wholly owned subsidiary of Jackson National Life Insurance Company)
Notes to Statutory Financial Statements
_____________________________________________________________________________________________________
and other factors. These fair values are estimates and involve considerable uncertainty and variability as a result of the inputs selected and may differ significantly from the values that would have been used had an active market existed. As a result of market inactivity, such calculated fair value estimates may not be realizable in an immediate sale or settlement of the instrument. In addition, changes in the underlying assumptions used in the fair value measurement technique could significantly affect these fair value estimates.

The following is a discussion of the methodologies used to determine fair values of the financial instruments.

Bonds and Equity Securities
The fair values for bonds and equity securities are determined using information available from independent pricing services, broker-dealer quotes, or internally derived estimates. Priority is given to publicly available prices from independent sources, when available. Securities for which the independent pricing services do not provide a quotation are either submitted to independent broker-dealers for prices or priced internally. Typical inputs used by these three pricing methods include, but are not limited to, reported trades, benchmark yields, credit spreads, liquidity premiums, and/or estimated cash flows based on default and prepayment assumptions.

As a result of typical trading volumes and the lack of specific quoted market prices for most debt securities, independent pricing services will normally derive the security prices through recently reported trades for identical or similar securities, making adjustments as of the reporting date based upon available market observable information as outlined above. If there are no recently reported trades, the independent pricing services and broker-dealers may use matrix or pricing model processes to develop a security price where future cash flow expectations are developed based upon collateral performance and discounted at relevant market rates. Certain securities are priced using broker-dealer quotes, which may utilize proprietary inputs and models. Additionally, the majority of these quotes are non-binding and are classified as Level 3.

Included in the pricing of asset-backed securities are estimates of the rate of future prepayments of principal over the remaining life of the securities. Such estimates are derived based on the characteristics of the underlying structure and prepayment assumptions believed to be relevant for the underlying collateral. Actual prepayment experience may vary from these estimates.

Internally derived estimates may be used to develop a fair value for securities for which the Company is unable to obtain either a reliable price from an independent pricing service or a suitable broker-dealer quote. These fair value estimates may incorporate Level 2 and Level 3 inputs and are generally derived using expected future cash flows, discounted at market interest rates available from market sources based on the credit quality and duration of the instrument. For securities that may not be reliably priced using these internally developed pricing models, a fair value may be estimated using indicative market prices. These prices are indicative of an exit price, but the assumptions used to establish the fair value may not be observable or corroborated by market observable information and, therefore, represent Level 3 inputs.

The Company performs a monthly analysis on the prices and credit spreads received from third parties to ensure that the prices represent a reasonable estimate of the fair value. This process involves quantitative and qualitative analysis and is overseen by investment and accounting professionals. Examples of procedures performed include, but are not limited to, initial and ongoing review of third party pricing service methodologies, review of pricing statistics and trends, back testing recent trades and monitoring of trading volumes. In addition, the Company considers whether prices received from independent broker-dealers represent a reasonable estimate of fair value through the use of internal and external cash flow models, which are developed based on spreads and, when available, market indices. As a result of this analysis, if the Company determines there is a more appropriate fair value based upon the available market data, the price received from the third party may be adjusted accordingly.

For those securities that were internally valued at December 31, 2023 and 2022, the pricing model used by the Company utilizes current spread levels of similarly rated securities to determine the market discount rate for the security. Furthermore, appropriate risk premiums for illiquidity and non-performance are incorporated in the discount rate. Cash flows, as estimated by the Company using issuer-specific default statistics and prepayment assumptions, are discounted to determine an estimated fair value.

On an ongoing basis, the Company reviews the independent pricing services’ valuation methodologies and related inputs, and evaluates the various types of securities in its investment portfolio to determine an appropriate fair value hierarchy distribution based upon trading activity and the observability of market inputs. Based on the results of this evaluation, each price is classified into Level 1, 2, or 3. Most prices provided by independent pricing services, including are classified into Level 2 due to their use of market observable inputs.

Jackson National Life Insurance Company of New York
(a wholly owned subsidiary of Jackson National Life Insurance Company)
Notes to Statutory Financial Statements
_____________________________________________________________________________________________________
At December 31, 2023 and 2022, bonds valued internally, including matrix-priced securities, had book/adjusted carrying value of $192.5 million and $174.9 million, respectively, and an estimated fair value of $180.0 million and $156.2 million, respectively.

Policy Loans
Policy loans are funds provided to policyholders in return for a claim on the policies values and function like demand deposits which are redeemable upon repayment, death or surrender, and there is only one market price at which the transaction could be settled – the then current carrying value. The funds provided are limited to the cash surrender value of the underlying policy. The nature of policy loans is to have a negligible default risk as the loans are fully collateralized by the value of the policy. Policy loans do not have a stated maturity and the balances and accrued interest are repaid either by the policyholder or with proceeds from the policy. Due to the collateralized nature of policy loans and unpredictable timing of payments, the Company believes the carrying value of policy loans approximates fair value.
Separate Account Assets and Liabilities
Separate account assets are comprised of investments in mutual funds that transact regularly, but do not trade in active markets as they are not publicly available, and, are categorized as Level 2 assets. The values of separate account liabilities are set equal to the values of separate account assets.

Annuity Reserves
Fair values for immediate annuities, without mortality features, are derived by discounting the future estimated cash flows using current market interest rates for similar maturities. Fair values for deferred annuities are determined using projected future cash flows discounted at current market interest rates.

Payable for Securities Lending
The Company’s payable for securities lending is set equal to the cash collateral received. Due to the short-term nature of the loans, carrying value is a reasonable estimate of fair value and is classified as Level 2.

Fair Value Measurements at Reporting Date
The following tables provide information about the Company’s financial assets and liabilities that are carried at fair value by hierarchy levels (in thousands):

	December 31, 2023
				Net Asset
	Level 1	Level 2	Level 3	Value (NAV)	Total
Assets at fair value:
Common stock	$—	$708	$—	$—	$708
Separate account assets	—	15,871,446	—	—	15,871,446
Total assets at fair value	$—	$15,872,154	$—	$—	$15,872,154

	December 31, 2022
				Net Asset
	Level 1	Level 2	Level 3	Value (NAV)	Total
Assets at fair value:
Common stock	$—	$807	$—	$—	$807
Separate account assets	—	13,943,778	—	—	13,943,778
Total assets at fair value	$—	$13,944,585	$—	$—	$13,944,585

There were no Level 3 assets measured at fair value at December 31, 2023 or 2022.

Jackson National Life Insurance Company of New York
(a wholly owned subsidiary of Jackson National Life Insurance Company)
Notes to Statutory Financial Statements
_____________________________________________________________________________________________________
Aggregate Fair Value of the Company’s Financial Instruments
The following tables detail the aggregate fair value of the Company’s financial instruments (in thousands):

December 31, 2023	Fair Value	Admitted Value	Level 1	Level 2	Level 3	NAV
Assets at fair value:
Bonds	$1,212,620	$1,299,498	$7,488	$1,201,971	$3,161	$—
Common stock	708	708	—	708	—	—
Cash and cash equivalents	30,770	30,770	30,770	—	—	—
Policy loans	376	376	—	—	376	—
Securities lending	3,565	3,565	3,565	—	—	—
Separate account assets	15,871,446	15,871,446	—	15,871,446	—	—
Total assets at fair value	$17,119,485	$17,206,363	$41,823	$17,074,125	$3,537	$—

Liabilities at fair value:
Reserves for life insurance and annuities (1)	$152,676	$606,397	$—	$—	$152,676	$—
Liability for deposit-type contracts	7,047	8,717	—	—	7,047	—
Payable for securities lending	3,565	3,565	—	3,565	—	—
Separate account liabilities	15,871,446	15,871,446	—	15,871,446	—	—
Total liabilities at fair value	$16,034,734	$16,490,125	$—	$15,875,011	$159,723	$—

(1) Annuity reserves represent only the components of deposits on investment contracts that are considered to be financial instruments.

December 31, 2022	Fair Value	Admitted Value	Level 1	Level 2	Level 3	NAV
Assets at fair value:
Bonds	$1,187,049	$1,317,391	$7,301	$1,179,748	$—	$—
Common stock	807	807	—	807	—	—
Cash and cash equivalents	56,849	56,849	56,849	—	—	—
Policy loans	356	356	—	—	356	—
Securities lending	9,463	9,463	9,463	—	—	—
Separate account assets	13,943,778	13,943,778	—	13,943,778	—	—
Total assets at fair value	$15,198,302	$15,328,644	$73,613	$15,124,333	$356	$—

Liabilities at fair value:
Reserves for life insurance and annuities (1)	$368,361	$859,152	$—	$—	$368,361	$—
Liability for deposit-type contracts	8,409	9,177	—	—	8,409	—
Payable for securities lending	9,463	9,463	—	9,463	—	—
Separate account liabilities	13,943,778	13,943,778	—	13,943,778	—	—
Total liabilities at fair value	$14,330,011	$14,821,570	$—	$13,953,241	$376,770	$—

(1) Annuity reserves represent only the components of deposits on investment contracts that are considered to be financial instruments.

There were no financial instruments for which it was not practicable to estimate fair value.

Note 4 - Investments

Investments are comprised primarily of debt securities, including publicly traded industrial, loan-backed, utility and government bonds. Loan-backed securities include mortgage-backed and other structured securities. The Company generates the majority of its general account deposits from interest-sensitive individual annuity contracts and life insurance products on which it has committed to pay a declared rate of interest. The Company's strategy of investing in fixed-income securities aims to ensure matching of the asset yield with the amounts credited to the interest-sensitive liabilities and to earn a stable return on its investments.

With the Company’s primarily fixed-rate securities portfolio, it is exposed to interest rate risk, which is the risk that interest rates will change and cause a change in the value of its investments. Additionally, changes in interest rates may cause certain interest-sensitive products to become uncompetitive or may cause disintermediation. The Company mitigates this risk by

Jackson National Life Insurance Company of New York
(a wholly owned subsidiary of Jackson National Life Insurance Company)
Notes to Statutory Financial Statements
_____________________________________________________________________________________________________
charging fees for surrenders in early policy years, by offering products that transfer this risk to the purchaser and/or by attempting to match the maturity schedule of its assets with the expected payouts of its liabilities. To the extent that liabilities come due more quickly than assets mature, the Company could potentially have to borrow funds or sell assets prior to maturity and potentially recognize a gain or loss.

Debt Securities, Common and Preferred Stock
Debt securities consist of bonds and short-term investments. Cost or amortized cost, gross unrealized gains and losses, estimated fair value and book/adjusted carrying value of the Company's debt securities and unaffiliated equity investments are as follows (in thousands):

	Cost or	Gross	Gross	Estimated	Book/Adjusted
	Amortized	Unrealized	Unrealized	Fair	Carrying
December 31, 2023	Cost	Gains	Losses	Value	Value
Governments	$9,382	$—	$478	$8,904	$9,382
Industrial and miscellaneous	1,059,294	3,304	75,677	986,921	1,059,294
Residential mortgage-backed	4,770	581	22	5,329	4,770
Commercial mortgage-backed	105,463	87	7,826	97,724	105,463
Other asset-backed	120,589	526	7,373	113,742	120,589
Total debt securities	1,299,498	4,498	91,376	1,212,620	1,299,498
Common and preferred stock	715	—	7	708	708
Total securities	$1,300,213	$4,498	$91,383	$1,213,328	$1,300,206

	Cost or	Gross	Gross	Estimated	Book/Adjusted
	Amortized	Unrealized	Unrealized	Fair	Carrying
December 31, 2022	Cost	Gains	Losses	Value	Value
Governments	$9,513	$—	$669	$8,844	$9,513
Industrial and miscellaneous	1,069,574	834	111,595	958,813	1,069,574
Residential mortgage-backed	5,297	759	27	6,029	5,297
Commercial mortgage-backed	122,744	7	10,383	112,368	122,744
Other asset-backed	110,263	127	9,395	100,995	110,263
Total debt securities	1,317,391	1,727	132,069	1,187,049	1,317,391
Common and preferred stock	1,143	—	336	807	807
Total securities	$1,318,534	$1,727	$132,405	$1,187,856	$1,318,198

The amount of gross unrealized losses and the associated estimated fair value on debt securities and equity investments are as follows (in thousands):

	Less than 12 months		12 months or longer		Total
	Gross	Estimated	Gross	Estimated	Gross	Estimated
	Unrealized	Fair	Unrealized	Fair	Unrealized	Fair
December 31, 2023	Losses	Value	Losses	Value	Losses	Value
Governments	$3	$1,416	$475	$7,488	$478	$8,904
Industrial and miscellaneous	91	20,407	75,586	829,949	75,677	850,356
Residential mortgage-backed	6	1,987	16	491	22	2,478
Commercial mortgage-backed	4	3,986	7,822	87,682	7,826	91,668
Other asset-backed	55	10,311	7,318	61,938	7,373	72,249
Total debt securities	159	38,107	91,217	987,548	91,376	1,025,655
Common and preferred stock	7	708	—	—	7	708
Total temporarily impaired
securities	$166	$38,815	$91,217	$987,548	$91,383	$1,026,363

Jackson National Life Insurance Company of New York
(a wholly owned subsidiary of Jackson National Life Insurance Company)
Notes to Statutory Financial Statements
_____________________________________________________________________________________________________

	Less than 12 months		12 months or longer			Total
	Gross	Estimated	Gross	Estimated		Gross	Estimated
	Unrealized	Fair	Unrealized	Fair		Unrealized	Fair
December 31, 2022	Losses	Value	Losses	Value		Losses	Value
Governments	$669	$8,844	$—	$—		$669	$8,844
Industrial and miscellaneous	69,010	751,662	42,585	165,786		111,595	917,448
Residential mortgage-backed	27	1,157	—	6		27	1,163
Commercial mortgage-backed	9,632	106,215	751	2,155		10,383	108,370
Other asset-backed	5,845	60,711	3,550	25,874		9,395	86,585
Total debt securities	85,183	928,589	46,886	193,821		132,069	1,122,410
Common and preferred stock	336	807	—	—		336	807
Total temporarily impaired
securities	$85,519	$929,396	$46,886	$193,821	$—	$132,405	$1,123,217

Debt securities include investments in mortgage-backed securities which are collateralized by residential mortgage loans (“RMBS”) that are neither explicitly nor implicitly guaranteed by U.S. government agencies. The Company’s non-agency RMBS include investments in securities backed by prime, Alt-A, and subprime loans as follows (in thousands):

		Gross	Gross	Estimated	Book/Adjusted
	Amortized	Unrealized	Unrealized	Fair	Carrying
December 31, 2023	Cost	Gains	Losses	Value	Value
Prime	$2,327	$159	$14	$2,472	$2,327
Alt-A	—	419	—	419	—
Subprime	1,566	—	2	1,564	1,566
Total non-agency RMBS	$3,893	$578	$16	$4,455	$3,893

		Gross	Gross	Estimated	Book/Adjusted
	Amortized	Unrealized	Unrealized	Fair	Carrying
December 31, 2022	Cost	Gains	Losses	Value	Value
Prime	$2,587	$57	$15	$2,629	$2,587
Alt-A	31	445	—	476	31
Subprime	1,554	253	—	1,807	1,554
Total non-agency RMBS	$4,172	$755	$15	$4,912	$4,172

Jackson National Life Insurance Company of New York
(a wholly owned subsidiary of Jackson National Life Insurance Company)
Notes to Statutory Financial Statements
_____________________________________________________________________________________________________
The Company defines its exposure to non-agency RMBS as follows. Prime loan-backed securities are collateralized by mortgage loans made to the highest rated borrowers. Alt-A loan-backed securities are collateralized by mortgage loans made to borrowers who lack credit documentation or necessary requirements to obtain prime borrower rates. Subprime loan-backed securities are collateralized by mortgage loans made to borrowers that have a FICO score of 660 or lower. 100% of the Company’s investments in Alt-A related mortgage-backed securities and 100% of the Company’s investments in subprime related mortgage-backed securities are rated investment grade by the NAIC.

Debt securities also include investments in securities which are collateralized by commercial mortgage loans (“CMBS”). The carrying value and estimated fair value of the Company’s investment in CMBS are $105.5 million and $97.7 million, respectively, at December 31, 2023. 100% of these investments are rated investment grade by the NAIC.

Of the total carrying value for bonds in an unrealized loss position at December 31, 2023, 99% were investment grade and 1% were below investment grade based on NAIC designation. Unrealized losses on bonds that were below investment grade comprised approximately 1% of the aggregate gross unrealized losses on debt securities.

Corporate bonds in an unrealized loss position were diversified across industries. As of December 31, 2023, the industries comprising the larger proportion of unrealized losses include d financial services (16% of corporate gross unrealized losses) and utilities (10%). The largest unrealized loss related to a single corporate obligor was $1.0 million at December 31, 2023.

The amortized cost, gross unrealized gains and losses, estimated fair value and book/adjusted carrying value of debt securities at December 31, 2023, by contractual maturity, are shown below. Expected maturities may differ from contractual maturities where securities can be called or pre-paid with or without early redemption penalties.

					Book/
		Gross	Gross	Estimated	Adjusted
	Amortized	Unrealized	Unrealized	Fair	Carrying
Maturity distribution	Cost	Gains	Losses	Value	Value
Due in 1 year or less	$50,661	$17	$663	$50,015	$50,661
Due after 1 year through 5 years	485,548	657	18,785	467,420	485,548
Due after 5 years through 10 years	513,049	2,460	54,441	461,068	513,049
Due after 10 years through 20 years	13,421	152	1,928	11,645	13,421
Due after 20 years	5,997	18	338	5,677	5,997
Residential mortgage-backed	4,770	581	22	5,329	4,770
Commercial mortgage-backed	105,463	87	7,826	97,724	105,463
Other asset-backed	120,589	526	7,373	113,742	120,589
Total debt securities	$1,299,498	$4,498	$91,376	$1,212,620	$1,299,498

Effective yields, which are used to calculate amortization, are adjusted periodically to reflect actual payments to date and anticipated future payments. Other than as discussed below for certain loan-backed securities, resultant adjustments to carrying values are included in investment income using the retrospective method. Prepayment assumptions for loan-backed securities were obtained from independent providers of broker-dealer estimates.

With regard to certain loan-backed securities that are deemed to be high-risk, meaning the Company might not recover substantially all of its recorded investment, changes in investment yields due to changes in estimated future cash flows are accounted for on a prospective basi s. The book/adjusted carrying value of securities changing from the retrospective to the prospective methodology in 2023 and 2022 was nil and $1.6 million, respectively.

Debt securities are classified into six NAIC quality categories. These categories range from Class 1 (the highest) to Class 6 (the lowest). Performing securities are designated Classes 1 – 5. Securities in or near default are designated Class 6. Securities designated as Class 3, 4, 5, and 6 are non-investment grade securities. If a designat ion is not currently available from the NAIC, the Company’s investment advisor provides the designation. At December 31, 2023, the Company’s investment advisor provided the designation for debt securities with carrying value and estimated fair value of both $ 13.0 million. At December 31, 2022, the Company’s investment advisor did not provide the designation for carrying value and estimated fair value for debt securities

The NAIC approved guidance to adjust the ratings (NAIC 1 through NAIC 6) for CMBS, RMBS and certain asset-backed securities. For CMBS and RMBS, the guidance replaces nationally recognized statistical rating organizations (“NRSRO”)

Jackson National Life Insurance Company of New York
(a wholly owned subsidiary of Jackson National Life Insurance Company)
Notes to Statutory Financial Statements
_____________________________________________________________________________________________________
ratings with a two-step process based upon the book and/or carrying values of each security and prices derived from models developed by an independent third party contracted by the NAIC. For certain asset-backed securities, the guidance replaces NRSRO ratings with a two-step process based upon the book and/or carrying values of each security and prices derived from generic models. This method acknowledges that securities which have a lower comparative carrying value would have a lower risk of further loss and, therefore, a higher rating.

The Company’s debt securities by NAIC designation are as follows at December 31, 2023 (in thousands):

		Gross	Gross	Estimated	Book/Adjusted
Quality category per	Amortized	Unrealized	Unrealized	Fair	Carrying
NAIC designation	Cost	Gains	Losses	Value	Value
Class 1	$669,678	$2,950	$43,577	$629,051	$669,678
Class 2	608,106	1,347	46,918	562,535	608,106
Class 3	13,361	146	438	13,069	13,361
Class 4	7,661	50	341	7,370	7,661
Class 5	692	5	102	595	692
Class 6	—	—	—	—	—
Total debt securities	$1,299,498	$4,498	$91,376	$1,212,620	$1,299,498
The book/adjusted carrying value and fair value of debt securities in default that were anticipated to be income producing when purchased were both nil at December 31, 2023 and 2022. There were no debt securities that were non-income producing for the 12 months preceding December 31, 2023 and 2022.

Debt securities with a book/adjusted carrying value of $0.5 million at both December 31, 2023 and 2022, were on deposit with the state of New York.

Other-Than-Temporary Impairment
The Company periodically reviews its debt securities and equities on a case-by-case basis to determine if any decline in fair value to below cost or amortized cost is other-than-temporary. Factors considered in determining whether a decline is other-than-temporary include the length of time a security has been in an unrealized loss position, the severity of the unrealized loss and the reasons for the decline in value and expectations for the amount and timing of a recovery in fair value, and the Company’s intent and ability not to sell a security prior to a recovery in fair value. If it is determined that a decline in fair value of an investment is temporary, an impairment loss is not recorded. If the decline is considered to be other-than-temporary, a realized loss is recorded in the statement of operations. The AVR is also charged for the realized loss, with an offsetting credit to unassigned surplus.

Securities the Company determines are underperforming or potential problem securities are subject to regular review. To facilitate the review, securities with significant declines in value, or where other objective criteria evidencing credit deterioration have been met, are included on a watch list. Among the criteria for securities to be included on a watch list are: credit deterioration that has led to a significant decline in fair value of the security; a significant covenant related to the security has been breached; or an issuer has filed or indicated a possibility of filing for bankruptcy, has missed or announced it intends to miss a scheduled interest or principal payment, or has experienced a specific material adverse change that may impair its creditworthiness.

In performing these reviews, the Company considers the relevant facts and circumstances relating to each investment and exercises considerable judgment in determining whether a security is other-than-temporarily impaired. Assessment factors include judgments about an obligor’s current and projected financial position, an issuer’s current and projected ability to service and repay its debt obligations, the existence of, and realizable value of, any collateral backing the obligations and the macro-economic and micro-economic outlooks for specific industries and issuers. This assessment may also involve assumptions regarding underlying collateral such as prepayment rates, default and recovery rates and third-party servicing capabilities.

Among the specific factors considered are whether the decline in fair value results from a change in the credit quality of the security itself, or from a downward movement in the market as a whole, and the likelihood of recovering the carrying value based on the near-term prospects of the issuer. Unrealized losses that are considered to be primarily the result of market conditions (e.g., minor increases in interest rates, temporary market illiquidity or volatility, or industry-related events) and where the Company also believes there exists a reasonable expectation for recovery in the near term are usually determined to

Jackson National Life Insurance Company of New York
(a wholly owned subsidiary of Jackson National Life Insurance Company)
Notes to Statutory Financial Statements
_____________________________________________________________________________________________________
be temporary. To the extent that factors contributing to impairment losses recognized affect other investments, such investments are also reviewed for other-than-temporary impairment and losses are recorded when appropriate.

In addition to the review procedures described above, investments in asset-backed securities where market prices are depressed are subject to a review of their future estimated cash flows, including expected and stress case scenarios, to identify potential shortfalls in contractual payments. These estimated cash flows are developed using available performance indicators from the underlying assets including current and projected default or delinquency rates, levels of credit enhancement, current subordination levels, vintage, expected loss severity and other relevant characteristics. These estimates reflect a combination of data derived by third parties and internally developed assumptions. Where possible, this data is benchmarked against third-party sources.

Even in the case of severely depressed market values on asset-backed securities, the Company places significant reliance on the results of its cash flow testing and its lack of an intent to sell these securities until their fair values recover when reaching other-than-temporary impairment conclusions with regard to these securities. Other-than-temporary impairment charges are recorded on asset-backed securities when the Company forecasts a contractual payment shortfall.

For mortgage-backed securities, credit impairment is assessed using a cash flow model that estimates the cash flows on the underlying mortgages, using the security-specific collateral characteristics and transaction structure. The model estimates cash flows from the underlying mortgage loans and distributes those cash flows to various tranches of securities, considering the transaction structure and any subordination and credit enhancements existing in that structure. The cash flow model incorporates actual cash flows on the mortgage-backed securities through the current period and then projects the remaining cash flows using a number of assumptions, including prepayment speeds, default rates and loss severity.

Specifically for Prime and Alt-A RMBS, the assumed default percentage is dependent on the severity of delinquency status, with foreclosures and real estate owned receiving higher rates, but also includes the currently performing loans. As of December 31, 2023 and 2022, assumed default rates for delinquent loans ranged from 10% to 100%. At December 31, 2023 and 2022, assumed loss severities were applied to generate and analyze cash flows of each bond and ranged from 10% to 40% and 15% to 35%, respectively.

Management develops specific assumptions using available market data, including internal estimates and references to data published by rating agencies and other third-party sources. These estimates are extrapolated along a default timing curve to estimate the total lifetime pool default rate.

The Company currently intends to hold securities with unrealized losses not considered other-than-temporary until they mature or for sufficient time to recover the amortized cost. However, if there are changes in the specific facts and circumstances surrounding a security, or the outlook for its industry sector, the Company may sell the security and realize a loss.

There were no loan-backed securities with a recognized other-than-temporary impairment where the Company has either the intent to sell the securities or may be forced to sell the securities prior to a recovery in value as of the statement date.

In 2023 , 2022 , and 2021 , the Company recognized other-than-temporary impairments of $437 thousand, $195 thousand, and nil, respectively. See Note 13 for detail regarding securities with recognized other-than-temporary impairment charges during 2023, where the Company has (or had at the quarterly reporting date) the intent and ability to hold the securities for sufficient time to recover the amortized cost.

The following table summarizes other-than-temporary impairment charges recorded for the years ended December 31, 2023, 2022, and 2021 (in thousands):

	2023	2022	2021
Residential mortgage-backed securities:
Prime	$—	$195	$—
Industrial and miscellaneous	10	—	—
Common stock	427	—	—
Total other-than-temporary impairment charges	$437	$195	$—

Jackson National Life Insurance Company of New York
(a wholly owned subsidiary of Jackson National Life Insurance Company)
Notes to Statutory Financial Statements
_____________________________________________________________________________________________________
Realized Gains and Losses on Investments
Net realized gains and losses on investments are as follows (in thousands):

	Years Ended December 31,
	2023	2022	2021
Sales of bonds:
Gross gains	$172	$462	$3,008
Gross losses	(4,706)	(3,740)	(554)
Other assets	—	3	3
Other-than-temporary impairment losses	(437)	(195)	—
Net realized gains (losses)	$(4,971)	$(3,470)	$2,457

Net gains (losses) allocated to AVR	$(428)	$(1,046)	$21
Net gains (losses) allocated to IMR	(4,543)	(2,424)	2,436
Net realized gains (losses)	$(4,971)	$(3,470)	$2,457

Net gains (losses) allocated to AVR	$(428)	$(1,046)	$21
Tax benefit (expense)	—	137	(5)
Reported net realized gains (losses)	$(428)	$(909)	$16

Loan-Backed and Structured Securities
The Company has no significant concentrations as defined in SSAP No. 27, Disclosure of Information about Financial Instruments with Off-Balance-Sheet Risk, Financial Instruments with Concentrations of Credit Risk and Disclosures about Fair Value of Financial Instruments , arising from its investment in loan-backed securities.

The following table summarizes loan-backed and structured securities in an unrealized loss position as of December 31, 2023 (in thousands):

	Total	<12 Months	12+ Months
Fair value	$166,395	$16,284	$150,111
Unrealized loss	$15,221	$65	$15,156

The carrying value and fair value of all loan-backed and structured securities, regardless of whether the security was in an unrealized loss position, were $230.8 million and $216.8 million, respectively, at December 31, 2023.

Securities Lending
The Company has entered into a securities lending agreement with an agent bank whereby blocks of securities are loaned to third parties, primarily major brokerage firms. As of December 31, 2023 and 2022, the estimated fair value of loaned securities was $3.4 million and $9.1 million, respectively. The agreement requires a minimum of 102 percent of the fair value of the loaned securities to be held as collateral, calculated on a daily basis. To further minimize the credit risks related to this program, the financial condition of the counterparties is monitored on a regular basis. At December 31, 2023 and 2022, unrestricted cash collateral received in the amount of $3.6 million and $9.5 million, respectively, was included in securities lending reinvested collateral assets of the Company. At December 31, 2023 and 2022, an offsetting liability for the overnight and continuous loan of $3.6 million and $9.5 million, respectively, is included in payable for securities lending on the accompanying Statutory Statements of Admitted Assets, Liabilities, Capital and Surplus.

Jackson National Life Insurance Company of New York
(a wholly owned subsidiary of Jackson National Life Insurance Company)
Notes to Statutory Financial Statements
_____________________________________________________________________________________________________
Restricted Assets
At December 31, 2023, the Company has the following assets pledged to others as collateral or otherwise restricted (in thousands):

	Gross Restricted				Percentage
Restricted Asset Category	Total General Account	Total Prior Year	Increase/ (Decrease)	Total Current Year Admitted Restricted	Gross Restricted to Total Assets	Admitted Restricted to Total Admitted Assets
On deposit with state	$499	$499	$—	$499	0.00%	0.00%
Securities loaned for securities lending agreements	3,759	9,736	(5,977)	3,759	0.02%	0.02%
Total restricted assets	$4,258	$10,235	$(5,977)	$4,258	0.03%	0.02%

5GI Securities
The assignment of a 5GI designation to a debt security occurs when the necessary documentation for a full credit analysis does not exist but the security is current on all contractual payments and the Company expects the security to make full payment of all contractual principal and interest. At December 31, 2023 and 2022, the Company had no investments in debt securities with a 5GI designation.
Note 5 - Reinsurance

The Company cedes reinsurance to other insurance companies in order to limit losses from large exposures. However, if the reinsurer is unable to meet its obligations, the originating issuer of the coverage retains the liability. The Company reinsures certain of its risks to other reinsurers under a yearly renewable term, coinsurance or modified coinsurance basis. The Company regularly monitors the financial strength rating of its reinsurers.

The Company cedes 90% of the entire VA contract to its parent, Jackson, on a coinsurance basis (modified coinsurance for separate account liabilities). The agreement covers all existing and future issues of VA contracts issued by the Company. Premiums ceded to Jackson were $716.1 million, $980.1 million, and $1,320.3 million in 2023, 2022, and 2021, respectively. In second quarter 2022, the quarterly settlement due to Jackson totaled $107.2 million, which the Company settled by transferring $61.4 million of bonds and $45.8 million cash.

The Company cedes 100% of its guaranteed minimum income benefit on variable annuities to an unaffiliated third party. The reinsurance treaty contains certain maximum limits on annual benefits recoverable. Accordingly, the NYDFS has determined there is not sufficient risk transfer and thus does not permit the Company to record a reserve credit in the accompanying statutory financial statements.

The effect of reinsurance on premiums and benefits was as follows (in thousands):

	Years Ended December 31,
	2023	2022	2021
Direct premiums and annuity considerations	$817,996	$1,098,943	$1,469,833
Reinsurance ceded	(716,864)	(980,910)	(1,321,087)
Total premiums and annuity considerations	$101,132	$118,033	$148,746

Direct benefits to policyholders and beneficiaries	$1,606,350	$1,353,849	$1,602,003
Reinsurance ceded	(1,390,242)	(1,176,431)	(1,404,416)
Total benefits to policyholders and beneficiaries	$216,108	$177,418	$197,587

Policy reserves and liabilities are stated net of reinsurance ceded to other companies. Reserves ceded were $1,532.8 million and $1,956.6 million, including $1,531.4 million and $1,955.1 million ceded to Jackson at December 31, 2023 and 2022, respectively. At December 31, 2023 and 2022, the Company had $160.6 million and $152.9 million, respectively, due from reinsurers, of which $328.2 million and $334.4 million, respectively, related to reinsurance due from its Parent.

Jackson National Life Insurance Company of New York
(a wholly owned subsidiary of Jackson National Life Insurance Company)
Notes to Statutory Financial Statements
_____________________________________________________________________________________________________
Note 6 - Federal Income Taxes

The Company is subject to federal income taxation as a life insurance company and files a consolidated federal income tax return with Brooke Life, Jackson, and Squire Reassurance Company II, Inc. The Company has entered into a written tax sharing agreement that is based on separate return calculations with benefits for credits and losses. The Company's portion of any Corporate Alternative Minimum Tax (“CAMT”) incurred or the benefit from CAMT credits is based on its share of the impact of CAMT for the consolidated group.

The Company is no longer subject to U.S. federal tax examinations by tax authorities for years prior to 2019. Tax years from 2019 to 2023 remain open under the statute of limitations.

Inflation Reduction Act
The Inflation Reduction Act (“IRA”), enacted on August 16, 2022, includes the CAMT, which was effective January 1, 2023. The Company is an applicable reporting entity that is part of a controlled group of corporations that is subject to the CAMT in 2023. At December 31, 2023 and 2022, the CAMT current tax was $20.7 million and nil, respectively. At December 31, 2023 and 2022, the CAMT had no impact on net capital and surplus. The CAMT was not applicable to the year ended December 31, 2021.

Net Deferred Tax Asset
The components of the net DTA at December 31 are as follows (in thousands):

	December 31, 2023			December 31, 2022			Change
	Ordinary	Capital	Total	Ordinary	Capital	Total	Ordinary	Capital	Total

Total Gross Deferred Tax Assets	$61,414	$91	$61,505	$53,099	$71	$53,170	$8,315	$20	$8,335
Statutory valuation allowance	37,470	—	37,470	47,725	—	47,725	(10,255)	—	(10,255)
Adjusted gross DTA	23,944	91	24,035	5,374	71	5,445	18,570	20	18,590
DTA nonadmitted	—	—	—	—	—	—	—	—	—
Subtotal net admitted DTA	23,944	91	24,035	5,374	71	5,445	18,570	20	18,590
Deferred tax liabilities	(2,896)	(487)	(3,383)	(4,369)	(1,076)	(5,445)	1,473	589	2,062
Net admitted DTA	$21,048	$(396)	$20,652	$1,005	$(1,005)	$—	$20,043	$609	$20,652

Jackson National Life Insurance Company of New York
(a wholly owned subsidiary of Jackson National Life Insurance Company)
Notes to Statutory Financial Statements
_____________________________________________________________________________________________________
Admission calculation components for SSAP No. 101 are as follows (in thousands):

		December 31, 2023			December 31, 2022			Change
		Ordinary	Capital	Total	Ordinary	Capital	Total	Ordinary	Capital	Total
(a)	Federal income taxes
	Paid in prior years
	recoverable through
	loss carrybacks	$—	$—	$—	$—	$—	$—	$—	$—	$—
(b)	Adjusted gross DTA
	Expected to be realized
	after application of the
	threshold limitation
	(Lesser of (b)1 or
	(b)2 below)	20,652	—	20,652	—	—	—	20,652	—	20,652
	1. Adjusted gross DTA
	Expected to be realized
	following the balance
	sheet date			20,652			—			20,652
	2. Adjusted gross DTA
	Allowed per limitation
	threshold			104,911			90,469			14,442
(c)	Adjusted gross DTA
	(Excluding the amount
	of DTA from (a) and
	(b) above) offset by
	gross DTL	3,292	91	3,383	5,374	71	5,445	(2,082)	20	(2,062)
(d)	DTA admitted as the
	result of application of
	SSAP No. 101	$23,944	$91	$24,035	$5,374	$71	$5,445	$18,570	$20	$18,590

	2023	2022
Ratio percentage used to determine recovery
period and threshold limitation amount	3,388.1%	2,582.1%

Amount of adjusted capital and surplus used to
determine recovery period and threshold
limitation amount (in thousands)	$699,409	$603,128

The impact of tax planning strategies was as follows (in thousands):

		December 31, 2023		December 31, 2022		Change
		Ordinary	Capital	Ordinary	Capital	Ordinary	Capital
Determination of Adjusted
Gross DTA and Net Admitted DTA, by
Tax Character as a Percentage
1.	Adjusted gross DTAs	$23,944	$91	$5,374	$71	$18,570	$20
2.	Percentage of adjusted gross DTAs by
	tax character attributable to the impact
	of tax planning strategies	0%	0%	0%	0%	0%	0%
3.	Net admitted adjusted gross DTAs	$23,944	$91	$5,374	$71	$18,570	$20
4.	Percentage of net admitted adjusted
	gross DTAs by tax character admitted
	because of the impact of tax planning
	strategies	86%	0%	0%	0%	86%	0%

Jackson National Life Insurance Company of New York
(a wholly owned subsidiary of Jackson National Life Insurance Company)
Notes to Statutory Financial Statements
_____________________________________________________________________________________________________
At December 31, 2023 and December 31, 2022, the Company did not consider tax planning strategies for the determination of the amount of adjusted gross CAMT credit DTA. At December 31, 2023, the Company considered tax planning strategies in the determination of the amount of admitted CAMT Credit DTA which is 86% of the net admitted adjusted gross DTAs. At December 31, 2022, the Company did not have any CAMT Credit DTA to consider in the determination of the Admitted CAMT Credit DTA.

The Company's tax planning strategies do not include the use of reinsurance.

The main components of the deferred tax assets and deferred tax liabilities are as follows (in thousands):

	2023	2022	Change
Deferred tax assets resulting from book/tax differences in:
Ordinary:
Deferred acquisition costs	$8,950	$9,353	$(403)
Deferred and uncollected premium	36	29	7
Insurance reserves	29,724	39,969	(10,245)
Deferred compensation	1,608	1,476	132
Guaranteed fund assessment liability	378	378	—
Net operating loss carryforward	—	588	(588)
Credit carryover	20,670	1,251	19,419
Other	48	55	(7)
Total ordinary gross and adjusted
gross deferred tax assets	61,414	53,099	8,315
Statutory valuation allowance adjustment	(37,470)	(47,725)	10,255
Deferred tax assets nonadmitted	—	—	—
Admitted ordinary gross deferred
tax assets per NAIC SAP	23,944	5,374	18,570

Capital:
Investments	90	—	90
Unrealized losses	1	71	(70)
Total capital gross and adjusted
gross deferred tax assets	91	71	20
Statutory valuation allowance adjustment	—	—	—
Deferred tax assets nonadmitted	—	—	—
Admitted capital gross deferred
tax assets per NAIC SAP	91	71	20
Total admitted deferred tax assets	24,035	5,445	18,590

Deferred tax liabilities resulting from book/tax differences in:
Ordinary:
Insurance reserves	2,862	4,357	(1,495)
Other	34	12	22
Total ordinary deferred tax liabilities	2,896	4,369	(1,473)
Total capital deferred tax liabilities	487	1,076	(589)
Total deferred tax liabilities	3,383	5,445	(2,062)

Total net admitted deferred tax asset	$20,652	$—	$20,652

The application of SSAP No. 101, "Income Taxes for Accounting Guidance" requires a company to evaluate the recoverability of deferred tax assets and to establish a valuation allowance if necessary, to reduce the deferred tax asset to an amount which is more likely than not to be realized. Considerable judgment is required in determining whether a valuation allowance is necessary, and if so, the amount of such valuation allowance. In evaluating the need for a valuation allowance the Company considers many factors, including: (1) the nature of the deferred tax assets and liabilities; (2) whether they are ordinary or capital; (3) the timing of their reversal; (4) taxable income in prior carry back years as well as projected taxable earnings, exclusive of reversing temporary differences and carry forwards; (5) the length of time that carryovers can be utilized; (6) unique tax rules that would impact the utilization of the deferred tax assets; and, (7) any tax planning strategies that the

Jackson National Life Insurance Company of New York
(a wholly owned subsidiary of Jackson National Life Insurance Company)
Notes to Statutory Financial Statements
_____________________________________________________________________________________________________
Company would employ to avoid a tax benefit from expiring unused. Due to the uncertainty of realization, management believes it is not more likely than not that the deferred tax assets under the regular tax system, net of valuation allowances, will be realized. The Company has recorded a valuation allowance of $37.5 million and $47.7 million against the net deferred tax balance under the regular tax system as of December 31, 2023 and 2022, respectively. There have been no adjustments to gross deferred tax assets for CAMT credit carryforwards because of a change in circumstances that causes a change in judgement about their realizability. All reporting entities of the controlled group have made an accounting policy election to disregard the effect of the CAMT system in determining the valuation allowance for deferred tax assets under the regular tax system. There were no material modifications to the methodology used to project CAMT.

The change in net deferred income taxes is comprised of the following (this analysis is exclusive of the nonadmitted DTAs as the Change in Nonadmitted Assets is reported separately from the Change in Net Deferred Income Taxes in the Statutory Statements of Capital and Surplus) (in thousands):

	2023	2022	Change

Total deferred tax assets	$61,505	$53,170	$8,335
Total deferred tax liabilities	(3,383)	(5,445)	2,062
Net deferred tax assets/liabilities	58,122	47,725	10,397
Statutory valuation allowance adjustment	(37,470)	(47,725)	10,255
Net DTA after statutory valuation allowance adjustment	20,652	—	20,652
Tax effect of unrealized (losses) gains	(1)	(71)	70
Statutory valuation allowance adjustment on unrealized	—	0	0
Change in net deferred income tax	$20,651	$(71)	$20,722

There are no temporary differences for which deferred tax liabilities have not been recognized. Accordingly, there are no events that would cause unrecognized temporary differences to become taxable.

Taxes Incurred
Current income taxes incurred consist of the following major components (in thousands):

	2023	2022	2021
Operations
Federal taxes from operations	$20,535	$(1,719)	$(432)
Foreign Tax Expense	—	—	—
Subtotal	20,535	(1,719)	(432)
Federal taxes on capital gains	(185)	(446)	1,295
Utilization of capital loss carry forwards	—	—	—
Other	59	758	4,858
Total Federal current taxes incurred	$20,409	$(1,407)	$5,721
Federal current taxes incurred are reflected in the accompanying statements as follows (in thousands):

	2023	2022	2021

Federal current taxes incurred	$20,594	$(961)	$4,426
Capital gains tax, excluding IMR taxes	—	(137)	5
Taxes transferred to IMR	(186)	(309)	1,290
Taxes on liability gains released from the IMR	1	—	—
Total federal current taxes incurred	$20,409	(1,407)	$5,721

Jackson National Life Insurance Company of New York
(a wholly owned subsidiary of Jackson National Life Insurance Company)
Notes to Statutory Financial Statements
_____________________________________________________________________________________________________
A reconciliation of the more significant permanent book to tax differences and the related tax effects (at a 21% statutory rate) is as follows (in thousands):

	2023		2022		2021

Income before taxes	$107,169		$(57,463)		$55,265

Income taxes at statutory rate	22,505	21%	(12,067)	21%	11,606	21%
Dividends received deduction	(9,229)	(9)%	(10,269)	18%	(10,654)	(19)%
Interest maintenance reserve	39	—%	(83)	—%	(120)	—%
Gain on reinsurance	(131)	—%	(281)	—%	(578)	(1)%
Impact of tax sharing agreement	—	—%	—	—%	9,162	17%
Impact of uncertain tax position	—	—%	—	—%	(3,187)	(6)%
Valuation allowance	(10,255)	(10)%	22,853	(40)%	2,683	5%
Tax credits	(3,288)	(3)%	(1,471)	3%	(3,211)	(6)%
Other	47	—%	(18)	—%	20	—%
Total	$(312)	(1)%	$(1,336)	2%	$5,721	11%

Federal and foreign taxes incurred	$20,594		$(961)		$4,426
Tax on capital losses	(185)		(446)		1,295
Change in net deferred taxes	(20,721)		71		—
Total statutory taxes	$(312)		$(1,336)		$5,721

At December 31, 2023, the Company had no ordinary loss carryforwards. At December 31, 2022, the Company had an ordinary loss carryforward of $2.8 million originating from the 2022 tax year that may be carried forward indefinitely and used to offset up to 80% of taxable income in future periods. At December 31, 2023 and 2022, the Company had a foreign tax credit carryforward of $17.3 thousand and $1.3 million, respectively, that may be carried forward ten years. The company had no capital loss carryforwards.

The Company has no capital gains taxes paid in prior years that is available for recoupment.

The Company has no deposits under Internal Revenue Code Section 6603.

The Company does not believe that it is reasonably possible that the liability related to any federal or foreign tax loss contingencies will significantly increase within the next 12 months.

The Company does not owe any Repatriation Transition Tax (“RTT”) and has made no payment or expect to make any future payments to satisfy the RTT liability.

At December 31, 2023, the Company had an alternative minimum tax credit of $20.7 million originating from the 2023 tax year that may be carried forward indefinitely and was fully recognized as an admitted DTA. At December 31, 2022, the Company had no alternative minimum tax credits.

Note 7 - Capital, Surplus and Dividend Restrictions

The declaration of dividends which can be paid by the Company is regulated by New York Insurance Law. The Company must file a notice of its intention to declare a dividend and the amount thereof with the Superintendent at least thirty days in advance of any proposed dividend declaration. Dividends are only payable out of earned surplus. At December 31, 2023, the Company had $91.1 million of earned surplus available for dividends, compared to $60.1 million at December 31 , 2022. N o dividends were paid to Jackson in 2023, 2022, or 2021.

The NAIC has developed certain risk-based capital (“RBC”) requirements for life insurance companies. Under those requirements, compliance is determined by a ratio of a company’s total adjusted capital (“TAC”), calculated in a manner prescribed by the NAIC to its authorized control level RBC (“ACL RBC”), calculated in a manner prescribed by the NAIC. Companies below specific trigger points or ratios are classified within certain levels, each of which requires specified corrective action. The minimum level of TAC before corrective action commences is twice ACL RBC (“company action level RBC”). At both December 31, 2023 and 2022, the Company’s TAC was more than 1000% of the company action level RBC.

Jackson National Life Insurance Company of New York
(a wholly owned subsidiary of Jackson National Life Insurance Company)
Notes to Statutory Financial Statements
_____________________________________________________________________________________________________

Note 8 - Life and Annuity Reserves

The Company waives deductions of deferred fractional premiums upon death of the insured and returns premiums paid and due beyond the date of death. Surrender values are not promised in excess of the legally computed reserves.

Extra premiums are charged for substandard lives for policies issued on such lives in addition to the standard gross premium. Mean reserves are calculated as the regular mean reserve for the plan plus one half of the extra premium charged for the year.

The Company had $1.9 million and $2.0 million of insurance in force for which the gross premiums were less than the net premiums, at December 31, 2023 and 2022, respectively, according to the valuation standard set by the state of New York.

At December 31, 2023 and 2022, 92.8% and 91.2%, respectively, of annuity reserves and deposit liabilities were subject to surrender charges of at least 5% or at market value in the event of discretionary withdrawal by policyholders.

The Company issues variable contracts through its separate accounts for which investment income and investment gains and losses accrue directly to, and investment risk is borne by, the contract holder (traditional variable annuities and life). The Company also issues variable annuity contracts through separate accounts where the Company contractually guarantees to the contract holder (variable contracts with guarantees) either a) return of no less than total deposits made to the contract adjusted for any partial withdrawals, or b) the highest contract value on a specified anniversary date adjusted for any withdrawals following the contract anniversary. These guarantees include benefits that are payable in the event of death (guaranteed minimum death benefit (“GMDB”)), at annuitization (guaranteed minimum income benefit (“GMIB”)), or upon depletion of funds (guaranteed minimum withdrawal benefits (“GMWB”)). The GMIB is 100% reinsured with an unaffiliated reinsurer, and 90% of the entire VA contract is reinsured with Jackson.

GMIB benefits are reinsured, subject to aggregate annual claim limits. Deductibles also apply on reinsurance of GMIB business issued since March 1, 2005. Due to the inability to economically reinsure or hedge new issues of the GMIB, the Company discontinued offering the benefit in 2009.

Account balances of contracts with guarantees were invested in variable separate accounts as follows (in thousands):

	December 31,
	2023	2022
Fund type:
Equity	$11,555,292	$9,803,805
Bond	1,415,663	1,379,670
Balanced	2,776,323	2,620,099
Money market	123,694	139,790
Total	$15,870,972	$13,943,364

Reserves for variable annuities and associated guarantees are calculated using New York Regulation 213, which incorporates VM-21. Total direct reserves associated with guaranteed benefits were $301.8 million and $463.6 million at December 31, 2023 and 2022, respectively.

The Company offered variable universal life insurance from 2004 through 2006. Amounts in force were immaterial at December 31, 2023 and there were no minimum guaranteed benefits on these policies. Reserves are calculated according to New York Regulation 147.

Jackson National Life Insurance Company of New York
(a wholly owned subsidiary of Jackson National Life Insurance Company)
Notes to Statutory Financial Statements
_____________________________________________________________________________________________________
An analysis of annuity reserves and deposit type contract liabilities by withdrawal characteristics is as follows (in thousands):

	December 31, 2023
		Guaranteed	Nonguaranteed
	General	Separate	Separate		% of
	Account	Account	Account	Total	Total
Individual Annuities:
Subject to discretionary withdrawal:
With market value adjustment	$242,868	$—	$—	$242,868	1.4%
At book value without market value adjustment and
adjustment and with current
surrender charge of 5% or more	133,212	—	—	133,212	0.8%
At fair value	—	—	15,532,810	15,532,810	90.6%
At book value without market value
adjustment and with current
surrender charge less than 5%	1,169,054	—	—	1,169,054	6.8%
Total subject to discretionary withdrawal	1,545,134	—	15,532,810	17,077,944	99.6%
Not subject to discretionary withdrawal	40,317	—	21,275	61,592	0.4%
Total gross	1,585,451	—	15,554,085	17,139,536	100.0%
Reinsurance ceded	1,237,262	—	—	1,237,262
Total, net of reinsurance	$348,189	$—	$15,554,085	$15,902,274

	December 31, 2022
		Guaranteed	Nonguaranteed
	General	Separate	Separate		% of
	Account	Account	Account	Total	Total
Individual Annuities:
Subject to discretionary withdrawal:
With market value adjustment	$242,583	$—	$—	$242,583	1.6%
At book value without market value adjustment and
adjustment and with current
surrender charge of 5% or more	160,547	—	—	160,547	1.0%
At fair value	—	—	13,596,685	13,596,685	88.6%
At book value without market value
adjustment and with current
surrender charge less than 5%	1,292,338	—	—	1,292,338	8.4%
Total subject to discretionary withdrawal	1,695,468	—	13,596,685	15,292,153	99.6%
Not subject to discretionary withdrawal	39,964	—	17,573	57,537	0.4%
Total gross	1,735,432	—	13,614,258	15,349,690	100.0%
Reinsurance ceded	1,366,226	—	—	1,366,226
Total, net of reinsurance	$369,206	$—	$13,614,258	$13,983,464

Jackson National Life Insurance Company of New York
(a wholly owned subsidiary of Jackson National Life Insurance Company)
Notes to Statutory Financial Statements
_____________________________________________________________________________________________________

	December 31, 2023
		Guaranteed	Nonguaranteed
	General	Separate	Separate		% of
	Account	Account	Account	Total	Total
Group Annuities:
Subject to discretionary withdrawal:
With market value adjustment	$—	$—	$—	$—	0.0%
At book value without market value adjustment and
adjustment and with current
surrender charge of 5% or more	6	—	—	6	0.0%
At fair value	—	—	—	—	0.0%
At book value without market value
adjustment and with current
surrender charge less than 5%	130,130	—	—	130,130	95.2%
Total subject to discretionary withdrawal	130,136	—	—	130,136	95.2%
Not subject to discretionary withdrawal	6,597	—	—	6,597	4.8%
Total gross	136,733	—	—	136,733	100.0%
Reinsurance ceded	—	—	—	—
Total, net of reinsurance	$136,733	$—	$—	$136,733

	December 31, 2022
		Guaranteed	Nonguaranteed
	General	Separate	Separate		% of
	Account	Account	Account	Total	Total
Group Annuities:
Subject to discretionary withdrawal:
With market value adjustment	$—	$—	$—	$—	0.0%
At book value without market value adjustment and
adjustment and with current
surrender charge of 5% or more	6	—	—	6	0.0%
At fair value	—	—	—	—	0.0%
At book value without market value
adjustment and with current
surrender charge less than 5%	150,979	—	—	150,979	95.8%
Total subject to discretionary withdrawal	150,985	—	—	150,985	95.8%
Not subject to discretionary withdrawal	6,671	—	—	6,671	4.2%
Total gross	157,656	—	—	157,656	100.0%
Reinsurance ceded	—	—	—	—
Total, net of reinsurance	$157,656	$—	$—	$157,656

Jackson National Life Insurance Company of New York
(a wholly owned subsidiary of Jackson National Life Insurance Company)
Notes to Statutory Financial Statements
_____________________________________________________________________________________________________

	December 31, 2023
		Guaranteed	Nonguaranteed
	General	Separate	Separate		% of
	Account	Account	Account	Total	Total
Deposit-type contracts:
Subject to discretionary withdrawal:
With market value adjustment	$—	$—	$—	$—	0.0%
At book value without market value adjustment and
adjustment and with current
surrender charge of 5% or more	—	—	—	—	0.0%
At fair value	—	—	4,235	4,235	16.6%
At book value without market value
adjustment and with current
surrender charge less than 5%	—	—	—	—	0.0%
Total subject to discretionary withdrawal	—	—	4,235	4,235	16.6%
Not subject to discretionary withdrawal	21,268	—	—	21,268	83.4%
Total gross	21,268	—	4,235	25,503	100.0%
Reinsurance ceded	12,551	—	—	12,551
Total, net of reinsurance	$8,717	$—	$4,235	$12,952

	December 31, 2022
		Guaranteed	Nonguaranteed
	General	Separate	Separate		% of
	Account	Account	Account	Total	Total
Deposit-type contracts:
Subject to discretionary withdrawal:
With market value adjustment	$—	$—	$—	$—	0.0%
At book value without market value adjustment and
adjustment and with current
surrender charge of 5% or more	—	—	—	—	0.0%
At fair value	—	—	2,969	2,969	12.5%
At book value without market value
adjustment and with current
surrender charge less than 5%	—	—	—	—	0.0%
Total subject to discretionary withdrawal	—	—	2,969	2,969	12.5%
Not subject to discretionary withdrawal	20,830	—	—	20,830	87.5%
Total gross	20,830	—	2,969	23,799	100.0%
Reinsurance ceded	11,653	—	—	11,653
Total, net of reinsurance	$9,177	$—	$2,969	$12,146

Jackson National Life Insurance Company of New York
(a wholly owned subsidiary of Jackson National Life Insurance Company)
Notes to Statutory Financial Statements
_____________________________________________________________________________________________________
Analysis of life reserves by withdrawal characteristics is as follows (in thousands):

	December 31, 2023
	General Account			Separate Account - Nonguaranteed
	Account Value	Cash Value	Reserve	Account Value	Cash Value	Reserve
Subject to discretionary withdrawal,
surrender values, or policy loans:
Term Policies with Cash Value	$—	$—	$—	$—	$—	$—
Universal Life	—	—	—	—	—	—
Universal Life with Secondary Guarantees	3,443	3,443	7,444	—	—	—
Indexed Universal Life	—	—	—	—	—	—
Indexed Universal Life with Secondary Guarantees	—	—	—	—	—	—
Indexed Life	—	—	—	—	—	—
Other Permanent Cash Value Life Insurance	—	—	4	—	—	—
Variable Life	—	—	—	—	—	—
Variable Universal Life	77	77	77	474	474	474
Miscellaneous Reserves	—	—	301,756	—	—	—
Not subject to discretionary withdrawal, or no cash values
Term Policies with Cash Value	XXX	XXX	1,762	XXX	XXX	—
Accidental Death Benefits	XXX	XXX	1	XXX	XXX	—
Disability - Active Lives	XXX	XXX	7	XXX	XXX	—
Disability - Disabled Lives	XXX	XXX	74	XXX	XXX	—
Miscellaneous Reserves	XXX	XXX	114,087	XXX	XXX	—
Total (gross: direct + assumed)	$3,520	$3,520	$425,212	$474	$474	$474
Reinsurance Ceded	459	459	282,977	—	$—	—
Total (net)	$3,061	$3,061	$142,235	$474	$474	$474

	December 31, 2022
	General Account			Separate Account - Nonguaranteed
	Account Value	Cash Value	Reserve	Account Value	Cash Value	Reserve
Subject to discretionary withdrawal,
surrender values, or policy loans:
Term Policies with Cash Value	$—	$—	$—	$—	$—	$—
Universal Life	—	—	—	—	—	—
Universal Life with Secondary Guarantees	3,284	3,282	6,284	—	—	—
Indexed Universal Life	—	—	—	—	—	—
Indexed Universal Life with Secondary Guarantees	—	—	—	—	—	—
Indexed Life	—	—	—	—	—	—
Other Permanent Cash Value Life Insurance	—	—	4	—	—	—
Variable Life	—	—	—	—	—	—
Variable Universal Life	75	75	75	414	414	414
Miscellaneous Reserves	—	—	463,562	—	—	—
Not subject to discretionary withdrawal, or no cash values
Term Policies with Cash Value	XXX	XXX	1,945	XXX	XXX	—
Accidental Death Benefits	XXX	XXX	1	XXX	XXX	—
Disability - Active Lives	XXX	XXX	11	XXX	XXX	—
Disability - Disabled Lives	XXX	XXX	66	XXX	XXX	—
Miscellaneous Reserves	XXX	XXX	309,086	XXX	XXX	—
Total (gross: direct + assumed)	$3,359	$3,357	$781,034	$414	$414	$414
Reinsurance Ceded	444	443	578,760	—	—	—
Total (net)	$2,915	$2,914	$202,274	$414	$414	$414

Jackson National Life Insurance Company of New York
(a wholly owned subsidiary of Jackson National Life Insurance Company)
Notes to Statutory Financial Statements
_____________________________________________________________________________________________________

At both December 31, 2023 and 2022, approximately 94% of the Company’s fixed interest rate annuity account values correspond to crediting rates that are at the minimum guaranteed interest rates. The following tables show the distribution of the fixed interest rate annuities’ account values within the presented ranges of minimum guaranteed interest rates at December 31 (in millions):

	2023

Minimum Guaranteed Interest Rate	At Guaranteed Minimum	1-50bps Above	51-150bps Above	150+bps Above	Total

Variable Annuities
0.0%-1.50%	$—	$11.3	$0.6	$—	$11.9
1.51%-2.50%	165.3	—	—	—	165.3
>2.50%	1,135.8	—	—	5.7	1,141.5
Total	$1,301.1	$11.3	$0.6	$5.7	$1,318.7

Fixed Annuities
0.0%-1.50%	$5.9	$7.9	$14.2	$0.6	$28.6
1.51%-2.50%	26.3	1.4	1.2	—	28.9
>2.50%	212.8	50.7	0.6	—	264.1
Total	$245.0	$60.0	$16.0	$0.6	$321.6

RILA
0.0%-1.50%	$—	$—	$—	$—	$—
1.51%-2.50%	—	—	—	—	—
>2.50%	—	—	—	—	—
Total	$—	$—	$—	$—	$—

	2022

Minimum Guaranteed Interest Rate	At Guaranteed Minimum	1-50bps Above	51-150bps Above	150+bps Above	Total

Variable Annuities
0.0%-1.50%	$961.8	$15.7	$1.0	$4.4	$982.9
1.51%-2.50%	191.5	—	—	—	191.5
>2.50%	299.1	—	—	—	299.1
Total	$1,452.4	$15.7	$1.0	$4.4	$1,473.5

Fixed Annuities
0.0%-1.50%	$7.3	$10.3	$15.1	$—	$32.7
1.51%-2.50%	33.9	1.7	1.3	—	36.9
>2.50%	215.1	62.8	1.1	—	279.0
Total	$256.3	$74.8	$17.5	$—	$348.6

RILA
0.0%-1.50%	$—	$—	$—	$—	$—
1.51%-2.50%	—	—	—	—	—
>2.50%	—	—	—	—	—
Total	$—	$—	$—	$—	$—

Jackson National Life Insurance Company of New York
(a wholly owned subsidiary of Jackson National Life Insurance Company)
Notes to Statutory Financial Statements
_____________________________________________________________________________________________________
Deferred Premiums and Considerations
Deferred and uncollected life insurance premiums and annuity considerations as of December 31, 2023 were as follows (in thousands):

Type	Gross	Net of Loading
Industrial	$—	$—
Ordinary new business	(129,220)	(129,275)
Ordinary renewal	(36,040)	(36,156)
Group Life	—	—
Totals	$(165,260)	$(165,431)

Note 9 – Separate Accounts

Reserves of the non-guaranteed separate accounts are subject to discretionary withdrawal at fair value. Reserves for variable annuity contract guarantees are held in the general account. All assets of the separate accounts are carried at fair value.

A reconciliation of net transfers to separate accounts for the years ended December 31, 2023, 2022, and 2021 is as follows (in thousands):

	2023	2022	2021
Transfers as reported in the Summary of Operations of the Separate
Accounts Statement:
Transfers to separate accounts	$76,871	$78,973	$143,368
Transfers from separate accounts	112,882	91,502	123,567
Net transfers to separate accounts	(36,011)	(12,529)	19,801
Reconciling adjustments:
Benefit fees and other differences	(17,756)	(17,318)	(15,471)
Transfers as reported in the accompanying Statements of Operations	$(53,767)	$(29,847)	$4,330

The difference between the CARVM reserve and the fair value of assets is recognized as an expense allowance in the general account. The total CARVM allowance, net of reinsurance ceded, reduced the general account liability by $31.3 million and $32.6 million at December 31, 2023 and 2022, respectively.

The amount of risk charges paid by the separate account to the general account for the past five years as compensation for the risk taken by the general account are as follows (in thousands):

Year	Amount
2023	$204,824
2022	199,196
2021	186,223
2020	161,449
2019	152,801

Premiums, considerations or deposits, net of reinsurance, totaled $65.0 million, $92.4 million, and $129.6 million for 2023, 2022, and 2021, respectively.

Jackson National Life Insurance Company of New York
(a wholly owned subsidiary of Jackson National Life Insurance Company)
Notes to Statutory Financial Statements
_____________________________________________________________________________________________________
Premiums, considerations, or deposits of separate accounts for 2023 are as follows (in thousands):

Nonindexed
	Guarantee	Nonindexed	Nonguaranteed
	Less than/equal	Guarantee	Separate
	to 4%	More than 4%	Accounts	Total
Premiums, considerations or
deposits for year ended
December 31, 2023	$—	$—	$64,970	$64,970

Reserves in the separate accounts totaled $15,558.8 million and $13,617.6 million at December 31, 2023 and 2022, respectively.

Withdrawal characteristics of separate account reserves for 2023 are as follows (in thousands):

	Nonindexed
	Guarantee	Nonindexed	Nonguaranteed
	Less than/equal	Guarantee	Separate
	to 4%	More than 4%	Accounts	Total
For accounts with assets at:
Fair value	$—	$—	$15,558,794	$15,558,794
Amortized cost	—	—	—	—
Total reserves	$—	$—	$15,558,794	$15,558,794
By withdrawal characteristics:
With market value adjustment	$—	$—	$—	$—
At book value without market
value adjustment and with
current surrender charge of
5% or more	—	—	—	—
At fair value	$—	$—	$15,537,519	$15,537,519
At book value without market
value adjustment and with
current surrender charge less
than 5%	—	—	—	—
Subtotal	$—	$—	$15,537,519	$15,537,519
Not subject to discretionary
withdrawal	—	—	$21,275	21,275
Total	$—	$—	$15,558,794	$15,558,794

At December 31, 2023, reserves for asset default risk in lieu of AVR was nil.

Note 10 - Employee Retirement Plans

The Company participates in a Parent sponsored defined contribution retirement plan covering substantially all associates. Effective January 1, 2020 eligible associates are immediately able to participate in the Company's matching contribution. To be eligible to participate in the Company’s contribution, an associate must have attained the age of 21, completed at least 1,000 hours of service in a 12-month period and passed their 12-month employment anniversary. In addition, the associate must be employed on the applicable January 1 or July 1 entry date. The Company’s annual contributions are based on a percentage of eligible compensation paid to participating associates during the year. In addition, the Company matches a participant’s elective contribution, up to 6 percent of eligible compensation, to the plan during the year. The Company’s expense related to this plan was $0.2 million for 2023, 2022, and 2021, respectively.

Jackson National Life Insurance Company of New York
(a wholly owned subsidiary of Jackson National Life Insurance Company)
Notes to Statutory Financial Statements
_____________________________________________________________________________________________________
The Company participates in a Parent sponsored non-qualified voluntary deferred compensation plan for certain associates of Jackson and certain affiliates. Additionally, the Company sponsors a non-qualified voluntary deferred compensation plan for certain agents, with the assets retained by Jackson under an administrative services agreement. At both December 31, 2023 and 2022, Jackson’s liability for the Company’s portion of such plans totaled nil. There were no expenses related to these plans for 2023, 2022, or 2021.

Note 11 – Other Related Party Transactions

The Company had a payable to Jackson of $165.5 million and $192.0 million at December 31, 2023 and 2022, respectively.

The Company’s investment portfolio is managed by PPM America, Inc. (“PPMA”), a registered investment advisor. PPM Holdings, Inc. ("PPMH"), is the holding company of PPMA, and is a wholly-owned subsidiary of Jackson Financial, Inc., which is the ultimate parent of Jackson-NY. The Company paid $2.0 million, $2.0 million, and $1.8 million to PPMA for investment advisory services in 2023, 2022, and 2021, respectively.

The Company has an administrative service agreement with its Parent, under which Jackson provides certain administrative services. The Company paid administrative fees of $22.8 million, $23.2 million, and $14.0 million in 2023, 2022, and 2021, respectively.

The Company has an administrative services agreement with Jackson National Life Distributors, LLC (“JNLD”), a subsidiary of Jackson, under which JNLD provides certain marketing services. Fees for these services paid to JNLD were $0.6 million, $0.6 million, and $0.7 million in 2023, 2022, and 2021, respectively.

The Company has a Master Repurchase Agreement with Jackson, which allows for repurchase agreement transactions between the companies. There were no such borrowings during 2023 and 2022. There was no outstanding balance as of both December 31, 2023 and 2022. Interest paid during 2023, and 2022, and 2021 was nil.

Note 12 – Contingent Liabilities

The Company has previously received regulatory inquiries on an industry-wide matter relating to claims settlement practices and compliance with unclaimed property laws. Any regulatory audits, related examination activity and internal reviews as a result of these inquiries may result in additional payments to beneficiaries, escheatment of funds deemed abandoned under state laws, administrative penalties and changes in the Company’s procedures for the identification of unreported claims and handling of escheatable property.

At December 31, 2023 and 2022, the Company had unfunded commitments related to debt securities of $5.0 million and nil, respectively.

Note 13 - Loan-Backed Securities’ Other-Than-Temporary-Impairments

The Company did not recognize any other-than-temporary impairments related loan-backed and structured securities in 2023. The Company has the intent and ability to hold the securities for sufficient time to recover the amortized cost.

Note 14 - Reconciliation to Annual Statement

As discussed in Note 5, the Company cedes 90% of the entire VA contract to its parent, Jackson. In 2023 and 2022, $(165.5) million and $(192.0) million, respectively were reported as an asset in the annual statement as uncollected premium. In accordance with SSAP 61, these were reported as payable to parent in the 2023 and 2022 audited financial statements. As a result, the annual statement admitted assets were lower by $165.5 million and $192.0 million, respectively, as compared to the audited financial statements.

Schedule 1

Additional Information
Jackson National Life Insurance Company of New York
Supplemental Schedule of Selected Financial Data
December 31, 2023

Investment income earned

U.S. government bonds	$198,990
Bonds exempt from U.S. tax	—
Other bonds (unaffiliated)	46,331,037
Bonds of affiliates	—
Preferred stocks (unaffiliated)	—
Preferred stocks of affiliates	—
Common stocks (unaffiliated)	—
Common stocks of affiliates	—
Mortgage loans	—
Real estate	—
Contract loans	25,670
Cash and cash equivalents	2,605,893
Derivative instruments	—
Other invested assets	—
Aggregate write-ins for investment income	87,817
Total investment income	$49,249,407

Real estate owned - book value less encumbrances	$—

Mortgage loans by type - book value
Farm mortgages	$—
Residential mortgages	—
Commercial mortgages	—
Total mortgage loans	$—

Mortgage loans by standing - book value
Good standing	$—
Good standing with restructured loans	$—
Interest overdue more than 90 days, not in foreclosure	$—
Foreclosure in process	$—

Other long term assets - statement value	$—

Contract loans	$375,616

Bonds & stocks of parents, subsidiaries and affiliates - book value
Bonds	$—
Preferred stocks	$—
Common stocks	$708,188

(Continued)

Schedule 1

Additional Information
Jackson National Life Insurance Company of New York
Supplemental Schedule of Selected Financial Data
December 31, 2023

Bonds and short-term investments by class and maturity:
Bonds by maturity - statement value
Due within one year or less	$90,007,052
Over 1 year through 5 years	611,850,581
Over 5 years through 10 years	571,049,536
Over 10 years through 20 years	19,643,052
Over 20 years	6,947,908
Total by maturity	$1,299,498,129

Bonds by class - statement value
Class 1	$669,677,631
Class 2	608,105,893
Class 3	13,361,240
Class 4	7,661,439
Class 5	691,926
Class 6	—
Total by class	$1,299,498,129

Total bonds publicly traded	$776,473,318
Total bonds privately placed	$523,024,811

Preferred stocks - statement value	$—
Common stocks - market value	$708,188
Short-term investments - book value	$—
Options, caps and floors owned - statement value	$—
Options, caps and floors written & in force - statement value	$—
Collar, swap and forward agreements open - statement value	$—
Futures contracts open - current value	$—
Cash on deposit	$(24,026,410)
Cash equivalents	$54,796,520

Life insurance in force
Industrial	$—
Ordinary	$30,241,000
Credit life	$—
Group life	$—

Amount of accidental death benefits in force under ordinary policies	$900,000

(Continued)

Schedule 1

Additional Information
Jackson National Life Insurance Company of New York
Supplemental Schedule of Selected Financial Data
December 31, 2023

Life insurance policies with disability provisions in force
Industrial	$—
Ordinary	$7,734,000
Credit life	$—
Group life	$—

Supplementary contracts in force:
Ordinary - not involving life contingencies-
Amount on deposit	$—
Income payable	$—

Ordinary - involving life contingencies-
Amount on deposit	$—
Income payable	$—

Group - not involving life contingencies-
Amount on deposit	$—
Income payable	$—

Group - involving life contingencies-
Amount on deposit	$—
Income payable	$—

Annuities:
Ordinary-
Immediate - amount of income payable	$8,751,076
Deferred - fully paid account balance	$103,579,481
Deferred - not fully paid - account balance	$1,458,834,519

Group-
Amount of income payable	$1,533,744
Fully paid account balance	$130,205,734
Not fully paid - account balance	$—

Accident and health insurance - premiums in force:
Ordinary	$—
Group	$—
Credit	$—

Deposit funds and dividend accumulations:
Deposit funds - account balance	$—
Dividend accumulations - account balance	$—

See accompanying independent auditors' report.

Schedule 2

JACKSON NATIONAL LIFE INSURANCE COMPANY OF NEW YORK
Supplemental Investment Risks Interrogatories
December 31, 2023

1)	Total admitted assets (excluding Separate Accounts):			$1,383,812,883

2)	10 largest exposures to a single issuer/borrower/investment (excluding US Government):

	Issuer	Category	Amount	Percentage
	ROBERT BOSCH FINANCE LLC	UNAFFILIATED FOREIGN SECURITIES	$8,000,000	0.6%
	DISCOVERY COMMUNICATIONS	UNAFFILIATED DOMESTIC SECURITIES	$7,230,069	0.5%
	AMERICAN EXPRESS	UNAFFILIATED DOMESTIC SECURITIES	$7,204,779	0.5%
	VOPAK NV	UNAFFILIATED FOREIGN SECURITIES	$7,000,000	0.5%
	DUKE ENERGY CAROLINAS	UNAFFILIATED DOMESTIC SECURITIES	$6,992,455	0.5%
	T-MOBILE USA	UNAFFILIATED DOMESTIC SECURITIES	$6,684,010	0.5%
	NATIONAL FOOTBALL LEAGUE	UNAFFILIATED DOMESTIC SECURITIES	$6,613,945	0.5%
	CHARLES SCHWAB	UNAFFILIATED DOMESTIC SECURITIES	$6,537,833	0.5%
	GLENCORE FUNDING	UNAFFILIATED DOMESTIC SECURITIES	$6,469,718	0.5%
	BP CAP MARKETS AMERICA	UNAFFILIATED DOMESTIC SECURITIES	$6,344,578	0.5%

3)	Amounts and percentages of total admitted assets held in bonds and preferred stocks by NAIC rating.
				Preferred
	Bonds	Amount	Percentage	Stocks	Amount	Percentage
	NAIC-1	$669,677,631	48.4%	P/RP-1	$—	0.0%
	NAIC-2	$608,105,893	43.9%	P/RP-2	$—	0.0%
	NAIC-3	$13,361,240	1.0%	P/RP-3	$—	0.0%
	NAIC-4	$7,661,439	0.6%	P/RP-4	$—	0.0%
	NAIC-5	$691,629	0.1%	P/RP-5	$—	0.0%
	NAIC-6	$—	0.0%	P/RP-6	$—	0.0%

4)	Assets held in foreign investments:
		Amount	Percentage
	Total admitted assets held in foreign investments	$272,030,294	19.7%
	Foreign-currency-denominated investments	$—	0.0%
	Insurance liabilities denominated in that same foreign currency	$—	0.0%

5)	Aggregate foreign investment exposure categorized by NAIC sovereign rating:
		Amount	Percentage
	Countries rated NAIC-1	$269,303,648	19.5%
	Countries rated NAIC-2	$1,232,803	0.1%
	Countries rated NAIC-3 or below	$1,493,843	0.1%

6)	Two largest foreign investment exposures in a single country, categorized by the country's NAIC sovereign rating:
		Amount	Percentage
	Countries rated NAIC-1:
	UNITED KINGDOM	$54,640,710	3.9%
	GERMANY	$32,479,871	2.3%
	Countries rated NAIC-2:
	MEXICO	$981,608	0.1%
	ITALY	$251,195	0.0%
	Countries rated NAIC-3 or below:
	BRAZIL	$1,000,000	0.1%
	SOUTH AFRICA	$493,843	0.0%

(Continued)

Schedule 2

JACKSON NATIONAL LIFE INSURANCE COMPANY OF NEW YORK
Supplemental Investment Risks Interrogatories
December 31, 2023

7)	There is no unhedged foreign currency exposure.
8)	There is no unhedged foreign currency exposure.
9)	There is no unhedged foreign currency exposure
10)	Ten largest foreign investment exposures in a single country, categorized by the country's NAIC sovereign rating:
	Issuer	NAIC Rating	Amount	Percentage
	ROBERT BOSCH FINANCE LLC	1	$8,000,000	0.6%
	VOPAK NV	2	$7,000,000	0.5%
	GLENCORE FUNDING	2	$6,469,718	0.5%
	NXP FUNDING	2	$6,281,548	0.5%
	BAT CAPITAL CORP	2	$6,017,150	0.4%
	ELLEVIO	2	$6,000,000	0.4%
	ANHEUSER-BUSCH	1	$5,189,572	0.4%
	AVOLON HOLDINGS FND	2	$5,014,451	0.4%
	VECTOR LIMITED	2	$5,000,000	0.4%
	AURIZON NETWORK PTY LTD	2	$5,000,000	0.4%

		Amount	Percentage
11)	Total admitted assets held in Canadian investments:	$38,199,911	2.8%

12)	There were no assets held in investments with contractual sales restrictions that exceeded 2.5% of the Company's total admitted assets.

13)	There were no assets held in equity interests that exceeded 2.5% of the Company’s total admitted assets.
14)	There were no assets held in nonaffiliated, privately placed equities, exceeding 2.5% of the Company’s total admitted assets.
15)	There were no assets held in general partnership interests that exceeded 2.5% of the Company’s total admitted assets.
16)	There were no admitted assets held in mortgage loans.
17)	There were no mortgage loan to value ratios as determined from the most current appraisal as of the annual statement date.
18)	There were no assets held in real estate that exceeded 2.5% of the Company's total admitted assets.
19)	There were no assets held in mezzanine real estate loans that exceeded 2.5% of the Company's total admitted assets.

20)	Amounts and percentages of total admitted assets subject to the following types of agreements:

	At year end		At end of each quarter
Agreement type	Amount	Percentage	1st Qtr	2nd Qtr	3rd Qtr
Securities lending	$3,758,887	0.3%	$6,898,874	$2,639,591	$5,351,588
Repurchase	—	0.0%	—	—	—
Reverse repurchase	—	0.0%	—	—	—
Dollar repurchase	—	0.0%	—	—	—
Dollar reverse repurchase	—	0.0%	—	—	—

21)	There were no admitted assets for warrants not attached to other financial instruments, options, caps and floors.
22)	There were no admitted assets subject to potential exposure for collars, swaps and forwards.
23)	There were no admitted assets subject to potential exposure for futures contracts.

See accompanying independent auditors' report.

Schedule 3
JACKSON NATIONAL LIFE INSURANCE COMPANY OF NEW YORK
Summary Investment Schedule
December 31, 2023

	Gross Investment Holdings		Admitted Assets as Reported in the Annual Statement

Investment Categories	Amount	Percentage	Amount		Securities Lending Reinvested Collateral Amount	Total (Col. 3 + 4) Amount	Percentage
Bonds:
U.S. governments	$8,020,887	0.601%	$8,020,887		$—	$8,020,887	0.601%
Foreign governments	—	—%	—		—	—	—%
U.S. states, territories and possessions, guaranteed	1,418,897	0.106%	1,418,897		—	1,418,897	0.106%
U.S. political subdivisions of states, territories and possessions guaranteed	—	—%	—		—	—	—%
U.S. special revenue and special assessment obligations non-guaranteed	7,334,940	0.549%	7,334,940		—	7,334,940	0.549%
Industrial and miscellaneous	1,282,723,405	96.055%	1,282,723,405		—	1,282,723,405	96.055%
Hybrid securities	—	—%	—		—	—	—%
Parent, subsidiaries and affiliates	—	—%	—		—	—	—%
SVO identified funds	—	—%	—		—	—	—%
Unaffiliated bank loans	—	—%	—		—	—	—%
Preferred Stocks:
Industrial and misc (unaffiliated)	—	—%	—		—	—	—%
Parent, subsidiaries and affiliates	—	—%	—		—	—	—%
Common Stocks:
Industrial and miscellaneous Publicly traded (unaffiliated)	—	—%	—		—	—	—%
Industrial and miscellaneous Other (unaffiliated)	708,188	0.053%	708,188		—	708,188	0.053%
Parent, subsidiaries and affiliates Publicly traded	—	—%	—		—	—	—%
Parent, subsidiaries and affiliates Other	—	—%	—		—	—	—%
Mutual Funds	—	—%	—		—	—	—%
Unit Investment trusts	—	—%	—		—	—	—%
Closed-end funds	—	—%	—		—	—	—%
Cash, cash equivalents and short-term investments
Cash	(24,026,410)	(1.799)%	(24,026,410)		—	(24,026,410)	(1.799)%
Cash equivalents	54,796,520	4.103%	54,796,520		3,565,134	58,361,654	4.370%
Contract loans	375,616	0.028%	375,616		—	375,616	0.028%
Receivables for securities	496,341	0.037%	496,341		—	496,341	0.037%
Securities Lending	3,565,134	0.267%	3,565,134		XXX	XXX	—%
Other invested assets	—	—%	—		—	—	—%
	$1,335,413,518	100.000%	$1,335,413,518	$	$3,565,134	$1,335,413,518	100.000%

See accompanying independent auditors' report.

Schedule 4
JACKSON NATIONAL LIFE INSURANCE COMPANY OF NEW YORK
Reinsurance Risk Interrogatories
December 31, 2023

1.	Does the reporting entity have any reinsurance contracts subject to A-791 that include a provision, which limits the reinsurer's assumption of significant risks identified as in A-791?
No

2.	Does the reporting entity have any reinsurance contracts not subject to A-791, for which reinsurance accounting was applied and includes a provision that limits the reinsurer's assumption risk?
No

3.	Does the reporting entity have any reinsurance contracts that contain features described below which result in delays in payment in form or in fact:

	a.	Provisions which permit the reporting of losses, or settlements are made, less frequently than quarterly or payments due from the reinsurer are not made in cash within ninety days of the settlement date?
No

	b.	Payment schedule, accumulating retentions from multiple years or any features inherently designed to delay timing of the reimbursement to the ceding entity?
No

4.	Does the reporting entity reflect a reinsurance accounting credit for any contracts not subject to Appendix A-791 and not yearly renewable term, which meet the risk transfer requirements of SSAP No. 61R for the following?

	a.	Assumption Reinsurance?	No

	b.	Non-proportional reinsurance, which does not result in significant surplus relief?	No

5.	Does the reporting entity cede any risk which is not subject to A-791 and not yearly renewable term reinsurance, under any reinsurance contract during the period covered by the financial statement, and either:

	a.	Accounted for that contract as reinsurance under SAP and as a deposit under GAAP; or	No

	b.	Accounted for that contract as reinsurance under GAAP and as a deposit under SAP?	No

See accompanying independent auditors' report.

Dealer Prospectus Delivery Obligations. All dealers that effect transactions in these securities are required to deliver a prospectus.

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following is an itemized list of the estimated expenses to be incurred in connection with the securities being offered:

SEC Registration Fees:        $17,626
Printing and engraving:        $1,500
Accounting fees and expenses:    $10,000
Legal fees and expenses:        $35,902

Total estimated expenses:        $65,028

Item 14. Indemnification of Directors and Officers

Provision is made in the Company's By-Laws for indemnification by the Company of any person who was or is a party or is threatened to be made a party to a civil, criminal, administrative or investigative action by reason of the fact that such person is or was a director, officer or employee of the Company, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceedings, to the extent and under the circumstances permitted by the laws of the State of New York.

In the event that a claim for indemnification against liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 15. Recent Sales of Unregistered Securities

Not applicable.

Item 16. Exhibits and Financial Statement Schedules

(a) Exhibits

Exhibit Description
No.

1.1    Specimen of Selling Agreement (N2565 06/14), incorporated herein by reference to JNLNY Separate Account I’s Post-Effective Amendment No. 13, filed on September 11, 2014 (File Nos. 333-183046 and 811-08401).

1.2    Amended and Restated General Distributor Agreement dated June 1, 2006, incorporated herein by reference to Jackson National Separate Account - I's Registration Statement filed on August 10, 2006 (File Nos. 333-136472 and 811-08664).

3.1*    Amended and Restated Charter of Jackson National Life Insurance Company of New York dated March 23, 2021 incorporated herein by reference to Exhibit 3.1 to the Pre-Effective Amendment No. 2 to the Registration Statement under the Securities Act of 1933, as amended, on Form S-1, filed on April 15, 2024 (File No. 333-268464)

3.2*    Amended and Restated By-laws of Jackson National Life Insurance Company of New York dated September 15, 2015, incorporated herein by reference to Exhibit 3.2 to the Pre-Effective Amendment No. 2 to the Registration Statement under the Securities Act of 1933, as amended, on Form S-1, filed on April 15, 2024 (File No. 333-268464).

4.1    Form of Single Premium Individual Deferred Registration Index-Linked Annuity Contract (RILA295NY), incorporated herein by reference to Exhibit 4.(A) to the Pre-Effective Amendment No. 1 to the Registration Statement under the Securities Act of 1933, as amended, on Form S-1, filed on December 13, 2023.

4.2    Form of Single Premium Individual Deferred Registration Index-Linked Annuity Contract (RILA297NY), incorporated herein by reference to Exhibit 4.(B) to the Pre-Effective Amendment No. 1 to the Registration Statement under the Securities Act of 1933, as amended, on Form S-1, filed on December 13, 2023.

4.3    Form of Unisex Contract Endorsement (7789NY), incorporated herein by reference to Exhibit 4.(C) to the Pre-Effective Amendment No. 1 to the Registration Statement under the Securities Act of 1933, as amended, on Form S-1, filed on December 13, 2023.

4.4    Form of Individual Single Premium Deferred Registered Index-Linked Annuity Application (NR295 04/24), incorporated herein by reference to Exhibit 4.(D) to the Pre-Effective Amendment No. 1 to the Registration Statement under the Securities Act of 1933, as amended, on Form S-1, filed on December 13, 2023.

4.5    Form of Cap with Buffer Crediting Method Endorsement (7790NY-CB), incorporated herein by reference to Exhibit 4.(E) to the Pre-Effective Amendment No. 1 to the Registration Statement under the Securities Act of 1933, as amended, on Form S-1, filed on December 13, 2023.

4.6    Form of Performance Trigger with Buffer Crediting Method Endorsement (7790NY-PTB), incorporated herein by reference to Exhibit 4.(F) to the Pre-Effective Amendment No. 1 to the Registration Statement under the Securities Act of 1933, as amended, on Form S-1, filed on December 13, 2023.

4.7    Form of Supplemental Contract Data Pages (7790NY-S), incorporated herein by reference to Exhibit 4.(G) to the Pre-Effective Amendment No. 1 to the Registration Statement under the Securities Act of 1933, as amended, on Form S-1, filed on December 13, 2023.

5.1*    Opinion re legality, attached hereto.

10.1*†    Form of Notice of, and 2021, Performance Unit Award Agreement, between Jackson Financial Inc. and each of Carrie L. Chelko, Laura L. Prieskorn, Scott E. Romine, Craig D. Smith, and Marcia L. Wadsten, incorporated herein by reference to Exhibit 10.25 of Jackson Financial Inc.’s Annual Report on Form 10-K for the year ended December 31, 2021, filed on March 7, 2022 (File No 001-40274).

10.2*†    Form of Notice of, and 2021, Restricted Share Unit Award Agreement, between Jackson Financial Inc. and each of Carrie L. Chelko, Laura L. Prieskorn, Scott E. Romine, Craig D. Smith, and Marcia L. Wadsten, incorporated herein by reference to Exhibit 10.26 of Jackson Financial Inc.’s Annual Report on Form 10-K  for the year ended December 31, 2021, filed on March 7, 2022 (File No 001-40274).

10.3*†    Form of Notice of, and 2022, Restricted Share Unit Award Agreement between Jackson Financial Inc. and each of Carrie L. Chelko, Laura L. Prieskorn, Scott E. Romine, Craig D. Smith and Marcia L. Wadsten, incorporated by reference to Exhibit 10.11 of Jackson Financial Inc.’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, filed on May 11, 2022. (File No 001-40274).

10.4*†    Form of Notice of, and 2022, Amended and Restated Performance Unit Award Agreement, between Jackson Financial Inc. and each of Carrie L. Chelko, Laura L. Prieskorn, Scott E. Romine, Craig D. Smith and Marcia L. Wadsten, incorporated by reference to Exhibit 10.13 of Jackson Financial Inc.’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, filed on May 11, 2022. (File No 001-40274).

10.5†    Form of Notice of Award of Restricted Share Units and 2023 Restricted Share Unit Award Agreement, between Jackson Financial Inc. and each of Carrie L. Chelko, Laura L. Prieskorn, Scott E. Romine, Craig D. Smith and Marcia L. Wadsten, incorporated by reference to Exhibit 10.14 of Jackson National Life Insurance

Company’s Pre-Effective Amendment No. 1 to its Registration Statement under the Securities Act of 1933 on Form S-1, filed on April 17, 2023. (File No. 333-268090).

10.6*†    Form of Notice of Award of Performance Share Units and 2023 Performance Share Unit Award Agreement, between Jackson Financial Inc. and each of Carrie L. Chelko, Laura L. Prieskorn, Scott E. Romine, Craig D. Smith and Marcia L. Wadsten, incorporated by reference to Exhibit 10.15 of Jackson National Life Insurance Company’s Pre-Effective Amendment No. 1 to its Registration Statement under the Securities Act of 1933 on Form S-1, filed on April 17, 2023. (File No. 333-268090).

10.7*†    Form of Notice of Award of Restricted Share Units and the 2022 Restricted Share Unit Award Agreement (including Notice that Restricted Share Units are share settled), between Jackson Financial Inc. and each of Carrie L. Chelko, Laura L. Prieskorn, Scott E. Romine, Craig D. Smith and Marcia L. Wadsten, incorporated by reference to Exhibit 10.11 of Jackson Financial Inc.’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, filed on May 11, 2022. (File No 001-40274).

10.8†    Offer Letter, dated as of February 10, 2021, by and between Laura L. Prieskorn and Jackson National Life Insurance Company, incorporated by reference to Exhibit 10.19 of Jackson National Life Insurance Company’s Post-Effective Amendment No. 1 to its Registration Statement under the Securities Act of 1933, as amended, on Form S-1, filed on April 22, 2022 (File No. 333-249750).

10.9†    Offer Letter, dated as of December 13, 2021, by and between Scott E. Romine and Jackson National Life Insurance Company, incorporated by reference to Exhibit 10.20 of Jackson National Life Insurance Company’s Post-Effective Amendment No. 1 to its Registration Statement under the Securities Act of 1933, as amended, on Form S-1, filed on April 22, 2022 (File No. 333-249750).

10.10†    Offer Letter, dated as of February 10, 2021, by and between Marcia L. Wadsten and Jackson National Life Insurance Company, incorporated by reference to Exhibit 10.21 of Jackson National Life Insurance Company’s Post-Effective Amendment No. 1 to its Registration Statement under the Securities Act of 1933, as amended, on Form S-1, filed on April 22, 2022. (File No. 333-249750).

10.11*†    Offer Letter, dated July 29, 2021, by and between Carrie Chelko and Jackson National Life Insurance Company, incorporated herein by reference to Exhibit 10.14 to the Post-Effective Amendment No. 3 to the Registration Statement under the Securities Act of 1933, as amended, on Form S-1, filed on April 9, 2024 (File No. 333-268090).

10.12†    Offer Letter, dated as of October 19, 2020, by and between Craig D. Smith and PPM America, Inc., incorporated by reference to Exhibit 10.21 of Jackson National Life Insurance Company’s Pre-Effective Amendment No. 1 to its Registration Statement under the Securities Act of 1933 on Form S-1, filed on April 17, 2023. (File No. 333-268090).

10.13*†    Notice of Sign-On Award of Restricted Share Units and the 2021 Restricted Share Unit Award Agreement, between Jackson Financial Inc. and Carrie L. Chelko, incorporated herein by reference to Exhibit 10.19 to the Post-Effective Amendment No. 3 to the Registration Statement under the Securities Act of 1933, as amended, on Form S-1, filed on April 9, 2024 (File No. 333-268090).

10.14*†    Notice of Award of Restricted Share Units and the 2023 Director Restricted Share Unit Award Agreement between Jackson Financial Inc. and Richard Clinton, incorporated herein by reference to Exhibit to the Pre-Effective Amendment No. 2 to the Registration Statement under the Securities Act of 1933, as amended, on Form S-1, filed on April 15, 2024 (File No. 333-268464).

23.1*    Consent of Independent Registered Public Accounting Firm, attached hereto.

24.1*    Power of Attorney, incorporated herein by reference to exhibit 24.1 of Jackson National Life Insurance Company of New York's Pre-Effective Amendment No. 1 to Form S-1, filed on December 13, 2023.

107*    Calculation of Filing Fee Tables, attached hereto.

*Filed herewith.
†Identifies each management contract or compensatory plan or arrangement.

(b) Financial Statement Schedules

Schedule I.    Supplemental Schedule of Selected Financial Data, included in Part I.

Schedule II.    Supplemental Investment Risks Interrogatories, included in Part I.

Schedule III.    Summary Investment Schedule, included in Part I.

Schedule IV.    Reinsurance Risk Interrogatories, included in Part I.

Item 17. Undertakings

The undersigned registrant hereby undertakes as follows, pursuant to Item 512 of Regulation S-K:

1. To file, during any period in which offers or sales of the registered securities are being made, a post-effective amendment to this registration statement:

i. to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii. to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price set represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement, and

iii. to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5. That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

6. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Lansing, and State of Michigan on this 15th day of April, 2024.

JACKSON NATIONAL LIFE INSURANCE COMPANY OF NEW YORK
(Registrant)

By: /s/ Scott J. Golde
Scott J. Golde
Senior Vice President, General Counsel

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

*/s/ Laura L. Prieskorn	April 15, 2024
Laura L. Prieskorn, Chief Executive Officer and President

*/s/ Marcia L. Wadsten	April 15, 2024
Marcia L. Wadsten, Executive Vice President and Chief Financial Officer

*/s/ Don W. Cummings	April 15, 2024
Don W. Cummings, Senior Vice President and Chief Accounting Officer

*/s/ Barret M. Bonemer	April 15, 2024
Barret M. Bonemer, Vice President and Director

*/s/ Scott E. Romine	April 15, 2024
Scott E. Romine, Executive Vice President, Chairman and Director

*/s/ Robert K. Butler	April 15, 2024
Robert K. Butler, Director

*/s/ Byron P. Thompson	April 15, 2024
Byron P. Thompson, Director

*/s/ Patrick G. Boyle	April 15, 2024
Patrick G. Boyle, Director

*/s/ R. Kevin Clinton	April 15, 2024
R. Kevin Clinton, Director

*/s/ Nancy F. Heller	April 15, 2024
Nancy F. Heller, Director

* By: /s/ Scott J. Golde
Scott J. Golde as Attorney-in-Fact,
pursuant to Power of Attorney filed herewith.

INDEX TO EXHIBITS

Exhibit No.    Description

5.1*    Opinion re legality.

23.1*    Consent of Independent Registered Public Accounting Firm.

107*    Calculation of Filing Fee Tables.